                                                                    SCHEDULE 14A
                                                                PRELIMINARY COPY
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) of the Securities
                              Exchange Act of 1934

    Filed by the Registrant [X]
    Filed by a Party other than the Registrant [ ]
    Check the appropriate box:
    [X] Preliminary Proxy Statement                       [ ] Confidential, for Use of the Commission
                                                          Only (as permitted by Rule 14a-6(e)(2))
    [ ] Definitive Proxy Statement
    [ ] Definitive Additional Materials
    [ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                   Filing By:
                           SILICON VALLEY GROUP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [ ] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and how it was calculated):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [X] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:
         $338,184

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:
         Form F-4

--------------------------------------------------------------------------------

     (3) Filing party:
         ASM Lithography Holding N.V.

--------------------------------------------------------------------------------

     (4) Date filed:
         November 3, 2000

--------------------------------------------------------------------------------

       THE INFORMATION IN THIS PROXY STATEMENT -- PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THE SECURITIES OFFERED BY THIS PROXY STATEMENT -- PROSPECTUS UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROXY
       STATEMENT -- PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND WE ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES, IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                Subject to Completion -- Dated November 3, 2000

                                                                PRELIMINARY COPY

                           SILICON VALLEY GROUP, INC.

                           101 METRO DRIVE, SUITE 400
                           SAN JOSE, CALIFORNIA 95110

               TO THE STOCKHOLDERS OF SILICON VALLEY GROUP, INC.
                A MERGER PROPOSAL -- YOUR VOTE IS VERY IMPORTANT

     We invite you to attend a special meeting of the stockholders of Silicon Valley Group which will be held at [Time][a.m./p.m.], Pacific Standard time, on [Day] [Date], 2000, at [Location].

     At this special meeting, you will be asked to vote on a proposal to adopt a merger agreement that provides for a merger that will result in Silicon Valley Group becoming an indirect wholly-owned subsidiary of ASM Lithography Holding N.V., a public limited liability company incorporated in The Netherlands. In the merger, each share of your Silicon Valley Group common stock will be exchanged for 1.286 ASM Lithography ordinary shares. ASM Lithography ordinary shares are quoted on the Nasdaq National Market and on the Official Segment of the stock market of Euronext Amsterdam N.V. under the trading symbol "ASML." The ASM Lithography ordinary shares you will receive in the merger will be in the form of shares of New York registry and quoted on the Nasdaq National Market. On
[DATE], 2000, ASM Lithography ordinary shares closed at $[       ] per share on
the Nasdaq National Market.

     Approval by the holders of a majority of the outstanding shares of common stock of Silicon Valley Group and certain regulatory bodies is necessary before we can complete the merger. The accompanying proxy statement-prospectus includes a summary of the terms of the merger agreement and certain related information. We encourage you to read this entire document carefully. IN PARTICULAR, YOU SHOULD CAREFULLY CONSIDER THE DISCUSSION IN THE SECTION ENTITLED "RISK FACTORS" ON PAGE 18 OF THIS PROXY STATEMENT-PROSPECTUS.

     AFTER CAREFUL CONSIDERATION, YOUR BOARD OF DIRECTORS BELIEVES THE MERGER TO BE ADVISABLE AND IN THE BEST INTERESTS OF SILICON VALLEY GROUP AND ITS STOCKHOLDERS AND HAS, BY UNANIMOUS VOTE OF THE DIRECTORS, APPROVED THE MERGER AGREEMENT AND RECOMMENDED ITS ADOPTION BY YOU.

     YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the special meeting, please take the time to vote your shares. You may vote your shares by completing, signing, dating and returning the enclosed proxy card as promptly as possible in the enclosed postage-paid envelope. You may also vote by Internet or by telephone. Returning the proxy does NOT deprive you of your right to attend the meeting and to vote your shares in person. IF YOU DO NOT RETURN YOUR PROXY CARD OR VOTE IN PERSON AT THE SPECIAL MEETING, THE EFFECT WILL BE THE SAME AS A VOTE AGAINST THE PROPOSAL.

     Thank you, and I look forward to seeing you at the special meeting.

                                          PAPKEN S. DER TOROSSIAN
                                          Chairman of the Board and Chief
                                          Executive Officer

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROXY STATEMENT-PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THIS PROXY STATEMENT-PROSPECTUS IS DATED [       ] AND WAS FIRST MAILED TO
STOCKHOLDERS ON OR ABOUT [       ].

                             ADDITIONAL INFORMATION

     This proxy statement-prospectus incorporates by reference important business and financial information about both ASM Lithography and Silicon Valley Group that is not included in or delivered with this proxy statement-prospectus. See the section entitled "Where You Can Find More Information" on page 94 for a list of the information incorporated by reference.

     You can obtain any of these documents incorporated by reference in this document from the Securities and Exchange Commission at the locations listed on page 95, and, with respect to Silicon Valley Group, through the Securities and Exchange Commission's web site at http://www.sec.gov. You can also obtain documents incorporated by reference in this proxy statement-prospectus from ASM Lithography or Silicon Valley Group without charge by requesting them in writing or by telephone from the appropriate company at the following addresses and telephone numbers:

              ASM LITHOGRAPHY                                  SILICON VALLEY GROUP
              ---------------                                  --------------------
                De Run 1110                                 101 Metro Drive, Suite 400
             5503 LA Veldhoven                              San Jose, California 95110
              The Netherlands                        Attention: Manager of Investor Relations
       Attention: Investor Relations                              1-408-467-5870
             (+31 40) 268-3938

     IF YOU WOULD LIKE TO REQUEST DOCUMENTS, PLEASE DO SO BY [       ], 2000 TO
RECEIVE THEM BEFORE THE MEETING. IF YOU REQUEST ANY INCORPORATED DOCUMENTS, WE WILL MAIL THEM TO YOU BY FIRST-CLASS MAIL, OR ANOTHER EQUALLY PROMPT MEANS, WITHIN ONE BUSINESS DAY AFTER WE RECEIVE YOUR REQUEST.

[SVG LOGO]
                                                      101 METRO DRIVE, SUITE 400
                                                      SAN JOSE, CALIFORNIA 95110

         NOTICE OF SPECIAL MEETING OF SILICON VALLEY GROUP STOCKHOLDERS

                              [DAY], [DATE], 2000
                  AT [TIME] [A.M./P.M.] PACIFIC STANDARD TIME

Dear Silicon Valley Group Stockholders:

     Notice is hereby given that a special meeting of the stockholders of Silicon Valley Group, Inc., a Delaware corporation, will be held at [Time] [a.m./p.m.], Pacific Standard time, on [Day] [Date], 2000 at [Location], for the following purposes:

     1. To consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of October 1, 2000 (the "merger agreement"), by and among ASM Lithography Holding N.V., a public limited liability company incorporated in The Netherlands, Silicon Valley Group and others, pursuant to which Silicon Valley Group will survive the merger as an indirect wholly-owned subsidiary of ASM Lithography. In the merger, holders of outstanding shares of common stock of Silicon Valley Group will receive 1.286 ordinary shares of ASM Lithography for each share of Silicon Valley Group common stock held by them. As a result of the merger, holders of outstanding shares of Silicon Valley Group series 1 preferred stock will receive 1.286 ordinary shares of ASM Lithography for each share of Silicon Valley Group common stock they would have received if each share of series 1 preferred stock had been converted into Silicon Valley Group common stock immediately prior to the merger. Adoption of the merger agreement will also constitute approval of the merger and the other transactions contemplated by the merger agreement. This item of business is more fully described in the attached proxy statement-prospectus.

     2. To transact such other business as may properly come before the special meeting or any adjournment or postponement thereof.

     Only holders of record of Silicon Valley Group common stock at the close of
business on [       ], 2000, the record date, are entitled to vote on the
matters listed in this Notice of Special Meeting of Stockholders. You may vote in person at the Silicon Valley Group special meeting even if you have returned a proxy. Please do not send in your stock certificates with your proxy card.

                                          By Order of the Board of Directors of
                                          Silicon Valley Group

                                          [Name]
                                          Secretary
San Jose, California
[       ], 2000

                   WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING,
         PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY
                IN THE ENCLOSED SELF-ADDRESSED STAMPED ENVELOPE,
                      OR VOTE BY INTERNET OR BY TELEPHONE.

                           SILICON VALLEY GROUP, INC.
                                PROXY STATEMENT
                            ------------------------

                          ASM LITHOGRAPHY HOLDING N.V.
                                   PROSPECTUS

                        UP TO 53,901,450 ORDINARY SHARES

     This proxy statement-prospectus relates to a merger in which you will receive 1.286 ASM Lithography ordinary shares for each share of Silicon Valley Group common stock that you own on the date of the merger.

     Silicon Valley Group's board of directors is furnishing this proxy statement-prospectus to you in connection with its solicitation of proxies for use at a meeting of Silicon Valley Group's stockholders to be held on [Day], [Date], 2000 to adopt the merger agreement.

     This proxy statement-prospectus provides you with detailed information concerning ASM Lithography, Silicon Valley Group and the merger. Please give all of the information contained in or incorporated by reference into this proxy statement-prospectus your careful attention.

     PLEASE DO NOT SEND YOUR SILICON VALLEY GROUP COMMON STOCK CERTIFICATES WITH THE ENCLOSED PROXY.

[SVG LOGO]
                                                                     [ASML LOGO]

PROXY STATEMENT                                                       PROSPECTUS

                               TABLE OF CONTENTS

SUMMARY OF THE PROXY STATEMENT-PROSPECTUS...................     1
     Questions and Answers about the Silicon Valley
      Group/ASM Lithography Merger..........................     2
     Summary of the Transaction.............................     3
SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA............     7
     Selected Consolidated Historical Financial Data -- ASM
      Lithography...........................................     8
     Selected Consolidated Historical Financial
      Data -- Silicon Valley Group..........................    11
     Selected Unaudited Pro Forma Condensed Combined
      Financial Data........................................    12
     Unaudited Comparative Per Share Information............    13
     Comparative Per Share Market Price Data................    14
     Dividend Policy........................................    15
THE COMPANIES...............................................    16
RISK FACTORS................................................    18
     Risks Relating to the Merger...........................    18
     Risks Following Completion of the Merger...............    20
THE SPECIAL MEETING OF SILICON VALLEY GROUP STOCKHOLDERS....    27
     Proxy Statement-Prospectus.............................    27
     Date, Time and Place of the Special Meeting............    27
     Purpose of the Special Meeting.........................    27
     Stockholder Record Date for the Special Meeting........    27
     Vote of Silicon Valley Group Stockholders Required for
      Adoption of the Merger Agreement......................    27
     Security Ownership of Management.......................    27
     Proxies................................................    28
     Adjournments...........................................    28
     Revocation.............................................    29
THE MERGER..................................................    30
     Background of the Merger...............................    30
     Joint Reasons for the Merger...........................    32
     Silicon Valley Group's Reasons for the Merger..........    32
     Recommendation of Silicon Valley Group's Board of
      Directors.............................................    33
     Opinion of Silicon Valley Group's Financial Advisor....    34
     Interests of Certain Silicon Valley Group Directors,
      Officers and Affiliates in the Merger.................    41
     Completion and Effectiveness of the Merger.............    44
     Structure of the Merger and Conversion of Silicon
      Valley Group Common Stock.............................    44
     Exchange of Silicon Valley Group Stock Certificates for
      ASM Lithography Share Certificates....................    45
     Certain United States Federal Income Tax Consequences
      of the Merger.........................................    46
     Certain United States Federal Income Tax and The
      Netherlands Tax Consequences of Ownership of ASM
      Lithography Ordinary Shares...........................    47
     Accounting Treatment of the Merger.....................    51
     Regulatory and Governmental Approvals..................    51
     Restrictions on Sales of Shares by Affiliates of
      Silicon Valley Group and ASM Lithography..............    52

     Listing on the Nasdaq National Market and on the
      Official Segment of the Stock Market of Euronext
      Amsterdam N.V. of ASM Lithography Ordinary Shares to
      be Issued in the Merger...............................    52
     Dissenters' and Appraisal Rights.......................    53
     Delisting and Deregistration of Silicon Valley Group
      Common Stock after the Merger.........................    54
     Silicon Valley Group's Employee Benefit Plans..........    54
     Treatment of Silicon Valley Group Stock Options and
      Other Equity Based Awards.............................    54
     Effect of the Merger on Outstanding Series 1 Preferred
      Stock of Silicon Valley Group.........................    55
     Certain Provisions of the Merger Agreement.............    55
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL
  INFORMATION...............................................    61
COMPARISON OF RIGHTS OF ASM LITHOGRAPHY SHAREHOLDERS AND
  SILICON VALLEY GROUP STOCKHOLDERS.........................    72
SHARE OWNERSHIP BY PRINCIPAL STOCKHOLDERS, MANAGEMENT AND
  DIRECTORS OF SILICON VALLEY GROUP.........................    88
SHARE CERTIFICATES AND TRANSFER.............................    90
LEGAL OPINION...............................................    91
EXPERTS.....................................................    91
GENERAL INFORMATION.........................................    91
STOCKHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING OF SILICON
  VALLEY GROUP STOCKHOLDERS IF THE MERGER IS NOT
  COMPLETED.................................................    93
WHERE YOU CAN FIND MORE INFORMATION.........................    94
STATEMENTS REGARDING FORWARD-LOOKING INFORMATION............    97
ENFORCEABILITY OF CIVIL LIABILITIES.........................    98
Annex A -- Agreement and Plan of Merger.....................   A-1
Annex B -- Opinion of Credit Suisse First Boston
  Corporation...............................................   B-1
Annex C -- Section 262 of the Delaware General Corporation
  Law.......................................................   C-1

                   SUMMARY OF THE PROXY STATEMENT-PROSPECTUS

     This summary may not contain all of the information that is important to you. You should carefully read this entire document and the other documents we refer to for a more complete understanding of the merger. In particular, you should read the documents attached to this proxy statement-prospectus, including the merger agreement that is attached as Annex A. In addition, we incorporate by reference important business and financial information about ASM Lithography and Silicon Valley Group into this proxy statement-prospectus. You may obtain the information incorporated by reference into this proxy statement-prospectus without charge by following the instructions in the section entitled "Where You Can Find More Information" on page 94 of this proxy statement-prospectus.

THE COMPANIES
(SEE PAGE 16)

SILICON VALLEY GROUP
101 Metro Drive, Suite 400
San Jose, CA 95110
1-408-441-6700

     Silicon Valley Group, headquartered in San Jose, California, was founded in 1977 and is a leading supplier of wafer processing equipment for the worldwide semiconductor industry. The company designs, manufactures, markets and services technically sophisticated equipment used in the primary stages of semiconductor manufacturing. Silicon Valley Group's principal product groups focus primarily on photolithography, photoresist processing, oxidation/diffusion, low pressure chemical vapor deposition and atmospheric pressure chemical vapor deposition.

ASM LITHOGRAPHY
De Run 1110
5503 LA Veldhoven
The Netherlands
(+31 40) 268-3000

     ASM Lithography, headquartered in Veldhoven, The Netherlands, was founded in 1984 to bring advanced microlithography systems to the global semiconductor industry. ASM Lithography develops, manufactures, markets and services advanced photolithography projection systems that are essential to the fabrication of modern integrated circuits. ASM Lithography supplies its products to integrated circuit manufacturers, worldwide, that use them to produce semiconductors. ASM Lithography also provides a full range of support, from advanced process and product applications knowledge to complete round-the-clock service with uptime performance guarantees.

  QUESTIONS AND ANSWERS ABOUT THE SILICON VALLEY GROUP/ASM LITHOGRAPHY MERGER

Q:  WHY ARE WE PROPOSING TO MERGE?

A: We believe that the merger of ASM Lithography and Silicon Valley Group represents a compelling opportunity to enhance value for both ASM Lithography shareholders and Silicon Valley Group stockholders. The merger will create the number one provider of photolithography equipment to the worldwide semiconductor industry and will combine ASM Lithography's leading edge volume production with Silicon Valley Group's early introduction capabilities. The merger will also result in a combined corporation with greater resources to pursue research and development efforts to accelerate development of next generation technology. Additionally, the merger will increase selling opportunities for our businesses.

Q:  WHAT WILL I RECEIVE IN THE MERGER?

A: If the merger is completed, you will receive 1.286 ASM Lithography ordinary shares for each share of Silicon Valley Group common stock that you own. ASM Lithography will not issue fractional shares; you will receive cash based on the market price of ASM Lithography ordinary shares instead of any fractional shares.

Q: WILL THE NUMBER OF ASM LITHOGRAPHY ORDINARY SHARES TO BE ISSUED BE ADJUSTED IF THE VALUE OF ASM LITHOGRAPHY ORDINARY SHARES
    CHANGES?

A: No. The number of ASM Lithography ordinary shares to be issued for each share of Silicon Valley Group common stock is fixed and will not be adjusted based upon changes in the value of these shares. As a result, the value of the shares you receive in the merger will not be known at the time you vote on the merger and will increase or decrease with the market price of ASM Lithography ordinary shares.

Q: HOW MANY ORDINARY SHARES OF ASM LITHOGRAPHY WILL SILICON VALLEY GROUP STOCKHOLDERS OWN AFTER THE MERGER?

A:  Based on the number of Silicon Valley Group and ASM Lithography shares
    outstanding as of [          ], 2000, immediately following the merger, the
    former stockholders of Silicon Valley Group will own approximately 10% of ASM Lithography.

Q:  WHAT DO I NEED TO DO NOW?

A: After carefully reading and considering the information contained in this document, please fill out, date, sign and return your proxy card. Then mail your signed proxy card in the enclosed postage-prepaid return envelope as soon as possible so that your shares may be represented at the special meeting. You may also vote by Internet or by telephone as described on page 28.

Q: WHEN MAY I SELL THE ORDINARY SHARES OF ASM LITHOGRAPHY THAT I RECEIVE IN THE MERGER?

A: The ASM Lithography ordinary shares received by you in the merger will be freely transferable unless you are an "affiliate" of either ASM Lithography or Silicon Valley Group. Generally, an "affiliate" is considered to be someone who is an executive officer or director of a company or someone who owns more than 10% of the outstanding stock of a company and has the ability to direct control of the company.

Q:  WHEN WILL THE MERGER BE COMPLETED?

A: We expect to complete the merger in the first half of 2001. Because the merger is subject to the approval of Silicon Valley Group's stockholders, as well as the receipt of governmental approvals and the satisfaction of certain other conditions, we cannot predict the exact timing of its completion.

                           SUMMARY OF THE TRANSACTION

STRUCTURE OF THE MERGER AND CONVERSION OF SILICON VALLEY GROUP COMMON STOCK (SEE PAGE 44)

     Silicon Valley Group will merge with an indirect subsidiary of ASM Lithography and become an indirect wholly-owned subsidiary of ASM Lithography. In the merger, you will receive 1.286 ASM Lithography ordinary shares for each share of Silicon Valley Group common stock that you own. Following the merger, as a shareholder of ASM Lithography, you will have an equity stake in ASM Lithography.

STOCKHOLDER APPROVAL
(SEE PAGE 27)

     The holders of a majority of the outstanding shares of Silicon Valley Group common stock must adopt the merger agreement. ASM Lithography shareholders are not required to adopt the merger agreement and will not vote on the merger.

RECOMMENDATION OF SILICON VALLEY GROUP'S BOARD OF DIRECTORS
(SEE PAGE 33)

     After careful consideration, Silicon Valley Group's board of directors believes the merger to be advisable and in the best interests of Silicon Valley Group and its stockholders and has, by unanimous vote of the directors, approved the merger agreement and recommended its adoption by you.

OPINION OF SILICON VALLEY GROUP'S FINANCIAL ADVISOR
(SEE PAGE 34)

     Silicon Valley Group's financial advisor, Credit Suisse First Boston Corporation, has delivered a written opinion to the Silicon Valley Group board of directors as to the fairness, from a financial point of view, to the holders of Silicon Valley Group common stock, of the exchange ratio provided for in the merger. The full text of Credit Suisse First Boston's written opinion is attached to this proxy statement-prospectus as Annex B. We encourage you to read this opinion carefully in its entirety for a description of the procedures followed, assumptions made, matters considered and limitations on the review undertaken. CREDIT SUISSE FIRST BOSTON'S OPINION IS DIRECTED TO THE SILICON VALLEY GROUP BOARD OF DIRECTORS AND DOES NOT CONSTITUTE A RECOMMENDATION TO YOU AS TO ANY MATTER RELATING TO THE MERGER.

THE SPECIAL MEETING OF SILICON VALLEY GROUP STOCKHOLDERS
(SEE PAGE 27)

     A special meeting of the stockholders of Silicon Valley Group will be held at [Time][a.m./p.m.], Pacific Standard time, on [Day] [Date], 2000 at [Location], to consider and adopt the merger agreement. You are entitled to vote at the special meeting if you owned shares of Silicon Valley Group common stock at the close of business on [Date], 2000, which is the record date for the special meeting. You will have one vote for each share of Silicon Valley Group common stock you owned at the close of business on the record date.

PROCEDURE FOR CASTING YOUR VOTE
(SEE PAGE 28)

     Please mail your signed proxy card in the enclosed return envelope as soon as possible so that your shares of Silicon Valley Group common stock may be represented at the special meeting. You may also vote by Internet or by telephone as described on page 28. If you do not include instructions on how to vote your properly executed proxy, your shares will be voted FOR adoption of the merger agreement.

PROCEDURE FOR CASTING YOUR VOTE IF YOUR SHARES ARE HELD BY YOUR BROKER IN STREET NAME
(SEE PAGE 28)

     Your broker will vote your shares only if you provide instructions on how to vote by following the information provided to you by your broker. If you do not provide your broker with voting instructions, your shares will not be voted at the Silicon Valley Group special meeting and it will have the same effect as voting AGAINST adoption of the merger agreement.

PROCEDURE FOR CHANGING YOUR VOTE
(SEE PAGE 29)

     If you want to change your vote, just send the Secretary of Silicon Valley Group a later-dated, signed proxy card before the special meeting or attend and vote at the special meeting in person. You may also revoke your proxy by sending written notice of revocation to the Secretary of Silicon Valley Group before the special meeting.

PROCEDURE FOR EXCHANGING YOUR STOCK CERTIFICATES/DO NOT SEND YOUR STOCK CERTIFICATES NOW
(SEE PAGE 45)

     After the merger is completed, we will send you written instructions for exchanging your Silicon Valley Group stock certificates for ASM Lithography share certificates. Do not send your Silicon Valley Group stock certificates now.

CONDITIONS TO COMPLETION OF THE MERGER
(SEE PAGE 56)

     Our respective obligations to complete the merger are subject to the prior satisfaction or waiver of certain conditions described on page 56 of this proxy statement-prospectus. These conditions include, among others:

     - the merger agreement must be adopted by Silicon Valley Group stockholders

     - no injunction or order preventing the completion of the merger may be in effect

     - requisite approvals and waiting periods under applicable antitrust laws must be obtained or have expired

     - we must each receive an opinion of tax counsel to the effect that the merger will qualify as a tax-free reorganization

     - ASM Lithography's registration statement allowing ASM Lithography to issue its ordinary shares in the merger being declared effective by the SEC

     - ASM Lithography must be advised by Deloitte & Touche Accountants, its independent auditors, and Deloitte & Touche LLP, the independent auditors of Silicon Valley Group, that it is appropriate for the merger to be accounted for as a "pooling of interests" business combination

TERMINATION OF THE MERGER AGREEMENT
(SEE PAGE 59)

     Silicon Valley Group and ASM Lithography may jointly agree to terminate the merger agreement at any time before the merger is completed. In addition, either company may terminate the merger agreement if:

     - the merger is not completed by June 30, 2001

     - a law or order is issued or enacted by a governmental authority that prohibits the merger

     - Silicon Valley Group's stockholders do not adopt the merger agreement at the special meeting

     - the conditions to completion of the merger would not be satisfied because of a material breach of a representation, warranty or agreement in the merger agreement by the other company

     The merger agreement may also be terminated by ASM Lithography if Silicon Valley Group's board of directors:

     - withdraws, adversely modifies or changes its recommendation in favor of the merger agreement

     - recommends any extraordinary transaction of the nature specified in the merger agreement, such as a merger or a sale of significant assets, involving Silicon Valley Group and a party other than ASM Lithography

     - fails to recommend that the stockholders of Silicon Valley Group reject an offer by any party other than ASM Lithography to acquire more than 15% of the Silicon Valley Group common stock

PAYMENT OF TERMINATION FEE
(SEE PAGE 60)

     Silicon Valley Group has agreed to pay ASM Lithography a termination fee of $47,000,000 if the merger agreement is terminated under the circumstances described on page 60 of this proxy statement-prospectus.

SILICON VALLEY GROUP OFFICERS AND DIRECTORS HAVE CONFLICTS OF INTEREST THAT MAY INFLUENCE THEM TO SUPPORT OR APPROVE THE MERGER
(SEE PAGE 41)

     The directors and officers of Silicon Valley Group participate in arrangements that provide them with interests in the merger that are different from, or are in addition to, yours.

     In particular, Silicon Valley Group has existing employment agreements with Messrs. Papken S. Der Torossian, its Chairman and Chief Executive Officer, William A. Hightower, its President and Chief Operating Officer, Russell G. Weinstock, its Vice President and Chief Financial Officer, Boris Lipkin, its Corporate Vice President, and other executives of Silicon Valley Group which provide for certain payments, acceleration of options and benefits if their employment is terminated following a change in control.

     In connection with the merger, Silicon Valley Group has entered into consulting agreements with each of Messrs. Der Torossian, Hightower and Weinstock. These consulting agreements compensate these executives for acting as consultants for, and assisting in the integration of Silicon Valley Group into ASM Lithography, agreeing to refrain from competing with ASM Lithography in certain lines of business and agreeing to forego certain cash payments that these executives are entitled to receive under the employment agreements described above.

     As a result, these directors and officers could be more likely to vote to approve the merger agreement than if they did not hold these interests. Silicon Valley Group stockholders should consider whether these interests may have influenced these directors and officers to support or recommend the merger.

     As of the record date, directors and executive officers of Silicon Valley Group and their affiliates beneficially owned approximately 5.29% of the outstanding shares of Silicon Valley Group common stock.

     For a discussion of these agreements, see INTERESTS OF CERTAIN SILICON VALLEY GROUP DIRECTORS, OFFICERS AND AFFILIATES IN THE MERGER on page 41 of this proxy statement-prospectus.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER
(SEE PAGE 46)

     We have structured the merger so that, in general, neither ASM Lithography, Silicon Valley Group nor their respective shareholders will recognize gain or loss for United States federal income tax purposes in the merger, except for taxes payable as a result of cash received by Silicon Valley Group stockholders in lieu of fractional shares. It is a condition to the merger that we receive legal opinions to this effect.

     TAX MATTERS ARE VERY COMPLICATED. THE TAX CONSEQUENCES OF THE MERGER TO YOU WILL DEPEND ON THE FACTS OF YOUR OWN SITUATION. YOU SHOULD CONSULT YOUR OWN TAX ADVISORS FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES OF THE MERGER TO YOU.

ACCOUNTING TREATMENT OF THE MERGER
(SEE PAGE 51)

     We intend to account for the merger as a "pooling of interests" business combination. It is a condition to completion of the merger that ASM Lithography be advised in writing by Deloitte & Touche Accountants, its independent auditors, and Deloitte & Touche LLP, the independent auditors of Silicon Valley Group, that it is appropriate for the merger to be accounted for as a "pooling of interests" business combination. Under the "pooling of interests" method of accounting, each of our historical recorded assets and liabilities will be carried forward to the combined company at their recorded amounts. In addition, the operating results of the combined company will include each of our operating results for the entire fiscal year in which the merger is completed and our historical reported operating results for prior periods will be combined and restated as the operating results of the combined company.

ANTITRUST APPROVAL REQUIRED TO
COMPLETE THE MERGER
(SEE PAGE 51)

     The merger is subject to United States and certain foreign competition and antitrust laws. Accordingly, we are not permitted to complete the merger until the applicable waiting periods and approvals have expired, terminated or been obtained under these laws. In addition, the Department of Justice or the Federal Trade Commission, as well as a foreign regulatory agency or government, state or private person, may challenge the merger at any time before its completion.

DISSENTERS' OR APPRAISAL RIGHTS
(SEE PAGE 53)

     Under Delaware law, holders of Silicon Valley Group common stock are not entitled to dissenters' or appraisal rights in the merger. Holders of Silicon Valley Group's series 1 preferred stock are entitled to appraisal rights. See the section entitled DISSENTERS' AND APPRAISAL RIGHTS on page 53 of this proxy statement-prospectus.

WHERE YOU CAN FIND MORE INFORMATION
(SEE PAGE 94)

     If you have any questions about the merger, please call Silicon Valley Group's Investor Relations at 1-408-467-5870. You may also call ASM Lithography Investor Relations at (+31 40) 268-3938.

                SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA

     The following tables present (1) selected historical financial data of ASM Lithography, (2) selected historical financial data of Silicon Valley Group and
(3) selected unaudited pro forma combined financial data of ASM Lithography and Silicon Valley Group, which reflect the proposed transaction and assume the pooling of interests method of accounting.

     The selected financial data of ASM Lithography has been derived from the audited historical consolidated financial statements and related notes of ASM Lithography, which have been audited by Deloitte & Touche Accountants, independent auditors, for each of the years in the five-year period ended December 31, 1999 and the unaudited consolidated financial statements for the six months ended June 30, 1999 and June 30, 2000. The selected financial data of Silicon Valley Group has been derived from the audited historical consolidated financial statements and related notes of Silicon Valley Group, which have been audited by Deloitte & Touche LLP, independent auditors, for each of the years in the five-year period ended September 30, 1999 and the unaudited consolidated financial statements for the nine months ended June 30, 1999 and June 30, 2000. The historical information is only a summary and you should read it in conjunction with the historical financial statements and related notes contained in the annual and quarterly reports for Silicon Valley Group and the annual and semiannual reports for ASM Lithography which have been incorporated by reference into this proxy statement-prospectus. The selected unaudited pro forma combined financial data has been derived from the unaudited pro forma condensed combined financial information included elsewhere in this proxy statement-prospectus and should be read in conjunction with the unaudited pro forma condensed combined financial information and related notes. This unaudited pro forma condensed consolidated financial information is provided for illustrative purposes only and does not show what the results of operations and financial position of ASM Lithography would have been if the merger had actually occurred on the dates assumed. This information also does not indicate what ASM Lithography's future operating results or consolidated financial position will be.

                                ASM LITHOGRAPHY

             SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA(1)(2)

                                                                                                     SIX MONTHS
                                                     YEARS ENDED DECEMBER 31,                      ENDED JUNE 30,
                                         -------------------------------------------------   ---------------------------
                                                                                                     (UNAUDITED)
                                         1995    1996    1997    1998     1999      1999      1999      2000      2000
                                         -----   -----   -----   -----   -------   -------   -------   -------   -------
                                                                                          U.S.                             U.S.
                                                                                        DOLLARS                          DOLLARS
                                         EUROS    EUROS    EUROS    EUROS     EUROS       (3)       EUROS      EUROS       (3)
                                         ------   ------   ------   ------   --------   --------   --------   --------   --------
                                             (IN MILLIONS, EXCEPT PER SHARE DATA, NUMBER OF EMPLOYEES AND AS OTHERWISE NOTED)
CONSOLIDATED STATEMENT OF OPERATIONS
  DATA:
  Net sales............................  416.4    604.2    818.0    779.2    1,197.5    1,039.7      407.9      971.7      843.6
  Cost of sales(3).....................  264.1    361.6    474.3    481.6      798.0      692.9      293.8      582.1      505.4
                                         -----    -----    -----    -----    -------    -------    -------    -------    -------
    Gross Profit(3)....................  152.4    242.6    343.7    297.6      399.5      346.8      114.1      389.6      338.2
  Research and development costs(3)....   38.7     56.8     93.1    144.7      174.0      151.0       75.9      111.1       96.5
  Research and development credits.....   (6.9)    (3.7)   (13.6)   (30.0)     (36.1)     (31.4)     (23.1)      (7.9)      (6.9)
  Selling, general and administrative
    expenses...........................   25.8     37.2     57.6     94.2      140.2      121.7       57.7       79.7       69.2
                                         -----    -----    -----    -----    -------    -------    -------    -------    -------
    Operating income...................   94.8    152.4    206.6     88.7      121.4      105.4        3.5      206.7      179.4
  Gain on sale of marketable
    securities.........................     --       --    (14.1)      --         --         --         --         --         --
  Interest (income) expense, net.......    0.4      0.2     (0.7)    (1.2)       3.2        2.7        0.7        0.5        0.4
                                         -----    -----    -----    -----    -------    -------    -------    -------    -------
    Income before income taxes.........   94.4    152.2    221.4     89.9      118.3      102.7        2.9      206.2      179.0
  Income taxes.........................   34.8     53.4     72.1     27.9       37.5       32.6       (0.6)      61.8       53.6
                                         -----    -----    -----    -----    -------    -------    -------    -------    -------
    Net income.........................   59.6     98.8    149.3     62.0       80.8       70.1        3.5      144.4      125.4
    Net income per share -- basic(4)...   0.15     0.24     0.36     0.15       0.19       0.17       0.01       0.35       0.30
CONSOLIDATED BALANCE SHEET DATA:
  Working capital......................  113.4    227.5    368.2    626.1    1,162.3    1,009.1      641.6    1,454.6    1,262.9
  Total assets.........................  299.1    487.0    664.0    937.8    1,703.5    1,479.0    1,004.4    2,120.5    1,841.0
  Long-term debt and capital leases....    7.5       --       --    272.3      789.0      685.0      272.3      814.4      707.1
  Stockholders' equity.................  137.8    292.3    437.6    500.2      611.3      530.7      508.7      771.3      669.6
RATIOS AND OTHER DATA:
  Gross margin (before repayment of
    TOKs)(3)...........................   40.5%    43.2%    42.0%    38.2%      33.4%      33.4%      28.0%      40.1%      40.1%
  Gross margin (including repayment of
    TOKs)(3)...........................   36.6%    40.1%    42.0%    38.2%      33.4%      33.4%      28.0%      40.1%      40.1%
  Operating margin.....................   22.8%    25.2%    25.3%    11.4%      10.1%      10.1%       0.9%      21.3%      21.3%
  Capital expenditures.................   20.7     36.8     41.4     98.6      126.8      110.1       40.8       36.8       32.1
  Depreciation and amortization........    6.0      9.2     16.1     34.0       42.5       36.9       48.1       32.2       28.1
  Sales of photolithography systems (in
    units)(5)..........................    177      205      211      162        217                    80        169
  Number of employees at the end of
    period(6)..........................  1,123    1,423    2,019    2,364      2,984                 2,586      3,717

(1) The summary consolidated financial data set forth above should be read in conjunction with Management's Discussion and Analysis of Financial Condition and Results of Operations and ASM Lithography's Audited Financial Statements and the Notes to its Audited Consolidated Financial Statements in its 1999 Annual Report on Form 20-F, incorporated herein by reference. Amounts presented above may not sum due to rounding.

(2) Effective for the fiscal year 1999, ASM Lithography changed its reporting currency from Dutch guilders to euros. Prior year balances have been restated based on the fixed exchange rate of Euro 1.00 to NLG 2.20371. The comparative balances reported in euros depict the same trends as would have been presented if ASM Lithography had continued to present balances in Dutch guilders.

(3) Solely for the convenience of the reader, certain amounts presented for the year ended 1999 and for the six months ended June 30, 2000 have been translated into United States dollars using the exchange rate in effect on October 10, 2000 of $1.00 = Euro 1.1518.

(4) ASM Lithography applies for and receives subsidies and credits for research and development from various governmental sources, which it records as research and development credits in the periods when they are claimed. Certain technical development credits (Technische Ontwikkelingskredieten or "TOK") provided for by the Government of The Netherlands to offset the cost of certain research and development projects are contingently repayable if and when the sales of equipment developed in such projects occur. These repayments are calculated as a percentage of sales revenue and charged to cost of sales for the related product in the period when the sales are made. The outstanding TOK balance was Euro 1.8 million, zero, Euro 3.5 million, Euro 13.0 million and Euro 35.0 million at December 31, 1995, 1996, 1997, 1998 and 1999, respectively. TOK balances at June 30, 1999 and 2000 were Euro 13.0 million and Euro 35.0 million, respectively.

(5) All the net income per ordinary share amounts have been retroactively adjusted to reflect the two-for-one stock splits in May 1997 and May 1998 and the three-for-one stock split in April 2000.

(6) In 1995, 1996, 1997, 1998 and 1999, 23 units, 6 units, 11 units, 7 units and
22 units, respectively, were pre-owned wafer steppers reacquired from existing customers and then immediately resold. During the first half of 1999 and 2000, 11 units and 18 units, respectively, were pre-owned wafer steppers reacquired and resold.

(7) The number of employees presented includes 219, 228, 391, 285, 350, 300 and 473 contract employees at December 31, 1995, 1996, 1997, 1998 and 1999 and June 30, 1999 and 2000, respectively.

     The following notes supplement ASM Lithography's semiannual financial statements that are incorporated by reference into this proxy statement-prospectus.

(A) Summary of Significant Accounting Policies

     The accompanying condensed unaudited interim financial statements have been prepared in accordance with United States generally accepted accounting principles. The interim financial statements are unaudited but include all adjustments (consisting of normal recurring adjustments) which ASM Lithography's management considers necessary for a fair presentation of the financial position as of such dates and the operating results and cash flows for those periods.

     New Accounting Pronouncements. In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin ("SAB") No. 101, "Revenue Recognition in Financial Statements" ("SAB 101"), that provides guidance on the recognition, presentation and disclosure of revenue in financial statements filed with the SEC. In June 2000, the SEC issued SAB No. 101B, "Second
Amendment: Revenue Recognition in Financial Statements" ("SAB 101B"). SAB 101B delays the implementation of SAB 101 until no later than the fourth quarter of the fiscal years beginning after December 15, 1999. Applying the requirements of SAB 101 may result in a change in ASM Lithography's revenue recognition policy. The effect of any change would be recognized as a cumulative effect of a change in accounting no later than the end of 2000. ASM Lithography has not yet determined the effect that this change will have on its results of operations, financial position and cash flows because the guidelines for implementing these requirements were only recently released.

(B) Inventories.

              (AMOUNTS IN THOUSANDS OF EUROS)                 DECEMBER 31, 1999   JUNE 30, 2000
              -------------------------------                 -----------------   -------------
Raw materials...............................................       163,575           163,705
Work-in-process.............................................       122,740           211,182
Finished products...........................................       131,209           127,307
Allowance for obsolescence..................................       (41,665)          (45,543)
                                                                   -------           -------
TOTAL INVENTORIES, NET......................................       375,859           456,651

(C) Major Customers and Geographical Information.

The following table presents sales to specific customers for each of the half years 1999 and 2000, that exceeded 10 percent of the total net sales in such half year:

HALF YEAR ENDED JUNE 30,                    1999      2000
------------------------                   -------   -------
      (AMOUNTS IN THOUSANDS OF EUROS)
Customer:
A.........................................................   28,463   195,179
B.........................................................  110,088   102,560

The following table summarizes net sales, operating income and identifiable assets of ASM Lithography's operation in The Netherlands, The United States and Asia, the significant geographic areas in which ASM Lithography operates.

                                           HALF YEAR ENDED
                                            JUNE 30, 1999
                                        (AMOUNTS IN THOUSANDS
                                              OF EUROS)
                                        ---------------------
                                         ASIA     NETHERLANDS   UNITED STATES   ELIMINATIONS   CONSOLIDATED
                                        -------   -----------   -------------   ------------   ------------
Net sales to unaffiliated customers...  196,834       30,694       162,606              --       390,134
Net sales to Philips..................       --        7,808         9,941              --        17,748
Intra-area sales......................       --      316,503            --        (316,503)           --
                                        -------    ---------       -------        --------       -------
Total net sales.......................  196,834      355,005       172,547        (316,503)      407,883
Operating income......................   13,191       (2,843)       (7,260)            455         3,543
Identifiable assets...................    1,314    1,406,967       101,380        (612,461)      897,200

                                          {HALF YEAR ENDED
                                            JUNE 30, 2000
                                        (AMOUNTS IN THOUSANDS
                                              OF EUROS)
                                        ---------------------
                                         ASIA     NETHERLANDS   UNITED STATES   ELIMINATIONS   CONSOLIDATED
                                        -------   -----------   -------------   ------------   ------------
Net sales to unaffiliated customers...  545,357       71,685       316,146              --        933,188
Net sales to Philips..................       --       30,873         7,640              --         38,513
Intra-area sales......................       --      781,562            --        (781,562)            --
                                        -------    ---------       -------        --------      ---------
Total net sales.......................  545,357      884,120       323,786        (781,562)       971,701
Operating income......................   64,512      134,036         7,660             464        206,672
Identifiable assets...................  303,094    2,360,446       205,927        (784,489)     2,084,978

(D) Contingencies. Although there are no pending lawsuits against ASM Lithography regarding infringement claims with respect to any existing patents or any other intellectual property rights, from time to time certain of ASM Lithography's customers have received notices of infringement alleging that the manufacture of semiconductor products and/or the equipment used to manufacture semiconductor products infringes certain patents. ASM Lithography has been advised that it could be obligated to pay damages to customers if use of ASM Lithography's systems by those customers were found to infringe any valid patents issued to third parties. If these claims were successful, ASM Lithography could be required to indemnify its customers for some or all of any losses incurred as a result of that infringement. In addition, management is not aware of any other matters that could give rise to any material liabilities to ASM Lithography for patent infringement claims.

(E) Earnings Per Share. Basic net income per share is computed by dividing net income by the weighted average ordinary shares outstanding. Diluted net income per share reflects the potential dilution that could occur if options issued under ASM Lithography's share compensation plan were exercised. Certain antidilutive options were excluded from the diluted net income per share calculations. The computation of diluted earnings per share did not assume conversion of convertible bonds, as such conversion would have had an antidilutive effect on earnings per share.

                              SILICON VALLEY GROUP

               SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA(1)

                                                                                                             NINE MONTHS
                                                            YEARS ENDED SEPTEMBER 30,                      ENDED JUNE 30,
                                            ---------------------------------------------------------   ---------------------
                                                                                                             (UNAUDITED)
                                              1995        1996        1997        1998        1999        1999        2000
                                            ---------   ---------   ---------   ---------   ---------   ---------   ---------
                                                                        IN UNITED STATES DOLLARS
                                            ---------------------------------------------------------------------------------
                                            (IN MILLIONS, EXCEPT PER SHARE DATA, NUMBER OF EMPLOYEES AND AS OTHERWISE NOTED)
CONSOLIDATED STATEMENT OF OPERATIONS DATA:
  Net sales...............................   $475.1      $657.3      $614.2      $608.6      $473.7      $283.9      $602.4
  Cost of sales...........................    287.6       383.7       378.1       408.4       312.3       197.8       340.1
                                             ------      ------      ------      ------      ------      ------      ------
    Gross Profit..........................    187.5       273.6       236.1       200.2       161.4        86.1       262.3
  Research, development and related
    engineering...........................     40.6        67.3        74.3        87.3        94.7        61.7       101.2
  Marketing, General and Administrative...     93.9       119.2       134.6       130.6       109.8        68.3       118.3
  Settlement of royalty obligation........       --          --        32.6          --          --          --          --
  Restructuring and related charges.......       --          --          --        14.5        (0.5)         --          --
                                             ------      ------      ------      ------      ------      ------      ------
    Operating income (loss)...............     53.0        87.1        (5.4)      (32.2)      (42.6)      (43.9)       42.8
  Interest and other income...............      9.5        13.5        10.6         6.1         6.5         4.9         7.3
  Interest expense........................     (0.8)       (0.8)       (1.0)       (1.0)       (1.3)       (0.8)       (1.7)
                                             ------      ------      ------      ------      ------      ------      ------
    Income (loss) before income taxes and
      minority interest...................     61.7        99.8         4.2       (27.2)      (37.4)      (39.8)       48.4
  Provision (benefit) for income taxes....     22.2        35.0         1.5       (13.6)      (12.0)      (12.7)       17.4
  Minority interest.......................      0.2         0.7         0.1          --          --          --          --
                                             ------      ------      ------      ------      ------      ------      ------
    Net income (loss).....................     39.3        64.1         2.6       (13.6)      (25.5)      (27.1)       31.0
    Net income (loss) per
      share -- basic......................     1.66        2.09       (0.08)      (0.42)      (0.77)      (0.82)       0.92

CONSOLIDATED BALANCE SHEET DATA:
  Working capital.........................    328.1       466.6       420.5       372.0       382.2       372.9       530.5
  Total assets............................    513.7       744.3       756.0       730.6       754.8       695.7       838.2
  Long-term debt and capital leases.......      2.0         1.7         6.5         5.9        26.8         5.3        25.8
  Stockholders' equity....................    358.6       551.2       573.1       561.5       557.5       553.0       600.0

  RATIOS AND OTHER DATA:
    Gross margin..........................     39.5%       41.6%       38.4%       32.9%       34.1%       30.3%       43.5%
    Operating margin......................     11.2%       13.2%       (0.9%)      (5.3%)      (9.0%)     (15.5%)       7.1%
    Sales of photolithography systems (in
      units)..............................       13          38          42          48          42          25          50
    Number of employees at the end of
      period(2)...........................    2,757       3,185       3,515       2,660       3,078       2,467       3,458

---------------
(1) The summary consolidated financial data set forth above should be read in conjunction with Management's Discussion and Analysis of Financial Condition and Results of Operations and Silicon Valley Group's Audited Financial Statements and the Notes to its Audited Consolidated Financial Statements in its 1999 Annual Report on Form 10-K, incorporated herein by reference. Amounts presented above may not sum due to rounding.

(2) The number of employees presented includes 263, 44, 290, 197, 398, 417 and 153 contract employees at September 1995, 1996, 1997, 1998 and 1999 and June 30, 1999 and 2000, respectively.

         SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

                                                                                               SIX MONTHS
                                              YEARS ENDED DECEMBER 31,                      ENDED JUNE 30,(3)
                                   ----------------------------------------------   ---------------------------------
                                     1997        1998        1999         1999        1999       2000         2000
                                   ---------   ---------   ---------   ----------   --------   ---------   ----------
                                                                          U.S.                                U.S.
                                   EUROS(1)    EUROS(1)    EUROS(1)    DOLLARS(2)   EUROS(1)   EUROS(1)    DOLLARS(2)
                                   ---------   ---------   ---------   ----------   --------   ---------   ----------
                                                            (IN '000, EXCEPT PER SHARE DATA)
                                   ----------------------------------------------------------------------------------
CONSOLIDATED STATEMENT OF
  OPERATIONS DATA:
Net sales........................  1,341,150   1,320,081   1,635,985   1,420,373    546,944    1,363,863   1,184,114
Cost of sales....................    852,240     902,384   1,129,317     980,480    412,827      840,547     729,768
                                   ---------   ---------   ---------   ---------    -------    ---------   ---------
        Gross Profit.............    488,910     417,697     506,668     439,893    134,117      523,316     454,346
Operating expenses:
Research and development costs...    163,221     232,871     264,315     229,480    114,251      179,431     155,783
Research and development
  credits........................    (20,400)    (40,627)    (38,814)    (33,699)   (25,809)     (11,545)    (10,023)
Selling, general and
  administrative expenses........    116,396     152,434     199,210     172,956     79,048      124,155     107,792
Settlement of royalty
  obligation.....................     27,754          --          --          --         --           --          --
Restructuring and related
  charges........................         --      12,942          --          --         --           --          --
                                   ---------   ---------   ---------   ---------    -------    ---------   ---------
        Total expenses...........    286,971     357,620     424,711     368,737    167,490      292,041     253,552
        Operating income
          (loss).................    201,939      60,077      81,957      71,156    (33,373)     231,275     200,794
Gain on sale of marketable
  securities.....................    (14,130)         --          --          --         --           --          --
Interest (income) expense, net
  and other income...............     (8,909)     (5,718)     (1,667)     (1,448)    (1,423)      (3,379)     (2,934)
                                   ---------   ---------   ---------   ---------    -------    ---------   ---------
        Income (loss) before
          income taxes...........    224,978      65,795      83,624      72,604    (31,950)     234,654     203,728
Provision (benefit) for income
  taxes..........................     73,399      15,861      26,439      22,955    (11,790)      72,000      62,511
Minority Interest................         78          --          --          --         --           --          --
                                   ---------   ---------   ---------   ---------    -------    ---------   ---------
        Net income (loss)........    151,501      49,934      57,185      49,649    (20,160)     162,654     141,217
                                   =========   =========   =========   =========    =======    =========   =========
Net income (loss) per share --
  basic..........................       0.33        0.11        0.12        0.11      (0.04)        0.35        0.31

---------------
(1) Original United States dollar amounts presented in Silicon Valley Group's financial statements have been converted into euros using the average historical rate of $1.00 = Euro 1.0202 for the six months ended June 30, 2000, $1.00 = Euro 0.9461 for the six months ended June 30,
    1999,$1.00 = Euro 0.9257 for the year ended December 31, 1999, $1.00 = Euro
    0.8887 for the year ended December 31, 1998 and $1.00 = Euro 0.8518 for the year ended December 31, 1997. Effective for the fiscal year 1999, ASM Lithography changed its reporting currency from Dutch guilders to euros. Prior year balances have been restated based on the fixed exchange rate of Euro 1.00 to NLG 2.20371. The comparative balances reported in euros depict the same trends as would have been presented if ASM Lithography had continued to present balances in Dutch guilders.

(2) Solely for the convenience of the reader, certain euro amounts presented as of and for the year ended December 31, 1999 and the six months ended June 30, 2000, used in calculating the pro forma condensed combined financial data, have been translated into United States dollars using the exchange rate in effect on October 10, 2000 of $1.00 = Euro 1.1518.

(3) For Silicon Valley Group, results for the six months ended March 31, 2000 are included. As a consequence, the results for the three months ended June 30, 2000 have been excluded from the Pro Forma Condensed Combined Financial Data. Silicon Valley Group's net sales and net income for the three months ended June 30, 2000 are Euro 222.4 million and Euro 13.4 million, respectively.

                  UNAUDITED COMPARATIVE PER SHARE INFORMATION

     We have summarized below the per share information for our respective companies on a historical, pro forma combined and equivalent basis. The Silicon Valley Group Per Share Equivalents are calculated by multiplying the Pro Forma Combined per share amounts by 1.286, the exchange ratio. You should read this information together with ASM Lithography's and Silicon Valley Group's consolidated financial statements and the unaudited pro forma condensed consolidated financial information included in this proxy statement-prospectus. The pro forma combined per share information is not necessarily indicative of the operating results or financial position that would have been achieved if the merger had been completed as of the beginning of the period presented, nor is it necessarily indicative of the future operating results or financial position of ASM Lithography or Silicon Valley Group.

                                                              SIX MONTHS
                                                                ENDED           YEARS ENDED
                                                               JUNE 30,        DECEMBER 31,
                                                              ----------   ---------------------
                                                                 2000      1999    1998    1997
                                                              ----------   -----   -----   -----
                                                                EUROS      EUROS   EUROS   EUROS
UNAUDITED PRO FORMA COMBINED:
  Net income (loss) per common share:
     Basic..................................................     0.35       0.12    0.11    0.33
     Diluted................................................     0.34       0.12    0.11    0.33
  Cash dividends declared per common share..................       --         --      --      --
  Book value per common share...............................     3.03       2.54

UNAUDITED SILICON VALLEY GROUP PER SHARE EQUIVALENTS:
  Net income (loss) per common share:
     Basic..................................................     0.45       0.15    0.14    0.43
     Diluted................................................     0.44       0.15    0.14    0.43
  Cash dividends declared per common share..................       --         --      --      --
  Book value per common share...............................     3.90       3.26

SILICON VALLEY GROUP -- HISTORICAL (FOR THE SIX MONTHS ENDED
  MARCH 31, 2000 AND THE YEARS ENDED SEPTEMBER 30, 1999,
  1998 AND 1997, RESPECTIVELY):
  Net income (loss) per common share:
     Basic..................................................     0.54      (0.72)  (0.37)   0.07
     Diluted................................................     0.52      (0.72)  (0.37)   0.07
  Cash dividends declared per common share..................       --         --      --      --
  Book value per common share...............................    18.58      16.83
ASM LITHOGRAPHY -- HISTORICAL:
  Net income (loss) per common share:
     Basic..................................................     0.35       0.19    0.15    0.36
     Diluted................................................     0.33       0.19    0.15    0.36
  Cash dividends declared per common share..................       --         --      --      --
  Book value per common share...............................     1.85       1.47

                    COMPARATIVE PER SHARE MARKET PRICE DATA

     ASM Lithography ordinary shares are traded in the form of Shares of New York Registry on the Nasdaq National Market and in bearer form on the Official Segment of the stock market of the Euronext Amsterdam N.V. under the symbol "ASML." The principal trading market for ASM Lithography ordinary shares is the Official Segment of the stock market of the Euronext Amsterdam N.V. Silicon Valley Group common stock is traded on the Nasdaq National Market under the symbol "SVGI."

     The following table sets forth, for the calendar quarters indicated, the high and low sale prices per ordinary share of ASM Lithography and per share of common stock of Silicon Valley Group as reported on the Nasdaq National Market.

                                                   SILICON VALLEY
                                                        GROUP                                   ASM LITHOGRAPHY
                                                    COMMON STOCK                                ORDINARY SHARES
                                          ---------------------------------   ---------------------------------------------------
                                                   NASDAQ NATIONAL                     NASDAQ NATIONAL               EURONEXT
                                                       MARKET                              MARKET                    AMSTERDAM
                                                   (U.S. DOLLARS)                      (U.S. DOLLARS)               (EUROS)(1)
                                               HIGH               LOW              HIGH               LOW          HIGH     LOW
                                          ---------------   ---------------   ---------------   ---------------   ------   ------

1998:
First Quarter...........................      27.875            19.000            16.333            10.438        15.133    9.900
Second Quarter..........................      21.500            15.750            16.313             9.333        14.883    8.750
Third Quarter...........................      16.500             8.000            10.875             5.083         9.983    4.167
Fourth Quarter..........................      13.313             6.625            10.729             4.396         9.133    3.633

1999:
First Quarter...........................      17.313            10.375            15.771            10.792        14.617    8.983
Second Quarter..........................      16.813            12.063            19.792            12.875        18.700   11.633
Third Quarter...........................      17.688            11.000            23.000            18.521        22.417   16.683
Fourth Quarter..........................      18.813            10.500            37.917            21.542        37.167   20.067

2000:
First Quarter...........................      32.375            16.531            50.104            33.042        51.833   30.583
Second Quarter..........................      29.250            23.500            44.813            32.125        48.200   35.330
Third Quarter...........................      33.250            20.000            47.000            31.813        50.300   36.000
Fourth Quarter Through October [24].....      37.859            27.125            32.875            23.359        38.440   28.380

---------------

(1) Prior year data have been restated based on the fixed exchange rate as of January 1, 1999 (Euro 1.00 to NLG 2.20371).

As of [          ], 2000, Silicon Valley Group had [          ] shares
outstanding held by [       ] holders of record.

     The following table sets forth the closing prices per share of Silicon Valley Group common stock as reported on the Nasdaq National Market and the closing prices per ordinary share of ASM Lithography as reported on the Nasdaq National Market on (1) September 29, 2000, the business day preceding public announcement that ASM Lithography and Silicon Valley Group had entered into the
merger agreement, and (2) [          ], 2000, the last full trading day for
which closing prices were available at the time of the printing of this proxy statement-prospectus.

     The following table also sets forth the equivalent price per share of common stock of Silicon Valley Group on those dates. The equivalent price per share of Silicon Valley Group common stock is equal to the closing price of an ASM Lithography ordinary share on that date as reported on the Nasdaq National Market multiplied by 1.286, the number of ASM Lithography ordinary shares to be issued in exchange for each share of Silicon Valley Group common stock. This equivalent per share price reflects the value of the ASM Lithography ordinary shares you would receive for each share of your Silicon Valley Group common stock if the merger was completed on either of these dates.

                                                 SILICON VALLEY GROUP   ASM LITHOGRAPHY   EQUIVALENT PER
                                                     COMMON STOCK       ORDINARY SHARES    SHARE PRICE
                                                 --------------------   ---------------   --------------
September 29, 2000.............................        $26.3125             $32.3125         $41.5539
[October 24, 2000].............................       [$32.2500]           [$27.0625]       [$34.8024]

     Because the market price of ASM Lithography ordinary shares that you will receive in the merger may increase or decrease before the completion of the merger, you are urged to obtain current market quotations.

                                DIVIDEND POLICY

     ASM Lithography has never paid any cash dividends on its ordinary shares. Silicon Valley Group has never paid any cash dividends on its common stock and is prohibited under the merger agreement, and pursuant to its credit facility, from paying any dividends before the merger. ASM Lithography currently intends to retain future earnings for ASM Lithography's business and does not anticipate paying any dividends in the foreseeable future.

                                 THE COMPANIES

ASM LITHOGRAPHY

     ASM Lithography develops, manufactures, markets and services advanced photolithography projection systems, including wafer steppers, also called steppers, and Step & Scan systems, that combine stepper technology with a Step & Scan method. Photolithography projection systems are essential to the fabrication of modern integrated circuits, called semiconductors. ASM Lithography supplies these systems to semiconductor manufacturers throughout the United States, Western Europe and Asia, other than Japan. ASM Lithography also provides its customers with a full range of support, from advanced process and product applications knowledge to complete round-the-clock service support with uptime performance guarantees.

     ASM Lithography believes that it currently is the second largest supplier of photolithography equipment in the world and that, upon completion of the merger, it will be the number one provider of photolithography equipment to the worldwide semiconductor industry. ASM Lithography's major customers, measured in terms of its historical revenues, include Advanced Micro Devices, Hyundai Electronics, Micron Technology, Motorola, National Semiconductor Corporation, Philips Semiconductor, Samsung Electronics, ST Microelectronics, Taiwan Semiconductors Manufacturing, United Silicon Corporation and Macronix.

     ASM Lithography's strategic objective is to realize profitable, sustainable growth by providing leading edge imaging solutions to the worldwide semiconductor industry that continually improve customers' competitiveness by enhancing the value of their ownership of ASM Lithography equipment.

     The principal elements of ASM Lithography's value of ownership strategy are:

     - maintaining significant levels of research and development spending in order to offer customers, at the earliest possible date, the most advanced technology suitable for high-throughput, low-cost volume production

     - offering customers continuing improvements in productivity and value by introducing advanced technology based on the modular, upgradable design of ASM Lithography's families of lithography tools

     - pursuing continuing reductions in the cycle time between a customer's order of a lithography tool and the use of that tool in volume production at the customer site

     - providing superior customer support services that ensure rapid and efficient installation, as well as continuing on-site support and training to optimize the imaging process and improve customers' productivity

     - expanding operational flexibility in research and manufacturing by reinforcing strategic alliances with world-class partners

SILICON VALLEY GROUP

     Silicon Valley Group primarily designs, manufactures, markets and services semiconductor processing equipment used in the fabrication of integrated circuits. Silicon Valley Group's principal product groups focus primarily on photolithography, photoresist processing, oxidation/diffusion, low-pressure chemical vapor deposition and atmospheric pressure chemical vapor deposition. In addition, a precision optics group supplies certain components for Silicon Valley Group's photolithography products and government markets. Silicon Valley Group's products incorporate proprietary technologies and unique processes, and focus on providing process and product technologies and productivity enhancements to its customers. Silicon Valley Group works closely with its existing and potential customers in the development of new systems and technologies and supports its products through a network of worldwide service and technical support organizations.

     Silicon Valley Group's customer base includes companies that manufacture semiconductor devices primarily for sale to others and companies that manufacture semiconductor devices primarily for internal use. Repeat sales to existing customers represent a significant portion of Silicon Valley Group's processing equipment sales. By working closely with its established customer base, Silicon Valley Group is able to identify new product development opportunities. Silicon Valley Group believes that its installed customer base represents a significant competitive advantage. Silicon Valley Group's customers during fiscal 1999 included the following:

     - IBM

     - Intel

     - LSI Logic

     - Maxim

     - Microchip Technology

     - Motorola

     - Philips

     - ST Microelectronics

                                  RISK FACTORS

     By voting in favor of the merger, you will be choosing to invest in ASM Lithography ordinary shares. An investment in ASM Lithography ordinary shares involves a high degree of risk. In addition to the other information contained in or incorporated by reference into this proxy statement-prospectus, you should carefully consider the following risk factors in deciding whether to vote for the merger.

RISKS RELATING TO THE MERGER

YOU WILL RECEIVE 1.286 ASM LITHOGRAPHY ORDINARY SHARES DESPITE CHANGES IN MARKET VALUE OF SILICON VALLEY GROUP COMMON STOCK OR ASM LITHOGRAPHY ORDINARY SHARES

     Upon completion of the merger, each share of Silicon Valley Group common stock will be exchanged for 1.286 ASM Lithography ordinary shares. There will be no adjustment for changes in the market price of either Silicon Valley Group common stock or ordinary shares of ASM Lithography, and Silicon Valley Group is not permitted to "walk away" from the merger or resolicit the vote of its stockholders solely because of changes in the market price of ASM Lithography ordinary shares. Accordingly, the specific dollar value of the ASM Lithography ordinary shares to be received by you upon completion of the merger will depend on the market value of ASM Lithography ordinary shares at the time of completion of the merger.

SILICON VALLEY GROUP OFFICERS AND DIRECTORS HAVE CONFLICTS OF INTEREST THAT MAY INFLUENCE THEM TO SUPPORT OR APPROVE THE MERGER

     The directors and officers of Silicon Valley Group participate in arrangements and have continuing indemnification against liabilities that provide them with interests in the merger that are different from, or are in addition to, yours.

     In particular, Silicon Valley Group has existing employment agreements with Messrs. Papken S. Der Torossian, its Chairman and Chief Executive Officer, William A. Hightower, its President and Chief Operating Officer, Russell G. Weinstock, its Vice President and Chief Financial Officer, Boris Lipkin, its Corporate Vice President, and other executives of Silicon Valley Group which provide for certain payments, acceleration of options and benefits if their employment is terminated following a change in control.

     In connection with the merger, Silicon Valley Group has entered into consulting agreements with each of Messrs. Der Torossian, Hightower and Weinstock. These consulting agreements compensate these executives for acting as consultants for, and assisting Silicon Valley Group in the integration of Silicon Valley Group into ASM Lithography, agreeing to refrain from competing with ASM Lithography in certain lines of business and agreeing to forego certain cash payments that these executives are entitled to receive under the employment agreements described above.

     As a result, these directors and officers could be more likely to vote to approve the merger agreement than if they did not hold these interests. Silicon Valley Group stockholders should consider whether these interests may have influenced these directors and officers to support or recommend the merger. Please see the section entitled "Interests of Certain Silicon Valley Group Directors, Officers and Affiliates in the Merger" on page 41 of this proxy statement-prospectus.

ALTHOUGH ASM LITHOGRAPHY AND SILICON VALLEY GROUP EXPECT THAT THE MERGER WILL RESULT IN BENEFITS, THOSE BENEFITS MAY NOT BE REALIZED

     ASM Lithography and Silicon Valley Group entered into the merger agreement with the expectation that the merger will result in benefits, including the creation of the number one supplier of photolithography equipment, acceleration of next generation technology through joint research and development and the expansion of ASM Lithography's product offerings to include photoresist track and thermal product lines. Achieving the benefits of the merger will depend in part on the integration of our technology, operations and personnel in a timely and efficient manner so as to minimize the risk that the merger will result in the loss of customers or key employees or the continued diversion of the attention of management. Among the challenges involved in this integration is demonstrating to our customers that the merger will not result in adverse changes in client service standards or business focus and persuading our personnel that our business cultures are compatible. There can be no assurance that ASM Lithography and Silicon Valley Group can be successfully integrated or that any of the anticipated benefits will be realized, and failure to do so could have a material adverse effect on ASM Lithography's business, financial condition and operating results.

FAILURE TO COMPLETE THE MERGER COULD NEGATIVELY IMPACT SILICON VALLEY GROUP'S STOCK PRICE AND FUTURE BUSINESS AND OPERATIONS

     If the merger is not completed for any reason, Silicon Valley Group may be subject to a number of material risks, including the following:

     - Silicon Valley Group may be required to pay ASM Lithography a termination fee of $47,000,000

     - the price of Silicon Valley Group common stock may decline to the extent that the current market price of Silicon Valley Group common stock reflects a market assumption that the merger will be completed

     - costs related to the merger, such as legal and accounting fees, must be paid even if the merger is not completed

     - uncertainty related to the merger may damage customer or employee relationships

     Further, if the merger is terminated and Silicon Valley Group's board of directors determines to seek another merger or business combination, it may be unable to find a partner willing to pay an equivalent or more attractive price than that payable in the merger. In addition, while the merger agreement is in effect and subject to certain limited exceptions described on page 59 of this proxy statement-prospectus, Silicon Valley Group is prohibited from soliciting, initiating or knowingly encouraging or entering into certain extraordinary transactions, such as a merger, sale of assets or other business combination, with any party other than ASM Lithography.

CUSTOMER AND EMPLOYEE UNCERTAINTY RELATED TO THE MERGER COULD HARM THE COMBINED COMPANY

     Silicon Valley Group's customers may, in response to the announcement of the merger, delay or defer purchasing decisions. Any delay or deferral in purchasing decisions by Silicon Valley Group's customers could have a material adverse effect on ASM Lithography's operations after the merger or Silicon Valley Group's business, regardless of whether or not the merger is ultimately completed. Similarly, current and prospective Silicon Valley Group employees may experience uncertainty about their future role with ASM Lithography. This may adversely affect Silicon Valley Group's ability to attract and retain key management, marketing and technical personnel, which could have a material adverse impact on ASM Lithography after the merger.

THE MERGER WILL RESULT IN SUBSTANTIAL COSTS WHETHER OR NOT COMPLETED

     The merger will result in significant costs to ASM Lithography and Silicon Valley Group. Excluding costs associated with combining the operations of the two companies and severance benefits and costs associated with discontinuing some redundant business activities, which costs are difficult to determine, direct transaction costs are estimated at approximately $28,500,000. These costs are expected to consist primarily of fees for investment bankers, lawyers, accountants, filing fees and financial printing fees. The aggregate amount of these costs may be greater than currently anticipated. Some of these costs will be incurred whether or not the merger is completed.

RISKS FOLLOWING COMPLETION OF THE MERGER

BECAUSE THE SEMICONDUCTOR INDUSTRY IS HIGHLY CYCLICAL, ASM LITHOGRAPHY MAY BE ADVERSELY AFFECTED BY ANY DOWNTURN IN THE INDUSTRY

     ASM Lithography's business and operating results could be materially adversely affected by any future downturns in the semiconductor industry and related fluctuations in the demand for capital equipment. Sales of its photolithography systems depend in large part upon the level of capital expenditures by semiconductor manufacturers. These capital expenditures depend upon a range of competitive and market factors faced by manufacturers, including:

     - the current and anticipated market demand for semiconductors and for products utilizing semiconductors

     - semiconductor prices

     - semiconductor production costs

     - general economic conditions

     Historically, the semiconductor market has been highly cyclical and has experienced recurring periods of oversupply, resulting in significantly reduced demand for capital equipment, including advanced photolithography projection systems such as the wafer steppers and Step & Scan systems ASM Lithography will produce. Despite this cyclicality, ASM Lithography must maintain significant levels of research and development expenditures in order to maintain its competitive position.

     ASM Lithography expects that the semiconductor industry will experience future downturns. ASM Lithography cannot predict the timing, duration or severity of any future downturn or the corresponding adverse effect on the business, financial condition or results of operations of ASM Lithography.

ASM LITHOGRAPHY'S BUSINESS WILL SUFFER IF IT DOES NOT RESPOND RAPIDLY TO THE COMMERCIAL AND TECHNOLOGICAL CHANGES IN THE SEMICONDUCTOR INDUSTRY

     The semiconductor manufacturing industry is subject to:

     - rapid technological change

     - frequent product introductions and enhancements

     - evolving industry standards

     - changes in customer requirements

     - continued shortening of product life cycles

     ASM Lithography's products could become obsolete sooner than anticipated because of a faster than anticipated change in one or more of the technologies related to its products or in market demand for products based on a particular technology. ASM Lithography's success in developing new photolithography systems and in enhancing its existing products depends on a variety of factors, including the successful integration of Silicon Valley Group's business and products into those of ASM Lithography, the successful management of the combined company's research and development program and timely completion of product development and design relative to competitors.

     ASM Lithography's competitiveness will depend upon its ability to develop new and enhanced photolithography equipment and to introduce these systems at competitive prices on a timely basis. If ASM Lithography does not, customers will not integrate the systems into the planning and design of new fabrication facilities and upgrades of existing facilities. In order to retain customers, ASM Lithography must continually enhance the performance of its exiting systems. As a result, ASM Lithography will continue to incur significant capital expenditures and expenditures for research and development and will face significant working capital requirements to maintain inventory to support its increasingly sophisticated product range.

ASM LITHOGRAPHY FACES INTENSE COMPETITION

     The photolithography equipment industry is intensely competitive. The principal elements of competition in our markets are the technical performance characteristics of a photolithography system and the cost of ownership of that system based on its purchase price, maintenance costs, productivity and customer service and support. ASM Lithography's competitiveness will depend upon its ability to develop new and enhanced photolithography equipment that is competitively priced and introduced on a timely basis.

     Because the cost to develop new photolithography systems is extremely high, the photolithography equipment industry is characterized by the dominance of a few suppliers. ASM Lithography's primary competitors are Nikon and Canon. Nikon and Canon are the dominant suppliers in the Japanese market, which accounts for a significant proportion of worldwide semiconductor production and historically has been difficult for non-Japanese companies to penetrate.

     Nikon and Canon are both vertically integrated manufacturers with substantial financial resources. Each has stated that it will introduce new products with improved price and performance characteristics that will compete directly with our products, which could cause a decline in ASM Lithography's sales or loss of market acceptance of its wafer steppers and Step & Scan systems. In addition, adverse market conditions, industry overcapacity or a decrease in the value of the Japanese yen in relation to the euro could lead to intensified price-based competition in those markets that account for the majority of ASM Lithography's sales, resulting in lower prices and margins and a negative impact on its business, financial condition and results of operations.

THE NUMBER OF SYSTEMS ASM LITHOGRAPHY PRODUCES IS LIMITED BY ITS DEPENDENCE ON A LIMITED NUMBER OF SUPPLIERS OF KEY COMPONENTS

     ASM Lithography relies on outside vendors for the components and subassemblies used in its wafer steppers and Step & Scan systems, each of which is obtained from a single supplier or a limited number of suppliers. ASM Lithography's reliance on a limited group of suppliers involves several risks, including a potential inability to obtain an adequate supply of required components and the risk of untimely delivery of these subassemblies and components.

     The number of photolithography systems ASM Lithography has been able to produce has occasionally been limited by the production capacity of Zeiss, the optics arm of Carl Zeiss-Stiftung, a German foundation. Zeiss is ASM Lithography's sole supplier of lenses and other critical optical components and is capable of producing these lenses only in limited numbers. The failure of Zeiss to maintain and increase production levels in the future could result in ASM Lithography's inability to fulfill orders, which could damage relationships with current and prospective customers and have an adverse effect on its business, financial condition and results of operations. ASM Lithography's agreement with Zeiss will remain in place until either party provides at least three years' notice of its intent to terminate. If Zeiss were to terminate its relationship with ASM Lithography or if Zeiss were unable to maintain production of lenses over a prolonged period, ASM Lithography would effectively cease to be able to conduct much of its business.

     In addition to Zeiss' current position as ASM Lithography's sole supplier of lenses, the excimer laser illumination systems for deep UV steppers and Step & Scan systems are available from only a limited number of suppliers.

     Although the timeliness, yield and quality of deliveries to date from ASM Lithography's remaining subcontractors generally have been satisfactory, manufacturing certain of these components and subassemblies is an extremely complex process and delays caused by suppliers may occur in the future. A prolonged inability to obtain adequate deliveries, or any other circumstance that requires ASM Lithography to seek alternative sources of supply, could significantly hinder its ability to ship its products in a timely fashion, which could damage relationships with current and prospective customers and have a material adverse effect on its business, financial condition and operating results.

THE PACE OF INTRODUCTION OF ASM LITHOGRAPHY'S NEW PRODUCTS IS ACCELERATING AND IS ACCOMPANIED BY SIGNIFICANT COSTS

     The development and initial production, installation and enhancement of the systems ASM Lithography produces are accompanied by design and production delays and related costs of a nature typically associated with the introduction and transition to full-scale manufacture of complex capital equipment. While ASM Lithography expects and plans for a corresponding learning curve effect in its product development cycle, ASM Lithography cannot precisely predict the time and expense required to overcome these initial problems and to ensure reliability and performance to specifications. Moreover, the accelerating pace of technological change and shorter product life cycles are resulting in increases in ASM Lithography's expenditures, including greater capital expenditure and working capital requirements, as well as increases in indirect overhead expenses. This, in turn, has made it necessary for ASM Lithography to increase its sales volumes in order to maintain operating margins.

ASM LITHOGRAPHY'S NET SALES AND OPERATING RESULTS ARE VULNERABLE TO THE TIMING OF ORDERS RECEIVED FROM ITS CUSTOMERS

     ASM Lithography's operating results have fluctuated in the past and may fluctuate significantly in the future depending upon a variety of factors, including:

     - the timing and market acceptance of new products introduced by ASM Lithography and its competitors

     - the timing of significant orders

     - the mix of products sold

ASM LITHOGRAPHY DERIVES MOST OF ITS REVENUES FROM THE SALE OF A RELATIVELY SMALL NUMBER OF PRODUCTS

     ASM Lithography derives most of its revenues from the sale of a relatively small number of wafer steppers and Step & Scan systems (217 in 1999), typically ranging in price from Euro 1.3 million to Euro 9.1 million. As a result, the timing of recognition of revenue from a small number of transactions may have a significant impact on ASM Lithography's net sales and operating results for a particular reporting period. Specifically, the failure to receive anticipated orders, or delays in shipments near the end of a particular reporting period, due, for example, to:

     - unanticipated shipment rescheduling

     - cancellation by customers

     - unexpected manufacturing difficulties

     - delays in deliveries by suppliers

may cause net sales in a particular reporting period to fall significantly below ASM Lithography's expectations. Inability to meet these expectations would, in turn, adversely affect its operating results for that period. In addition, the long production lead times for lenses and certain other components and subassemblies used in ASM Lithography's photolithography systems could cause shipments of photolithography systems to be delayed from one reporting period to the next, which also would adversely affect its financial condition and results of operations for a particular period.

     ASM Lithography's net sales and operating results may be affected by recent accounting pronouncements by the United States Securities and Exchange Commission's staff. On December 3, 1999, the Commission staff issued Staff Accounting Bulletin ("SAB") No. 101, "Revenue Recognition", which addresses several issues, including the timing for recognizing revenue derived from selling arrangements that involve contractual customer acceptance provisions and installation of the product occurs after shipment and transfer of title. ASM Lithography's existing revenue recognition policy is to recognize revenue at the time the customer takes title to the product, generally at the time of shipment. Applying the requirements of SAB No. 101 may result in a change in its revenue recognition policy. The effect of any change would be recognized as a cumulative effect of a change in accounting no later than the end of 2000. ASM Lithography has not yet determined the effect this change will have on its results of operations, financial position and cash flows because the guidelines for implementing these requirements were only recently released.

FAILURE TO ADEQUATELY PROTECT THE INTELLECTUAL PROPERTY RIGHTS UPON WHICH ASM LITHOGRAPHY DEPENDS COULD HARM ITS BUSINESS

     ASM Lithography relies on patents, copyrights, trade secrets and other instruments to protect its proprietary technology. ASM Lithography faces the risks that:

     - competitors will be able to develop similar technology independently

     - its pending patent applications may not be issued

     - the steps it takes to prevent misappropriation or infringement of its intellectual property may not be successful

     - intellectual property laws may not adequately protect its intellectual property

     In addition, ASM Lithography may need to litigate in order to enforce its patents, copyrights or other intellectual property rights, to protect its trade secrets, to determine the validity and scope of the proprietary rights of others or to defend against claims of infringement. This litigation, or its threat, could result in substantial costs and diversion of its resources and could have a material adverse effect on its business and results of operations.

DEFENDING AGAINST INTELLECTUAL PROPERTY CLAIMS BY OTHERS COULD HARM ASM LITHOGRAPHY'S BUSINESS

     In the course of ASM Lithography's business, it is subject to claims by third parties alleging that its products or processes infringe upon their intellectual property rights. In particular, on May 23, 2000, Ultratech Stepper Inc. filed a lawsuit in the United States District Court in the Eastern District of Virginia against ASM Lithography and its competitor, Canon. Ultratech Stepper alleges that ASM Lithography and Canon are infringing upon Ultratech Stepper's rights under a United States patent through the commercialization in the United States of advanced photolithography projection systems embodying technology that, in particular, is used in Step & Scan systems. Any related litigation could result in substantial costs and a diversion of resources and, if determined adversely to ASM Lithography, could have a material adverse effect on its business and results of operations.

     In addition, some of ASM Lithography's customers have received notice of infringement from third parties alleging that the manufacture of semiconductor products and/or the equipment used to manufacture semiconductor products infringes patents issued to those third parties. ASM Lithography has been advised that it could be obligated to pay damages to customers if use of its photolithography systems by those customers were found to infringe any valid patents issued to third parties. If these claims were successful, ASM Lithography could be required to indemnify its customers for some or all of any losses incurred as a result of that infringement. ASM Lithography also may incur substantial licensing or settlement costs where doing so would strengthen or expand its intellectual property rights or limit its exposure to intellectual property claims of others.

     Furthermore, ASM Lithography continues to rely on a number of patents owned by Royal Philips Electronics. While Royal Philips Electronics has granted ASM Lithography, without charge, a worldwide, irrevocable, non-exclusive license under those patents, they remain subject to the same risks regarding validity, scope and enforecability that relate to ASM Lithography's patents. In addition, Royal Philips Electronics has no obligation to defend or enforce such patents against third parties.

BECAUSE A HIGH PERCENTAGE OF ASM LITHOGRAPHY'S NET SALES IS DERIVED FROM A FEW CUSTOMERS, REDUCTION IN ORDERS FROM ANY ONE CUSTOMER COULD REDUCE ITS SALES AND HARM ITS OPERATING RESULTS AND THE MARKET FOR ITS ORDINARY SHARES

     Historically, ASM Lithography has sold a substantial number of lithographic systems to a limited number of customers. In 1999, ASM Lithography had two customers that together accounted for 33.7% of its total net sales and Silicon Valley Group had one customer that accounted for an aggregate of 56% of its total net sales. While the composition of the group comprising its largest customers may vary from year to year, ASM Lithography expects that sales to relatively few customers will continue to account for a high percentage of net sales in any particular year. The loss of any significant customers or any reduction in orders by a significant customer may have an adverse effect on its business, financial condition, results of operations and the market price of its shares.

DISRUPTION IN TAIWAN'S POLITICAL ENVIRONMENT COULD SERIOUSLY HARM ASM LITHOGRAPHY'S BUSINESS AND THE MARKET PRICE OF ITS SHARES

     Approximately 24% of ASM Lithography's 1999 revenues and 37% of its year-end 1999 backlog (in terms of revenues) is derived from customers in Taiwan. Accordingly, ASM Lithography's business and financial condition and the market price of its shares may be affected by changes in Taiwanese government policies and political, economic or social instability.

     Taiwan has unique international political status. The People's Republic of China asserts sovereignty over Taiwan and does not recognize the legitimacy of the Taiwan government. Relations between Taiwan and the People's Republic of China and other factors affecting Taiwan's political environment could affect ASM Lithography's business and the market price of its shares.

ASM LITHOGRAPHY'S EXPANSION OF OPERATIONS IN RECENT YEARS HAS INCREASED ITS FINANCIAL LEVERAGE AND COULD STRAIN ITS CONTROL SYSTEMS

     In the past several years, ASM Lithography has significantly increased the scale of its operations to support increased sales. Steps taken include:

     - hiring of additional personnel

     - expansion of production facilities

     - increase production volumes

     The increase in scale has required it to maintain higher inventory levels and has increased its working capital requirements. ASM Lithography's business, financial condition and results of operations may be adversely affected if:

     - its net sales do not remain at or increase above recent levels, or

     - its systems, procedures and controls are not adequate to support continued rapid expansion of its operations.

     Conversely, its expansion may not be adequate to meet customer demands for its products and services.

ASM LITHOGRAPHY IS DEPENDENT ON THE CONTINUED OPERATION OF OUR MANUFACTURING FACILITIES

     All of ASM Lithography's manufacturing activities, including subassembly, final assembly and system testing, currently take place in two separate clean room facilities located in Veldhoven, The Netherlands. Although the acquisition of Silicon Valley Group will add an additional seven plants, a major catastrophe, such as a natural disaster, could result in significant interruption of ASM Lithography's business and potential loss of customers and sales after the merger.

ASM LITHOGRAPHY IS DEPENDENT ON THE ATTRACTION AND RETENTION OF KEY PERSONNEL AND HIGHLY QUALIFIED PROFESSIONALS

     ASM Lithography's future operating results depend in significant part upon the continued contributions of its officers and key employees, including a number of systems development specialists with advanced qualifications in engineering, optics and computing. In addition, ASM Lithography's future operating results depend in part on its ability to attract, train and retain other qualified management, technical, sales and support personnel for its operations. The competition for these people in the semiconductor industry has become increasingly intense in recent years. In addition, due to the accelerating pace of technological change, it has become increasingly difficult to train new personnel in time to meet product development and sales growth requirements. The loss of key employees or ASM Lithography's inability to attract, retain and motivate qualified personnel could have a material adverse effect on its business, financial condition and results of operations.

FAILURE TO CONTINUE ASM LITHOGRAPHY'S RELATIONSHIP WITH ROYAL PHILIPS ELECTRONICS COULD ADVERSELY AFFECT ITS OPERATING RESULTS

     Although ASM Lithography has generally operated on a stand-alone basis since its formation in 1984, it derives a benefit from continued access to Royal Philips Electronics' basic research resources and capabilities, which allow it to develop new and enhanced photolithography equipment. ASM Lithography and Royal Philips Electronics entered into several agreements, each of which may be terminated by either party's 30 months' notice, under which Royal Philips Electronics provides certain research and development services to ASM Lithography. Although, on March 29, 2000, ASM Lithography agreed with Royal Philips Electronics as to the basic terms on which Royal Philips Electronics and ASM Lithography would renew these agreements, ASM Lithography has not yet entered into new definitive agreements. Failure to renew these arrangements or secure alternative basic research capabilities could adversely affect ASM Lithography's long-term operating performance and operating results.

FLUCTUATIONS IN FOREIGN EXCHANGE RATES COULD HARM ASM LITHOGRAPHY'S FINANCIAL CONDITION

     ASM Lithography is exposed to fluctuations in currency exchange rates. For example, ASM Lithography's $520 million principal amount of 4.25% convertible subordinated notes due 2004 are denominated and bear interest in United States dollars, while ASM Lithography reports its financial results in euros. Exchange rate fluctuations between the euro and the United States dollar could have an adverse effect on ASM Lithography's financial results or condition.

     Currently, ASM Lithography's sales and expenses are both predominantly denominated in euros. However, the merger will cause sales and expenses denominated in currencies other than euros, particularly the dollar, to increase. As a result, exchange rate fluctuations in the euro against other currencies could also have an adverse effect on ASM Lithography's business, operating results or financial condition.

ASM LITHOGRAPHY MAY NOT CONTINUE TO RECEIVE RESEARCH AND DEVELOPMENT SUBSIDIES AND CREDITS

     ASM Lithography receives research and development subsidies and credits under European Union technology subsidy programs and similar programs of The Netherlands Ministry of Economic Affairs. These programs have been important in providing funding for development of new products. In 1999, ASM Lithography received approximately Euro 36.1 million from these programs. ASM Lithography will receive lower research and development credits in 2000. The level of these subsidies and credits in future years may decline further as the criteria for grants are subject to the priorities set from time to time by the funding agencies.

THE PRICE OF ASM LITHOGRAPHY'S ORDINARY SHARES IS VERY VOLATILE

     The current market price of the ordinary shares may not be indicative of prices that will prevail in the trading market in the future. In particular, since ASM Lithography's March 1995 initial public offering, the market price of the ordinary shares has experienced significant appreciation, as have price levels for equity securities generally and price levels for equity securities of companies associated with the semiconductor industry and other high technology fields. In addition, since ASM Lithography's initial public offering, the market price of the ordinary shares has experienced significant fluctuation, including fluctuation that is unrelated to ASM Lithography's performance. ASM Lithography expects that this fluctuation will recur in the future.

            THE SPECIAL MEETING OF SILICON VALLEY GROUP STOCKHOLDERS

PROXY STATEMENT-PROSPECTUS

     This proxy statement-prospectus is being furnished to you in connection with the solicitation of proxies by Silicon Valley Group's board of directors to vote at the special meeting, in connection with our proposed merger.

     This proxy statement-prospectus was first mailed to stockholders of Silicon
Valley Group on or about November [          ], 2000.

DATE, TIME AND PLACE OF THE SPECIAL MEETING

     The special meeting of stockholders of Silicon Valley Group is scheduled to be held as follows:

                             [DAY], [DATE], [YEAR]
                   [TIME] [a.m./p.m.], Pacific Standard time
                                   [ADDRESS]

PURPOSE OF THE SPECIAL MEETING

     The special meeting is being held so that stockholders of Silicon Valley Group may consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of October 1, 2000, by and among ASM Lithography, ALMA Holding, Inc., ALMA (Merger), Inc., and Silicon Valley Group. Adoption of the merger agreement will also constitute approval of the merger and the other transactions contemplated by the merger agreement. If any other matters are properly presented at the special meeting, the persons named in the enclosed form of proxy will have the discretion to vote on those matters in accordance with their best judgment. Silicon Valley Group is not aware of any matters that will be presented at the special meeting other than the adoption and approval of the merger agreement.

     If the stockholders of Silicon Valley Group adopt the merger agreement and the other conditions to the merger agreement are satisfied or waived, Silicon Valley Group will be merged with a subsidiary of ASM Lithography and Silicon Valley Group will become an indirect wholly-owned subsidiary of ASM Lithography. You will receive 1.286 ASM Lithography ordinary shares for each share of Silicon Valley Group common stock you hold.

STOCKHOLDER RECORD DATE FOR THE SPECIAL MEETING

     Silicon Valley Group's board of directors has fixed the close of business
on [       ], [     ] as the record date for determination of Silicon Valley
Group stockholders entitled to notice of and to vote at the special meeting. As
of the record date, there were [       ] shares of Silicon Valley Group common
stock outstanding, held by approximately [       ] holders of record.

VOTE OF SILICON VALLEY GROUP STOCKHOLDERS REQUIRED FOR ADOPTION OF THE MERGER AGREEMENT

     A majority of the outstanding shares of Silicon Valley Group common stock entitled to vote at the special meeting must be represented, either in person or by proxy, to constitute a quorum at the special meeting. The affirmative vote of the holders of at least a majority of Silicon Valley Group's common stock outstanding and entitled to vote at the special meeting is required to adopt the merger agreement. You are entitled to one vote for each share of Silicon Valley Group common stock held by you on the record date on each proposal to be presented to stockholders at the special meeting.

SECURITY OWNERSHIP OF MANAGEMENT

     As of the record date for the special meeting, directors and executive officers of Silicon Valley Group and their affiliates beneficially owned approximately 1,914,986 shares of Silicon Valley Group common stock which represented approximately 5.29% of all outstanding shares of Silicon Valley Group common stock entitled to vote at the special meeting.

PROXIES

     There are three ways to vote your proxy:

     - VOTE BY PHONE -- toll free -- 1-800-454-8683

    Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week. You will be prompted to enter your 12-digit control number, which appears on the enclosed proxy card. Follow the simple instructions the voice provides you.

     - VOTE BY INTERNET -- http://www.proxyvote.com

    Access the above Internet site to vote your proxy 24 hours a day, 7 days a week. You will be prompted to enter your 12-digit control number, which appears on the enclosed proxy card, to create an electronic ballot.

     - VOTE BY MAIL

    Mark, sign and date your proxy card and return it in the postage-paid envelope provided with this proxy statement-prospectus. If you vote by phone or Internet, please do not mail your proxy card.

Your telephone or Internet vote authorizes the proxies to vote shares in the same manner as if you had marked, signed and returned your proxy card.

     All shares of Silicon Valley Group common stock represented by properly executed proxies received before or at the special meeting will, unless the proxies are revoked, be voted in accordance with the instructions indicated thereon. If no instructions are indicated on a properly executed proxy, the shares will be voted FOR adoption of the merger agreement. You are urged to mark the box on the proxy to indicate how to vote your shares.

     If a properly executed proxy is returned and the stockholder has abstained from voting on adoption of the merger agreement, the Silicon Valley Group common stock represented by the proxy will be considered present at the special meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor of adoption of the merger agreement. Similarly, if an executed proxy is returned by a broker holding shares of Silicon Valley Group common stock in street name that indicates that the broker does not have discretionary authority to vote on adoption of the merger agreement, the shares will be considered present at the meeting for purposes of determining the presence of a quorum and of calculating the vote, but will not be considered to have been voted in favor of adoption of the merger agreement. Your broker will vote your shares only if you provide instructions on how to vote by following the information provided to you by your broker.

     Because adoption of the merger agreement requires the affirmative vote of at least a majority of Silicon Valley Group's common stock outstanding as of the record date, abstentions, failures to vote and broker non-votes will have the same effect as a vote against adoption of the merger agreement.

ADJOURNMENTS

     The special meeting may be adjourned for the purpose of soliciting additional proxies. Any adjournment of the special meeting may be made by approval of the holders of a majority of the outstanding shares of Silicon Valley Group common stock present in person or represented by proxy at the special meeting, whether or not a quorum exists. If no instructions are indicated on a properly executed proxy, the shares will be voted in favor of an adjournment of the special meeting to provide additional time to solicit votes to approve the merger agreement. Unless otherwise revoked, proxies will remain valid following such adjournment for up to three years.

REVOCATION

     You may revoke your proxy or change your vote at any time before it is voted by:

     - notifying in writing the Secretary of Silicon Valley Group at 101 Metro Drive, Suite 400, San Jose, California 95110

     - granting a subsequent proxy by mail, phone or the Internet

     - appearing in person and voting at the special meeting

     In order to vote in person at the special meeting, stockholders must attend the meeting and cast their votes in accordance with the voting provisions established for the meeting. Attendance at the special meeting without voting in accordance with the voting procedures will not in and of itself revoke a proxy. Any written notice of revocation either must be delivered at the special meeting or must be sent in time to be received before the day of the special meeting to:

                           Silicon Valley Group, Inc.
                           101 Metro Drive, Suite 400
                               San Jose, CA 95110
                           Facsimile: 1-408-467-5955
                              Attention: Secretary

     ASM Lithography and Silicon Valley Group will equally share the expenses incurred in connection with the printing and mailing of this proxy statement-prospectus. Silicon Valley Group has retained ChaseMellon Shareholder Services, L.L.C., at an estimated cost of $5,000 plus reimbursement of expenses, to assist in the solicitation of proxies. Silicon Valley Group and ChaseMellon Shareholder Services will also request banks, brokers and other intermediaries holding shares beneficially owned by others to send this proxy statement-prospectus to and obtain proxies from the beneficial owners and will reimburse the holders for their reasonable expenses in so doing.

     YOU SHOULD NOT SEND IN ANY STOCK CERTIFICATES WITH YOUR PROXIES. A TRANSMITTAL FORM WITH INSTRUCTIONS FOR THE SURRENDER OF STOCK CERTIFICATES FOR SILICON VALLEY GROUP COMMON STOCK WILL BE MAILED TO YOU AS SOON AS PRACTICABLE AFTER COMPLETION OF THE MERGER.

                                   THE MERGER

     This section of the proxy statement-prospectus describes material aspects of the proposed merger, including the merger agreement. While we believe that the description covers the material terms of the merger and the related transactions, this summary may not contain all of the information that is important to you. You should read this entire document and the other documents we refer to, including the merger agreement, carefully for a more complete understanding of the merger.

BACKGROUND OF THE MERGER

     Periodically from 1994 to 1998, representatives of Silicon Valley Group and ASM Lithography held various discussions regarding possible strategic combinations of all of or a part of the two companies.

     In the early months of 1999, Silicon Valley Group's board of directors and executive officers held numerous internal discussions outlining strategies that would enable Silicon Valley Group to increase stockholder value, including increased efforts to consider possible strategic combinations. As a result, Silicon Valley Group engaged Credit Suisse First Boston as its financial advisor to advise Silicon Valley Group about strategic opportunities.

     On August 18, 1999, representatives of Credit Suisse First Boston discussed with Silicon Valley Group's board of directors meetings they had held at the board's direction with other companies and financial institutions that could be interested in a strategic relationship with Silicon Valley Group.

     On September 24, 1999, ASM Lithography, one of these companies, entered into a confidentiality agreement with Silicon Valley Group, which has not been terminated.

     On September 27, 1999, Doug J. Dunn, Chief Executive Officer of ASM Lithography, Papken Der Torossian, Chief Executive Officer of Silicon Valley Group, John Shamaly, President of Silicon Valley Group's lithography division, and Dr. Michael Attardo, a member of Silicon Valley Group's board of directors, met in Veldhoven, The Netherlands to discuss potential synergies that would result from a combination of the two companies.

     On October 20, 1999, Mr. Dunn notified Mr. Der Torossian that ASM Lithography was not prepared to pursue further discussions at that time.

     On February 23, 2000, at a regularly scheduled meeting of Silicon Valley Group's board of directors, Mr. Der Torossian gave the board a status report on discussions with potential strategic partners, including ASM Lithography.

     On July 18, 2000, Mr. Dunn contacted Mr. Der Torossian to re-initiate discussions regarding a proposed strategic combination of ASM Lithography and Silicon Valley Group.

     On July 27, 2000, Mr. Dunn and Peter Wennink, Chief Financial Officer of ASM Lithography, met with Mr. Weinstock and Dr. Attardo in San Francisco, California to discuss ASM Lithography's renewed interest in a strategic combination with Silicon Valley Group.

     On August 1, 2000, at a regularly scheduled meeting of the Silicon Valley Group board of directors, representatives of Silicon Valley Group's financial advisor reviewed with the board the status of discussions with various parties, including ASM Lithography, regarding potential strategic relationships.

     On August 10, 2000, Mr. Der Torossian, William Hightower, President and Chief Operating Officer of Silicon Valley Group, and Mr. Weinstock met with Mr. Dunn and Mr. Wennink in New York to discuss Silicon Valley Group's operations, technology and financial performance. At this time, Silicon Valley Group and ASM Lithography entered into a new confidentiality agreement, which has not been terminated.

     On August 21, 2000, Mr. Der Torossian received a letter from Mr. Dunn outlining the terms of a proposed stock-for-stock merger of the two companies. The parties did not negotiate the terms of the merger at this time.

     On August 24, 2000, senior management of Silicon Valley Group, along with their financial advisors, reviewed ASM Lithography's proposal to acquire Silicon Valley Group in a stock-for-stock transaction with the Silicon Valley Group board of directors. The review included a detailed discussion of other potential acquirors and reasons for concluding that no other transactions were viable at that time. Silicon Valley Group's board of directors authorized management to proceed with negotiations on the basis outlined in ASM Lithography's proposal, reserving final approval of the specific terms.

     On August 30, 2000, representatives of Silicon Valley Group's financial advisor gave the board of Silicon Valley Group an update on the status of discussions with ASM Lithography. They also discussed ASM Lithography's business and the expected synergies and potential risks of the proposed transaction with the board of directors of Silicon Valley Group. Silicon Valley Group's board of directors instructed its management and financial advisor to continue negotiations pursuant to the terms proposed at the board meeting.

     During August 2000, ASM Lithography's and Silicon Valley Group's financial advisors held a number of discussions regarding the financial terms of the proposed transaction.

     During September 2000, the management of Silicon Valley Group and ASM Lithography, along with their legal and financial advisors, conducted mutual due diligence. The parties also continued to negotiate the terms of a merger agreement.

     On September 20, 2000, representatives from ASM Lithography's and Silicon Valley Group's financial advisors again met to discuss the financial terms of the proposed transaction.

     On September 21, 2000, Silicon Valley Group's board of directors discussed with its financial and legal advisors the status of negotiations, the preliminary results of the due diligence process, both companies' current stock prices and other factors bearing on the ASM Lithography proposal.

     On September 24 and 25, 2000, Silicon Valley Group senior executives met with ASM Lithography senior executives in Amsterdam, The Netherlands, to discuss the proposed acquisition and review information pertaining to ASM Lithography's business, technology, financial performance and marketing and sales capabilities and to tour ASM Lithography's facilities.

     On September 30, 2000, Silicon Valley Group's board of directors held a telephonic meeting with Silicon Valley Group's senior management team and its legal counsel and financial advisor to review the principal terms of the proposed merger. Representatives of Credit Suisse First Boston reviewed the financial terms of the transaction and the related financial analyses. The board of directors of Silicon Valley Group discussed the strategic value, expected synergies and potential risks of the transaction, as well as its prospects for continuing as a stand-alone company. Also at this meeting, Credit Suisse First Boston rendered to Silicon Valley Group's board of directors its oral opinion, subsequently confirmed by delivery of a written opinion dated as of October 1, 2000, the date of the merger agreement, to the effect that, as of the date of the opinion and based on and subject to the matters described in the opinion, the exchange ratio was fair, from a financial point of view, to the holders of Silicon Valley Group common stock. Representatives from Silicon Valley Group's legal counsel, Wilson Sonsini Goodrich & Rosati, Professional Corporation, reviewed the principal terms of the proposed merger agreement and affiliate agreements with the board of directors and advised the members of the board of their fiduciary duties in considering whether to approve the transaction. After full discussion, Silicon Valley Group's board of directors unanimously approved the merger agreement and resolved to recommend that the Silicon Valley Group stockholders adopt the merger agreement.

     On October 1, 2000, Silicon Valley Group's management, and its legal and financial advisors, met with representatives of ASM Lithography and its legal counsel in New York to finalize the merger agreement. A definitive merger agreement was negotiated and executed by all parties.

     On the morning of October 2, 2000, Silicon Valley Group and ASM Lithography made a joint public announcement of the transaction.

JOINT REASONS FOR THE MERGER

     ASM Lithography's board of management and supervisory board and Silicon Valley Group's board of directors have determined that the combined company following the merger would have the potential to realize long-term improved operating and financial results and a stronger competitive position. ASM Lithography's board of management and supervisory board and Silicon Valley Group's board of directors have identified additional potential mutual benefits of the merger that they believe will contribute to the success of the combined company. These potential benefits include the following:

     - the joint research and development effort of the two companies will enable the combined company to benefit from significant future research and development investments and accelerate the development of next generation technology

     - the expansion of customer base

     - the expansion of product offerings

     - minimal customer overlap will result in strong revenue synergies

SILICON VALLEY GROUP'S REASONS FOR THE MERGER

     The decision of the Silicon Valley Group board of directors to enter into the merger agreement with ASM Lithography and to recommend that the Silicon Valley Group stockholders adopt the merger agreement was the result of careful consideration by the Silicon Valley Group board of directors of a range of strategic alternatives, including potential business combinations with companies other than ASM Lithography, and the pursuit of a long-term independent business strategy for Silicon Valley Group. The Silicon Valley Group board of directors also consulted with Silicon Valley Group's management, as well as its legal and financial advisors, throughout the period it was considering the merger.

     During the course of its deliberations, Silicon Valley Group's board of directors considered a number of factors that the board believes make the merger attractive to Silicon Valley Group's stockholders and could contribute to the success of the combined company, including the following:

     - the potential benefits described above under the heading "Joint Reasons for the Merger"

     - historical information concerning ASM Lithography's and Silicon Valley Group's respective businesses, financial performance and condition, operations, technology, management and competitive position, including public reports concerning results of operations during the most recent fiscal year and interim period each company filed with the Securities and Exchange Commission

     - Silicon Valley Group management's view as to the financial condition, results of operations and businesses of ASM Lithography and Silicon Valley Group before and after giving effect to the merger based on management due diligence and publicly available earnings estimates

     - current financial market conditions and historical market prices, volatility and trading information with respect to ASM Lithography ordinary shares and Silicon Valley Group common stock

     - the consideration to be received by Silicon Valley Group stockholders in the merger and an analysis of the market value of the ASM Lithography ordinary shares to be issued in exchange for each share of Silicon Valley Group common stock in light of comparable merger transactions

     - the belief that the terms of the merger agreement, including the parties' representations, warranties and covenants, and the conditions to the parties' respective obligations, are reasonable

     - Silicon Valley Group management's view as to the prospects of Silicon Valley Group as an independent company

     - Silicon Valley Group management's view as to the potential for other third parties to enter into strategic relationships with or to acquire Silicon Valley Group

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

     - the financial presentation of Credit Suisse First Boston, including its opinion to the Silicon Valley Group board as to the fairness, from a financial point of view, of the exchange ratio provided for in the merger to the holders of Silicon Valley Group common stock

     - the impact of the merger on Silicon Valley Group's customers and employees

     - reports from management and legal and financial advisors as to the results of their due diligence investigation of ASM Lithography

     - increasing industry demand for Silicon Valley Group's products

     Silicon Valley Group's board of directors also considered the terms of the merger agreement regarding Silicon Valley Group's rights to consider and negotiate other strategic transaction proposals, as well as the possible effects on such proposals of the provisions regarding termination fees. In addition, Silicon Valley Group's board of directors noted that the merger is expected to be a tax-free transaction and accounted for as a pooling of interests business condition. Silicon Valley Group's board of directors also considered various alternatives to the merger, including remaining as an independent company.

     Silicon Valley Group's board of directors believed that these factors, including the Silicon Valley Group board's review of the terms of the merger agreement, supported the board's recommendation of the merger when viewed together with the risks and potential benefits of the merger.

     Silicon Valley Group's board of directors also identified and considered a variety of potentially negative factors in its deliberations concerning the merger, including, but not limited to:

     - the risk that the potential benefits sought in the merger might not be fully realized

     - the possibility that the merger might not be completed and the effect of the public announcement of the merger on:

          - Silicon Valley Group's sales and operating results

          - Silicon Valley Group's ability to attract and retain key management, marketing and technical personnel

          - progress of development projects

          - the substantial costs to be incurred in connection with the merger, including costs of integrating the businesses and transaction expenses arising from the merger

          - the risk that despite the efforts of the combined company, key technical and management personnel might not remain employed by the combined company

          - the other risks described under the section entitled "Risk Factors" on page 18 of this proxy statement-prospectus

     Silicon Valley Group's board of directors believed that these risks were outweighed by the potential benefits of the merger.

     The foregoing discussion is not exhaustive of all factors considered by Silicon Valley Group's board of directors.

     Each member of Silicon Valley Group's board may have considered different factors, and Silicon Valley Group's board evaluated these factors as a whole and did not quantify or otherwise assign relative weights to factors considered.

RECOMMENDATION OF SILICON VALLEY GROUP'S BOARD OF DIRECTORS

     AFTER CAREFUL CONSIDERATION, SILICON VALLEY GROUP'S BOARD OF DIRECTORS BELIEVES THE MERGER TO BE ADVISABLE AND IN THE BEST INTERESTS OF SILICON VALLEY GROUP AND ITS STOCKHOLDERS AND HAS, BY UNANIMOUS VOTE OF THE DIRECTORS, APPROVED THE MERGER AGREEMENT AND RECOMMENDED ITS ADOPTION BY YOU.

     In considering the recommendation of the Silicon Valley Group board of directors with respect to the merger agreement, you should be aware that certain directors and officers of Silicon Valley Group have arrangements that cause them to have certain interests in the merger that are different from, or are in addition to, the interests of Silicon Valley Group stockholders generally. Please see the section entitled "Interests of Certain Silicon Valley Group Directors, Officers and Affiliates in the Merger" on page 41 of this proxy statement-prospectus.

OPINION OF SILICON VALLEY GROUP'S FINANCIAL ADVISOR

     Credit Suisse First Boston has acted as Silicon Valley Group's financial advisor in connection with the merger. Silicon Valley Group selected Credit Suisse First Boston based on Credit Suisse First Boston's experience, expertise and reputation, and familiarity with Silicon Valley Group's business. Credit Suisse First Boston is an internationally recognized investment banking firm and is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

     In connection with Credit Suisse First Boston's engagement, Silicon Valley Group requested that Credit Suisse First Boston evaluate the fairness, from a financial point of view, to the holders of Silicon Valley Group common stock of the exchange ratio provided for in the merger. On September 30, 2000, at a meeting of the Silicon Valley Group board of directors held to evaluate the merger, Credit Suisse First Boston rendered to the Silicon Valley Group board an oral opinion, which was confirmed by delivery of a written opinion dated October 1, 2000, the date of the merger agreement, to the effect that, as of the date of the opinion and based on and subject to the matters described in its opinion, the exchange ratio was fair, from a financial point of view, to the holders of Silicon Valley Group common stock.

     THE FULL TEXT OF CREDIT SUISSE FIRST BOSTON'S WRITTEN OPINION DATED OCTOBER 1, 2000 TO THE SILICON VALLEY GROUP BOARD, WHICH SETS FORTH THE PROCEDURES FOLLOWED, ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED AS ANNEX B AND IS INCORPORATED INTO THIS DOCUMENT BY REFERENCE. HOLDERS OF SILICON VALLEY GROUP COMMON STOCK ARE URGED TO READ THIS OPINION CAREFULLY IN ITS ENTIRETY. CREDIT SUISSE FIRST BOSTON'S OPINION IS ADDRESSED TO THE SILICON VALLEY GROUP BOARD AND RELATES ONLY TO THE FAIRNESS OF THE EXCHANGE RATIO FROM A FINANCIAL POINT OF VIEW, DOES NOT ADDRESS ANY OTHER ASPECT OF THE PROPOSED MERGER OR ANY RELATED TRANSACTION AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER AS TO ANY MATTER RELATING TO THE MERGER. THE SUMMARY OF CREDIT SUISSE FIRST BOSTON'S OPINION IN THIS DOCUMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION.

     In arriving at its opinion, Credit Suisse First Boston reviewed the merger agreement, as well as publicly available business and financial information relating to Silicon Valley Group and ASM Lithography. Credit Suisse First Boston also reviewed other information relating to Silicon Valley Group and ASM Lithography, including financial forecasts, which Silicon Valley Group and ASM Lithography provided to or discussed with Credit Suisse First Boston, and met with the managements of Silicon Valley Group and ASM Lithography to discuss the businesses and prospects of Silicon Valley Group and ASM Lithography. Credit Suisse First Boston also considered financial and stock market data of Silicon Valley Group and ASM Lithography and compared those data with similar data for other publicly held companies in businesses similar to Silicon Valley Group and ASM Lithography and considered, to the extent publicly available, the financial terms of other business combinations and other transactions recently announced or completed. Credit Suisse First Boston also considered other information, financial studies, analyses and investigations and financial, economic and market criteria that it deemed relevant.

     In connection with its review, Credit Suisse First Boston did not assume any responsibility for independent verification of any of the information that was provided to or otherwise reviewed by it and relied on that information being complete and accurate in all material respects. With respect to financial forecasts, Credit Suisse First Boston was advised, and assumed, that the forecasts were reasonably prepared on bases reflecting the best currently available estimates and judgments of Silicon Valley Group's and ASM Lithography's managements as to the future financial performance of Silicon Valley Group and

ASM Lithography. In addition, Credit Suisse First Boston relied, without independent verification, on the assessments of Silicon Valley Group's and ASM Lithography's managements as to Silicon Valley Group's and ASM Lithography's existing and future technology and products, the risks associated with their technology and products and their ability to integrate Silicon Valley Group's and ASM Lithography's businesses. Credit Suisse First Boston also assumed, with Silicon Valley Group's consent, that the merger will be treated as a tax-free reorganization for federal income tax purposes and as a pooling of interests in accordance with generally accepted accounting principles.

     Credit Suisse First Boston was not requested to, and did not, make an independent evaluation or appraisal of Silicon Valley Group's and ASM Lithography's assets or liabilities, contingent or otherwise, and was not furnished with any evaluations or appraisals. Credit Suisse First Boston's opinion was necessarily based on information available to, and financial, economic, market and other conditions as they existed and could be evaluated by, Credit Suisse First Boston on the date of its opinion. Credit Suisse First Boston did not express any opinion as to what the actual value of ASM Lithography ordinary shares will be when issued in the merger or the prices at which ASM Lithography ordinary shares will trade after the merger. Although Credit Suisse First Boston evaluated the exchange ratio from a financial point of view, Credit Suisse First Boston was not requested to, and did not, recommend the specific consideration payable in the merger, which consideration was determined between Silicon Valley Group and ASM Lithography. Silicon Valley Group imposed no other limitations on Credit Suisse First Boston with respect to the investigations made or procedures followed in rendering its opinion.

     In preparing its opinion to the Silicon Valley Group board, Credit Suisse First Boston performed a variety of financial and comparative analyses, including those described below. The summary of Credit Suisse First Boston's analyses described below is not a complete description of the analyses underlying Credit Suisse First Boston's opinion. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to summary description. In arriving at its opinion, Credit Suisse First Boston made qualitative judgments as to the significance and relevance of each analysis and factor that it considered. Accordingly, Credit Suisse First Boston believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying its analyses and opinion.

     In its analyses, Credit Suisse First Boston considered industry performance, regulatory, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Silicon Valley Group and ASM Lithography. No company, transaction or business used in Credit Suisse First Boston's analyses as a comparison is identical to Silicon Valley Group or ASM Lithography or the proposed merger, and an evaluation of the results of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, business segments or transactions being analyzed. The estimates contained in Credit Suisse First Boston's analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, Credit Suisse First Boston's analyses and estimates are inherently subject to substantial uncertainty.

     Credit Suisse First Boston's opinion and financial analyses were only one of many factors considered by the Silicon Valley Group board in its evaluation of the proposed merger and should not be viewed as determinative of the views of the Silicon Valley Group board or management with respect to the merger or the exchange ratio.

     The following is a summary of the material analyses underlying Credit Suisse First Boston's opinion dated October 1, 2000 delivered to the Silicon Valley Group board in connection with the merger. THE FINANCIAL ANALYSES SUMMARIZED BELOW INCLUDE INFORMATION PRESENTED IN TABULAR FORMAT. IN ORDER TO FULLY UNDERSTAND CREDIT SUISSE FIRST BOSTON'S FINANCIAL ANALYSES, THE TABLES MUST BE READ TOGETHER WITH THE TEXT OF EACH SUMMARY. THE TABLES ALONE DO NOT CONSTITUTE A COMPLETE DESCRIPTION OF THE FINANCIAL ANALYSES. CONSIDERING THE DATA SET FORTH IN THE TABLES BELOW WITHOUT CONSIDERING THE FULL NARRATIVE DESCRIPTION OF THE FINANCIAL ANALYSES, INCLUDING THE METHODOLOGIES AND ASSUMPTIONS UNDERLYING THE ANALYSES, COULD CREATE A MISLEADING OR INCOMPLETE VIEW OF CREDIT SUISSE FIRST BOSTON'S FINANCIAL ANALYSES.

     PEER GROUP COMPARISON. Credit Suisse First Boston compared financial, operating and stock market data of Silicon Valley Group and ASM Lithography to corresponding data of the following 15 publicly traded companies in the semiconductor capital equipment industry and three publicly traded European companies in the technology industry:

             EUROPEAN
       TECHNOLOGY COMPANIES                       SEMICONDUCTOR CAPITAL EQUIPMENT COMPANIES
----------------------------------  ----------------------------------------------------------------------
                                                  MAJORS                      LITHOGRAPHY/PHOTOMASK
                                    ----------------------------------  ----------------------------------
- Alcatel S.A.                      - Applied Materials, Inc.           - DuPont Photomasks Inc.
- ST Microelectronics NV            - KLA-Tencor Corporation            - Cymer, Inc.
- Infineon Technologies AG          - Teradyne, Inc.                    - Photronics, Inc.
                                    - Novellus Systems, Inc.            - UltraTech Stepper, Inc.
                                    - Lam Research Corporation

                                                AUTOMATION                           THERMAL
                                    ----------------------------------  ----------------------------------
                                    - Brooks Automation, Inc.           - Axcelis Technologies, Inc.
                                    - Asyst Technologies, Inc.          - Mattson Technology, Inc.
                                    - PRI Automation, Inc.              - Varian Semiconductor
                                                                          Equipment Associates, Inc.

     Credit Suisse First Boston compared stock prices as a multiple of estimated calendar years 2000 and 2001 earnings per share and fully diluted aggregate values, calculated as fully diluted equity market value plus net debt, as a multiple of estimated calendar years 2000 and 2001 revenues. All multiples were based on closing stock prices on September 28, 2000, the date two trading days prior to public announcement of the merger. Estimated financial data for Silicon Valley Group, ASM Lithography and the selected companies were based on research analysts' estimates. This analysis indicated the following median implied multiples for the selected companies and groups of companies, as compared to the implied multiples for Silicon Valley Group, both on a stand-alone basis and pro forma for the merger, and ASM Lithography:

                                                                                       AGGREGATE
                                                            PRICE/EARNINGS           VALUE/REVENUE
                                                         ---------------------   ---------------------
                                                         ESTIMATED   ESTIMATED   ESTIMATED   ESTIMATED
                                                           2000        2001        2000        2001
                                                         ---------   ---------   ---------   ---------
Silicon Valley Group...................................    15.7x       11.5x       0.7x        0.6x
Silicon Valley Group-Merger............................    29.8x       21.9x       1.6x        1.4x
ASM Lithography........................................    50.6x       32.3x       8.3x        5.5x
Applied Materials, Inc.................................    24.7x       17.6x       5.2x        3.9x
KLA-Tencor Corporation.................................    25.8x       18.7x       5.3x        3.5x
European technology companies..........................    36.5x       25.5x       6.5x        4.8x
Majors.................................................    21.6x       16.4x       4.4x        3.3x
Lithography/Photomask companies........................    26.2x       16.4x       2.7x        2.1x
Automation companies...................................    18.5x       11.6x       1.2x        0.9x
Thermal companies......................................    11.8x        8.4x       1.9x        1.5x

     TRANSACTION MULTIPLES ANALYSIS. Credit Suisse First Boston reviewed the implied transaction multiples paid in the following merger and acquisition transactions in the semiconductor capital equipment industry:

              ACQUIROR                            TARGET
     ---------------------------    ----------------------------------
 -   Applied Materials, Inc.        Etec Systems, Inc.
 -   SpeedFam International,        Integrated Process Equipment Corp.
     Inc.
 -   Lam Research Corporation       OnTrak Systems, Inc.
 -   KLA Instruments Corporation    Tencor Instruments

     Credit Suisse First Boston compared aggregate values in the selected transactions as a multiple of latest 12 months revenue and stock prices as a multiple of latest 12 months and next 12 months earnings per share with the corresponding multiples implied for Silicon Valley Group by the exchange ratio in the merger. All multiples for the selected transactions were based on information available at the time of the relevant transaction. Estimated financial data for Silicon Valley Group and the selected transactions were based on research analysts' estimates. This analysis indicated the following implied multiples:

                                                              AGGREGATE
                                                               VALUE/
                                                               REVENUE      PRICE/EARNINGS
                                                              ---------   -------------------
                                                              LATEST 12   LATEST 12   NEXT 12
                                                               MONTHS      MONTHS     MONTHS
                                                              ---------   ---------   -------
Silicon Valley Group:
  ASM Lithography September 28, 2000 closing price..........    1.9x        47.1x      24.8x
  ASM Lithography 30-day closing price......................    2.1x        51.8x      27.3x
Applied Materials, Inc. / Etec Systems, Inc.................    8.8x           NM      65.4x
SpeedFam International, Inc. / Integrated Process Equipment
  Corp......................................................    1.5x           NM         NM
Lam Research Corporation / Ontrak Systems, Inc..............    3.0x        45.9x      74.7x
KLA Instruments Corporation / Tencor Instruments............    2.8x        19.5x      26.0x

     Credit Suisse First Boston also reviewed the premiums paid in the selected transactions to the closing stock prices for the relevant target one day and 30 days prior to public announcement of the transaction and to the high closing stock price over the 12-month period prior to public announcement of the transaction. This analysis indicated the following results, as compared to the premiums implied for Silicon Valley Group by the exchange ratio in the merger over corresponding periods:

                                                                          IMPLIED PREMIUM
                                                             -----------------------------------------
                                                                                            LATEST 12
                                                                                              MONTHS
                                                             CURRENT PRICE   30-DAY PRICE   HIGH PRICE
                                                             -------------   ------------   ----------
Silicon Valley Group:
  ASM Lithography September 28, 2000 closing price.........       90.1 %         55.6%          30.8 %
  ASM Lithography 30-day closing price.....................      109.0 %         71.2%          43.8 %
Applied Materials, Inc. / Etec Systems, Inc................       65.3 %        131.9%         122.5 %
SpeedFam International, Inc. / Integrated Process Equipment
  Corp.....................................................       (2.9)%        108.5%         (37.2)%
Lam Research Corporation / OnTrak Systems, Inc.............       14.3 %         59.7%          32.2 %
KLA Instruments Corporation / Tencor Instruments...........       34.0 %         69.4%          94.8 %

     EXCHANGE RATIO ANALYSIS. Credit Suisse First Boston reviewed the average of the ratios of the closing price of Silicon Valley Group common stock to the closing price of ASM Lithography ordinary shares over various periods ending September 28, 2000. Credit Suisse First Boston then computed the premium of the exchange ratio in the merger to these ratios and the pro forma fully diluted ownership of the Silicon Valley Group stockholders in the combined company implied by these ratios. This analysis indicated the following:

                                          AVERAGE EXCHANGE      PREMIUM IMPLIED      IMPLIED SILICON VALLEY
            PERIOD PRIOR TO                  RATIO OVER      BY THE EXCHANGE RATIO    GROUP FULLY DILUTED
           SEPTEMBER 28, 2000                  PERIOD            IN THE MERGER        OWNERSHIP PERCENTAGE
           ------------------             ----------------   ---------------------   ----------------------
Current market..........................       0.677x                90.1%                    5.2%
10 trading days average.................       0.697x                84.4%                    5.3%
30 trading days average.................       0.709x                81.4%                    5.4%
60 trading days average.................       0.702x                83.1%                    5.4%
90 trading days average.................       0.683x                88.3%                    5.2%
180 trading days average................       0.664x                93.8%                    5.1%
Since January 4, 1999...................       0.709x                81.3%                    5.4%

     Credit Suisse First Boston noted that the pro forma fully diluted ownership of the Silicon Valley Group stockholders in the combined company implied by the exchange ratio was 9.8%.

     PREMIUMS PAID ANALYSIS. Credit Suisse First Boston analyzed the purchase prices paid in the following four publicly announced stock-for-stock transactions involving companies in the semiconductor capital equipment industry:

              ACQUIROR                            TARGET
     ---------------------------    ----------------------------------
 -   Applied Materials, Inc.        Etec Systems, Inc.
 -   SpeedFam International,        Integrated Process Equipment Corp.
     Inc.
 -   Lam Research Corporation       OnTrak Systems, Inc.
 -   KLA Instruments Corporation    Tencor Instruments

     Credit Suisse First Boston also reviewed the purchase prices paid in seven stock-for-stock transactions in the semiconductor capital equipment industry effected since January 14, 1997, 21 stock-for-stock transactions in the semiconductor capital equipment industry effected since April 30, 1987, 88 stock-for-stock transactions with a transaction value in excess of $500 million across a wide range of sectors within the technology industry effected since July 5, 1994 and 199 stock-for-stock transactions across a wide range of sectors within the technology industry effected since April 30, 1987.

     The following table presents the premium reference range implied by the exchange ratio provided for in each transaction or group of transactions to the ratio of the stock prices for the acquirors and targets in the transactions one trading day prior to public announcement of the transactions and the average ratio of the stock prices for the acquirors and targets in the transactions over various periods prior to public announcement of the transactions, as compared to the premiums represented by the exchange ratio in the merger for corresponding periods:

                                                                       PREMIUM REPRESENTED BY EXCHANGE
                                                                       RATIO IN THE MERGER OVER AVERAGE
                  PERIOD PRIOR TO                     EXCHANGE RATIO    RATIO OF SILICON VALLEY GROUP
                    ANNOUNCEMENT                         PREMIUM             COMMON STOCK TO ASM
                   OF TRANSACTION                         RANGE          LITHOGRAPHY ORDINARY SHARES
                  ---------------                     --------------   --------------------------------
                                                      HIGH      LOW
Current Market......................................  65.3%    (2.4)%                90.1%
10 trading days average.............................  77.2%    20.2%                 84.4%
30 trading days average.............................  73.1%    18.0%                 81.4%
60 trading days average.............................  62.0%    13.1%                 83.1%
90 trading days average.............................  50.1%    16.0%                 88.3%
120 trading days average............................  42.1%    16.6%                 85.6%
150 trading days average............................  40.9%    14.5%                 88.3%
180 trading days average............................  38.5%    11.2%                 93.8%
Latest 12 months....................................  44.6%    10.7%                109.4%
Average of periods..................................  51.9%    12.6%                 89.0%

     DISCOUNTED CASH FLOW ANALYSIS. Credit Suisse First Boston estimated the present value of the stand-alone, unlevered, after-tax free cash flows that Silicon Valley Group could produce over fiscal years 2001 through 2004, based on two scenarios. The first scenario, the management case, was based on internal estimates of the management of Silicon Valley Group. The second scenario, the alternate case, was based on adjustments to the management case discussed with and reviewed by Silicon Valley Group management to reflect the potential for reduced market share.

     Credit Suisse First Boston calculated ranges of estimated terminal values for Silicon Valley Group by multiplying estimated calendar year 2004 earnings by multiples ranging from 10.0x to 14.0x. The estimated free cash flows and terminal values for Silicon Valley Group were then discounted to present value using discount rates of 14.0% to 18.0%, implying perpetuity growth rates of 12.7% to 17.1% for the management case and 16.3% to 21.2% for the alternate case. This analysis indicated an implied Silicon Valley Group per share value reference range of $52.18 to $74.06, for the management case, and $31.91 to $46.85, for the alternate case, as compared to the price for Silicon Valley Group common stock implied by the exchange ratio in the merger and based on the closing price of ASM Lithography ordinary shares on September 28, 2000 of $43.48 per share.

     Credit Suisse First Boston also conducted a discounted cash flow sensitivity analysis based on the management case in order to examine the impact on the implied value per share for Silicon Valley Group of a reduction in total addressable market size by up to 30% and a reduction in Silicon Valley Group's market share by up to 10%. This analysis indicated an implied Silicon Valley Group per share value reference range of $23.79 to $60.93.

     PRO FORMA EARNINGS IMPACT ANALYSIS. Credit Suisse First Boston analyzed the potential pro forma effect of the merger on ASM Lithography's estimated earnings per share for calendar years 2000 and 2001, based on research analysts' estimates. Based on the exchange ratio in the merger of 1.286x, this analysis indicated that the proposed merger could be accretive to ASM Lithography's estimated pro forma earnings per share in calendar years 2000 and 2001. The actual results achieved by the combined company may vary from projected results and the variations may be material.

     ILLUSTRATIVE TRADING ANALYSIS. In order to examine the impact of a decrease in the combined company's estimated calendar year 2001 earnings multiples, Credit Suisse First Boston computed the implied value per share of Silicon Valley Group common stock on a stand-alone basis and on a pro forma basis, assuming the merger is completed. In this analysis, Credit Suisse First Boston utilized estimated calendar year 2001 earnings per share for the combined company on a pro forma basis and applied a range of estimated calendar year 2001 earnings multiples not higher than the multiple implied by the market price per share for ASM Lithography ordinary shares on September 28, 2000. This analysis was performed based on research analysts' estimates. The results of this analysis indicated an implied per share value reference range for Silicon Valley Group common stock of $24.89 to $45.68, as compared to the price for Silicon Valley Group common stock implied by the exchange ratio in the merger.

     HISTORICAL STOCK PRICE ANALYSIS. Credit Suisse First Boston also analyzed the prices at which Silicon Valley Group common stock traded over the period from January 3, 2000 through September 28, 2000. Credit Suisse First Boston noted that the high closing price for Silicon Valley Group common stock in the period observed was $33.25 on July 17, 2000, and the low closing price for Silicon Valley Group common stock in the period observed was $16.53 on January 6, 2000.

     Credit Suisse First Boston analyzed the prices at which ASM Lithography ordinary shares traded over the period from January 3, 2000 through September 28, 2000. Credit Suisse First Boston noted that the high closing price for ASM Lithography ordinary shares in the period observed was $50.10 on March 3, 2000, and the low closing price for ASM Lithography ordinary shares in the period observed was $31.81 on September 26, 2000.

     COMPARATIVE STOCK PRICE PERFORMANCE. Credit Suisse First Boston also compared the recent stock price performance of each of Silicon Valley Group and ASM Lithography with an index comprised of major companies in the semiconductor capital equipment industry, including Applied Materials, Inc., KLA-Tencor Corporation, Teradyne, Inc. and Novellus Systems, Inc., an index comprised of companies in the lithography/photomask sector of the semiconductor industry, including DuPont Photomasks Inc., Cymer, Inc., Photronics, Inc. and UltraTech Stepper, Inc. and with ST Microelectronics and the Nasdaq composite index over the period from September 27, 1999 through September 28, 2000. The results of this analysis were as follows:

                                                     INCREASE IN MARKET PRICE PER
                 COMPANY OR INDEX                    SHARE FROM 9/27/99 TO 9/28/00
                 ----------------                    -----------------------------
Silicon Valley Group...............................               89.6%
ASM Lithography....................................               51.5%
Majors index.......................................               51.8%
Lithography/photomask companies index..............                8.2%
ST Microelectronics................................              102.9%
NASDAQ composite index.............................               36.8%

     OTHER FACTORS. In the course of preparing its opinion, Credit Suisse First Boston also reviewed and considered other information and data, including:

     - the historical stock prices and trading characteristics for the last four years of Silicon Valley Group common stock and ASM Lithography ordinary shares; and

     - selected research analysts' reports for Silicon Valley Group and ASM Lithography, including stock or share price estimates for those analysts.

     MISCELLANEOUS. Silicon Valley Group has agreed to pay Credit Suisse First Boston for its financial advisory services customary fees based on the aggregate value of the merger. Credit Suisse First Boston also received a fee upon delivery of its opinion. Silicon Valley Group also has agreed to reimburse Credit Suisse First Boston for its out-of-pocket expenses, including fees and expenses of legal counsel and any other advisor retained by Credit Suisse First Boston, and to indemnify Credit Suisse First Boston and related parties against liabilities, including liabilities under the federal securities laws, arising out of its engagement.

     Credit Suisse First Boston and its affiliates have in the past provided financial services to Silicon Valley Group and ASM Lithography unrelated to the proposed merger, for which services Credit Suisse First Boston and its affiliates have received compensation. In the ordinary course of business, Credit Suisse First Boston and its affiliates may actively trade the debt and equity securities of both Silicon Valley Group and ASM Lithography for their own accounts and for the accounts of customers and, accordingly, may at any time hold long or short positions in those securities.

INTERESTS OF CERTAIN SILICON VALLEY GROUP DIRECTORS, OFFICERS AND AFFILIATES IN THE MERGER

     When considering the recommendation of Silicon Valley Group's board of directors, you should be aware that certain Silicon Valley Group directors and officers have certain arrangements that cause them to have interests in the merger that are different from, or are in addition to, yours.

     On July 15, 1997, Silicon Valley Group and each of Nam P. Suh, William Martin and Lawrence Tomlinson (each directors of the corporation) entered into common stock equivalent agreements pursuant to which each director would receive 1,000 common stock equivalents which are convertible, at no cost, into 1,000 shares of the common stock of Silicon Valley Group upon the earlier of: (i) July 15, 2001 or (ii) the date upon which such director dies, retires or his services shall terminate for any reason. Upon the occurrence of the merger, each director shall be entitled to receive 1,286 shares of ASM Lithography ordinary shares in exchange for the 1,000 shares of common stock received under the agreement.

     On June 7, 1999, Silicon Valley Group and Papken S. Der Torossian entered into a first amended and restated employment agreement which provides that if Mr. Der Torossian is terminated without cause, dies, is disabled or voluntarily terminates his employment after suffering a material change in his location, salary, benefits or responsibilities, Mr. Der Torossian will receive the following:

     - a lump sum payment equal to 300% of his base compensation

     - a lump sum payment equal to the greater of: (i) 300% of his aggregate bonus and car allowance payable for the immediately preceding 12-month period and (ii) 300% of the target bonus and car allowance paid to Mr. Der Torossian in the immediately preceding fiscal year

     - the right to exercise his vested options for 36 months following the date of termination

If Mr. Der Torossian is terminated, with or without cause, within 12 months following a change of control, he shall be entitled to:

     - the payments set forth above

     - the immediate vesting of all unvested options as of the date of termination and Mr. Der Torossian shall have 36 months following such date to exercise his options

     On June 7, 1999, Silicon Valley Group and William A. Hightower entered into a first amended and restated employment agreement which provides that if Mr. Hightower is terminated without cause, dies, is disabled or voluntarily terminates his employment after suffering a material change in his location, salary, benefits or responsibilities, Mr. Hightower will receive the following:

     - a lump sum payment equal to 300% of his base compensation

     - a lump sum payment equal to the greater of: (i) 300% of his aggregate bonus and car allowance payable for the immediately preceding 12-month period and (ii) 300% of the target bonus and car allowance paid to Mr. Hightower in the immediately preceding fiscal year

     - the right to exercise his vested options for 36 months following the date of termination

If Mr. Hightower is terminated, with or without cause, within 12 months following a change of control, he shall be entitled to:

     - the payments set forth above

     - the immediate vesting of all unvested options as of the date of termination and Mr. Hightower shall have 36 months following such date to exercise his options

     On June 7, 1999, Silicon Valley Group and Boris Lipkin, Corporate Vice President of Silicon Valley Group, entered into a first amended and restated employment agreement which provides that if Mr. Lipkin is terminated without cause or voluntarily terminates his employment after suffering a material change in his location, salary, benefits or responsibilities, Mr. Lipkin will receive the following:

     - a payment equal to 24 months of his base compensation

     - the right to exercise his vested options for 24 months following the date of termination

If Mr. Lipkin is terminated without cause and (A) such termination is within 12 months following a change of control or (B) a change of control occurs within 90 days following such termination, Mr. Lipkin shall be entitled to:

     - the payments set forth above

     - the immediate vesting of all unvested options as of the date of termination and Mr. Lipkin shall have 24 months following such date to exercise his options

If Mr. Lipkin is terminated as a result of his death or disability, Mr. Lipkin will receive a payment equal to 24 months of his base compensation, which in the case of disability shall be offset by any payments received as a result of disability insurance.

     On June 7, 1999, Silicon Valley Group and Russell G. Weinstock entered into a first amended and restated employment agreement which provides that if Mr. Weinstock is terminated without cause or voluntarily terminates his employment after suffering a material change in his location, salary, benefits or responsibilities, Mr. Weinstock will receive the following:

     - a payment equal to 24 months of his base compensation

     - the right to exercise his vested options for 24 months following the date of termination

If Mr. Weinstock is terminated without cause and (A) such termination is within 12 months following a change of control or (B) a change of control occurs within 90 days following such termination, Mr. Weinstock shall be entitled to:

     - the payments set forth above

     - the immediate vesting of all unvested options as of the date of the termination and Mr. Weinstock shall have 24 months following such date to exercise his options

If Mr. Weinstock is terminated as a result of his death or disability, Mr. Weinstock will receive a payment equal to 24 months of his base compensation, which in the case of disability shall be offset by any payments received as a result of disability insurance.

     On September 23, 1999, Silicon Valley Group and Jeffrey Kowalski, President of Silicon Valley Group's Thermal Systems division, entered into a change of control severance agreement which provides that if Mr. Kowalski is terminated without cause, dies, suffers a disability or voluntarily terminates his employment after suffering a material change in his location, salary, benefits or responsibilities within 12 months following a change in control, Mr. Kowalski will receive the following:

     - a payment equal to 18 months of his base compensation and car allowance

     - the acceleration of all options unvested as of the date of termination

     On September 23, 1999, Silicon Valley Group and John Shamaly, President of Silicon Valley Group's Lithography division, entered into a change of control severance agreement. This agreement provides that if at any time during the 12 months following a change in control Mr. Shamaly is terminated without cause, dies, suffers a disability or voluntarily terminates his employment after suffering a material change in his location, salary, benefits or responsibilities within 12 months following a change in control, Mr. Shamaly will receive the following:

     - a payment equal to 18 months of his base compensation and car allowance

     - the acceleration of all options unvested as of the date of termination

     On September 23, 1999, Silicon Valley Group and Steven Jensen, Vice President of Worldwide Sales and Service of Silicon Valley Group, entered into a change of control severance agreement. This agreement provides that if at any time during the 12 months following a change in control Mr. Jensen is terminated without cause, dies, suffers a disability or voluntarily terminates his employment after suffering a material change in his location, salary, benefits or responsibilities within 12 months following a change in control, Mr. Jensen will receive the following:

     - a payment equal to 18 months of his base compensation and car allowance

     - the acceleration of all options unvested as of the date of termination

     As of October 1, 2000, Silicon Valley Group entered into a separation and consulting agreement with Papken S. Der Torossian, which becomes effective upon the closing of the merger. During the term of the agreement, Mr. Der Torossian agrees to assist in the integration of Silicon Valley Group into ASM Lithography and to refrain from competing with the combined entity. In exchange for his services and in lieu of the severance payments due to Mr. Der Torossian under his first amended and restated employment agreement, Mr. Der Torossian will receive the following:

     - $7,842,690 upon completion of the merger

     - $1,680,580 on each of the first two anniversaries of the effective date of the merger

     - 36 monthly payments of $30,000

     - payments of medical care premiums for Mr. Der Torossian and his dependants until the earlier of: (i) the date that Mr. Der Torossian is eligible for Medicare and (ii) his death

In addition, pursuant to his first amended and restated employment agreement, all options held by Mr. Der Torossian that are unvested as of the effective date shall become fully exercisable and Mr. Der Torossian shall have 36 months in which to exercise his options.

     As of October 1, 2000, Silicon Valley Group entered into a separation and consulting agreement with William Hightower, which becomes effective upon the closing of the merger. During the term of the agreement, Mr. Hightower agrees to assist in the integration of Silicon Valley Group into ASM Lithography and to refrain from competing with the combined entity. In exchange for his services and in lieu of the severance payments due to Mr. Hightower under his first amended and restated employment agreement, Mr. Hightower will receive the following:

     - $3,637,980 upon completion of the merger

     - $779,570 on each of the first two anniversaries of the effective date of the merger

     - 36 monthly payments of $20,000

In addition, pursuant to his first amended and restated employment agreement, all options held by Mr. Hightower that are unvested as of the effective date shall become fully exercisable and Mr. Hightower shall have 36 months in which to exercise his options.

     As of October 1, 2000, Silicon Valley Group entered into a separation and consulting agreement with Russell Weinstock, which becomes effective upon the closing of the merger. During the term of the agreement, Mr. Weinstock agrees to assist in the integration of Silicon Valley Group into ASM Lithography and to refrain from competing with the combined entity. In exchange for his services and in lieu of the severance payments due to Mr. Weinstock under his first amended and restated employment agreement, Mr. Weinstock will receive the following:

     - $1,657,840 upon completion of the merger

     - $335,970 on each of the first two anniversaries of the effective date of the merger

     - 36 monthly payments of $15,000

     - payments of medical care premiums for Mr. Weinstock and his dependants until the earlier of: (i) the date that Mr. Weinstock is eligible for Medicare and (ii) his death

     In addition, pursuant to his first amended and restated employment agreement, all options held by Mr. Weinstock that are unvested as of the effective date shall become fully exercisable and Mr. Weinstock shall have 24 months in which to exercise his options.

     As of the record date, directors and executive officers of Silicon Valley Group and their affiliates beneficially owned approximately 5.29% of the outstanding shares of Silicon Valley Group common stock.

     DIRECTORS' AND OFFICERS' INSURANCE; INDEMNIFICATION. The merger agreement provides that upon completion of the merger, Silicon Valley Group will indemnify and hold harmless, and provide advancement of expenses to, all past and present directors and officers of Silicon Valley Group and its subsidiaries for acts or omissions occurring at or prior to the completion of the merger. In addition, Silicon Valley Group's organizational documents will continue to provide indemnification for the past and present directors and officers of Silicon Valley Group and its subsidiaries to the fullest extent permitted by Delaware law for a period of six years following the completion of the merger.

     ASM Lithography will also be required to maintain for a period of not less than six years after completion of the merger, either the current policies of directors' and officers' liability insurance maintained by Silicon Valley Group or comparable policies that cover claims arising from facts or events that occurred on or before the completion of the merger. ASM Lithography, however, will not be required to expend in any one year an amount in excess of 150% of the annual premiums currently paid for such insurance.

     As a result of the agreements and arrangements discussed in this section, these directors and officers could be more likely to vote to approve the merger agreement than if they did not hold these interests. Silicon Valley Group stockholders should consider whether these interests may have influenced these directors and officers to support or recommend the merger.

COMPLETION AND EFFECTIVENESS OF THE MERGER

     The merger will be completed when all of the conditions to completion of the merger are satisfied or waived, including adoption of the merger agreement by the stockholders of Silicon Valley Group. The merger will become effective upon the filing of a certificate of merger with the State of Delaware.

     We are working towards completing the merger as quickly as possible. We hope to complete the merger during the first half of 2001.

STRUCTURE OF THE MERGER AND CONVERSION OF SILICON VALLEY GROUP COMMON STOCK

     In accordance with the merger agreement and Delaware law, ALMA (Merger), Inc., a newly-formed and wholly-owned subsidiary of ALMA Holding, Inc., itself a wholly-owned subsidiary of ASM Lithography, will be merged with and into Silicon Valley Group. As a result of the merger, the separate corporate existence of ALMA (Merger), Inc. will cease and Silicon Valley Group will survive the merger as an indirect wholly-owned subsidiary of ASM Lithography.

     Upon completion of the merger, each outstanding share of Silicon Valley Group common stock, other than shares held by us and our subsidiaries, will be converted into the right to receive 1.286 fully paid and nonassessable ASM Lithography ordinary shares. The number of ASM Lithography ordinary shares issuable in the merger will be proportionately adjusted for any additional future share split, share dividend or similar event with respect to Silicon Valley Group common stock or ASM Lithography ordinary shares effected between the date of the merger agreement and the completion of the merger.

     No certificate or scrip representing fractional ASM Lithography ordinary shares will be issued in connection with the merger. Instead you will receive cash, without interest, in lieu of a fraction of an ASM Lithography ordinary share. The amount of cash is to be determined through the sale of the aggregated fractional shares by an exchange agent. Promptly after the closing, the exchange agent will sell the fractional shares as promptly as possible and distribute the cash after paying all commissions, transfer taxes and other expenses incurred through the sale of the aggregated fractional shares. Alternatively, ASM Lithography has the right to choose to make payments directly to the Silicon Valley Group stockholders instead of using an exchange agent. If ASM Lithography were to exercise this option, each Silicon Valley Group common stockholder would receive an amount determined by multiplying (A) the average of the last reported sales prices of ASM Lithography ordinary shares, as reported on the NASDAQ National Market, on each of the 5 trading days before the third trading day prior to the consummation of the merger by (B) the fractional ASM Lithography ordinary share to which such Silicon Valley Group common stockholder would otherwise be entitled.

EXCHANGE OF SILICON VALLEY GROUP STOCK CERTIFICATES FOR ASM LITHOGRAPHY SHARE CERTIFICATES

     Promptly after the merger is completed, the exchange agent will mail to you an executed letter of transmittal and instructions for use in surrendering your Silicon Valley Group stock certificates in exchange for ASM Lithography share certificates. When you deliver your Silicon Valley Group stock certificates to the exchange agent along with a properly executed letter of transmittal and any other required documents, your Silicon Valley Group stock certificates will be canceled and you will receive ASM Lithography share certificates representing the number of full ASM Lithography ordinary shares to which you are entitled under the merger agreement.

     You will receive payment in cash, without interest, in lieu of any fractional ASM Lithography ordinary shares which would have been otherwise issuable to you as a result of the merger.

     YOU SHOULD NOT SUBMIT YOUR SILICON VALLEY GROUP STOCK CERTIFICATES FOR EXCHANGE UNLESS AND UNTIL YOU RECEIVE THE TRANSMITTAL INSTRUCTIONS AND A FORM OF LETTER OF TRANSMITTAL FROM THE EXCHANGE AGENT.

     You are not entitled to receive any declared dividends or other distributions on ASM Lithography ordinary shares until the merger is completed and you have surrendered your Silicon Valley Group stock certificates in exchange for ASM Lithography share certificates.

     If there is any dividend or other distribution on ASM Lithography ordinary shares with a record date after the merger and a payment date prior to the date you surrender your Silicon Valley Group stock certificates in exchange for ASM Lithography share certificates, you will receive it with respect to the whole number of shares of ASM Lithography ordinary shares issued to you promptly after they are issued. If there is any dividend or other distribution on ASM Lithography ordinary shares with a record date after the merger and a payment date after the date you surrender your Silicon Valley Group stock certificates in exchange for ASM Lithography share certificates, you will receive it with respect to the whole shares of ASM Lithography ordinary shares issued to you promptly after the payment date.

     ASM Lithography will issue an ASM Lithography share certificate or a check in lieu of a fractional share in a name other than the name in which a surrendered Silicon Valley Group stock certificate is registered only if you present the exchange agent with all documents required to show and effect the unrecorded transfer of ownership and show that you paid any applicable stock transfer taxes.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

     The following discussion is a summary of the material United States federal income tax consequences of the exchange of Silicon Valley Group common stock for ASM Lithography ordinary shares pursuant to the merger and the ownership of ASM Lithography ordinary shares. The discussion which follows is based on the Internal Revenue Code, Treasury Regulations promulgated thereunder, administrative rulings and pronouncements and judicial decisions as of the date of this proxy statement-prospectus, all of which are subject to change, possibly with retroactive effect. In addition, the following discussion also is based on the assumptions, limitations, representations and covenants relevant to the discussion, including those contained in certificates of officers of ASM Lithography and Silicon Valley Group expected to be executed as of the completion of the merger.

     The discussion below is for general information only and, except where specifically noted, does not address the effects of any state, local or non-United States tax laws. In addition, the discussion below relates to persons who hold Silicon Valley Group common stock and will hold ASM Lithography ordinary shares as capital assets. The tax treatment of a Silicon Valley Group stockholder may vary depending upon such stockholder's particular situation, and certain stockholders may be subject to special rules not discussed below. These stockholders would include, for example:

     - insurance companies

     - tax-exempt organizations

     - financial institutions

     - broker-dealers

     - shareholders who are foreign persons, and

     - individuals who receive ASM Lithography ordinary shares pursuant to the exercise of employee stock options or otherwise as compensation

     In addition, this discussion does not address the tax consequences to any Silicon Valley Group stockholder who will own 5% or more of either the total voting power or the total value of the outstanding ASM Lithography ordinary shares after the merger (determined after taking into account ownership under the applicable attribution rules of the Internal Revenue Code) and non-U.S. Holders (defined in the following paragraph) who have held more than 5% of the Silicon Valley Group common stock at any time within the five-year period ending at the completion of the merger.

     As used in this section, a "U.S. Holder" means a holder of Silicon Valley Group common stock who exchanges Silicon Valley Group common stock for ASM Lithography ordinary shares that is, for United States federal income tax purposes,

     - a citizen or resident of the United States

     - a corporation, partnership or other entity (other than a trust) created or organized in or under the laws of the United States or any political subdivision thereof

     - an estate whose income is subject to United States federal income tax regardless of its source or

     - a trust if, in general, a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have authority to control all of its substantial decisions

     As used in this section, a non-U.S. Holder is a holder of Silicon Valley Group common stock that is not a U.S. Holder.

     CONSEQUENCES OF THE MERGER. Completion of the merger is conditioned upon the receipt by ASM Lithography of an opinion from Skadden, Arps, Slate, Meagher & Flom LLP, its counsel, and by Silicon Valley Group of an opinion from Wilson Sonsini Goodrich & Rosati, Professional Corporation, its counsel, to the effect that

     - the merger will constitute a reorganization within the meaning of Section 368 of the Internal Revenue Code

     - Silicon Valley Group, ASM Lithography and ALMA Holding, Inc. will each be a party to the reorganization and

     - ASM Lithography will be treated as a corporation under Section 367(a) of the Internal Revenue Code

These opinions of counsel will be subject to certain assumptions and qualifications and will be based on facts existing as of the completion of the merger and on certain representations as to factual matters made by ASM Lithography and Silicon Valley Group. These representations, if incorrect in certain material respects, could jeopardize the conclusions reached in the opinions. Neither ASM Lithography nor Silicon Valley Group is currently aware of any facts or circumstances that would cause any such representations made to counsel to be untrue or incorrect in any material respect. Any opinion of counsel is not binding on the Internal Revenue Service or the courts.

     The qualification of the merger as a reorganization will result in the following material United States federal income tax consequences:

     - A Silicon Valley Group stockholder will not recognize any income, gain or loss as a result of the receipt of ASM Lithography ordinary shares in exchange for Silicon Valley Group common stock pursuant to the merger, except for cash received in lieu of a fractional ASM Lithography ordinary share.

     - The tax basis of a Silicon Valley Group stockholder for the ASM Lithography ordinary shares received pursuant to the merger, including any fractional share interest in ASM Lithography ordinary shares for which cash is received, will equal such Silicon Valley Group stockholder's tax basis in the Silicon Valley Group common stock exchanged therefor.

     - The holding period of a Silicon Valley Group stockholder for the ASM Lithography ordinary shares received pursuant to the merger will include the holding period of the Silicon Valley Group common stock surrendered in exchange therefor.

     - A Silicon Valley Group stockholder that is a U.S. Holder and that receives cash in lieu of a fractional share interest in ASM Lithography ordinary shares pursuant to the merger will be treated as having received such cash in exchange for such fractional share interest and generally will recognize capital gain or loss on such deemed exchange in an amount equal to the difference between the amount of cash received and the basis of the Silicon Valley Group stock allocable to such fractional share. The tax rate applicable to capital gains of an individual taxpayer will vary depending on the taxpayer's holding period for its shares of Silicon Valley Group common stock. In the case of an individual, any such capital gain will be subject to a maximum federal income tax rate of 20% if the individual's holding period for such shares was more than one year at the completion of the merger. Gains on the sale of capital assets held for one year or less by individuals are subject to tax at ordinary income rates.

     - No income, gain or loss will be recognized by ASM Lithography or Silicon Valley Group or the other parties to the merger agreement solely as a result of the merger.

CERTAIN UNITED STATES FEDERAL INCOME TAX AND THE NETHERLANDS TAX CONSEQUENCES OF OWNERSHIP OF ASM LITHOGRAPHY ORDINARY SHARES

- UNITED STATES TAXATION

     TAXATION OF DIVIDENDS. U. S. Holders will include in gross income as foreign-source dividend income the gross amount of any distribution (before reduction for Netherlands withholding taxes) ASM Lithography makes out of its current or accumulated earnings and profits (as determined for United States federal income tax purposes) when the distribution is actually or constructively received by the U. S.

Holder. Distributions will not be eligible for the dividends-received deduction generally allowed to United States corporations in respect of dividends received from other United States corporations. The amount of the dividend distribution includible in income of a U. S. Holder will be the United States dollar value of the foreign currency (e.g., Dutch guilders or euros) paid, determined by the spot rate of exchange on the date of the distribution, regardless of whether the payment is in fact converted into United States dollars. Generally, any gain or loss resulting from currency exchange fluctuations during the period from the date the dividend payment is includible in income to the date such payment is converted into United States dollars will be treated as ordinary income or loss. The gain or loss will generally be income from sources within the United States for United States foreign tax credit purposes. Distributions in excess of current and accumulated earnings and profits, as determined for United States federal income tax purposes, will be treated as a non-taxable return of capital to the extent of the U.S. Holder's basis in the ordinary shares of ASM Lithography and thereafter as taxable capital gain. ASM Lithography does not maintain calculations of its earnings and profits under United States federal income tax principles.

     Subject to limitations provided in the Internal Revenue Code, a U.S. Holder may generally deduct from its United States federal taxable income, or credit against its United States federal income tax liability, the amount of any Netherlands withholding taxes. Amounts paid in respect of ordinary shares of ASM Lithography will be treated as "passive income" or, in the case of certain holders, "financial services income" for purposes of calculating the amount of the foreign tax credit available to a U.S. Holder. Netherlands withholding tax may be deducted only if the U.S. Holder does not claim a credit for any Netherlands or other foreign taxes paid or accrued in that year. In addition, Netherlands dividend withholding taxes will likely not be creditable against the U.S. Holder's United States tax liability to the extent ASM Lithography is not required to pay over the amount withheld to The Netherlands Tax Administration. Currently, a Netherlands corporation that receives dividends from qualifying non-Netherlands subsidiaries may credit source country tax withheld from those dividends against the Netherlands withholding tax imposed on a dividend paid by a Netherlands corporation, up to a maximum of 3% of the dividend paid by the Netherlands corporation. The credit reduces the amount of dividend withholding that ASM Lithography is required to pay to The Netherlands Tax Administration, but does not reduce the amount of tax ASM Lithography is required to withhold from dividends.

     TAXATION ON SALE OR OTHER DISPOSITION OF ORDINARY SHARES OF ASM LITHOGRAPHY. Upon a sale or other disposition of ordinary shares of ASM Lithography, a U.S. Holder will generally recognize gain or loss for United States federal income tax purposes in an amount equal to the difference between the amount realized, if paid in United States dollars, or the United States dollar value of the amount realized if proceeds are paid in currency other than the United States dollar, as the case may be, and the U.S. Holder's tax basis in such ordinary shares of ASM Lithography. Generally, the capital gain or loss will be long-term capital gain or loss if the holding period of the U.S. Holder in the ordinary shares of ASM Lithography exceeds one year at the time of the sale or other disposition. The deduction of capital losses is subject to limitations for United States federal income tax purposes. Gain or loss from the sale or other disposition of ordinary shares of ASM Lithography generally will be treated as United States source income or loss for United States foreign tax credit purposes and generally will be treated as "passive income" or, in the case of certain holders, "financial services income" for purposes of calculating the amount of the foreign tax credit available to a U.S. Holder. Each U.S. Holder should consult its tax advisor with regard to the currency translation rules applicable to its adjusted basis and/or the amount realized upon a sale or other disposition of its ordinary shares of ASM Lithography if purchased in, or sold or disposed of for, a currency other than United States dollars.

     INFORMATION REPORTING AND BACKUP WITHHOLDING. Payments in lieu of a fractional share of ASM Lithography ordinary shares and payments in respect of the ASM Lithography ordinary shares that are made in the United States or by a United States related financial intermediary may be subject to information reporting and backup withholding at a 31% rate unless you:

     - are a corporation or other exempt recipient; or

     - provide an IRS Form W-9 or an acceptable substitute form, certifying your taxpayer identification number and that no loss of exemption from backup withholding has occurred

     If you are not a United States person, you generally are not subject to these rules, but may be required to provide certification of non-United States status in order to establish that you are exempt.

- NETHERLANDS TAXATION

     The statements below represent a broad analysis of the present Netherlands tax laws. The description is limited to the material tax implications for a holder of ordinary shares of ASM Lithography who is not, or is not deemed to be, a resident of The Netherlands for Netherlands tax purposes (a "Nonresident Holder"). They do not address special rules that may apply to special classes of holders of ordinary shares of ASM Lithography and are not to be read as extending by implication to matters not specifically referred to herein. As to individual tax consequences, each investor in ordinary shares of ASM Lithography should consult his or her tax counsel.

     WITHHOLDING TAX ON DIVIDENDS. In general, a dividend distributed by ASM Lithography in respect of ordinary shares of ASM Lithography will be subject to a withholding tax imposed by The Netherlands at a statutory rate of 25%. Dividends include dividends in cash or in kind, deemed and constructive dividends, repayments of paid-in capital not recognized as capital for Netherlands dividend withholding tax purposes and liquidation proceeds in excess of the average paid-in capital recognized as capital for Netherlands dividend withholding tax purposes. ASM Lithography ordinary share stock dividends paid out of its paid-in-share premium, recognized as capital for Netherlands dividend withholding tax purposes, will not be subject to this withholding tax.

     In general, ASM Lithography is required to remit all amounts withheld as Dutch dividend withholding tax to the Dutch tax authorities. However, under certain circumstances ASM Lithography should be allowed to reduce the amount to be remitted to the Dutch tax authorities by the lesser of (i) 3% of the portion of the distribution paid by ASM Lithography that is subject to Dutch dividend withholding tax and (ii) 3% of the dividends and profit distributions, before deduction of foreign withholding taxes, received by ASM Lithography from qualifying foreign subsidiaries in the current calendar year (up to the date of the distribution by ASM Lithography) and the two preceding calendar years, as far as such dividends and profit distributions have not yet been taken into account for purposes of establishing the above-mentioned reduction.

     A Nonresident Holder of ordinary shares of ASM Lithography can be eligible for a partial or complete exemption or refund of all or a portion of the above withholding tax under a tax convention that is in effect between The Netherlands and the Nonresident Holder's country of residence. The Netherlands has concluded such conventions with the United States, Canada, Switzerland, Japan, all European Union member states and other countries.

     Under the Convention Between the United States of America and The Kingdom of the Netherlands for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Income (the "U.S. Tax Treaty"), dividends paid by ASM Lithography to a Nonresident Holder that is a resident of the United States as defined in the U.S. Tax Treaty (other than an exempt organization or exempt pension trust, as discussed below) are generally eligible for a reduction of the 25% Netherlands withholding tax to 15% or, in the case of certain United States corporate shareholders owning at least 10% of ASM Lithography's voting power, to 5%, provided that the shareholder does not have an enterprise or an interest in an enterprise that is, in whole or in part, carried on through a permanent establishment or permanent representative in The Netherlands to which the dividends are attributable. The U.S. Tax Treaty provides for a complete exemption from tax on dividends received by exempt pension trusts and exempt organizations, as defined therein. Except in the case of exempt organizations, the reduced dividend withholding rate (or exemption from withholding) can be applied at the source upon payment of the dividends, provided that the proper forms have been filed in advance of the payment. Exempt organizations remain subject to the statutory withholding rate of 25% and are required to file for a refund of such withholding.

     A Nonresident Holder may not claim the benefits of the U.S. Tax Treaty unless:

     - it is a resident of the United States as defined therein, and

     - its entitlement to those benefits is not limited by the provisions of
       Article 26 ("limitation on benefits") of the U.S. Tax Treaty.

     WITHHOLDING TAX ON SALE OR OTHER DISPOSITIONS OF ORDINARY SHARES OF ASM LITHOGRAPHY. Payments on the sale or other dispositions of ordinary shares of ASM Lithography will not be subject to Netherlands withholding tax, unless the sale or other disposition is, or is deemed to be, made to ASM Lithography or its direct or indirect subsidiary. A redemption or sale to a direct or indirect subsidiary of ASM Lithography will be treated as dividend and will be subject to the rules discussed in the section entitled "Withholding Tax on Dividends" above.

     TAXES ON INCOME AND CAPITAL GAINS. A Nonresident Holder who receives dividends distributed by ASM Lithography on its ordinary shares or who realizes a gain from the sale or disposition of ordinary shares of ASM Lithography, will not be subject to Netherlands taxation on the income or gain unless:

     - the income, dividend or capital gain is attributable to an enterprise or part thereof that is carried on through a permanent establishment or permanent representative in The Netherlands

     - the Nonresident Holder holds, directly or indirectly, a substantial interest or a deemed substantial interest in ASM Lithography that does not form part of the assets of an enterprise

     - if a Nonresident Holder is an individual not holding a substantial interest or a deemed substantial interest in ASM Lithography, certain persons related to the Nonresident Holder have a substantial interest or a deemed substantial interest in ASM Lithography that does not form part of the assets of an enterprise

     - in addition, as of January 1, 2001, such income or gain is attributable to activities performed by the holder in The Netherlands and such activities exceed normal investment activities

     Generally, a holder of ASM Lithography ordinary shares will have a substantial interest in ASM Lithography's share capital if such holder, by itself or together with certain connected persons, directly or indirectly, holds shares or certain rights pertaining to shares representing 5% or more of the total issued and outstanding capital of ASM Lithography (or the issued and outstanding capital of any class of its shares) or holds profit sharing certificates ("Winstbewijzen") giving entitlement to at least 5% of either ASM Lithography's annual profit or liquidation proceeds. A deemed substantial interest exists if all or part of a substantial interest has been disposed of, or is deemed to have been disposed of, with application of a non-recognition basis. Under the U.S. Tax Treaty, a person who is a resident of the United States and who has a substantial or deemed substantial interest in ASM Lithography's share capital will be exempt from income tax imposed by The Netherlands in respect of capital gains resulting from the sale or other disposition of their shares in ASM Lithography, unless such person is an individual who has, at any time during the five-year period preceding the sale or disposition of ordinary shares of ASM Lithography, been a resident of The Netherlands, and at the time of the sale or disposition owns, either along or together with related individuals, at least 25% of any class of ASM Lithography shares.

     GIFT OR INHERITANCE TAXES. Netherlands gift or inheritance taxes will not be levied on the transfer of ordinary shares of ASM Lithography by way of gift, or upon the death of a Nonresident Holder, unless either:

     - the transfer is made by or on behalf of a person who, at the time of the gift, is or is deemed to be resident in The Netherlands or at the time of death was deemed to be a resident of The Netherlands
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

     - the ordinary shares of ASM Lithography are attributable to an enterprise or part thereof that is carried on through a permanent establishment or a permanent representative in The Netherlands

     For purposes of Netherlands gift and inheritance tax, an individual of Netherlands nationality is deemed to be a resident of The Netherlands if the individual has been a resident of the Netherlands at any time during the ten years preceding the time of the gift or death. For purposes of Netherlands gift tax, a person not possessing Netherlands nationality is deemed to be a resident of The Netherlands if the individual has resided in the Netherlands at any time in the twelve months preceding the time of the gift.

     VALUE ADDED TAX. No Netherlands value added tax is imposed on dividends under the ordinary shares of ASM Lithography or on the transfer of the ordinary shares of ASM Lithography.

     RESIDENCE. A Nonresident Holder will not become resident, or deemed to be resident, in The Netherlands solely as a result of holding an ordinary share of ASM Lithography or of the execution, performance, delivery and/or enforcement of rights in respect of the ordinary shares of ASM Lithography.

     THE FOREGOING DISCUSSION IS INTENDED ONLY AS A SUMMARY AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR LISTING OF ALL POTENTIAL TAX EFFECTS RELEVANT TO A DECISION WHETHER TO VOTE IN FAVOR OF APPROVAL OF THE MERGER AND ADOPTION OF THE MERGER AGREEMENT. SILICON VALLEY GROUP STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE UNITED STATES FEDERAL, STATE, LOCAL AND NON-UNITED STATES TAX CONSEQUENCES OF THE MERGER TO THEM.

ACCOUNTING TREATMENT OF THE MERGER

     We intend to account for the merger as a "pooling of interests" business combination. It is a condition to the completion of the merger that ASM Lithography be advised by Deloitte & Touche Accountants, its independent auditors, and Deloitte & Touche LLP, Silicon Valley Group's independent auditors, that it is appropriate for the merger to be accounted for as a "pooling of interests" business combination, although this condition may be waived by ASM Lithography. Under the "pooling of interests" method of accounting, each of our historical recorded assets and liabilities will be carried forward to the combined company at their recorded amounts. In addition, the operating results of the combined company will include our operating results for the entire fiscal year in which the merger is completed and our historical reported operating results for prior periods will be combined and restated as the operating results of the combined company.

REGULATORY AND GOVERNMENTAL APPROVALS

     The merger is subject to the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as well as certain foreign antitrust and competition laws. The merger may also require notification to, and filings with, securities and other authorities in some states and countries, including jurisdictions where ASM Lithography and Silicon Valley Group currently operate.

     Under the Hart-Scott-Rodino Act, the merger cannot be completed until notifications have been given and required information has been furnished to the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice and the specified waiting period requirements have been satisfied. The waiting period under the HSR Act extends for 30 days following notification to the Department of Justice and Federal Trade Commission unless terminated earlier by the agencies or extended by a request for additional information. If extended by a request for additional information, the waiting period continues until 20 days following substantial compliance with the additional request by the parties or early termination of the extension by the government. At the end of the 20 days following substantial compliance with the request for additional information, the HSR waiting period either expires or the United States government may initiate suit to enjoin the transaction.

     At any time before or after completion of the merger, the Federal Trade Commission or the Department of Justice or any state could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the completion of the merger or seeking divestiture of particular assets of ASM Lithography or Silicon Valley Group. Private parties also may seek to take legal action under the antitrust laws under certain circumstances. In addition, foreign governmental and regulatory authorities may seek to take action under applicable antitrust or competition laws. A challenge to the merger on antitrust grounds may be made and, if such challenge is made, the parties may not prevail.

     The provisions of the Exon-Florio amendment to the Omnibus Trade and Competitiveness Act of 1988 empower the President of the United States to prohibit or suspend an acquisition of, or investment in, a United States company by a non-United States company if the President finds, after investigation, credible evidence that the non-United States company might take action that threatens to impair the national security of the United States and that provisions of existing law do not provide adequate and appropriate authority to protect the national security. Any determination that an investigation is called for must be made within 30 days of notice of the proposed transaction. If a determination is made, any investigation must be completed within 45 days of the determination and any decision to take action must be announced within 15 days of completion of the investigation. The Committee for Foreign Investment in the United States (CFIUS) is charged with reviewing certain investments by a non-United States company in a United States company, and to determine whether an investigation under the provisions of Exon-Florio should be conducted. The parties intend to file a voluntary notice under Exon-Florio as soon as practicable, requesting confirmation that the merger and the other transactions contemplated by the merger agreement do not raise concerns under the Exon-Florio amendment.

RESTRICTIONS ON SALES OF SHARES BY AFFILIATES OF SILICON VALLEY GROUP AND ASM LITHOGRAPHY

     The ASM Lithography ordinary shares to be issued in connection with the merger will be registered under the Securities Act of 1933, as amended, and will be freely transferable under the Securities Act, except for ASM Lithography ordinary shares issued to any person who is deemed to be an "affiliate" of either of us at the time of the special meeting. Persons who may be deemed to be affiliates include individuals or entities that control, are controlled by, or are under common control of either of us and may include some of our officers and directors, as well as our principal stockholders. Affiliates may not sell their ASM Lithography ordinary shares acquired in connection with the merger except pursuant to:

     - an effective registration statement under the Securities Act covering the resale of those shares

     - an exemption under paragraph (d) of Rule 145 under the Securities Act

     - any other applicable exemption under the Securities Act

     ASM Lithography's registration statement on Form F-4, of which this proxy statement-prospectus forms a part, does not cover the resale of ASM Lithography ordinary shares to be received by Silicon Valley Group's affiliates in the merger and ASM Lithography has not granted any registration rights relating to these shares.

     The merger agreement requires each of us to use our reasonable best efforts to have our affiliates agree in writing to certain restrictions on their disposition of our shares. The restrictions contained in the affiliate agreements relate to compliance with the securities laws and pooling of interests business combination rules.

LISTING ON THE NASDAQ NATIONAL MARKET AND ON THE OFFICIAL SEGMENT OF THE STOCK MARKET OF EURONEXT AMSTERDAM N.V. OF ASM LITHOGRAPHY ORDINARY SHARES TO BE ISSUED IN THE MERGER

     ASM Lithography will use its reasonable best efforts to cause the ordinary shares of ASM Lithography to be issued in the merger to be approved for listing on the Nasdaq National Market and on the Official Segment of the stock market of Euronext Amsterdam N.V., subject to official notice of issuance.

DISSENTERS' AND APPRAISAL RIGHTS

     Holders of shares of Silicon Valley Group common stock are not entitled to exercise dissenters' or appraisal rights as a result of the merger or to demand payment for your shares under Delaware law.

     Holders of shares of Silicon Valley Group series 1 preferred stock (which is not publicly traded) who comply with the provisions of Section 262 of the Delaware General Corporation Law are entitled to appraisal rights in the merger.

     If the merger is completed, holders of record of Silicon Valley Group series 1 preferred stock who object to the terms of the merger may seek an appraisal under Section 262 of the Delaware General Corporation Law for the judicially determined fair value of their shares. As this is not a complete description, a copy of Section 262 is attached to this document as Annex C. Holders of Silicon Valley Group series 1 preferred stock should review Section 262 carefully. If you fail to take any action required by Section 262, you will terminate or waive your rights to appraisal under Section 262.

     Holders of Silicon Valley Group series 1 preferred stock will receive a notice relating to their appraisal rights as follows:

     - before the effective time, Silicon Valley Group will notify each holder of Silicon Valley Group series 1 preferred stock that the merger has been approved and that appraisal rights are available for any or all shares of Silicon Valley Group series 1 preferred stock held by that holders; or

     - within ten days after the effective time, ASM Lithography, will notify each holder of Silicon Valley Group series 1 preferred stock that appraisal rights are available for any or all shares of Silicon Valley Group series 1 preferred stock held by that holder and of the effective time of the merger.

     This proxy statement-prospectus may be deemed to be the notice referred to above.

     Holders of Silicon Valley Group series 1 preferred stock who elect to exercise appraisal rights must:

     - deliver a written demand for appraisal to Silicon Valley Group within 20 days after the date of mailing of the notice; and

     - not vote for or consent in writing to the approval of the merger agreement and the merger.

     Holders of Silicon Valley Group series 1 preferred stock must deliver their demand to Silicon Valley Group, Inc. at 101 Metro Drive, Suite 400, San Jose, California 95110. The demand will be sufficient if it reasonably informs Silicon Valley Group or ASM Lithography, as the case may be, of the identity of the stockholder and that the stockholder intends to demand the appraisal of such stockholder's Silicon Valley Group series 1 preferred stock.

     Only holders of record of Silicon Valley Group series 1 preferred stock will be entitled to demand appraisal rights for Silicon Valley Group series 1 preferred stock registered in their name. The demand must be executed by or for the holder of record, fully and correctly, as such person's name appears on his or her Silicon Valley Group series 1 preferred stock certificates. An authorized agent, including one of two or more joint owners, may execute the demand for appraisal for a holder of record; however, the agent must identify the holder of record and expressly disclose the fact that, in executing the demand, the agent is acting as agent for such person.

     If a holder of record, such as a broker, holds Silicon Valley Group series 1 preferred stock as nominee for beneficial owners, the holder may exercise his or her right of appraisal with respect to Silicon Valley Group series 1 preferred stock held for all or less than all of such beneficial owners. In this case, the written demand should state the number of shares of Silicon Valley Group series 1 preferred stock covered by the demand. If no number of shares of Silicon Valley Group series 1 preferred stock is expressly mentioned, we will presume it covers all shares of Silicon Valley Group series 1 preferred stock outstanding in the name of the holder of record.

     Within 10 days after the effective time, we will send notice of the effectiveness of the merger to each person who satisfied the above conditions prior to the effective time.
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

     Within 120 days after the effective time, Silicon Valley Group or any Silicon Valley Group series 1 preferred stockholder who has satisfied the above conditions may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the Silicon Valley Group series 1 preferred stock. If you are seeking to exercise your appraisal rights, you should not assume that we will file a petition to appraise the value of your Silicon Valley Group series 1 preferred stock or that we will initiate any negotiations with respect to the fair value of your Silicon Valley Group series 1 preferred stock. Accordingly, you should initiate all necessary action if you wish to perfect your appraisal rights within the time periods specified in Section 262.

     If you demand an appraisal in compliance with Section 262, you will not, after the effective time, be entitled to vote the shares subject to this demand for any purpose. You will also not have the right to dividends or other distributions on that Silicon Valley Group series 1 preferred stock, other than those payable or deemed to be payable to stockholders of record as of a date prior to the effective time.

     You will lose your right to appraisal if you do not file a petition within 120 days after the effective time, or if you deliver a withdrawal of your demand for an appraisal and an acceptance of the merger to Silicon Valley Group. Any attempt to withdraw made more than 60 days after the effective time will require our written approval.

     You will be entitled to receive the consideration you would have been paid under the merger agreement if:

     - you do not perfect your appraisal rights; or

     - you withdraw your demand for appraisal rights.

     If you correctly follow the procedures described above and perfect your right of appraisal after instituting a timely appraisal, your appraisal proceeding cannot be dismissed without the approval of the Delaware court.

DELISTING AND DEREGISTRATION OF SILICON VALLEY GROUP COMMON STOCK AFTER THE
MERGER

     If the merger is completed, Silicon Valley Group common stock will be delisted from the Nasdaq National Market and will be deregistered under the United States Securities Exchange Act of 1934.

SILICON VALLEY GROUP'S EMPLOYEE BENEFIT PLANS

     Individuals who will be employed by Silicon Valley Group when the merger is completed will be expected to remain employed by Silicon Valley Group. These employees will receive full credit for their service with Silicon Valley Group and its subsidiaries for purposes of eligibility and vesting under employee benefit plans. In addition, for a period of at least one year after completion of the merger, the coverage and benefits provided to Silicon Valley Group employees pursuant to employee benefit plans will, in the aggregate, be no less favorable than those provided to employees immediately prior to completion of the merger.

TREATMENT OF SILICON VALLEY GROUP STOCK OPTIONS AND OTHER EQUITY BASED AWARDS

     Upon completion of the merger, each outstanding option to purchase Silicon Valley Group common stock will be converted, in accordance with its terms, into an option to purchase the number of ordinary shares of ASM Lithography that is equal to the product of 1.286 multiplied by the number of shares of Silicon Valley Group common stock that could have been acquired before the merger upon the exercise of that option, rounded down to the nearest whole share. The exercise price will be equal to the exercise price per share of Silicon Valley Group common stock subject to the option before conversion divided by 1.286, rounded up to the nearest whole cent. The other terms of each option and the Silicon Valley Group option plans referred to above under which the options were issued will continue to apply in accordance with their terms, including any provisions providing for vesting. In the event that an option holder has an agreement

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

with Silicon Valley Group that provides for a different treatment of the options than as described above, the terms of that agreement will control.

     ASM Lithography will file a registration statement covering the issuance of the ordinary shares of ASM Lithography subject to each option under the Silicon Valley Group stock option plans and will use its best efforts to maintain the effectiveness of that registration statement for as long as any of the Silicon Valley Group stock options remain outstanding.

     Silicon Valley Group will cause its Employee Stock Purchase Plan to terminate at or prior to the completion of the merger. The rights of participants in the Employee Stock Purchase Plan with respect to any offering period under way as of the completion of the merger will be determined by treating the last business day prior to the completion of the merger as the last day of that offering period.

EFFECT OF THE MERGER ON OUTSTANDING SERIES 1 PREFERRED STOCK OF SILICON VALLEY GROUP

     There are currently 15,000 shares of series 1 preferred stock of Silicon Valley Group outstanding, all of which are held by Intel Corporation. Those shares are convertible into a total of 1,111,111 shares of common stock of Silicon Valley Group. Simultaneously with the completion of the merger, the outstanding shares of series 1 preferred stock of Silicon Valley Group will be canceled in exchange for the right to receive 1.286 ASM Lithography ordinary shares for each share of Silicon Valley Group common stock that the holder of the series 1 preferred stock would have been entitled to receive if the holder had converted the series 1 preferred stock into Silicon Valley Group common stock before the merger.

CERTAIN PROVISIONS OF THE MERGER AGREEMENT

     OUR REPRESENTATIONS AND WARRANTIES. We each made a number of customary representations and warranties in the merger agreement regarding aspects of our respective businesses, financial conditions, structures and other facts pertinent to the merger.

     The representations and warranties given by Silicon Valley Group cover the following topics, among others, as they relate to Silicon Valley Group and its subsidiaries:

     - corporate organization, qualification to do business, existence and good standing

     - capitalization

     - authorization of the merger agreement by Silicon Valley Group's board of directors

     - approvals required to complete the merger

     - filings and reports with the Securities and Exchange Commission

     - financial statements

     - undisclosed liabilities

     - the absence of certain changes since June 30, 2000

     - title to properties and leases

     - material contracts

     - possession of and compliance with required permits

     - litigation

     - compliance with applicable laws

     - information supplied for this proxy statement-prospectus and the related registration statement filed by ASM Lithography

     - employee benefit plans and employment practices

     - taxes

     - environmental matters

     - intellectual property

     - qualification of the merger for pooling of interests business combination accounting treatment and as a tax-free reorganization

     - opinion of financial advisor

     - brokers' and finder's fees

     - inapplicability of anti-takeover statutes and rights plan

     The representations given by ASM Lithography cover the following topics, among others, as they relate to ASM Lithography and its subsidiaries:

     - corporate organization, qualification to do business, existence and good standing

     - capitalization

     - authorization of the merger agreement by ASM Lithography's and certain of its subsidiaries' respective governing boards

     - approvals required to complete the merger

     - filings and reports with the Securities and Exchange Commission

     - financial statements

     - the absence of certain changes since June 30, 2000

     - compliance with applicable laws

     - litigation

     - information supplied for this proxy statement-prospectus and the related registration statement filed by ASM Lithography

     - intellectual property

     - qualification of the merger for pooling of interests business combination accounting treatment and as a tax-free reorganization

     - brokers' and finder's fees

     The representations and warranties in the merger agreement are complicated and not easily summarized. You are urged to read carefully the articles of the merger agreement entitled "Representations and Warranties of the Company" and "Representations and Warranties of the Parent Companies."

     CONDITIONS TO COMPLETION OF THE MERGER. Our respective obligations to complete the merger are subject to the satisfaction or waiver of each of the following conditions before completion of the merger:

     - the merger agreement must be adopted by the holders of a majority of the outstanding shares of Silicon Valley Group common stock

     - no law, regulation or order shall be enacted or issued which has the effect of making the merger illegal and no proceeding by any governmental authority which challenges or seeks to enjoin the merger shall be pending

     - all applicable waiting periods under the Hart-Scott-Rodino Act and any other applicable antitrust laws must have expired or been terminated and all approvals under those laws must have been obtained

     - the registration statement relating to the merger shall have been declared effective by the Securities and Exchange Commission and not be the subject of any stop order or proceedings seeking a stop order

     - the ASM Lithography ordinary shares to be issued in the merger shall have been authorized for listing on the Nasdaq National Market, subject to official notice of issuance

     ASM Lithography's obligations to complete the merger and the other transactions contemplated by the merger agreement are subject to the satisfaction or waiver of each of the following additional conditions before completion of the merger:

     - Silicon Valley Group's representations and warranties must be true and correct as of the day the merger becomes effective, as if made at and as of such time, except for changes permitted by the merger agreement and unless another time is specifically contemplated. If any of Silicon Valley Group's representations and warranties are not true and correct but the cumulative effect of all inaccuracies of Silicon Valley Group's representations and breaches of such warranties does not have a material adverse effect on Silicon Valley Group, then this condition will be deemed satisfied

     - Silicon Valley Group must perform or comply in all material respects with all of its covenants required by the merger agreement to be performed and complied with prior to the effective time

     - ASM Lithography must receive the opinion of its tax counsel, Skadden, Arps, Slate, Meagher & Flom LLP, to the effect that the merger will be treated as a tax-free reorganization under the Internal Revenue Code

     - ASM Lithography must have received a letter from Deloitte & Touche Accountants, its independent auditors, and Deloitte & Touche LLP, Silicon Valley Group's independent auditors, to the effect that it is appropriate for ASM Lithography to apply pooling-of-interests business combination accounting to the merger

     - Silicon Valley Group's affiliates must have delivered the executed affiliate agreements referred to on page 52 of this proxy statement-prospectus

     Silicon Valley Group's obligations to complete the merger and the other transactions contemplated by the merger agreement are subject to the satisfaction or waiver of each of the following additional conditions before completion of the merger:

     - ASM Lithography's representations and warranties must be true and correct as of the day the merger becomes effective, as if made at and as of such time, except for changes permitted by the merger agreement and unless another time is specifically contemplated. If any of ASM Lithography's representations and warranties are not true and correct but the cumulative effect of all inaccuracies of ASM Lithography's representations and breaches of such warranties does not have a material adverse effect on ASM Lithography, then this condition will be deemed satisfied

     - ASM Lithography must perform or comply in all material respects with all of its covenants required by the merger agreement

     - Silicon Valley Group must receive the opinion of its tax counsel, Wilson Sonsini Goodrich & Rosati, Professional Corporation, to the effect that the merger will be treated as a tax-free reorganization under the Internal Revenue Code

     SILICON VALLEY GROUP'S CONDUCT OF BUSINESS BEFORE COMPLETION OF THE
MERGER. Silicon Valley Group has agreed that, until the completion of the merger, except as agreed to by ASM Lithography or as permitted by the merger agreement, Silicon Valley Group and its subsidiaries will each operate its business in the ordinary course, and will use its reasonable best efforts to preserve intact their business organization and goodwill and their relationships with Silicon Valley Group's current officers, key employees and business partners. In addition to these agreements regarding the conduct of business generally, Silicon Valley Group has agreed to some specific restrictions on Silicon Valley Group and its subsidiaries relating to the following:

     - declarations of or payments of dividends

     - alteration of its capital, including stock and other equity interests

     - issuance or sale of capital stock, any voting debt or other equity interests

     - entering into or modifying employee benefits plans and employment agreements

     - repurchase or redemption of capital stock

     - entering into agreements with respect to any merger, consolidation or business combination

     - amendments to organizational documents

     - extension of loans, advances, capital contributions or investments

     - incurrence of debt

     - encumbrances or dispositions of assets

     - changes to any material tax election and settlements or compromise of any material tax liability

     - changes to its fiscal year

     - changes to accounting policies or procedures

     - amendments or modifications to its rights agreement

     - entering into or amending certain contracts requiring payments in excess of $10,000,000

     - amendments to contracts with Intel Corporation

     - actions that would prevent or impede the merger from qualifying as a pooling-of-interests business combination for accounting purposes and a tax-free reorganization under section 368 of the Internal Revenue Code

     - actions that would cause the representations and warranties in the merger agreement to no longer be true

     - actions that would result, or would reasonably be expected to result, in any of the conditions to the merger not being satisfied, or a material delay in the satisfaction of any of the conditions to the merger

     ASM LITHOGRAPHY'S CONDUCT OF BUSINESS BEFORE COMPLETION OF THE MERGER. ASM Lithography has agreed that, until the completion of the merger, except as agreed to by Silicon Valley Group or permitted by the merger agreement, ASM Lithography will not:

     - declare or pay any dividends

     - take any action that would result in any of the conditions to the merger not being satisfied

     The agreements related to the conduct of ASM Lithography's and Silicon Valley Group's business in the merger agreement are complicated and not easily summarized. You are urged to read carefully the article of the merger agreement entitled "Covenants."

     NO OTHER NEGOTIATIONS INVOLVING SILICON VALLEY GROUP. The merger agreement contains detailed provisions prohibiting Silicon Valley Group from seeking an alternative transaction. Under these "no solicitation" provisions, Silicon Valley Group has agreed to terminate any solicitation or discussions with third parties with respect to any Takeover Proposal, as described below on page 59. Silicon Valley Group has also agreed not to:

     - solicit or encourage the making or submission of a Takeover Proposal

     - provide any information to any person relating to a Takeover Proposal

     - initiate or participate in any way in any negotiations concerning a Takeover Proposal

     - enter into any agreement with respect to any Takeover Proposal or enter into any agreement requiring Silicon Valley Group to fail to consummate the merger

     - grant any waiver or release under any standstill or similar agreement with respect to any class of Silicon Valley Group's common stock or other equity interests

     However, Silicon Valley Group may participate in discussions or negotiations with or furnish information to any third party that makes a bona fide written unsolicited Takeover Proposal for all or substantially all of the equity securities of Silicon Valley Group that is reasonably capable of being completed if both of the following occur:

     - Silicon Valley Group's board of directors determines in good faith, after consulting with its financial advisors, that the Takeover Proposal is superior to the merger and that the Takeover Proposal is reasonably capable of being completed

     - Silicon Valley Group's board of directors determines in good faith, after consulting with its legal advisors, that the failure to engage in the negotiations or discussions or provide the non-public information would be inconsistent with its fiduciary duties under applicable law

     Prior to the adoption of the merger agreement by the stockholders of Silicon Valley Group, the board of directors of Silicon Valley Group may withdraw or modify its recommendation of the merger if it determines that a Takeover Proposal is superior to the merger and the failure to do so would be inconsistent with its fiduciary duties. The board of directors of Silicon Valley Group, however, will still be required to submit the merger to the stockholders of Silicon Valley Group for their adoption or rejection.

     A "Takeover Proposal" is any inquiry, offer or proposal relating to:

     - any acquisition of 15% or more of the assets or class of equity interests of Silicon Valley Group or any of its subsidiaries

     - any tender offer or exchange offer for the equity securities of Silicon Valley Group or its subsidiaries that, if completed, would result in any person beneficially owning 15% or more of any class of equity securities of Silicon Valley Group or any of its subsidiaries

     - a merger, business combination, sale of assets or similar transaction of Silicon Valley Group or any of its subsidiaries

     - any sale, lease, exchange, transfer or other disposition of 15% or more of the assets of Silicon Valley Group and its subsidiaries, taken as a whole

     TERMINATION OF THE MERGER AGREEMENT. The merger agreement may be terminated at any time before the completion of the merger, even if the Silicon Valley Group stockholders have adopted it:

     - by mutual written consent of ASM Lithography and Silicon Valley Group

     - by ASM Lithography or Silicon Valley Group:

          - if the merger is not completed before June 30, 2001, except that the right to terminate the merger agreement is not available to any party whose failure to fulfill any obligation under the merger agreement has been a cause of the failure to complete the merger on or before June 30, 2001

          - if there is any law, regulation or order enacted or entered which prohibits the completion of the merger or there is a final order from a governmental authority permanently prohibiting the completion of the merger, unless the party relying on the order has not used its reasonable best efforts to remove the order

          - if the merger agreement fails to receive the required vote for adoption by the stockholders of Silicon Valley Group

          - if the other party materially breaches the merger agreement in a manner that would cause that party's representations and warranties to become untrue or inaccurate so that the corresponding condition to completion of the merger would not be met, unless that party corrects the breach within 30 days of being notified of it

     - by ASM Lithography:

          - if Silicon Valley Group's board of directors recommends to Silicon Valley Group's stockholders any Takeover Proposal other than the transaction with ASM Lithography contemplated by the merger agreement

          - if Silicon Valley Group's board of directors withdraws or modifies its approval or recommendation of the merger in a manner adverse to ASM Lithography

          - if a tender or exchange offer relating to 15% or more of the outstanding common stock of Silicon Valley Group is made by anyone other than ASM Lithography, and, within 10 business days after the offer is first made, Silicon Valley Group fails to send to its security holders a statement recommending rejection of the offer

     PAYMENT OF TERMINATION FEE. Silicon Valley Group will pay to ASM Lithography a termination fee of $47,000,000 if the merger agreement is terminated by ASM Lithography because:

     - Silicon Valley Group's board of directors recommends to Silicon Valley Group's stockholders any Takeover Proposal other than the transaction with ASM Lithography contemplated by the merger agreement

     - Silicon Valley Group's board of directors withdraws or modifies its approval or recommendation of the merger in a manner adverse to ASM Lithography

     - a tender or exchange offer relating to 15% or more of the outstanding common stock of Silicon Valley Group is made by anyone other than ASM Lithography, and within 10 business days after the offer is first published, Silicon Valley Group fails to send to its security holders a statement recommending rejection of the offer

     In addition, Silicon Valley Group will pay to ASM Lithography a termination fee of $47,000,000 in the event that

     - the merger agreement is terminated by either ASM Lithography or Silicon Valley Group because the merger has not become effective by June 30, 2001 or the stockholders of Silicon Valley Group have failed to approve the merger agreement and

     - within 12 months of the date the agreement is terminated, Silicon Valley Group or any of its subsidiaries completes or enters into a definitive agreement with respect to a Takeover Proposal with any company other than ASM Lithography involving the acquisition of 40% or more of the stock (after giving effect to all outstanding securities convertible into shares of Silicon Valley Group) or assets of Silicon Valley Group or its subsidiaries that was announced prior to the termination of the merger agreement

     EXTENSION, WAIVER AND AMENDMENT OF THE MERGER AGREEMENT. ASM Lithography and Silicon Valley Group may amend the merger agreement before completion of the merger. However, after the Silicon Valley Group stockholders adopt the merger agreement, no change will be made to the number of ordinary shares of ASM Lithography for which shares of common stock of Silicon Valley Group will be converted.

     Either of us may extend the other's time for the performance of any of the obligations or other acts under the merger agreement, waive any inaccuracies in the other's representations and warranties and waive compliance by the other with any of the agreements or conditions contained in the merger agreement.

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

     The following information has been provided to aid you in your analysis of the financial aspects of the merger. This information was derived from the audited consolidated financial statements of ASM Lithography for the years ended December 31, 1999, 1998 and 1997, and the audited consolidated financial statements of Silicon Valley Group for the years ended September 30, 1999, 1998 and 1997, each of which has been prepared in accordance with United States generally accepted accounting principles. The information for the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2000 and 1999 was derived from the unaudited condensed consolidated statements of operations of ASM Lithography for the six months ended June 30, 2000 and 1999, and the unaudited condensed consolidated statements of operations of Silicon Valley Group for the six months ended March 31, 2000 and 1999. The unaudited pro forma condensed combined balance sheet as of June 30, 2000 combines the unaudited condensed consolidated balance sheets as of June 30, 2000 of ASM Lithography and Silicon Valley Group.

     The information is only a summary and should be read together with the historical financial statements and related notes contained in the annual reports and other information that ASM Lithography and Silicon Valley Group have filed with the Securities and Exchange Commission and incorporated by reference in this proxy statement-prospectus.

     The merger is expected to be accounted for as a "pooling of interests". This means that, for accounting and financial reporting purposes, the companies will be treated as if they had always been combined. We have presented unaudited pro forma condensed combined financial information that reflects the pooling of interests method of accounting to provide a picture of what the businesses might have looked like had they always been combined. The unaudited pro forma condensed combined statements of operations and pro forma condensed combined balance sheets were prepared by combining the historical amounts of each company. The companies may have performed differently had they always been combined. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have occurred or the future results that will occur after the merger.

     The unaudited pro forma condensed combined balance sheet as of June 30, 2000 is presented as if the merger had occurred on June 30, 2000. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2000 and 1999 and for the years ended December 31, 1999, 1998 and 1997, are presented as if the companies had always been merged.

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                              AS OF JUNE 30, 2000

                                          HISTORICAL
                                 -----------------------------     SILICON          ASM          PRO
                                     SILICON           ASM       VALLEY GROUP   LITHOGRAPHY     FORMA      PRO FORMA
                                 VALLEY GROUP(1)   LITHOGRAPHY   ADJUSTMENTS    ADJUSTMENTS   COMBINED    COMBINED(2)
                                 ---------------   -----------   ------------   -----------   ---------   -----------
                                                             IN EUROS '000                                IN DOLLARS
                                 ----------------------------------------------------------------------   -----------
ASSETS
Current assets:
  Cash and equivalents.........      135,283          866,357                                 1,001,640      869,630
  Short-term investments.......       28,194               --                                    28,194       24,478
  Accounts receivable..........      196,472          499,203                                   695,675      603,989
  Inventories, net.............      260,899          456,651                                   717,550      622,981
  Prepaid expenses and other
    assets.....................       10,484           53,672                                    64,156       55,701
  Deferred income taxes........       30,700               --                                    30,700       26,654
                                     -------        ---------                                 ---------    ---------
         Total current
           assets..............      662,032        1,875,883                                 2,537,915    2,203,433
Property and equipment, net....      202,983          209,095                                   412,078      357,769
Other assets...................       10,003           16,588                                    26,591       23,087
Intangible assets, net.........        2,181           18,918                                    21,099       18,318
                                     -------        ---------                                 ---------    ---------
         Total assets..........      877,199        2,120,484                                 2,997,683    2,602,607
                                 ===========       ==========                                 =========   ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable.............       58,729          181,463                                   240,192      208,536
  Accrued liabilities..........      147,341          161,432                                   308,773      268,079
  Current portion of long-term
    debt.......................        1,621               --                                     1,621        1,407
  Current tax liability........        3,811           65,949                                    69,760       60,566
  Deferred tax liability.......           --           12,394                                    12,394       10,761
                                     -------        ---------                                 ---------    ---------
         Total current
           liabilities.........      211,502          421,238                                   632,740      549,349

Convertible subordinated
  bonds........................           --          814,405                                   814,405      707,072
Long-term debt.................       26,983               --                                    26,983       23,427
Deferred and other
  liabilities..................       10,819               --                                    10,819        9,393

Minority interest..............           --          113,545                                   113,545       98,580
Stockholders' equity:
  Convertible preferred stock-
    shares outstanding.........       15,672                        (15,672)
  Priority shares..............                             1                                         1            1
  Common stock-shares
    outstanding................      440,446            8,258      (440,446)          859         9,117        7,916
  Share premium................                       165,349                     455,259       620,608      538,816
  Retained earnings............      159,885          453,521                                   613,406      532,563
  Earnings current year........       13,716          144,441                                   158,157      137,313
  Accumulated other
    comprehensive loss.........       (1,824)            (274)                                   (2,098)      (1,822)
                                     -------        ---------     ---------       -------     ---------    ---------
         Total stockholders'
           equity..............      627,896          771,296      (456,118)(3)   456,118(3)  1,399,192    1,214,787
                                     -------        ---------     ---------       -------     ---------    ---------
         Total liabilities and
           stockholders'
           equity..............      877,199        2,120,484                                 2,997,683    2,602,607
                                 ===========       ==========                                 =========   ==========

---------------
(1) Original United States dollar amounts presented in Silicon Valley Group's financial statements have been converted into euros using the historical exchange rate as of June 30, 2000 of $1.00 = Euro 1.0465.

(2) Solely for the convenience of the reader, certain euro amounts presented as of June 30, 2000 have been translated into United States dollars using the exchange rate in effect on October 10, 2000 of $1.00 = Euro 1.1518.

(3) See note (e) to the Notes to Unaudited Pro Forma Condensed Combined Financial Information on page 71.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 2000

                                                HISTORICAL
                                        --------------------------
                                          SILICON                                       PRO
                                        VALLEY GROUP       ASM        PRO FORMA        FORMA
                                           (1)(2)      LITHOGRAPHY   ADJUSTMENTS     COMBINED    PRO FORMA(3)
                                        ------------   -----------   -----------     ---------   ------------
                                                                                                   IN U.S.
                                                IN EUROS '000 (EXCEPT PER SHARE DATA)              DOLLARS
                                        ------------------------------------------------------   ------------
Net sales.............................    392,162        971,701            --       1,363,863    1,184,114
Cost of sales.........................    224,835        582,118        33,594(4)      840,547      739,768
                                          -------       --------       -------       ---------    ---------
Gross profit..........................    167,327        389,583       (33,594)        523,316      454,346
Operating expenses:
  Research and development costs......     68,319        111,112            --         179,431      155,783
  Research and development credits....     (3,639)        (7,906)           --         (11,545)     (10,023)
  Selling, general and administrative
    expenses..........................     78,044         79,705       (33,594)(4)     124,155      107,792
                                          -------       --------       -------       ---------    ---------
  Total expenses......................    142,724        182,911       (33,594)        292,041      253,552

Operating income......................     24,603        206,672            --         231,275      200,795

Interest (income) expense, net and
  other income........................     (3,856)           477            --          (3,379)      (2,934)
                                          -------       --------                     ---------    ---------

Income before income taxes............     28,459        206,195            --         234,654      203,729

Provision for income taxes............     10,246         61,754            --          72,000       62,511
                                          -------       --------                     ---------    ---------

Net income............................     18,213        144,441            --         162,654      141,218
                                        ==========     ==========                    =========   ===========

Net income per share -- basic.........                                                    0.35         0.31
Shares used in per share
  computations --
  basic...............................                                                 461,398      461,398

Net income per share -- diluted.......                                                    0.34         0.29
Shares used in per share
  computations -- diluted.............                                                 482,242      482,402

---------------
(1) Original United States dollar amounts presented in Silicon Valley Group's financial statements have been converted into euros using the average historical exchange rate for the six months ended June 30, 2000 of $1.00 = Euro 1.0202.

(2) For Silicon Valley Group, results for the six months ended March 31, 2000 are included. As a consequence, the results for the three months ended June 30, 2000 have been excluded from the Pro Forma Condensed Financial Data. Silicon Valley Group's net sales and net income for the three months ended June 30, 2000 are Euro 222.4 million and Euro 13.4 million, respectively.

(3) Solely for the convenience of the reader, certain euro amounts presented as of and for the six months ended June 30, 2000 have been translated into United States dollars using the exchange rate in effect on October 10, 2000 of $1.00 = Euro 1.1518.

(4) Adjustment relates to the reclassification of installation and warranty costs of Silicon Valley Group.

           UNAUDITED PRO FORMA CONDENSED COMBINED CASH FLOW STATEMENT
                     FOR THE SIX MONTHS ENDED JUNE 30, 2000

                                                   HISTORICAL
                                           --------------------------
                                             SILICON                                                PRO FORMA
                                           VALLEY GROUP       ASM        PRO FORMA       PRO      UNITED STATES
                                              (1)(2)      LITHOGRAPHY   ADJUSTMENTS     FORMA      DOLLARS(3)
                                           ------------   -----------   -----------   ---------   -------------
                                                                      IN EUROS '000
                                           --------------------------------------------------------------------
CASH FLOW FROM OPERATIONS:
  Net income (loss)......................     18,214        144,441                    162,655       141,218
  Depreciation and amortization..........     24,876         32,166                     57,042        49,524
  Change in assets and liabilities.......      7,853        (31,084)                   (23,231)      (20,169)
                                             -------        -------                    -------       -------
  NET CASH PROVIDED BY (USED IN)
    OPERATING ACTIVITIES.................     50,943        145,523                    196,466       170,573
CASH FLOWS FROM INVESTING ACTIVITIES:
  Net capital expenditures...............    (22,713)       (36,750)                   (59,463)      (51,626)
  Purchases of short-term investments,
    available for sales..................    (17,367)            --                    (17,367)      (15,078)
  Maturities of short-term investments,
    available for sales..................     17,178             --                     17,178        14,914
                                             -------        -------                    -------       -------
  NET CASH USED IN INVESTING
    ACTIVITIES...........................    (22,902)       (36,750)                   (59,652)      (51,790)
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of shares and
    stock options........................      6,067         15,413                     21,480        18,650
  Other financing activities.............       (737)            --                       (737)         (640)
                                             -------        -------                    -------       -------
  NET CASH PROVIDED BY FINANCING
    ACTIVITIES...........................      5,330         15,413                     20,744        18,010
  Effect of changes in exchange rates
    on cash..............................        300         25,562                     25,862        22,454
  Cash related to minority interest
    (4)..................................         --        113,545                    113,545        98,580
                                             -------        -------                    -------       -------
  NET INCREASE (DECREASE) IN CASH AND
    CASH EQUIVALENTS.....................     33,671        263,293                    296,964       257,827
                                           ==========     =========                   ========    ==========

---------------
(1) Original United States dollar amounts presented in Silicon Valley Group's financial statements have been converted into euros using the average historical exchange rate for the six months ended June 30, 2000 of $1.00 = Euro 1.0202.

(2) For Silicon Valley Group, figures for the six months ended March 31, 2000 are included. As a consequence, the decrease in cash and cash equivalents for the three months ended June 30, 2000 has been excluded from the Pro Forma Condensed Combined Financial Data. Silicon Valley Group's decrease in cash and cash equivalents for the three months ended June 30, 2000 is Euro
    1.2 million.

(3) Solely for the convenience of the reader, certain amounts presented as of and for the six months ended June 30, 2000 have been translated into United States dollars using the exchange rate in effect on October 10, 2000 of $1.00 = Euro 1.1518.

(4) Cash and cash equivalents contains an amount of Euro 113,545 of restricted cash related to a structured financing subsidiary. This amount is not available for operating and/or investing activities of the company.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1999

                                                              HISTORICAL
                                                      --------------------------
                                                        SILICON                                      PRO
                                                      VALLEY GROUP       ASM        PRO FORMA       FORMA
                                                         (1)(2)      LITHOGRAPHY   ADJUSTMENTS     COMBINED
                                                      ------------   -----------   -----------     --------
                                                              IN EUROS '000 (EXCEPT PER SHARE DATA)
                                                      -----------------------------------------------------
Net sales...........................................    139,061        407,883                     546,944
Cost of sales.......................................    102,920        293,777        16,130(3)    412,827
                                                        -------        -------       -------       -------
Gross profit........................................     36,141        114,106       (16,130)      134,117

Operating expenses:
  Research and development costs....................     38,344         75,907                     114,251
  Research and development credits..................     (2,722)       (23,087)                    (25,809)
  Selling, general and administrative expenses......     37,435         57,743       (16,130)(3)    79,048
                                                        -------        -------       -------       -------
Total expenses......................................     73,057        110,563       (16,130)      167,490

Operating income (loss).............................    (36,916)         3,543                     (33,373)

Interest (income) expense, net and other income.....     (2,097)           674                      (1,423)
                                                        -------        -------                     -------

Income (loss) before income taxes...................    (34,819)         2,869                     (31,950)

Provision (benefit) for income taxes................    (11,142)          (648)                    (11,790)
                                                        -------        -------                     -------

Net income (loss)...................................    (23,677)         3,517                     (20,160)
                                                      ==========     =========                     ========

Net income (loss) per share -- basic................                                                 (0.04)
Shares used in per share computations -- basic......                                               457,699

Net income (loss) per share -- diluted..............                                                 (0.04)
Shares used in per share computations -- diluted....                                               457,699

---------------
(1) Original United States dollar amounts presented in Silicon Valley Group's financial statements have been converted into euros using the average historical exchange rate for the six months ended June 30, 1999 of $1.00 = Euro 0.9461.

(2) Silicon Valley Group's results for the six months ended March 31, 1999.

(3) Adjustment relates to the reclassification of installation and warranty costs of Silicon Valley Group.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1999

                                                 HISTORICAL                                            PRO
                                       ------------------------------                                 FORMA
                                           SILICON            ASM        PRO FORMA      PRO FORMA      U.S.
                                       VALLEY GROUP(1)    LITHOGRAPHY   ADJUSTMENTS     COMBINED    DOLLARS(2)
                                       ----------------   -----------   -----------     ---------   ----------
                                                 IN EUROS '000 (EXCEPT PER SHARE DATA)
                                       ----------------------------------------------------------
Net sales............................      438,495         1,197,490           --      1,635,985    1,420,373
Cost of sales........................      289,114           798,040       42,163(3)   1,129,317      980,480
                                           -------         ---------      -------      ---------    ---------
Gross profit.........................      149,381           399,450      (42,163)       506,668      439,893
Operating expenses:
  Research and development costs.....       90,348           173,967           --        264,315      229,480
  Research and development credits...       (2,686)          (36,128)          --        (38,814)     (33,699)
  Selling, general and administrative
    expenses.........................      101,191           140,182      (42,163)(3)    199,210      172,956
                                           -------         ---------      -------      ---------    ---------
Total expenses.......................      188,853           278,021      (42,163)       424,711      368,737

Operating income (loss)..............      (39,472)          121,429           --         81,957       71,156

Interest (income) expense, net and
  other income.......................       (4,817)            3,150           --         (1,667)      (1,448)
                                           -------         ---------                   ---------    ---------

Income (loss) before income taxes....      (34,655)          118,279           --         83,624       72,604

Provision (benefit) for income
  taxes..............................      (11,090)           37,529           --         26,439       22,955
                                           -------         ---------                   ---------    ---------

                                           -------         ---------                   ---------    ---------
Net income (loss)....................      (23,565)           80,750           --         57,185       49,649
                                       ============       ==========                   =========    ==========

Net income per share -- basic........                                                       0.12         0.11
Shares used in per share
  computations -- basic..............                                                    458,542      458,542
Net income per share -- diluted......                                                       0.12         0.11
Shares used in per share
  computations -- diluted............                                                    462,682      462,682

---------------
(1) Original United States dollar amounts presented in Silicon Valley Group's financial statements have been converted into euros using the average historical exchange rate for the year ended December 31, 1999 of $1.00 = Euro 0.9257.

(2) Solely for the convenience of the reader, certain euro amounts presented as of and for the six months ended June 30, 2000 have been translated into United States dollars using the exchange rate in effect on October 10, 2000 of $1.00 = Euro 1.1518.

(3) Adjustment relates to the reclassification of installation and warranty costs of Silicon Valley Group.

           UNAUDITED PRO FORMA CONDENSED COMBINED CASH FLOW STATEMENT
                      FOR THE YEAR ENDED DECEMBER 31, 1999

                                                     HISTORICAL
                                             --------------------------                                PRO
                                               SILICON                                                FORMA
                                             VALLEY GROUP       ASM        PRO FORMA    PRO FORMA      U.S.
                                                (1)(2)      LITHOGRAPHY   ADJUSTMENTS   COMBINED    DOLLARS(3)
                                             ------------   -----------   -----------   ---------   ----------
                                                                       IN EUROS '000
                                             -----------------------------------------------------------------
CASH FLOW FROM OPERATIONS:
  Net income (loss)........................    (23,565)        80,750                     57,185       49,649
  Depreciation and amortization............     45,513         42,516                     88,029       76,427
  Change in assets and liabilities.........    (19,233)       (85,184)                  (104,417)     (90,656)
                                               -------       --------                   --------     --------
  NET CASH PROVIDED BY (USED IN) OPERATING
    ACTIVITIES.............................      2,715         38,082                     40,797       35,420
CASH FLOWS FROM INVESTING ACTIVITIES:
  Net capital expenditures.................    (28,638)      (127,918)                  (156,556)    (135,923)
  Purchases of short-term investments,
    available for sales....................    (50,703)            --                    (50,703)     (44,021)
  Maturities of short-term investments,
    available for sales....................     36,635             --                     36,635       31,806
  Net cash received from SEG acquisition...        129             --                        129          112
  Other investing activities...............         --          7,858                      7,858        6,822
                                               -------       --------                   --------     --------
  NET CASH USED IN INVESTING ACTIVITIES....    (42,578)      (120,060)                  (162,638)    (141,204)
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of convertible
    subordinated bonds.....................         --        516,765                    516,765      448,659
  Payment of underwriting commission.......         --        (12,860)                   (12,860)     (11,165)
  Proceeds from issuance of shares and
    stock options..........................     18,436         31,609                     50,045       43,450
  Other financing activities...............       (796)            --                       (796)        (691)
  NET CASH PROVIDED BY FINANCING
    ACTIVITIES.............................     17,640        535,514                    553,154      480,252
                                               -------       --------                   --------     --------

  Effect of changes in exchange rates on
    cash...................................       (930)        (1,459)                    (2,389)      (2,074)
                                               -------       --------                   --------     --------
  NET INCREASE (DECREASE) IN CASH AND CASH
    EQUIVALENTS............................    (23,153)       452,077                    428,924      372,394
                                             ==========     =========                   ========     ========

---------------
(1) Original United States dollar amounts presented in Silicon Valley Group's financial statements have been converted into euros using the average historical exchange rate for the year ended December 31, 1999 of $1.00 =
    0.9257 Euro.

(2) For Silicon Valley Group, figures for the year ended September 30, 1999 are included.

(3) Solely for the convenience of the reader, certain amounts presented as of and for the year ended December 31, 1999 have been translated into United States dollars using the exchange rate in effect on October 10, 2000 of $1.00 = Euro 1.1518.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1998

                                                              HISTORICAL
                                                     -----------------------------
                                                         SILICON           ASM        PRO FORMA    PRO FORMA
                                                     VALLEY GROUP(1)   LITHOGRAPHY   ADJUSTMENTS   COMBINED
                                                     ---------------   -----------   -----------   ---------
                                                              IN EUROS '000 (EXCEPT PER SHARE DATA)
                                                     -------------------------------------------------------
Net sales..........................................      540,885         779,196            --     1,320,081
Cost of sales......................................      362,942         481,588        57,854(2)    902,384
                                                         -------         -------       -------     ---------
Gross profit.......................................      177,943         297,608       (57,854)      417,697

Operating expenses:
  Research and development costs...................       88,220         144,651            --       232,871
  Research and development credits.................      (10,662)        (29,965)           --       (40,627)
  Selling, general and administrative expenses.....      116,078          94,210       (57,854)(2)   152,434
  Restructuring and related charges................       12,942              --                      12,942
                                                         -------         -------       -------     ---------
Total expenses.....................................      206,578         208,896       (57,854)      357,620

Operating income (loss)............................      (28,635)         88,712            --        60,077

Interest (income) expense, net and other income....       (4,500)         (1,218)           --        (5,718)
                                                         -------         -------                   ---------

Income (loss) before income taxes..................      (24,135)         89,930            --        65,795

Provision (benefit) for income taxes...............      (12,069)         27,930            --        15,861
                                                         -------         -------                   ---------

                                                         -------         -------                   ---------
Net income (loss)..................................      (12,066)         62,000            --        49,934
                                                     ===========       =========                    ========

Net income per share -- basic......................                                                     0.11
Shares used in per share computations -- basic.....                                                  456,216
Net income per share -- diluted....................                                                     0.11
Shares used in per share computations -- diluted...                                                  458,811

---------------
(1) Original United States dollar amounts presented in Silicon Valley Group's financial statements have been converted into euros using the average historical exchange rate for the year ended December 31, 1998 of $1.00 = Euro 0.8887.

(2) Adjustment relates to the reclassification of installation and warranty costs of Silicon Valley Group.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997

                                                            HISTORICAL
                                                   -----------------------------
                                                       SILICON           ASM        PRO FORMA      PRO FORMA
                                                   VALLEY GROUP(1)   LITHOGRAPHY   ADJUSTMENTS     COMBINED
                                                   ---------------   -----------   -----------     ---------
                                                             IN EUROS '000 (EXCEPT PER SHARE DATA)
                                                   ---------------------------------------------------------
Net sales........................................      523,198         817,952            --       1,341,150
Cost of sales....................................      322,077         474,260        55,903(2)      852,240
                                                       -------         -------       -------       ---------
Gross profit.....................................      201,121         343,692       (55,903)        488,910

Operating expenses:
  Research and development costs.................       70,085          93,136            --         163,221
  Research and development credits...............       (6,787)        (13,613)           --         (20,400)
  Selling, general and administrative expenses...      114,688          57,611       (55,903)(2)     116,396
  Settlement of royalty obligation...............       27,754              --            --          27,754
                                                       -------         -------       -------       ---------
Total expenses...................................      205,740         137,134       (55,903)        286,971

Operating income (loss)..........................       (4,619)        206,558            --         201,939

Gain on marketable securities....................           --         (14,130)           --         (14,130)
Interest (income) expense, net and other
  income.........................................       (8,195)           (714)           --          (8,909)
                                                       -------         -------                     ---------
Income (loss) before income taxes and minority
  interest.......................................        3,576         221,402            --         224,978

Provision (benefit) for income taxes.............        1,290          72,109            --          73,399
Minority interest................................           78                                            78
                                                       -------         -------                     ---------
Net income (loss)................................        2,208         149,293            --         151,501
                                                   ===========       =========                      ========

Net income per share -- basic....................                                                       0.33
Shares used in per share computations -- basic...                                                    454,683
Net income per share -- diluted..................                                                       0.33
Shares used in per share
  computations -- diluted........................                                                    455,684

---------------
(1) Original United States dollar amounts presented in Silicon Valley Group's financial statements have been converted into euros using the average historical exchange rate for the year ended December 31, 1997 of $1.00 = Euro 0.8518.

(2) Adjustment relates to the reclassification of installation and warranty costs of Silicon Valley Group.

                NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                             FINANCIAL INFORMATION

(a) BASIS OF PRESENTATION. While the fiscal year end of Silicon Valley Group differs from ASM Lithography's, this difference is less than 93 days. Accordingly, the unaudited pro forma condensed combined statements of operations for the years ended December 31, 1999, 1998 and 1997 combine the audited consolidated financial statements of ASM Lithography for the years ended December 31, 1999, 1998 and 1997 with the audited consolidated financial statements of Silicon Valley Group for the years ended September 30, 1999, 1998 and 1997.

     The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2000 and 1999 combine the unaudited condensed consolidated financial statements of ASM Lithography for the six months ended June 30, 2000 and 1999 with the unaudited condensed consolidated financial statements of Silicon Valley Group for the six months ended March 31, 2000 and 1999.

     The unaudited pro forma condensed combined balance sheet as of June 30, 2000 combines the unaudited condensed consolidated balance sheets as of June 30, 2000 of ASM Lithography and Silicon Valley Group.

     All amounts in the unaudited pro forma condensed combined statements of operations are stated in thousands of euros. The amounts derived from the above-mentioned Silicon Valley Group year end financial statements have been translated from United States dollars into euros using the respective exchange rate in effect on December 31, 1999, 1998 and 1997. Income statements are based on the average historical exchange rates for the years ended December 31, 1999, 1998 and 1997. The amounts derived from the Silicon Valley Group unaudited financial statements as of June 30, 2000 and 1999 have been translated from United States dollars into euros using the exchange rates in effect on June 30, 2000 and June 30, 1999, respectively. Income statements are based on the average historical exchange rates for the six months ended June 30, 2000 and 1999.

     Effective for the fiscal year 1999, ASM Lithography changed its reporting currency from Dutch guilders to euros. Prior year balances have been restated based on the fixed exchange rate effective January 1, 1999 of Euro 1.00 to NLG
2.20371. The comparative balances reported in euros depict the same trends as would have been presented if ASM Lithography had continued to present balances in Dutch guilders. Balances for periods prior to January 1, 1999 are not comparable to the balances of other companies that report in euros having restated amounts from a different currency than Dutch guilders. Solely for the convenience of the reader, certain amounts presented for the year ended 1999 and for the six months ended June 30, 2000 have been translated into United States dollars using the exchange rate in effect on October 10, 2000 of $1.00 = Euro 1.1518.

     In the opinion of ASM Lithography and Silicon Valley Group management, all adjustments and/or disclosures necessary for a fair presentation of the pro forma data have been made. These unaudited pro forma condensed combined financial information are presented for illustrative purposes only and are not necessarily indicative of the operating results or the financial position that would have been achieved had the merger been consummated as of the dates indicated or of the results that may be obtained in the future.

(b) ACCOUNTING POLICIES AND FINANCIAL STATEMENT CLASSIFICATION. The accounting policies of ASM Lithography and Silicon Valley Group are substantially comparable and both financial statements have been prepared in accordance with generally accepted accounting principles in the United States. Certain reclassifications in the consolidated statements of operations of Silicon Valley Group have been made to conform to the line item presentation in the unaudited pro forma condensed combined statements of operations.

     Certain assets and liabilities in the consolidated balance sheet of Silicon Valley Group have been reclassified to conform to the line item presentation in the unaudited pro forma condensed combined balance sheet.

(c) PRO FORMA EARNINGS PER SHARE. The pro forma combined basic earnings per share is based on net income (loss) and the weighted average number of outstanding ordinary shares. Diluted income per share includes the dilutive effect of outstanding stock options.

     The weighted average number of outstanding ordinary shares has been adjusted to reflect the exchange ratio of 1.286 ordinary shares of ASM Lithography for each share of common stock of Silicon Valley Group.

(d) MERGER RELATED EXPENSES. Charges of approximately Euro 40.4 million for direct incremental merger-related transaction costs will be recorded during the twelve months after the merger is consummated. The direct incremental merger-related transaction costs consist principally of charges related to investment banking fees, professional services, integration consulting, registration and other regulatory costs.

(e) OTHER PRO FORMA ADJUSTMENTS. A pro forma adjustment has been made to reflect the assumed issuance of approximately 44 million ordinary shares of ASM Lithography in exchange for all of the outstanding Silicon Valley Group common stock (based on the exchange ratio of 1.286 and the closing price of ASM Lithography shares on October 9, 2000). The actual number of ASM Lithography ordinary shares to be issued in connection with the merger will be based on the number of shares of Silicon Valley Group common stock issued and outstanding or issuable pursuant to stock options or convertible securities at the completion of the merger.

     Furthermore, a pro forma adjustment has been made to reclassify certain installation and warranty costs of Silicon Valley Group to conform to the line item presentation of ASM Lithography in the unaudited pro forma condensed combined statement of operations.

              COMPARISON OF RIGHTS OF ASM LITHOGRAPHY SHAREHOLDERS
                     AND SILICON VALLEY GROUP STOCKHOLDERS

     The rights of Silicon Valley Group stockholders are currently governed by Delaware corporate law and Silicon Valley Group's restated certificate of incorporation and by-laws. Upon completion of the merger, Silicon Valley Group stockholders will become shareholders of ASM Lithography and their rights as ASM Lithography shareholders will be governed by Dutch corporate law and ASM Lithography's articles of association. There are a number of differences between the rights of ASM Lithography shareholders and Silicon Valley Group stockholders. The following is a brief summary of the material difference between the rights of Silicon Valley Group stockholders and the rights of ASM Lithography shareholders, and is qualified in its entirety by reference to the relevant provisions of Delaware corporate law and Dutch corporate law and by Silicon Valley Group's certificate of incorporation and by-laws and ASM Lithography's articles of association, which documents are incorporated by reference as exhibits to the registration statement of which this proxy statement-prospectus is a part.

               PROVISIONS APPLICABLE                                     PROVISIONS APPLICABLE
       TO SILICON VALLEY GROUP STOCKHOLDERS                         TO ASM LITHOGRAPHY SHAREHOLDERS
                                              AUTHORIZED CAPITAL
The total number of shares of all classes of stock        The authorized capital ("maatschappelijk kapitaal")
that Silicon Valley Group is authorized to issue is       of ASM Lithography amounts to Euro 36,000,462.00
101,000,000, of which 1,000,000 are shares of             and is divided into 900,000,000 ordinary shares,
preferred stock and 100,000,000 are shares of             900,000,000 cumulative preferred shares, and 23,100
common stock. On August 31, 2000, there were 15,000       priority shares, each with a nominal value of Euro
shares of series 1 preferred stock outstanding and        0.02. On August 31, 2000, there were 418,848,000
34,077,272 shares of Silicon Valley Group common          ASM Lithography ordinary shares and 23,100 priority
stock outstanding.                                        shares issued and outstanding, while no cumulative
                                                          preferred shares were outstanding.
                                              ISSUANCE OF SHARES
Silicon Valley Group's certificate of incorporation       With the approval of the supervisory board and the
and by-laws do not prohibit Silicon Valley Group          holders of priority shares, the board of management
from issuing additional Silicon Valley Group common       of ASM Lithography has the power to issue ordinary
stock or preferred stock. Under the merger                shares and preferred shares if this power is
agreement, however, Silicon Valley Group is               approved by the general meeting of the
prohibited from issuing additional Silicon Valley         shareholders. On March 23, 2000, the general
Group common stock or Silicon Valley Group                meeting of shareholders authorized the board of
preferred stock, except for Silicon Valley Group          management to issue shares and/or rights thereto
common stock issued pursuant to options and other         through September 23, 2001 of up to 10% of the
awards outstanding under Silicon Valley Group's           issued share capital, increased by an additional
stock plans or as otherwise permitted under the           10% of the issued share capital in relation to
merger agreement.                                         mergers and acquisitions.

                                                VOTING RIGHTS
Under Delaware law, each stockholder is entitled to       Under Dutch Law, each shareholder is entitled to
one vote for each share of capital stock held by          one vote per share, unless the articles of
that stockholder unless the certificate of                association of the company provides otherwise.
incorporation provides otherwise. In addition, the        Generally, all resolutions may be adopted by a
certificate of incorporation may provide for              majority of the total votes cast at a general
cumulative voting at all elections of directors of        meeting of ASM Lithography shareholders, unless
the corporation.                                          Dutch law requires a qualified majority.

               PROVISIONS APPLICABLE                                     PROVISIONS APPLICABLE
       TO SILICON VALLEY GROUP STOCKHOLDERS                         TO ASM LITHOGRAPHY SHAREHOLDERS
                                          VOTING RIGHTS (CONTINUED)
Holders of Silicon Valley Group common stock are          Holders of ASM Lithography ordinary, preferred and
entitled to one vote per share of common stock. The       priority shares are entitled to one vote per share.
Silicon Valley Group restated certificate of
incorporation does not provide for cumulative
voting.

                                        AMENDMENT OF CHARTER DOCUMENTS
Under Delaware law, amendments to a corporation's         Under Dutch law, shareholders of a Dutch company
certificate of incorporation require a                    may resolve to amend the company's articles of
recommendation by the board of directors, followed        association, although a statement of no-objection
by the approval of a majority of the votes entitled       must be obtained from the Dutch Ministry of Justice
to be cast and a majority of the outstanding stock        for any such amendment.
of each class entitled to vote on such amendments,
voting as a class.                                        Resolutions to amend the articles of association,
                                                          if proposed by the board of management, must be
Under Delaware law, a company's by-laws may be            approved by a majority of the votes cast at a
amended only by the stockholders, unless the              general meeting of shareholders and, if proposed by
company's certificate of incorporation also confers       shareholders, must be approved by at least a
the power to amend the by-laws on the directors.          three-fourths majority of the votes cast at a
                                                          general meeting of shareholders at which more than
The Silicon Valley Group board of directors is            half of the issued share capital is represented or,
expressly authorized to make, alter, amend, or            if the requisite capital is not represented, by a
repeal the Silicon Valley Group by-laws.                  three-fourths majority of the votes cast at a new
                                                          meeting held within four weeks thereafter, at which
                                                          meeting there are no quorum requirements. All such
                                                          resolutions must, in either case, be approved by
                                                          the supervisory board and the meeting of priority
                                                          shareholders.

                                            SHAREHOLDERS' MEETINGS
Under Delaware law, an annual meeting of                  Under Dutch law, a company must hold at least one
stockholders must be held for the election of             annual general meeting of shareholders no later
directors on a date and at a time designated by or        than six months after the end of the financial
in the manner provided in the by-laws. Any other          year. Pursuant to the ASM Lithography articles of
proper business may be transacted at the annual           association, general meetings may also be held as
meeting. The Silicon Valley Group by-laws provide         often as the board of management or the supervisory
that the Silicon Valley Group board of directors          board deems necessary. In addition, under Dutch law
must fix the date, time and place of the meeting;         and the ASM Lithography articles of association, a
provided that the date so designated must be within       general meeting of shareholders must be held if
five months after the end of Silicon Valley Group's       shareholders representing at least one-tenth of the
fiscal year and within thirteen months of the last        issued share capital or the meeting of priority
annual meeting of stockholders.                           shareholders in writing request the board of
                                                          management and the supervisory board to call such a
                                                          meeting.

               PROVISIONS APPLICABLE                                     PROVISIONS APPLICABLE
       TO SILICON VALLEY GROUP STOCKHOLDERS                         TO ASM LITHOGRAPHY SHAREHOLDERS
                                               SPECIAL MEETINGS
Under Delaware law, a special meeting of                  Under Dutch law, special, or extraordinary, general
stockholders may be called by the board of                meetings of shareholders may be convened by the
directors or by any other person authorized in the        board of management or the supervisory board, but
certificate of incorporation or the by-laws.              the articles of association may also vest this
Delaware law does not provide stockholders with an        power in other persons. In addition, one or more
automatic right to call special meetings of               shareholders, who own together at least 10% -- or
stockholders. The Silicon Valley Group by-laws            such lesser amount as is provided by the articles
provide that a special meeting of stockholders may        of association -- of the issued capital, can call a
be called by either the board of directors, the           special general meeting of shareholders.
chairman of the board of directors, the president
or one or more stockholders holding shares in the         Pursuant to ASM Lithography's articles of
aggregate entitled to cast not less than 10% of the       association, special meetings of shareholders may
votes at that meeting.                                    be held whenever the ASM Lithography board of
                                                          management or supervisory board calls such
                                                          meetings, subject to the specific requirements
                                                          under Dutch law. In addition, one or more
                                                          shareholders, who own together at least 10% of the
                                                          issued capital or the meeting of priority
                                                          shareholders, can in writing request the board of
                                                          management and the supervisory board to call a
                                                          special general meeting of shareholders.

                                       QUORUM FOR SHAREHOLDERS MEETINGS
Under Delaware law, either the certificate of             Under Dutch law, the validity of shareholder
incorporation or the by-laws may specify the number       decisions is not dependent on a quorum, unless the
of shares and/or the amount of other securities           law or the articles of association stipulate
that must be represented at a meeting in order to         otherwise. ASM Lithography's articles of
constitute a quorum, but in no event will a quorum        association do not impose any quorum requirements.
consist of less than one-third of the shares
entitled to vote at a meeting.                            However, if less than half of the issued share
                                                          capital is represented during an ASM Lithography
The presence in person, or by properly executed           general meeting, resolutions by such general
proxy, of holders of a majority of the outstanding        meeting to authorize the ASM Lithography board of
shares of the stock issued and outstanding and            management to limit or exclude the shareholders'
entitled to vote at the meeting is required to            pre-emptive rights or to reduce capital, require a
constitute a quorum at stockholders meetings of           majority of two-thirds of the votes cast at such
Silicon Valley Group.                                     general meeting.

                                  ACTION BY WRITTEN CONSENT OF SHAREHOLDERS
Under Delaware law, unless otherwise provided in a        Under Dutch law, resolutions may be adopted by the
corporation's certificate of incorporation, any           unanimous consent of all of the shareholders in
action that may be taken at a meeting of                  writing without holding a meeting of shareholders,
stockholders may be taken without a meeting,              provided the articles of association expressly so
without prior notice and without a vote, if the           allow and provided no bearer shares are issued.
holders of outstanding stock having no less than
the minimum number of votes that would be

               PROVISIONS APPLICABLE                                     PROVISIONS APPLICABLE
       TO SILICON VALLEY GROUP STOCKHOLDERS                         TO ASM LITHOGRAPHY SHAREHOLDERS
                            ACTION BY WRITTEN CONSENT OF SHAREHOLDERS (CONTINUED)
necessary to authorize such action at a meeting           With respect to ASM Lithography's ordinary shares,
consent in writing.                                       ASM Lithography has issued bearer shares, and,
                                                          accordingly, the general meeting of shareholders of
The Silicon Valley Group by-laws confirm the right        ASM Lithography may not adopt resolutions by
of its stockholders to act by written consent.            written consent. With respect to priority and
                                                          preferred shares, the articles of association
                                                          expressly allow such shareholders to adopt
                                                          resolutions by written consent.

                                ELECTION OF DIRECTORS AND FILLING OF VACANCIES
Under Delaware law, the board of directors of a           ASM Lithography has a board of management and a
corporation must consist of one or more members.          supervisory board. The board of management is
The number of directors must be fixed by, or in           entrusted with the day-to-day management of ASM
the manner provided in, the by-laws, unless the           Lithography. The supervisory board supervises the
certificate of incorporation fixes the number of          board of management and the general affairs and
directors. Each director shall hold office until          business of ASM Lithography, and advises the board
his or her successor is elected and qualified or          of management. The number of managing directors
until his or her earlier resignation or removal.          must be no less than two with the exact number to
The directors are elected at the annual meeting of        be determined by the meeting of holders of priority
stockholders. The directors may be divided into           shares in consultation with the supervisory board.
one, two or three classes.
                                                          There are 5 members of the supervisory board and 5
The Silicon Valley Group by-laws provide that the         members of the board of management.
number of directors shall be no less than four and
no more than seven. Silicon Valley Group has one          ASM Lithography is subject to the so-called large
class of directors.                                       company regime ("structuurregime") under Dutch law
                                                          and is required to have at least three supervisory
Silicon Valley Group currently has six directors.         directors with the exact number to be determined at
                                                          the general meeting of shareholders at the proposal
Delaware law provides that vacancies and                  of the meeting of holders of priority shares.
newly-created directorships may be filled by a
majority of the directors then in office (even            Under Dutch law and ASM Lithography's articles of
though less than a quorum) unless either:                 association, members of the board of management are
                                                          appointed by the supervisory board, subject to
     - otherwise provided in the certificate of           prior notification of the general meeting of
       incorporation or by-laws of the corporation        shareholders.
       or
                                                          Under Dutch law and ASM Lithography's articles of
     - the certificate of incorporation directs           association, members of the supervisory board are
       that a particular class of stock is to elect       appointed by the supervisory board. The general
       such director, in which case any other             meeting of shareholders, the works council and the
       directors elected by such class, or a sole         board of management are notified of an existing
       remaining director elected by such class,          vacancy in the supervisory board and have the
       shall fill such vacancy.                           authority to make non-binding recommendations to
                                                          the supervisory board. The
Silicon Valley Group's restated certificate of
incorporation does not alter this.

               PROVISIONS APPLICABLE                                     PROVISIONS APPLICABLE
       TO SILICON VALLEY GROUP STOCKHOLDERS                         TO ASM LITHOGRAPHY SHAREHOLDERS
                          ELECTION OF DIRECTORS AND FILLING OF VACANCIES (CONTINUED)
                                                          supervisory board is authorized to appoint a person
                                                          that is not recommended by the general meeting of
                                                          shareholders, the works council or the board of
                                                          management unless the general meeting of
                                                          shareholders or the works council formally objects
                                                          to such an appointment. Upon such an objection, the
                                                          supervisory board may still proceed with their
                                                          appointment if the Enterprise Chamber of the
                                                          Amsterdam Court of Appeal decides the objection was
                                                          unfounded.

                                                          Under Dutch law, members of the supervisory board
                                                          of a company subject to the large company regime
                                                          such as ASM Lithography are appointed for a period
                                                          of four years unless the articles of association
                                                          provide for a longer period, and may be re-elected.
                                                          Each supervisory director is required to resign on
                                                          the date of the annual general meeting of
                                                          shareholders in the year in which such director
                                                          attains the age of 72. A Dutch company may provide
                                                          in its articles of association that the appointment
                                                          and resignation of members of the board of
                                                          management and the supervisory board will be
                                                          staggered. ASM Lithography's articles of
                                                          association permit the supervisory board to
                                                          establish such a rotation schedule.

                                             REMOVAL OF DIRECTORS
Delaware law provides that a director may be              Dutch law and ASM Lithography's articles of
removed with or without cause by the holders of a         association provide that the supervisory board has
majority of the shares then entitled to vote at           the authority to remove members of the board of
an election of directors, except that:                    management upon completion of a hearing of the
                                                          general meeting of shareholders.
     (1) members of a classified board of directors
     may be removed only for cause, unless the            Under ASM Lithography's articles of association, a
     certificate of incorporation provides                member of the ASM Lithography board of management
     otherwise; and                                       can be suspended by the ASM Lithography supervisory
                                                          board at any time; provided that, within three
     (2) directors may not be removed in certain          months of the suspension, a general meeting of
     situations in the case of a corporation having       shareholders must be held to determine if the
     cumulative voting.                                   member should be removed. If no general meeting of
                                                          shareholders is called within this three-month
Silicon Valley Group's restated certificate of            period, the suspension automatically lapses.
incorporation does not provide for either such
limitation on removal.                                    Members of the ASM Lithography supervisory board
                                                          may be suspended by the supervisory board; provided
                                                          that such suspension will lapse within one month if
                                                          the supervisory board has

               PROVISIONS APPLICABLE                                     PROVISIONS APPLICABLE
       TO SILICON VALLEY GROUP STOCKHOLDERS                         TO ASM LITHOGRAPHY SHAREHOLDERS
                                       REMOVAL OF DIRECTORS (CONTINUED)
                                                          not petitioned the Enterprise Chamber of the
                                                          Amsterdam Court of Appeal for the removal of such
                                                          member.

                                           SHAREHOLDER NOMINATIONS
The Silicon Valley Group by-laws provide that             Under Dutch law and the ASM Lithography articles of
stockholders may nominate individuals for election        association, the general meeting of shareholders,
to the board of directors at a meeting of Silicon         the works council and the board of management are
Valley Group stockholders entitled to vote for the        notified of an existing vacancy in the supervisory
election of directors. In order to nominate an            board and have the authority to make non-binding
individual, a stockholder must deliver written            recommendations to the supervisory board.
notice to the secretary of Silicon Valley Group not
less than 60 days nor more than 90 days prior to          ASM Lithography's articles of association provide
the meeting; provided, that in the event that less        that when the appointment of a member of the
than 45 days' notice or prior public disclosure of        supervisory board is notified by the supervisory
the date of the meeting is given or made to               board, such notification must state the candidate's
stockholders, notice by the stockholder, to be            age, profession, the number of shares he or she
timely, must be so received not later than the            holds in ASM Lithography's share capital and the
close of business on the tenth day following the          offices he or she holds or has held, insofar as the
day on which such notice of the date of the meeting       latter are of importance to the performance of
was mailed or such public disclosure was made. The        duties as a member of the supervisory board.
written notice must set forth:

     - the name, age, business address and
       residence address of such person

     - the principal occupation of the nominee

     - the number of shares of Silicon Valley Group beneficially owned by such nominee,

     - any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required
       (including, without limitation, such
       person's written consent to being named in the proxy statement as a nominee and to serving as a director, if elected).

If the chairman of the meeting determines that a nomination was not made in accordance with the prescribed procedures, the chairman may so declare to the meeting, and the defective nomination will be disregarded.

               PROVISIONS APPLICABLE                                     PROVISIONS APPLICABLE
       TO SILICON VALLEY GROUP STOCKHOLDERS                         TO ASM LITHOGRAPHY SHAREHOLDERS
                                               APPRAISAL RIGHTS
Delaware law provides for appraisal rights for            Dutch law does not recognize the concept of
shares of stock that are listed on a national             appraisal or dissenters' rights and, accordingly,
securities exchange in connection with mergers and        holders of shares in a Dutch company have no
consolidations; if the terms of the agreement of          appraisal rights.
merger or consolidation require the shareholders to
accept anything except: (i) shares of stock of the
corporation surviving or resulting from such merger
or consolidation, or depositary receipts in respect
thereof; (ii) shares of stock of any other
corporation, or depositary receipts in respect
thereof, which will be either listed on a national
securities exchange or designated as a national
market system security on an interdealer quotation
system by the National Association of Securities
Dealers, Inc., or held of record by more than 2,000
holders; (iii) cash in lieu of fractional shares or
fractional depositary receipts; or (iv) any
combination of (i), (ii) and (iii) above.

                                              PRE-EMPTIVE RIGHTS
Under Delaware law, stockholders have no pre-             Under Dutch law, holders of ordinary shares in a
emptive rights to subscribe to additional issues of       company have pre-emptive rights with respect to
stock or to any security convertible into such            newly issued ordinary shares in proportion to the
stock unless such rights are expressly provided for       aggregate nominal value of their shareholdings,
in the certificate of incorporation. The Silicon          with the exception of shares to be issued to
Valley Group restated certificate of incorporation        employees of the company or of a group company.
does not provide for pre-emptive rights.                  However, the articles of association of ASM
                                                          Lithography state that the holders of ASM
                                                          Lithography ordinary shares have no pre-emptive
                                                          rights to subscribe for ASM Lithography ordinary
                                                          shares issued for non-cash consideration. ASM
                                                          Lithography's articles of association do not
                                                          provide for pre-emptive rights for the holders of
                                                          preferred shares, and currently, holders of
                                                          preferred shares have no pre-emptive rights.
                                                          Pre-emptive rights in respect of newly issued
                                                          ordinary shares may be limited or excluded by
                                                          approval of the shareholders at the general meeting
                                                          of shareholders. In addition, under Dutch law,
                                                          pre-emptive rights may be limited or excluded by a
                                                          resolution of the board of management, upon
                                                          approval by the supervisory board and the meeting
                                                          of priority shareholders, if the general meeting of
                                                          shareholders, or the articles of association upon
                                                          amendment to that effect,

               PROVISIONS APPLICABLE                                     PROVISIONS APPLICABLE
       TO SILICON VALLEY GROUP STOCKHOLDERS                         TO ASM LITHOGRAPHY SHAREHOLDERS
                                        PRE-EMPTIVE RIGHTS (CONTINUED)
                                                          have conferred this power on the board of
                                                          management. This power may be conferred for a
                                                          maximum period of five years and may from time to
                                                          time be extended, but never for a period longer
                                                          than five years.
                                                          On March 23, 2000, the general meeting of
                                                          shareholders authorized the board of management to
                                                          exclude or limit pre-emptive rights arising as a
                                                          result of an issue of shares through September 23,
                                                          2001. The holders of ASM Lithography ordinary
                                                          shares have no pre-emptive rights to subscribe for
                                                          ASM Lithography ordinary shares to be issued for
                                                          non-cash consideration (including the ASM
                                                          Lithography ordinary shares issued in the merger).

                                                  DIVIDENDS
Under Delaware law, a Delaware corporation may pay        Dutch law provides that dividends may be
dividends out of its surplus (the excess of net           distributed only after adoption of a company's
assets over capital), or in case there is no              annual accounts by its shareholders. Under Dutch
surplus, out of its net profits for the fiscal year       law, the supervisory board of a company subject to
in which the dividend is declared and/or the              the large company regime adopts the annual
preceding fiscal year (provided that the amount of        accounts, subject to the subsequent approval or
the capital of the corporation is not less than the       rejection by the general meeting of shareholders.
aggregate amount of the capital represented by the        If the general meeting of shareholders rejects the
issued and outstanding stock of all classes having        annual accounts, no dividends may be distributed.
a preference upon the distribution of assets).            Moreover, dividends may be distributed only to the
                                                          extent that net assets exceed the sum of the amount
                                                          of issued and paid-up capital and reserves which
                                                          must be maintained under Dutch law or the articles
                                                          of association. Interim dividends may be declared
                                                          as provided for in the articles of association and
                                                          may be distributed to the extent that net assets
                                                          exceed the amount of the issued and paid-up capital
                                                          plus required legal reserves. Under Dutch law, the
                                                          articles of association may prescribe that the
                                                          board of management and/or the supervisory board
                                                          decide what portion of the profits are to be held
                                                          as reserves.

                                                          ASM Lithography's articles of association provide
                                                          that the ASM Lithography board of management, after
                                                          receiving approval of the ASM Lithography
                                                          supervisory board, may determine what portion of
                                                          the profits are to be

               PROVISIONS APPLICABLE                                     PROVISIONS APPLICABLE
       TO SILICON VALLEY GROUP STOCKHOLDERS                         TO ASM LITHOGRAPHY SHAREHOLDERS
                                            DIVIDENDS (CONTINUED)
                                                          held as reserves. The remainder of the profits can
                                                          be distributed to the shareholders, as determined
                                                          by the general meeting of shareholders and subject
                                                          to all of the following requirements:

                                                            - dividends may be distributed only up to the
                                                              extent shareholders' equity exceeds the amount of
                                                              the issued share capital plus the reserve
                                                              maintained pursuant to Dutch law

                                                            - dividends may be distributed only after adoption
                                                              of the annual accounts from which it appears that
                                                              payment of the dividends is permissible

                                                            - the ASM Lithography board of management, after
                                                              receiving approval from the ASM Lithography
                                                              supervisory board and the meeting of holders of
                                                              priority shares, may resolve to pay an interim
                                                              dividend.

                                                          Upon proposal of the ASM Lithography board of
                                                          management, after receiving approval of the ASM
                                                          Lithography supervisory board and of the meeting of
                                                          holders of priority shares, the general meeting may
                                                          resolve to make distributions to the charge of
                                                          "other reserves" shown in the annual accounts or
                                                          charged to "share premium reserve" and/or to make
                                                          distributions not in cash but in shares in ASM
                                                          Lithography.

                                REPURCHASE AND CANCELLATION OF COMPANY SHARES
Under Delaware law, a corporation may redeem or           Dutch law and the articles of association of ASM
repurchase its own shares, except that a                  Lithography provide that ASM Lithography (or its
corporation cannot generally make such a purchase         subsidiaries) may not subscribe for newly issued
or redemption if it would cause impairment of its         shares in its own capital. ASM Lithography (or its
capital.                                                  subsidiaries) may purchase fully paid-up shares in
                                                          its own capital, if:

                                                            - the distributable part of the shareholders'
                                                              equity is at least equal to the acquisition
                                                              price; and

                                                            - the nominal value of the shares acquired by, held
                                                              by or pledged to ASM Lithography (or its
                                                              subsidiaries) does not exceed 10% of the nominal
                                                              value of

               PROVISIONS APPLICABLE                                     PROVISIONS APPLICABLE
       TO SILICON VALLEY GROUP STOCKHOLDERS                         TO ASM LITHOGRAPHY SHAREHOLDERS
                          REPURCHASE AND CANCELLATION OF COMPANY SHARES (CONTINUED)
                                                                 the then outstanding issued share capital.

                                                          Pursuant to the foregoing procedures, the board of
                                                          management is authorized, subject to the foregoing
                                                          approval of the supervisory board, to repurchase up
                                                          to 10% of the issued share capital of ASM
                                                          Lithography through September 23, 2001 at a price
                                                          between the par value of the ordinary shares
                                                          purchased and 110% of the average market price of
                                                          these securities on the Amsterdam Stock Exchange
                                                          for the five trading days prior to such repurchase.
                                                          Ordinary shares held by the company may be resold.

                                                          Upon the proposal of the board of management, made
                                                          with approval of the supervisory board and the
                                                          meeting of priority shareholders, the general
                                                          meeting of shareholders can have the power to
                                                          decide to cancel ordinary shares repurchased by ASM
                                                          Lithography. Any such proposal is subject to
                                                          general requirements of Netherlands law with
                                                          respect to reduction of capital, which includes a
                                                          two-month waiting period during which creditors may
                                                          oppose the contemplated reduction of capital.

               LIMITATION OF DIRECTORS' LIABILITY AND INDEMNIFICATION OF OFFICERS AND DIRECTORS
Delaware law permits a corporation to include in          The concept of indemnification of directors of a
its certificate of incorporation a provision              company for liabilities arising from their actions
eliminating or limiting a director's personal             as members of the board of management or
liability to the corporation or its stockholders          supervisory board is, in principle and with limited
for monetary damages for breaches of fiduciary            exceptions, accepted in The Netherlands and
duty. However, Delaware law expressly provides that       sometimes provided for in a company's articles of
the liability of a director may not be eliminated         association.
or limited for (i) breaches of a director's duty of
loyalty to the corporation or its stockholders,           The articles of association of ASM Lithography
(ii) acts or omissions not in good faith or which         contain no provision under which any member of the
involve intentional misconduct or a knowing               supervisory board or board of management or
violation of law, (iii) the unlawful purchase or          officers is indemnified in any manner against any
redemption of stock or unlawful payment of                liability which he or she may incur in his or her
dividends or (iv) any transaction from which the          capacity as such. However, the articles of
director derived an improper personal benefit.            association provide that at each ordinary annual
Delaware law further provides that no such                general meeting of shareholders, the shareholders
provision shall eliminate or limit the liability of       may discharge the supervisory board and the board
a director for any act or omission occurring prior        of management from liability for the performance
to the

               PROVISIONS APPLICABLE                                     PROVISIONS APPLICABLE
       TO SILICON VALLEY GROUP STOCKHOLDERS                         TO ASM LITHOGRAPHY SHAREHOLDERS
         LIMITATION OF DIRECTORS' LIABILITY AND INDEMNIFICATION OF OFFICERS AND DIRECTORS (CONTINUED)
date when such provision becomes effective. The           of their respective duties in the preceding
Silicon Valley Group certificate of incorporation         financial year.
contains a provision eliminating director liability
to the extent permitted by Delaware law.
Generally, Delaware law permits a corporation to
indemnify certain persons made a party to any
action, suit or proceeding by reason of the fact
that such person is or was a director, officer,
employee or agent of the corporation or is or was
serving at the request of the corporation as a
director, officer, employee or agent of another
corporation or enterprise if that person acted in
good faith and in a manner the person reasonably
believed to be in or not opposed to the best
interests of the corporation. To the extent that
person has been successful in any such matter, that
person shall be indemnified against expenses
actually and reasonably incurred. In the case of an
action by or in the right of the corporation, no
indemnification may be made in respect of any
matter as to which that person was adjudged liable
to the corporation unless and only to the extent
that the Delaware Court of Chancery or the court in
which the action was brought determines that
despite the adjudication of liability that person
is fairly and reasonably entitled to indemnity for
proper expenses. The by-laws of Silicon Valley
Group require Silicon Valley Group to indemnify its
directors, officers and employees to the maximum
extent permitted by law.

                              REQUIRED VOTE FOR AUTHORIZATION OF CERTAIN ACTIONS
Under Delaware law, the vote of a majority of the         ASM Lithography's articles of association do not
outstanding shares of capital stock entitled to           expressly require the approval of the general
vote thereon generally is necessary to approve a          meeting of shareholders of reorganizations or
merger or a consolidation. Delaware law permits a         mergers in which ASM Lithography would not be the
corporation to include in its certificate of              surviving entity, but by virtue of the application
incorporation a provision requiring for any               of Dutch statutory law, a merger or reorganization
corporate action the vote of a larger portion of          involving ASM Lithography and in which ASM
the stock or of any class or series thereof than          Lithography would not be the surviving entity is
would otherwise be required.                              subject to the approval of the ASM Lithography
                                                          general meeting of shareholders by a majority of
Under Delaware law, no vote of the stockholders of        the votes cast at such meeting at
a surviving corporation to a merger is needed,
unless required by the

               PROVISIONS APPLICABLE                                     PROVISIONS APPLICABLE
       TO SILICON VALLEY GROUP STOCKHOLDERS                         TO ASM LITHOGRAPHY SHAREHOLDERS
                        REQUIRED VOTE FOR AUTHORIZATION OF CERTAIN ACTIONS (CONTINUED)
certificate of incorporation, if all of the               which more than half of the issued share capital is
following is true:                                        represented. If less than half of the issued share
                                                          capital is represented at the meeting, the
     - the agreement of merger does not amend in          resolution will be passed only by the affirmative
       any respect the certificate of incorporation       vote of at least two-thirds of the votes cast.
       of the surviving corporation
                                                          All resolutions to wind up ASM Lithography must be
     - the shares of stock of the surviving               approved by the supervisory board and the meeting
       corporation are not changed in the merger          of priority shareholders. Such a resolution also
                                                          must be passed by at least a three-fourths majority
     - the number of shares of common stock of the        of the votes cast at a general meeting of
       surviving corporation into which any other         shareholders at which more than half of the issued
       shares, securities or obligations to be            share capital is represented or, if the requisite
       issued in the merger may be converted does         capital is not represented, by a three-fourths
       not exceed 20% of the surviving                    majority of the votes cast at a new meeting held
       corporation's common shares outstanding            within four weeks thereafter, at which meeting
       immediately prior to the effective date of         there are no quorum requirements. Such resolutions
       the merger.                                        can also be proposed by the board of management, in
                                                          which case the resolution must be approved by a
In addition, stockholders of a Delaware corporation       simple majority of the votes cast at a general
may not be entitled to vote in certain mergers with       meeting of shareholders.
other corporations that own 90% or more of the
outstanding shares of each class of stock of such
corporation.

                             CERTAIN PROVISIONS RELATING TO BUSINESS COMBINATIONS
Delaware law generally prevents a corporation from        Neither Dutch law nor ASM Lithography's articles of
entering into certain business combinations               association specifically prevent business
(which include a merger or sale of more than 10% of       combinations with interested shareholders. However,
the corporation's assets) with an "interested             general principles of Dutch law may restrict
stockholder" (defined generally to include any            business combinations under certain circumstances.
person or entity that is the beneficial owner of at
least 15% of a corporation's outstanding voting
stock or certain of its affiliates within a
three-year period immediately prior to the time
that such stockholder became an "interested
stockholder"), unless either:

     - the business combination or the transaction which resulted in the stockholder becoming an "interested stockholder" is approved by the board of directors of the corporation, prior to such time as the stockholder became an "interested stockholder", or

     - the interested stockholder acquired at least
       85% of the corporation's voting

               PROVISIONS APPLICABLE                                     PROVISIONS APPLICABLE
       TO SILICON VALLEY GROUP STOCKHOLDERS                         TO ASM LITHOGRAPHY SHAREHOLDERS
                       CERTAIN PROVISIONS RELATING TO BUSINESS COMBINATIONS (CONTINUED)
       stock in the same transaction in which it
       became an "interested stockholder", or

     - at or subsequent to such time in which the stockholder became an "interested stockholder", the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by a vote of 66 2/3% of the outstanding voting stock not owned by the interested stockholder.

                                           SHAREHOLDER RIGHTS PLANS
Silicon Valley Group has entered into a rights            ASM Lithography does not have a shareholder rights
agreement pursuant to which Silicon Valley Group          plan for ordinary shareholders. However, an option
has issued rights to its stockholders to purchase         to purchase preferred shares has been granted to
shares of Silicon Valley Group common stock. These        the Preference Shares Foundation ("Stichting
rights are exercisable in limited circumstances and       Preferente Aandelen ASM Lithography Holding N.V."),
are intended to encourage a person seeking to             which has been established in accordance with Dutch
acquire control of Silicon Valley Group to                law and Euronext Amsterdam N.V. rules and has as
negotiate with its board of directors. The rights         its object "the promotion of the interests of ASM
agreement has been amended by Silicon Valley Group        Lithography and the enterprises maintained by it in
to expressly permit the proposed merger.                  such a way that the interests of ASM Lithography
                                                          and those enterprises and of all concerned are
                                                          guaranteed as much as possible, and to minimize
                                                          influences which, in conflict with these interests,
                                                          could affect the independence and identity of ASM
                                                          Lithography and those enterprises, as well as
                                                          everything which is connected with or could be
                                                          conducive to the above". The board of directors of
                                                          the Preference Shares Foundation is independent of
                                                          ASM Lithography and is composed of three voting
                                                          members drawn from the Dutch business and academic
                                                          communities, as well as the chairman of ASM
                                                          Lithography's supervisory board and the chairman of
                                                          ASM Lithography's board of management, who are
                                                          non-voting members.

                                                          Full exercise of the option to purchase preferred
                                                          shares would effectively dilute the voting power of
                                                          the ordinary shares then outstanding by one half.
                                                          The practical effect of any such exercise could be
                                                          to prevent attempts by third-parties to acquire
                                                          control of ASM Lithography, even at a price that
                                                          represents a

               PROVISIONS APPLICABLE                                     PROVISIONS APPLICABLE
       TO SILICON VALLEY GROUP STOCKHOLDERS                         TO ASM LITHOGRAPHY SHAREHOLDERS
                                     SHAREHOLDER RIGHTS PLANS (CONTINUED)
                                                          substantial premium to the then current market
                                                          price of the ordinary shares.

                                             RIGHTS OF INSPECTION
Under Delaware law, any stockholder may inspect,          Under Dutch law, the annual accounts of a company
for a purpose reasonably related to such person's         are submitted to the general meeting of
interest as a stockholder, the corporation's stock        shareholders for their adoption. Prior to such
ledger, a list of its stockholders and its other          meeting of shareholders, the annual accounts of a
books and records during the corporation's usual          company are available for inspection by the
hours for business.                                       shareholders at the offices of the company. Under
                                                          Dutch law, the shareholders' register is available
                                                          for inspection by the shareholders. The register
                                                          for holders of registered shares traded on the
                                                          Nasdaq National Market is available for inspection
                                                          at the office of ASM Lithography's New York
                                                          transfer agent. The register for holders of
                                                          registered shares other than New York registered
                                                          shares is available for inspection at ASM
                                                          Lithography's offices in Veldhoven. However, the
                                                          majority of ASM Lithography's ordinary shares are
                                                          held in bearer form for which no register is
                                                          maintained.

                                                          Pursuant to Dutch law and to ASM Lithography's
                                                          articles of association, the members of ASM
                                                          Lithography's supervisory board are authorized to
                                                          inspect the books and records of ASM Lithography,
                                                          and are permitted access to the buildings and
                                                          premises of ASM Lithography.

                                              SHAREHOLDER SUITS
Under Delaware law, a stockholder may bring a             Dutch law does not provide an exact equivalent of
derivative action on behalf of the corporation to         derivative suits or class action suits.
enforce the rights of the corporation. An                 Shareholders cannot act on behalf of the company
individual also may commence a class action suit on       (as in a derivative suit) without a power of
behalf of himself and other similarly situated            attorney. However, Dutch law does allow legal
stockholders where the requirements for maintaining       proceedings to be instituted by a group of
a class action under Delaware law have been met. A        interested parties ("belanghebbenden") (as in a
person may institute and maintain such a suit only        class action). For example, shareholders could set
if such person was a stockholder at the time of the       up a foundation ("stichting") and cause this
transaction that is the subject of the suit or his        foundation to bring an action on their behalf
or her stock thereafter desolved upon him or her by       against a company or its management, on the basis
operation of law. Additionally, under Delaware case       of powers of attorney from the interested parties.
law, the plaintiff generally must be a stockholder
not only at the time of the transaction that is the
subject of the suit, but also through the duration
of the derivative suit.

               PROVISIONS APPLICABLE                                     PROVISIONS APPLICABLE
       TO SILICON VALLEY GROUP STOCKHOLDERS                         TO ASM LITHOGRAPHY SHAREHOLDERS
                                        SHAREHOLDER SUITS (CONTINUED)
Delaware law also requires that the derivative
plaintiff make a demand on the directors of the
corporation to assert the corporate claim before
the suit may be prosecuted by the derivative
plaintiff, unless such demand would be futile.

                                            SHAREHOLDER PROPOSALS
The Silicon Valley Group by-laws provide that             ASM Lithography's articles of association provide
stockholder proposals of business may be made at          that the agenda for the general meeting of the
any stockholder meeting pursuant to the notice of         shareholders may include shareholder proposals when
meeting, by or at the direction of the board of           made by one or more shareholders entitled to attend
directors or by a stockholder. To bring a proposal        the meetings who own at least one-tenth of the
of business before a stockholder meeting, the             issued capital of ASM Lithography. In order for the
stockholder must give notice in writing to the            item to be included on the agenda, the shareholder
Secretary of Silicon Valley Group not less than 60        must request its addition at least four (4) weeks
days nor more than 90 days prior to the meeting;          before the day the notice of the meeting is
provided, that in the event that less than 45 days'       published.
notice or prior public disclosure of the date of
the meeting is given or made to stockholders,
notice by the stockholder to be timely must be so
received not later than the close of business on
the tenth day following the day on which such
notice of the date of the stockholder meeting was
mailed or such public disclosure was made. The
written notice must contain:

     - a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting

     - the name and address of the stockholder proposing such business

     - the number of shares beneficially owned by such stockholder

     - any material interest of such stockholder in such business

                                      CONFLICT-OF-INTEREST TRANSACTIONS
Delaware law generally permits transactions               Under Dutch law, unless the articles of association
involving a Delaware corporation and an interested        of a company provide otherwise, the company will be
director of that corporation if any of the                represented by the supervisory board members in
following is true:                                        case of a conflict of interest between the company
                                                          and one or more of its management board members.
     - the material facts as to his relationship or       Currently, ASM Lithography's articles of
       interest are disclosed and a majority of           association do not contain any contrary provision.
       disinterested directors consents                   In addition, the

               PROVISIONS APPLICABLE                                     PROVISIONS APPLICABLE
       TO SILICON VALLEY GROUP STOCKHOLDERS                         TO ASM LITHOGRAPHY SHAREHOLDERS
                                CONFLICT-OF-INTEREST TRANSACTIONS (CONTINUED)
     - the material facts are disclosed as to his         general meeting of shareholders is entitled to
       relationship or interest and a majority of         appoint someone else as the representative of the
       shares entitled to vote thereon consents           company.

     - the transaction is fair to the corporation at the time it is authorized by the board of directors, a committee of the board of directors or the stockholders

                FINANCIAL INFORMATION AVAILABLE TO SHAREHOLDERS

ASM Lithography and Silicon Valley Group are each required to file periodic reports with the Securities and Exchange Commission containing certain financial information. Silicon Valley Group files annual reports on Form 10-K that contain audited financial statements prepared in accordance with United States generally accepted accounting principles and quarterly reports on Form 10-Q which contain unaudited quarterly financial statements prepared in accordance with United States generally accepted accounting principles, but subject to normal year-end adjustments. ASM Lithography files annual reports on Form 20-F which contain annual financial statements prepared in accordance with United States generally accepted accounting principles and furnishes interim reports on Form 6-K which contain information it publishes in The Netherlands or makes generally available to shareholders. This includes unaudited semiannual financial statements prepared in accordance with United States generally accepted accounting principles. Silicon Valley Group's financial information is available electronically with the Securities and Exchange Commission. The address of that site is http://www.sec.gov. ASM Lithography is not required to and does not file electronically with the Securities and Exchange Commission.

           SHARE OWNERSHIP BY PRINCIPAL STOCKHOLDERS, MANAGEMENT AND
                       DIRECTORS OF SILICON VALLEY GROUP

     The following table sets forth information concerning beneficial ownership of common stock of Silicon Valley Group as of September 29, 2000 for the following:

     - each person or entity who is known by Silicon Valley Group to own beneficially more than 5% of the outstanding shares of Silicon Valley Group common stock

     - each of Silicon Valley Group's current directors

     - the chief executive officer and certain other highly compensated officers of Silicon Valley Group

     - all directors and executive officers of Silicon Valley Group as a group

     The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the individual or entity has voting power or investment power and any shares that the individual has the right to acquire within 60 days of September 29, 2000 through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes or table, each person or entity has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares shown as beneficially owned and has an address of c/o Silicon Valley Group, 101 Metro Drive, Suite 400, San Jose, California 95110.

                                                                AMOUNT AND NATURE
                           NAME                              OF BENEFICIAL OWNERSHIP      PERCENT(1)
                           ----                              -----------------------      ----------
EQSF Advisers, Inc. .......................................         5,436,700               15.70%
Capital Guardian Trust.....................................         1,809,400                 5.2%
Papken S. Der Torossian....................................           811,191(2)             2.31%
William A. Hightower.......................................           319,602(3)                *
Michael J. Attardo.........................................            30,000(4)                *
William L. Martin..........................................            55,950(5)                *
Lawrence Tomlinson.........................................            26,250(6)                *
Nam P. Suh.................................................            41,250(7)                *
John Shamaly...............................................            82,579(8)                *
Russell G. Weinstock.......................................           161,720(9)                *
Jeffrey M. Kowalski........................................           181,918(10)               *
Boris Lipkin...............................................            45,682(11)               *
All directors and executive officers as a group (11
  persons).................................................         1,914,986(12)            5.29%

---------------
  * Less than 1%

(1) Computed on the basis of 34,547,167 shares of common stock of Silicon Valley Group outstanding as of September 29, 2000 plus, with respect to those persons holding warrant or options to purchase Common Stock exercisable within 60 days of September 29, 2000, the number of shares of common stock that are issuable upon exercise thereof.

(2) Includes 560,867 shares subject to options which are exercisable within 60 days of September 29, 2000 and 7,500 shares held by Mr. Der Torossian's daughter, as to which shares he disclaims beneficial ownership.

(3) Includes 319,602 shares subject to options which are exercisable within 60 days of September 29, 2000.

(4) Includes 30,000 shares subject to options which are exercisable within 60 days of September 29, 2000.

(5) Includes 51,250 shares subject to options which are exercisable within 60 days after September 29, 2000.

 (6) Includes 26,250 shares subject to options which are exercisable within 60 days after September 29, 2000.

 (7) Includes 41,250 shares subject to options which are exercisable within 60 days after September 29, 2000.

 (8) Includes 82,579 shares subject to options which are exercisable within 60 days after September 29, 2000.

 (9) Includes 157,121 shares subject to options which are exercisable within 60 days after September 29, 2000.

(10) Includes 173,135 shares subject to options which are exercisable within 60 days after September 29, 2000.

(11) Includes 44,203 shares subject to options which are exercisable within 60 days after September 29, 2000.

(12) Includes 1,635,494 shares subject to options which are exercisable within 60 days after September 29, 2000.

                        SHARE CERTIFICATES AND TRANSFER

     ASM Lithography ordinary shares are issuable in bearer or registered form, as the holder may elect, except that shares traded on the Nasdaq National Market are issued in the form of shares of New York registry, referred to as New York shares. The ASM Lithography ordinary shares issued pursuant to the merger will be registered New York shares and quoted on the Nasdaq National Market under the symbol "ASML". New York shares are registered with the New York Transfer Agent and Registrar, Morgan Guaranty Trust Company of New York, 60 Wall Street, New York, New York 10260, and are represented by certificates printed in the English language. Ordinary shares registered in The Netherlands are in book-entry form (Veldhoven Register). Ordinary shares issued in bearer form are represented by certificates printed in the Dutch language with a dividend sheet attached (CF-certificates) and are traded on the Official Segment of the stock market of Euronext Amsterdam N.V. under the symbol "ASML". CF-certificates must remain deposited with an authorized custodian and may only be transferred through the book-entry transfer system maintained by NECIGEF (Nederlands Centraal Instituut Voor Giraal Effectenverkeer B.V.).

     Ordinary shares booked in the Veldhoven Register may be converted into bearer ordinary shares or into New York shares. In addition, upon surrender of bearer shares at the principal office of ABN AMRO Bank N.V., the Dutch exchange agent, accompanied by a request that those bearer shares be exchanged for New York shares, the Dutch exchange agent will instruct the New York transfer agent and registrar to issue New York shares and to deliver the corresponding certificates. Similarly, on presentation to the New York transfer agent and registrar of New York shares for cancellation and accompanied by an appropriate request, the New York transfer agent and registrar will instruct the Dutch exchange agent in The Netherlands to issue and deliver bearer shares for the same number of ordinary shares. Bearer shares and New York shares may upon cancellation also be exchanged into ordinary shares booked in the Veldhoven Register. Certificates for New York shares may be exchanged at the office of the New York transfer agent and registrar for certificates of other authorized denominations. A fee of $0.05 per share is charged to shareholders for the exchange of New York shares for bearer shares or for ordinary shares booked in the Veldhoven Register and vice versa.

     Bearer shares have been accepted for clearance through Cedel and Euroclear System (Common Code 5607493 and ISIN NL0000334332). The Fonds Code on the Official Segment of the stock market of the Euronext Amsterdam N.V. is 33433.

                                 LEGAL OPINION

     At the request of ASM Lithography, Clifford Chance LLP will render a legal opinion as to the validity of the issuance of the ASM Lithography ordinary shares. The support for the discussion set forth under "Certain United States Federal Income Tax Consequences of the Merger" in this proxy statement-prospectus and the federal income tax consequences of the merger to Silicon Valley Group, ASM Lithography and their respective shareholders will be passed upon for Silicon Valley Group by Wilson Sonsini Goodrich & Rosati, Professional Corporation, and for ASM Lithography by Skadden, Arps, Slate, Meagher and Flom LLP.

                                    EXPERTS

     The consolidated financial statements of ASM Lithography and Silicon Valley Group incorporated in this prospectus by reference to ASM Lithography's Annual Report on Form 20-F for the year ended December 31, 1999 and Silicon Valley Group's Annual Report on Form 10-K for the year ended September 30, 1999 have been audited by Deloitte & Touche Accountants and Deloitte & Touche LLP, independent auditors, respectively, as stated in their reports which are incorporated by reference, and have been so incorporated in reliance upon the reports of such firms given upon their authority as experts in accounting and auditing.

                              GENERAL INFORMATION

     ASM Lithography came into existence on October 3, 1994 as ASM Lithography Holding B.V. Its articles of association were altered on February 7, 1995, whereby ASM Lithography Holding B.V. was converted into ASM Lithography Holding N.V. The articles of association were last amended on April 10, 2000. ASM Lithography Holding N.V. is registered under number 85815 at the Commercial Register in Eindhoven, The Netherlands.

     The objects of ASM Lithography, as described in Article 2 of its articles of association, are to establish, participate in, administer and finance companies or enterprises engaged in the development, manufacture and trading of lithographic products and systems and the development and exploitation of technical and other expertise in the field of or in connection with such products and systems, and to do everything pertaining thereto or connected therewith, including to perform or have performed industrial and commercial activities, as well as to perform or have performed services in general, all this in the widest sense.

     The ordinary shares of ASM Lithography in bearer form will be accepted for delivery through the facilities of NECIGEF (Nederlands Centraal Instituut voor Giraal Effectenverkeer B.V.), Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System and Clearstream, against payment in immediately available funds. The ASM Lithography ordinary shares of New York registry will be accepted for delivery through the facilities of The Depository Trust Company, Euroclear System and Clearstream.

     The Dutch Act on Disclosure of Holdings in Listed Companies (Wet melding zeggenschap in ter beurze genoteerde vennootschappen 1996) provides that any person, who, directly or indirectly, acquires or disposes of an interest in the capital and/or the voting rights of a public limited liability company incorporated under the laws of The Netherlands with an official listing on a stock exchange within the European Economic Area must give a written notice of such acquisition or disposal to the company and the Securities Board of The Netherlands, if, as a result of such acquisition or disposal, the percentage of capital interest or voting rights held by such person falls within another bandwidth, as compared to the percentage held by such person prior to such acquisition or disposal. The bandwidths referred to in the Dutch Act on Disclosure of Holdings in Listed Companies are 0% to 5%; 5% to 10%; 10% to 25%; 25% to 50%; 50% to 66 2/3%; and over 66 2/3%.

     Regulations under the Dutch Securities Market Supervision Act (Wet toezicht effectenverkeer 1995) regarding insider trading provide, among other things, for an additional notification duty for shareholders holding (directly or indirectly) a capital interest of more than 25% in a company which has issued securities listed on the Official Segment of the stock market of Euronext Amsterdam N.V. Such shareholders are obliged to notify the Securities Board of The Netherlands of any and all transactions that they carry out or cause to be carried out in securities issued by the company in which they hold an interest of over 25%. If a shareholder holding more than 25% is a legal entity and not an individual, the obligation is extended to the managing directors and supervisory directors of the legal entity. ASM Lithography has taken measures to implement Rules for the Prevention of Insider Trading in accordance with article 46d of the Dutch Securities Market Supervision Act.

     Unless as may be disclosed in this proxy statement-prospectus, there has been no material change in the financial condition of ASM Lithography's operations since December 31, 1999.

     ASM Lithography is responsible for the accuracy and completeness of the information relating to ASM Lithography as reflected in this proxy statement-prospectus. Having made reasonable inquiries, ASM Lithography confirms that, to the best of its knowledge and belief as of the date of this proxy statement-prospectus, the information contained in this proxy statement-prospectus relating to ASM Lithography is accurate and this proxy statement-prospectus does not omit to state any material fact relating to ASM Lithography, the omission of which would make any information misleading.

     On February 8, 1999, ASM Lithography was notified by Capital Guardian Trust Company, a California trust company, that it acts as investment manager to a number of institutional accounts (primarily pension funds) that own an aggregate of 37,249,800 (8.9%) of ASM Lithography's ordinary shares. In addition, ASM Lithography has been informed by Royal Philips Electronics N.V. that it owns an aggregate of 30,000,000 (7.2%) of ASM Lithography's ordinary shares. ASM Lithography has not been notified of any other holdings that exceed 5% of its shares.

     The address of ASM Lithography's independent auditors, Deloitte & Touche Accountants, is Busitel II, Orlyplein 50, 1043 DP, Amsterdam, The Netherlands.

     Deloitte & Touche Accountants have served as ASM Lithography's independent auditors for each of the last three years and have rendered unqualified audit reports with respect to ASM Lithography's annual accounts for each of those years.

                       STOCKHOLDER PROPOSALS FOR THE 2001
              ANNUAL MEETING OF SILICON VALLEY GROUP STOCKHOLDERS
                         IF THE MERGER IS NOT COMPLETED

     If the merger is not completed, you may present proper proposals for consideration at the next annual meeting of Silicon Valley Group stockholders by submitting your proposal in writing to the Secretary of Silicon Valley Group in a timely manner.

     Silicon Valley Group's by-laws establish an advance notice procedure for stockholder proposals not included in Silicon Valley Group's proxy statement to be brought before any meeting of stockholders. In general, nominations for the election of directors or the proposal of any business may be made by:

     - Silicon Valley Group's board of directors

     - any nominating committee appointed by Silicon Valley Group's board of directors

     - any stockholder entitled to vote who has delivered written notice to the Secretary of Silicon Valley Group no less than 60 days, nor more than 90 days, in advance of Silicon Valley Group's stockholder meeting, which notice must contain specified information concerning the nominations for the election of directors or proposed business to be brought at the stockholder meeting and concerning the stockholder proposing the nominations or business. If less than 45 days' notice or prior public disclosure of the date of Silicon Valley Group's stockholder meeting is given or made to stockholders, notice by the stockholder must be received not later than the close of business on the tenth day following the day on which notice of the date of the annual meeting was mailed

     The only business that will be conducted at a meeting of Silicon Valley Group stockholders is business that is brought before the meeting by or at the direction of the board of directors of Silicon Valley Group or by any stockholder entitled to vote who has delivered written notice to the Secretary of Silicon Valley Group in a timely manner in accordance with the above-described procedure.

     A copy of the full text of the by-law provisions discussed above may be obtained by writing to the Secretary of Silicon Valley Group. All notices of proposals by stockholders, whether or not included in Silicon Valley Group's proxy materials, should be sent to Silicon Valley Group, 101 Metro Drive, Suite 400, San Jose, California 95110, Attention: Secretary.

                      WHERE YOU CAN FIND MORE INFORMATION

     THIS PROXY STATEMENT-PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED IN OR DELIVERED WITH THIS PROXY STATEMENT-PROSPECTUS.

     The following documents, which were filed by ASM Lithography or Silicon Valley Group with the Securities and Exchange Commission, are incorporated by reference:

              ASM LITHOGRAPHY SEC FILINGS                                   PERIOD
              ---------------------------                                   ------
Annual Report on Form 20-F..............................  Year ended December 31, 1999, as filed on
                                                          March 27, 2000
Current Report on Form 6-K..............................  Filed on October 2, 2000
                                                          Filed on July 20, 2000
                                                          Filed on June 15, 2000
The description of ASM Lithography ordinary shares set
forth in ASM Lithography's registration statement filed
by ASM Lithography on Form 8-A pursuant to Section 12
of the Securities Exchange Act of 1934, including any     Filed on February 14, 1995, including any
amendment or report filed for the purpose of updating     amendment or report filed for purposes of
any such description....................................  updating such description

            SILICON VALLEY GROUP SEC FILINGS                                PERIOD
            --------------------------------                                ------
Annual Report on Form 10-K..............................  Year ended September 30, 1999, as filed on
                                                          December 23, 1999
Quarterly Report on Form 10-Q...........................  Quarter ended June 30, 2000, as filed on
                                                          August 14, 2000
Current Report on Form 8-K..............................  Filed on October 13, 2000
                                                          Filed on July 16, 1999

The description of Silicon Valley Group's common stock set
forth in Silicon Valley Group's registration statement on
Form 8-A filed pursuant to Section 12 of the Securities
Exchange Act of 1934, including any amendment or report filed  Filed on October 10, 1996, including
with the Securities and Exchange Commission for the purpose    any amendment or report filed for
of updating any such description..........................     purposes of updating such description

The description of Silicon Valley Group's Preferred Share
Purchase Rights Plan set forth in Silicon Valley Group's
registration statement on Form 8-A filed pursuant to Section
12 of the Securities Exchange Act of 1934 including any        Filed on September 25, 1996, including any
amendment or report filed for the purpose of updating any      amendment or report filed for purposes of
such description..........................................     updating such description

     ASM Lithography and Silicon Valley Group incorporate by reference additional documents that either company may file with the Securities and Exchange Commission between the date of this proxy statement-prospectus and the date of the special meeting of stockholders of Silicon Valley Group. These documents include periodic reports, such as Annual Reports on Forms 10-K and 20-F, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and interim reports on Form 6-K, as well as, in the case of Silicon Valley Group, proxy statements.

     Any statement contained in a document incorporated or deemed to be incorporated by reference into this proxy statement-prospectus will be deemed to be modified or superseded for purposes of this proxy statement-prospectus to the extent that a statement contained in this proxy statement-prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this proxy statement-prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this proxy statement-prospectus.

     The documents incorporated by reference into this proxy statement-prospectus are available from us upon request. We will provide a copy of any and all of the information that is incorporated by reference in this proxy statement-prospectus to any person, without charge, upon written or oral
request. ANY REQUEST FOR DOCUMENTS SHOULD BE MADE BY [          ], [          ]
TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS.

   Requests for documents relating to ASM       Requests for documents relating to Silicon
     Lithography should be directed to:             Valley Group should be directed to:
               ASM LITHOGRAPHY                             SILICON VALLEY GROUP
                 De Run 1110                            101 Metro Drive, Suite 400
              5503 LA Veldhoven                         San Jose, California 95110
               The Netherlands                   Attention: Manager of Investor Relations
        Attention: Investor Relations                         1-408-467-5870
              (+31 40) 268-3938

     Silicon Valley Group files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934. ASM Lithography files annual, semiannual and special reports and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934. ASM Lithography is exempt from the proxy rules of the Securities and Exchange Commission under the Securities Exchange Act of 1934 and is not required to solicit proxies or prepare proxy statements for shareholders' meetings. You may read and copy this information at the following locations of the Securities and Exchange
Commission:

 Public Reference Room     North East Regional Office 7     Midwest Regional Office
 450 Fifth Street, N.W.         World Trade Center          500 West Madison Street
       Room 1024                    Suite 1300                     Suite 1400
 Washington, D.C. 20549      New York, New York 10048     Chicago, Illinois 60661-2511

     You can also inspect reports, proxy statements and other information about ASM Lithography and Silicon Valley Group at the offices of the National Association of Securities Dealers, Inc., 9513 Key West Avenue, Rockville, Maryland 20850.

     Copies of these materials can also be obtained by mail at prescribed rates from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549.

     The Securities and Exchange Commission also maintains an Internet worldwide web site that contains reports, proxy statements and other information about issuers, like Silicon Valley Group, who file electronically with the Securities and Exchange Commission. The address of that site is http://www.sec.gov. ASM Lithography is not required to and does not file electronically with the Securities and Exchange Commission.

     ASM Lithography has filed a registration statement on Form F-4 under the Securities Act with the Securities and Exchange Commission with respect to ASM Lithography's ordinary shares to be issued to Silicon Valley Group stockholders in the merger. This proxy statement-prospectus constitutes the prospectus of ASM Lithography filed as part of that registration statement. This proxy statement-prospectus does not contain all of the information set forth in the registration statement because certain parts of the registration statement are omitted in accordance with the rules and regulations of the Securities and Exchange Commission. The registration statement and its exhibits are available for inspection and copying as set forth above.

     If you have any questions about the merger, please call Silicon Valley Group Investor Relations at 1-408-467-5870. You may also call ASM Lithography Investor Relations at (+31 40) 268-3938.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT.

     THIS PROXY STATEMENT-PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, THE SECURITIES OFFERED BY THIS PROXY STATEMENT-PROSPECTUS, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER, SOLICITATION OF AN OFFER OR PROXY SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT-PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES PURSUANT TO THIS PROXY STATEMENT-PROSPECTUS SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH OR INCORPORATED INTO THIS PROXY STATEMENT-PROSPECTUS BY REFERENCE OR IN OUR AFFAIRS SINCE THE DATE OF THIS PROXY STATEMENT-PROSPECTUS. THE INFORMATION CONTAINED IN THIS PROXY STATEMENT-PROSPECTUS WITH RESPECT TO SILICON VALLEY GROUP AND ITS SUBSIDIARIES WAS PROVIDED BY SILICON VALLEY GROUP AND THE INFORMATION CONTAINED IN THIS PROXY STATEMENT-PROSPECTUS WITH RESPECT TO ASM LITHOGRAPHY WAS PROVIDED BY ASM LITHOGRAPHY.

                STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

     This proxy statement-prospectus and the documents incorporated by reference into this proxy statement-prospectus contain forward-looking statements within the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates" and similar expressions identify forward-looking statements. The forward-looking statements contained in this proxy statement-prospectus include statements about future financial and operating results and benefits of the pending merger between ASM Lithography and Silicon Valley Group. Factors that could cause actual results to differ materially from those described herein include: the inability to obtain regulatory approvals; actions of the United States, The Netherlands and other foreign and local governments; the inability to successfully integrate the businesses of ASM Lithography and Silicon Valley Group; costs related to the merger; labor integration issues; the economic environment of the semiconductor industry; and the general economic environment. These forward-looking statements are based on management's current expectations and are naturally subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained in this proxy statement-prospectus and these forward-looking statements are not guarantees of future performance. Neither ASM Lithography nor Silicon Valley Group is under any obligation to (and expressly disclaims any obligation to) update or alter these forward-looking statements, whether as a result of new information, future events or otherwise. In evaluating the merger, you should carefully consider the discussion of risks and uncertainties in the section entitled "Risk Factors" on page 18 of this proxy statement-prospectus.

                      ENFORCEABILITY OF CIVIL LIABILITIES

     ASM Lithography is a Dutch public company with limited liability ("naamloze vennootschap"), and the majority of the members of ASM Lithography's supervisory board and board of management are residents of The Netherlands or countries other than the United States. A substantial portion of ASM Lithography's assets are located outside the United States. As a result, it may not be possible for ASM Lithography's ordinary shareholders to effect service of process within the United States upon ASM Lithography or such persons or to enforce against ASM Lithography or such persons judgments of United States courts based upon civil liabilities under the United States federal securities laws.

     ASM Lithography has been advised by ASM Lithography's Dutch counsel, Clifford Chance LLP, that the United States and The Netherlands do not currently have a treaty providing for the reciprocal recognition and enforcement of judgments (other than arbitration awards) in civil and commercial matters. Therefore, a final judgment for the payment of money rendered by any federal or state courts in the United States based on civil liability, whether or not predicated solely upon the federal securities laws of the United States, would not be directly enforceable in The Netherlands. However, if the party in whose favor such final judgment is rendered brings a new suit in a competent court in The Netherlands, that party may submit to the Dutch court the judgment of the federal or state court in the United States and, if that judgment can be shown to have been based on grounds that are internationally acceptable and through the observation of proper legal procedures, the court in The Netherlands would, under current practice, give binding effect to the final, definite judgment that has been rendered in the United States, unless such judgment contravenes Dutch public policy or an existing Dutch judgment.

     Notwithstanding the foregoing, there can be no assurance that United States investors will be able to enforce against ASM Lithography, or members of its board of management or supervisory board, any judgments in civil and commercial matters, including judgments under the federal securities laws. ASM Lithography has been advised by its Dutch counsel, Clifford Chance LLP, that there is doubt as to whether a Dutch court would impose civil liability on ASM Lithography or the members of the board of management or supervisory board in an original action based solely upon the federal securities laws of the United States brought in a court of competent jurisdiction in The Netherlands against ASM Lithography or such members.

                                                                         ANNEX A

                    ANNEX A -- AGREEMENT AND PLAN OF MERGER
--------------------------------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                         ASM LITHOGRAPHY HOLDING N.V.,

                              ALMA HOLDING, INC.,

                              ALMA (MERGER), INC.

                                      AND

                           SILICON VALLEY GROUP, INC.

                          DATED AS OF OCTOBER 1, 2000

--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                   ARTICLE I

                          DEFINITIONS; INTERPRETATION

                                                              PAGE
                                                              ----
Section 1.01   Certain Defined Terms........................  A- 1
Section 1.02   Interpretation...............................  A- 5

                            ARTICLE II
                            THE MERGER
Section 2.01   The Merger; Closing..........................  A- 6
Section 2.02   Certificate of Incorporation and By-Laws of
  the Surviving Corporation.................................  A- 6
Section 2.03   Directors and Officers of the Surviving
  Corporation...............................................  A- 6
Section 2.04   Tax and Accounting Consequences..............  A- 6

                           ARTICLE III
             CONVERSION OF SHARES AND RELATED MATTERS
Section 3.01   Conversion of Capital Stock..................  A- 7
Section 3.02   Exchange of Shares...........................  A- 7
Section 3.03   Exchange of Certificates.....................  A- 8
Section 3.04   Company Stock Options and Stock Rights.......  A-10

                            ARTICLE IV
          REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Section 4.01   Due Organization, Good Standing and Corporate
  Power.....................................................  A-11
Section 4.02   Authorization and Validity of Agreement......  A-12
Section 4.03   Capitalization...............................  A-12
Section 4.04   Consents and Approvals; No Violations........  A-13
Section 4.05   Company Reports and Financial Statements.....  A-14
Section 4.06   Information to Be Supplied...................  A-14
Section 4.07   Absence of Certain Changes...................  A-14
Section 4.08   Litigation...................................  A-15
Section 4.09   Title to Properties; Encumbrances............  A-15
Section 4.10   Compliance with Laws.........................  A-15
Section 4.11   Company Employee Benefit Plans...............  A-15
Section 4.12   Employment Relations and Agreement...........  A-17
Section 4.13   Taxes........................................  A-17
Section 4.14   Intellectual Property........................  A-18
Section 4.15   Material Contracts...........................  A-18
Section 4.16   Environmental Matters........................  A-19
Section 4.17   State Takeover Statutes......................  A-20
Section 4.18   Broker's or Finder's Fee.....................  A-20
Section 4.19   Voting Requirements; Board Approval..........  A-20
Section 4.20   The Company Rights Agreement.................  A-21
Section 4.21   Opinion of Financial Advisor.................  A-21
Section 4.22   Pooling-of-Interests; Reorganization.........  A-21

                                                              PAGE
                                                              ----
                            ARTICLE V
      REPRESENTATIONS AND WARRANTIES OF THE PARENT COMPANIES
Section 5.01   Due Organization, Good Standing and Corporate
  Power.....................................................  A-21
Section 5.02   Authorization and Validity of Agreement......  A-22
Section 5.03   Capitalization...............................  A-22
Section 5.04   Consents and Approvals; No Violations........  A-23
Section 5.05   Parent Reports and Financial Statements......  A-23
Section 5.06   Information to Be Supplied...................  A-24
Section 5.07   Absence of Certain Changes...................  A-24
Section 5.08   Broker's or Finder's Fee.....................  A-24
Section 5.09   Ownership of Capital Stock...................  A-24
Section 5.10   Pooling-of-Interests; Reorganization.........  A-24
Section 5.11   Litigation...................................  A-24
Section 5.12   Intellectual Property........................  A-24
Section 5.13   Compliance with Laws.........................  A-25

                            ARTICLE VI
                            COVENANTS
Section 6.01   Conduct of the Business......................  A-25
Section 6.02   Access to Information Concerning Properties
  and Records...............................................  A-27
Section 6.03   Confidentiality..............................  A-27
Section 6.04   Company Stockholder Meeting; Preparation of
  Proxy Statement...........................................  A-28
Section 6.05   No Solicitation..............................  A-29
Section 6.06   Notification of Certain Matters..............  A-30
Section 6.07   Reasonable Best Efforts......................  A-30
Section 6.08   Consents.....................................  A-31
Section 6.09   Antitrust Filings............................  A-31
Section 6.10   Indemnification; Directors' and Officers'
  Insurance.................................................  A-31
Section 6.11   Public Announcements.........................  A-32
Section 6.12   NASDAQ.......................................  A-32
Section 6.13   Rule 145/Pooling Affiliate Letters...........  A-32
Section 6.14   Employee Benefits............................  A-32
Section 6.15   Takeover Statute.............................  A-33
Section 6.16   Pooling-of-Interests; Tax Treatment..........  A-33
Section 6.17   Letters of Accountants.......................  A-34
Section 6.18   Series 1 Preferred Stock.....................  A-34
Section 6.19   Employment Agreements........................  A-34
Section 6.20   U.S. Operations..............................  A-34

                           ARTICLE VII
                     CONDITIONS TO THE MERGER
Section 7.01   Conditions to Each Party's Obligations to
  Effect the Merger.........................................  A-34
Section 7.02   Conditions to Obligation of the Company to
  Effect the Merger.........................................  A-35
Section 7.03   Conditions to Obligation of the Parent
  Companies to Effect the Merger............................  A-35

                                                              PAGE
                                                              ----
                           ARTICLE VIII
                   TERMINATION AND ABANDONMENT
Section 8.01   Termination..................................  A-36
Section 8.02   Effect of Termination........................  A-37
Section 8.03   Payment of Certain Fees......................  A-37

                            ARTICLE IX
                          MISCELLANEOUS
Section 9.01   Representations and Warranties...............  A-38
Section 9.02   Extension; Waiver............................  A-38
Section 9.03   Notices......................................  A-38
Section 9.04   Entire Agreement.............................  A-39
Section 9.05   Binding Effect; Benefit; Assignment..........  A-39
Section 9.06   Amendment and Modification...................  A-39
Section 9.07   Headings.....................................  A-39
Section 9.08   Enforcement..................................  A-39
Section 9.09   Expenses.....................................  A-39
Section 9.10   Counterparts; Effectiveness..................  A-40
Section 9.11   Applicable Law...............................  A-40
Section 9.12   Severability.................................  A-40
Section 9.13   Waiver of Jury Trial.........................  A-40
Section 9.14   No Strict Construction.......................  A-40
Section 9.15   Forum Selection; Consent to Jurisdiction.....  A-40

                      EXHIBITS -- [OMITTED]
Exhibit A -- Restated Certificate of Incorporation of the
  Company
Exhibit B -- Company Rule 145/Pooling Affiliate Letter
Exhibit C -- Parent Rule 145/Pooling Affiliate Letter
Exhibit D -- Parent Officer's Certificate
Exhibit E -- Company Officer's Certificate

                          AGREEMENT AND PLAN OF MERGER

     This AGREEMENT AND PLAN OF MERGER, dated as of October 1, 2000 (the "Agreement"), is made by and among ASM Lithography Holding N.V., a Netherlands public company (naamloze vennootschap) ("Parent"), ALMA Holding, Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent ("HoldCo"), ALMA (Merger), Inc., a Delaware corporation and a direct wholly owned subsidiary of HoldCo ("Merger Sub"), and Silicon Valley Group, Inc., a Delaware corporation (the "Company").

     WHEREAS, the Supervisory Board, the Board of Management and the Priority Shareholder (Stichting Prioriteitsaandelen ASM Lithography Holding N.V.) of Parent and the Boards of Directors of the Company, HoldCo and Merger Sub each have determined that it is advisable and in the best interests of each corporation and their respective stockholders to consummate the transactions contemplated by this Agreement pursuant to which HoldCo will acquire the Company, and accordingly have agreed to effect the acquisition through the merger of Merger Sub with and into the Company (the "Merger"), with the Company as the surviving corporation, upon the terms and subject to the conditions set forth in this Agreement;

     WHEREAS, by resolutions duly adopted, the Supervisory Board, the Board of Management and the Priority Shareholder (Stichting Prioriteitsaandelen ASM Lithography Holding N.V.) of Parent and the Boards of Directors of the Company, HoldCo and Merger Sub have approved this Agreement and the transactions contemplated hereby;

     WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

     WHEREAS, for accounting purposes, it is intended that the Merger shall be accounted for as a pooling-of-interests business combination.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements herein contained, the parties agree as follows:

                                   ARTICLE I

                          DEFINITIONS; INTERPRETATION

     Section 1.01 Certain Defined Terms. When used in this Agreement, the following terms shall have the respective meanings specified therefor below.

     "Acquisition Agreement" shall have the meaning set forth in Section
6.05(b).

     "AEX" means Amsterdam Exchanges N.V., the company operating the AEX-Stock Exchange or any successor thereof.

     "AEX Documents" shall have the meaning set forth in Section 6.04(c).

     "AEX-Stock Exchange" means the Official Market of the stock exchange of AEX.

     "Affiliate" of any Person shall mean any Person directly or indirectly controlling, controlled by, or under common control with, such Person; provided that, for the purposes of this definition, "control" (including with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or partnership interests, by contract or otherwise.

     "Agreement" shall have the meaning set forth in the preamble hereto.

     "Antitrust Law" shall mean all antitrust or competition Laws of the United States or any other Governmental Authority (including the Sherman Act, as amended, the Clayton Act, as amended, the

HSR Act, and the Federal Trade Commission Act, as amended and any comparable pre-merger notification Laws, rules, regulations or forms required by any merger notification or control Laws, rules or regulations of any applicable foreign jurisdiction, including the Netherlands), all applicable European antitrust Laws, and all other federal, state and foreign statutes, rules, regulations, orders, decrees, administrative and judicial doctrines, and other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade.

     "Business Day" means a day other than a Saturday, a Sunday or a day on which banks in New York, New York are permitted or required to close.

     "Certificate" shall have the meaning set forth in Section 3.01(c).

     "Certificate of Designations" shall have the meaning set forth in Section 6.18.

     "Certificate of Merger" shall have the meaning set forth in Section
2.01(a).

     "Cleanup" shall have the meaning set forth in Section 4.16(b)(i).

     "Closing" shall have the meaning set forth in Section 2.01(b).

     "Closing Date" shall have the meaning set forth in Section 2.01(b).

     "Code" shall have the meaning set forth in the recitals hereto.

     "Company" shall have the meaning set forth in the preamble hereto.

     "Company Common Stock" shall mean the Company's common stock, par value $0.01 per share, including the associated rights (the "rights") to purchase the Series A Participating Preferred Stock of the Company issued pursuant to the Rights Agreement.

     "Company Disclosure Schedule" shall have the meaning set forth in Article
IV.

     "Company Employee Benefit Plans" shall have the meaning set forth in
Section 4.11(a).

     "Company Intellectual Property" shall have the meaning set forth in Section 4.14(a).

     "Company Material Adverse Effect" shall mean any effect that is materially adverse to (i) the ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated hereby or (ii) the business, assets, liabilities, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole; provided, however, that in no event shall any effect that results from (a) this Agreement or any actions taken in compliance with this Agreement, the transactions contemplated hereby or the pendency or announcement thereof, (b) changes or conditions generally affecting the industries in which the Company operates, (c) changes in general economic, regulatory or political conditions, (d) changes in the trading price of the Company Common Stock, (e) the Company's failure to meet internal or industry analyst expectations or (f) stockholder class action litigation arising from allegations of a breach of fiduciary duty relating to this Agreement, constitute a Company Material Adverse Effect.

     "Company Material Contracts" shall have the meaning set forth in Section 4.15.

     "Company Multiemployer Plan" shall have the meaning set forth in Section 4.11(b).

     "Company Preferred Stock" shall have the meaning set forth in Section 4.03(a).

     "Company Property" shall have the meaning set forth in Section 4.16(b)(i).

     "Company SEC Reports" shall have the meaning set forth in Section 4.05(a).

     "Company Series 1 Preferred Stock" shall have the meaning set forth in
Section 4.03(a).

     "Company Stock Option" shall have the meaning set forth in Section 3.04(a).

     "Company Stock Option Plans" shall have the meaning set forth in Section 4.03(a).

     "Company Stockholder Approval" shall mean the adoption by not less than a majority of all outstanding shares of Company Common Stock of this Agreement at the Company Stockholder Meeting.

     "Company Stockholder Meeting" shall have the meaning set forth in Section 6.04(a).

     "Confidentiality Agreements" shall have the meaning set forth in Section 6.03.

     "Contract" shall mean any note, bond, mortgage, indenture, other evidence of indebtedness, guarantee, license, franchise, warranty, contract or other agreement that is legally binding on the applicable party.

     "CSFB" shall have the meaning set forth in Section 4.18.

     "D&O Insurance" shall have the meaning set forth in Section 6.10(c).

     "DGCL" shall have the meaning set forth in Section 2.01(a).

     "Effective Time" shall have the meaning set forth in Section 2.01(a).

     "Environmental Claim" shall have the meaning set forth in Section 4.16(b)(iii).

     "Environmental Laws" shall have the meaning set forth in Section
4.16(b)(iv).

     "ERISA" shall have the meaning set forth in Section 4.11(a).

     "ERISA Affiliate" shall have the meaning set forth in Section 4.11(a).

     "ESPP" shall have the meaning set forth in Section 3.04(b).

     "EUR" shall mean the currency introduced at the start of the third stage of European economic and monetary union pursuant to the Treaty establishing the European Communities, as amended by the Treaty on European Union and by the Treaty of Amsterdam.

     "Excess Shares" shall have the meaning set forth in Section 3.03(e)(ii).

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Exchange Agent" shall have the meaning set forth in Section 3.02.

     "Exchange Fund" shall have the meaning set forth in Section 3.03(a).

     "Exchange Ratio" shall have the meaning set forth in Section 3.01(c).

     "Exon-Florio" shall have the meaning set forth in Section 4.04.

     "Expenses" shall have the meaning set forth in Section 3.03(e)(iii).

     "GAAP" shall mean generally accepted accounting principles of the United States of America, as in effect from time to time.

     "Governmental Authority" shall mean any governmental or regulatory authority, court, administrative agency or commission or other governmental entity, authority or other instrumentality of the United States, any foreign country (including, for avoidance of doubt, AEX and the Netherlands Merger Committee) or any domestic or foreign state, county, city or other political subdivision.

     "Hazardous Materials" shall have the meaning set forth in Section
4.16(b)(v).

     "HoldCo" shall have the meaning set forth in the preamble hereto.

     "HoldCo Common Stock" shall mean HoldCo's common stock, par value $0.01 per share.

     "HoldCo Promissory Notes" shall have the meaning set forth in Section 3.01(e).

     "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "Indemnified Parties" shall have the meaning set forth in Section 6.10(a).

     "Issuance Obligation" shall have the meaning set forth in Section 4.03(a).

     "Law" shall mean any constitution, law, statute, treaty, rule, regulation, ordinance, binding case law or principle of common law, notice, approval, order or decree of any Governmental Authority, and any contract with any Governmental Authority relating to compliance with any of the foregoing.

     "Liens" shall have the meaning set forth in Section 4.04.

     "Merger" shall have the meaning set forth in the recitals hereto.

     "Merger Consideration" shall have the meaning set forth in Section 3.01(c).

     "Merger Sub" shall have the meaning set forth in the preamble hereto.

     "Merger Sub Common Stock" shall mean Merger Sub's common stock, par value $0.01 per share.

     "NASDAQ" shall have the meaning set forth in Section 3.03(e)(ii).

     "Organizational Documents" shall mean the articles of association, certificate of incorporation, the code of regulations, by-laws, limited liability company agreement, partnership agreement or other organizational documents of the Person, each as may be amended and restated from time to time.

     "Parent" shall have the meaning set forth in the preamble hereto.

     "Parent Companies" shall have the meaning set forth in Article IV.

     "Parent Disclosure Schedule" shall have the meaning set forth in Article V.

     "Parent Intellectual Property" shall have the meaning set forth in Section 5.12(a).

     "Parent Material Adverse Effect" shall mean any effect that is materially adverse to (i) the ability of Parent to perform its obligations under this Agreement or to consummate the transactions contemplated hereby or (ii) the business, assets, liabilities, results of operations or financial condition of Parent and its Subsidiaries, taken as a whole; provided, however, that in no event shall any effect that results from (a) this Agreement or any actions taken in compliance with this Agreement, the transactions contemplated hereby or the pendency or announcement thereof, (b) changes or conditions generally affecting the industries in which Parent operates, (c) changes in general economic, regulatory or political conditions, (d) changes in the trading price of the Parent Ordinary Shares, (e) Parent's failure to meet internal or industry analyst expectations or (f) stockholder class action litigation arising from allegations of a breach of fiduciary duty relating to this Agreement, constitute a Parent Material Adverse Effect.

     "Parent Ordinary Shares" shall mean Parent's ordinary shares with a par value of EUR 0.02 per share.

     "Parent Preferred Shares" shall have the meaning set forth in Section 5.03(a).

     "Parent Priority Shares" shall have the meaning set forth in Section
5.03(a).

     "Parent SEC Reports" shall have the meaning set forth in Section 5.05(a).

     "Parent Stock Option Plans" shall have the meaning set forth in Section 5.03(a).

     "Permits" shall have the meaning set forth in Section 4.10(b).

     "Person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, a limited liability company, a group and a government or other department or agency thereof.

     "Preference Share Option" shall have the meaning set forth in Section 5.03(a).

     "Proxy Statement" shall have the meaning set forth in Section 4.06.

     "Recommendation" shall have the meaning set forth in Section 4.02.

     "Registration Statement" shall have the meaning set forth in Section 4.06.

     "Release" shall have the meaning set forth in Section 4.16(b)(vi).

     "Returns" shall have the meaning set forth in Section 4.13(a).

     "Rights" shall mean the rights to purchase Series A Participating Preferred Stock of the Company issued pursuant to the Rights Agreement.

     "Rights Agreement" shall have the meaning set forth in Section 4.03(a).

     "Rule 145/Pooling Affiliates" shall have the meaning set forth in Section 6.13.

     "SEC" shall mean the United States Securities and Exchange Commission.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Shares" shall have the meaning set forth in Section 3.01(c).

     "Shares Trust" shall have the meaning set forth in Section 3.03(e)(iii).

     "Subsidiary" with respect to a Person shall mean (x) any partnership of which such Person or any of its Subsidiaries is a general partner or (y) any other entity in which such Person or any of its Subsidiaries owns or has the power to vote more than 50% of the equity interests in such entity having general voting power to participate in the election of the governing body of such entity.

     "Superior Proposal" shall have the meaning set forth in Section 6.05(a).

     "Surviving Corporation" shall have the meaning set forth in Section
2.01(a).

     "Takeover Proposal" shall have the meaning set forth in Section 6.05(a).

     "Taxes" shall have the meaning set forth in Section 4.13(a).

     "Termination Fee" shall have the meaning set forth in Section 8.03(a).

     "Third-Party Acquisition Event" shall have the meaning set forth in Section 8.03(b).

     "Trading Day" shall mean any day on which securities are traded on the NASDAQ.

     "Triggering Event" shall have the meaning set forth in Section 8.01.

     "Voting Debt" shall have the meaning set forth in Section 4.03(a).

     Section 1.02 Interpretation. Definitions shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. All references herein to Articles, Sections, Annexes, Schedules, Exhibits and parties shall be deemed to be references to Articles and Sections of, Annexes, Schedules, Exhibits and parties to, this Agreement unless the context shall otherwise require. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise expressly provided herein, any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein.

                                   ARTICLE II
                                   THE MERGER

     Section 2.01 The Merger; Closing.

     (a) Upon the terms and subject to the conditions of this Agreement and in accordance with the Delaware General Corporation Law ("DGCL"), Merger Sub shall be merged with and into the Company at the Effective Time and the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation under the Laws of the State of Delaware (the "Surviving Corporation"). Subject to the provisions of this Agreement, the Company and Merger Sub shall file a certificate of merger (the "Certificate of Merger") in accordance with the relevant provisions of the DGCL and shall make all other filings required under the DGCL. The Merger shall become effective upon the filing of the Certificate of Merger (or at such later time reflected in such Certificate of Merger as shall be agreed to by Parent and the Company). The date and time when the Merger shall become effective is referred to herein as the "Effective Time."

     (b) The closing of the Merger (the "Closing") shall be held at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 4 Times Square, New York, New York 10036, as soon as practicable, but in any event within three (3) Business Days after the last of the conditions (excluding conditions that, by their nature, cannot be satisfied until the Closing Date) set forth in Article VII is satisfied or waived or at such other time and date as the parties shall agree in writing. Such date is referred to herein as the "Closing Date."

     (c) From and after the Effective Time, the Merger shall have the effects set forth in this Agreement and in Section 259 of the DGCL.

     Section 2.02 Certificate of Incorporation and By-Laws of the Surviving Corporation. At the Effective Time, the Restated Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be amended and restated as set forth in Exhibit A. The Restated Certificate of Incorporation of the Company, as so amended and restated at the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended in accordance with applicable Law. The By-Laws of Merger Sub, in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation until thereafter amended in accordance with applicable Law.

     Section 2.03 Directors and Officers of the Surviving Corporation. At the Effective Time, the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their successors are duly elected or appointed and qualified. At the Effective Time, the officers of the Company immediately prior to the Effective Time shall, subject to the applicable provisions of the Certificate of Incorporation and By-Laws of the Surviving Corporation, be the officers of the Surviving Corporation until their respective successors shall be duly elected or appointed and qualified.

     Section 2.04 Tax and Accounting Consequences.

     (a) It is intended by the parties that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code. The parties adopt this Agreement as a "plan of reorganization" within the meaning of Section 1.368-2(g) and 1.368-3(a) of the United States Income Tax Regulations.

     (b) It is intended by the parties that the Merger shall qualify for accounting treatment as a pooling-of-interests business combination.

                                  ARTICLE III

                    CONVERSION OF SHARES AND RELATED MATTERS

     Section 3.01 Conversion of Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holders of Shares, Parent, the Company, the Surviving Corporation or any of their respective
Subsidiaries:

          (a) Cancellation of Treasury Stock and Stock Owned by Parent or any of its Subsidiaries. All shares of Company Common Stock owned by the Company as treasury stock and all shares of Company Common Stock owned by any of the Company's Subsidiaries, Parent or any of its Subsidiaries immediately prior to the Effective Time shall, by virtue of the Merger, and without any action on the part of the holder thereof, no longer be outstanding, shall be canceled and retired without payment of any consideration therefor and shall cease to exist.

          (b) Capital Stock of Merger Sub. Each share of Merger Sub Common Stock outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock of the Surviving Corporation.

          (c) Conversion of Shares.  Except as provided in clause (a) of this
     Section 3.01, each share of Company Common Stock outstanding immediately prior to the Effective Time (the "Shares") shall be converted into the right to receive such number of fully paid and nonassessable Parent Ordinary Shares as is equal to the Exchange Ratio (the "Merger Consideration"). For purposes of this Agreement, "Exchange Ratio" shall mean 1.286. At the Effective Time, all Shares shall no longer be outstanding and shall be canceled and retired and shall cease to exist, and each certificate (a "Certificate") formerly representing any of such Shares shall thereafter represent only the right to receive the Merger Consideration and any cash in lieu of fractional Parent Ordinary Shares and any dividend or distribution pursuant to Section 3.03(c), in each case, without interest.

          (d) Certain Adjustments. In the event that, subsequent to the date of this Agreement but prior to the Effective Time, any change in the outstanding shares of capital stock of the Company or Parent shall occur as a result of a stock split, stock combination, stock dividend, recapitalization, redenomination of share capital or other similar transaction, the Exchange Ratio and other items dependent thereon shall be appropriately adjusted.

          (e) Issuance of Parent Ordinary Shares and HoldCo Promissory
     Notes. In consideration for the issuance by Parent of the Parent Ordinary Shares to be issued in the Merger pursuant to Section 3.01(c), HoldCo shall issue one or more promissory notes to Parent in the form and amounts to be mutually agreed upon by Parent and HoldCo (the "HoldCo Promissory Notes"). The amount required to be contributed by HoldCo to pay up the Parent Ordinary Shares (stortings-plicht) shall be the aggregate nominal value; any excess contributed shall be accepted by Parent as non-mandatory share premium (niet-bedongen agio). In consideration for the other steps referred to in this Section 3.01 (including the issuance of the HoldCo Promissory Notes by HoldCo), Parent shall deposit with the Exchange Agent, pursuant to
     Section 3.02, the Parent Ordinary Shares to be issued in the Merger for the benefit of the holders of Company Common Stock entitled thereto pursuant to
     Section 3.01(c) for the purposes of giving effect to the conversion and exchange referred to in this Article III.

     Section 3.02 Exchange of Shares. Prior to the Effective Time, Parent shall appoint a bank or trust company reasonably acceptable to the Company as exchange agent (the "Exchange Agent") for the purposes of exchanging the Certificates for the Merger Consideration and cash in lieu of fractional Parent Ordinary Shares. As promptly as practicable, and in any event within five Business Days, after the Effective Time, Parent shall send, or shall cause to be sent, to each holder of record of Shares as of the Effective Time, a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in customary form and have such other customary provisions as the Surviving Corporation or

Parent may reasonably specify) providing instructions for use in effecting the surrender of Certificates in exchange for the Merger Consideration and cash in lieu of fractional Parent Ordinary Shares.

     Section 3.03 Exchange of Certificates.

     (a) Exchange Agent. At or prior to the Effective Time, Parent shall deposit, or shall cause to be deposited, with the Exchange Agent (i) for the benefit of the holders of Shares, the aggregate number of Parent Ordinary Shares to be issued pursuant to Section 3.01(c) and (ii) an amount of cash sufficient to permit the Exchange Agent to make the necessary payments of cash in lieu of fractional Parent Ordinary Shares in accordance with Section 3.03(e) (such cash and Parent Ordinary Shares, together with any dividends or distributions with respect thereto being hereinafter referred to as the "Exchange Fund"), to be held for the benefit of and distributed to the Company's stockholders in accordance with this Section. The Exchange Agent shall invest any cash included in the Exchange Fund as directed by the Surviving Corporation on a daily basis in reasonably prudent investments. Any interest and other income resulting from such investments shall promptly be paid to the Surviving Corporation.

     (b) Exchange Procedures. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with the letter of transmittal referred to in
Section 3.02 duly executed and completed in accordance with its terms, the holder of such Certificate shall be entitled to receive in exchange therefor (i) a certificate or certificates representing the Merger Consideration into which the Shares represented by such Certificate have been converted in accordance with Section 3.01(c), (ii) the amount of dividends or other distributions, if any, with a record date on or after the Effective Time which theretofore became payable with respect to the Parent Ordinary Shares constituting such Merger Consideration, and (iii) the cash amount payable in lieu of fractional Parent Ordinary Shares in accordance with Section 3.03(e), in each case, which such holder has the right to receive pursuant to the provisions of this Article III, and the Certificate so surrendered shall forthwith be canceled. In no event shall the holder of any Certificate be entitled to receive interest on any funds to be received in the Merger. In the event of a transfer of ownership of Shares which is not registered in the transfer records of the Company, a certificate or certificates representing the Merger Consideration into which such Shares have been converted in accordance with Section 3.01(c), plus the cash amount payable in lieu of fractional Parent Ordinary Shares in accordance with Section 3.03(e), may be issued to a transferee if the Certificate representing such Shares is presented to the Exchange Agent accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid by the stockholder. Until surrendered as contemplated by this Section 3.03(b) and subject to Section 3.03(c), each Certificate shall, after the Effective Time, represent for all purposes only the right to receive the Merger Consideration into which the number of Shares shown thereon has been converted in accordance with Section 3.01(c), plus the cash amount payable in lieu of fractional Parent Ordinary Shares in accordance with
Section 3.03(e). Notwithstanding the foregoing, certificates representing Shares surrendered for exchange by any Person constituting a "Rule 145/Pooling Affiliate" of the Company for purposes of Section 6.13 shall not be exchanged until Parent has received the letter required by Section 6.13 from such Rule 145/Pooling Affiliate.

     (c) Distributions With Respect To Unexchanged Shares. No dividends or other distributions declared, made or paid after the Effective Time with respect to Parent Ordinary Shares with a record date on or after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the Parent Ordinary Shares represented thereby and no cash payment in lieu of fractional Parent Ordinary Shares shall be paid to any such holder pursuant to
Section 3.03(e) until the holder of record of such Certificate shall surrender such Certificate in accordance with this Section. Subject to the effect of applicable Laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing Parent Ordinary Shares, without interest, (i) at the time of such surrender, the amount of dividends or other distributions, if any, with a record date on or after the Effective Time which theretofore became payable, but which were not paid by reason of the immediately preceding sentence, with respect to such Parent Ordinary Shares and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date on or after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such Parent Ordinary Shares.

Dividends or other distributions with a record date on or after the Effective Time, but prior to surrender of Certificates by holders thereof payable in respect of Parent Ordinary Shares held by the Exchange Agent, shall be held in trust for the benefit of such holders of Certificates.

     (d) No Further Ownership Rights In Company Common Stock. All Parent Ordinary Shares issued and all cash paid upon the surrender for exchange of Certificates in accordance with the terms hereof (including any cash paid pursuant to Section 3.03(e)) shall be deemed to have been issued at the Effective Time in full satisfaction of all rights pertaining to the Shares represented thereby. From and after the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers thereon of the Shares. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Section.

     (e) No Fractional Shares.

          (i) No certificate or scrip representing fractional Parent Ordinary Shares shall be issued in the Merger upon the surrender for exchange of Certificates, no dividend or distribution of Parent will relate to such fractional Parent Ordinary Shares, and such fractional Parent Ordinary Shares shall not entitle the owner thereof to vote or to any rights of a holder of Parent Ordinary Shares.

          (ii) As promptly as practicable following the Effective Time, the Exchange Agent shall determine the excess of (A) the number of whole Parent Ordinary Shares delivered to the Exchange Agent by Parent pursuant to
     Section 3.03(a) over (B) the aggregate number of whole shares of Parent Ordinary Shares to be distributed to former holders of Shares pursuant to
     Section 3.03(b) (such excess being herein called the "Excess Shares"). Following the Effective Time, the Exchange Agent shall, on behalf of the former holders of Shares, sell the Excess Shares at then-prevailing prices on the NASDAQ Stock Market's National Market ("NASDAQ"), all in the manner provided in Section 3.03(e)(iii).

          (iii) The sale of the Excess Shares by the Exchange Agent shall be executed on the NASDAQ in round lots to the extent practicable. The Exchange Agent shall use reasonable efforts to complete the sale of the Excess Shares as promptly following the Effective Time as, in the Exchange Agent's sole judgment, is practicable consistent with obtaining the best execution of such sales in light of prevailing market conditions. Until the net proceeds of such sale or sales have been distributed to the holders of Certificates formerly representing Shares, the Exchange Agent shall hold such proceeds in trust for such holders (the "Shares Trust"). All commissions, transfer Taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent incurred in connection with such sale of the Excess Shares, shall be paid from the Shares Trust (the "Expenses"). The Exchange Agent shall determine the portion of the Shares Trust to which each former holder of Shares is entitled, if any, by multiplying the amount of the aggregate net proceeds comprising the Shares Trust (less the aggregate amount of the Expenses) by a fraction, the numerator of which is the amount of the fractional share interest to which such former holder of Shares is entitled (after taking into account all Shares held at the Effective Time by such holder) and the denominator of which is the aggregate amount of fractional share interests to which all former holders of Shares are entitled.

          (iv) Notwithstanding the provisions of Section 3.03(e)(ii) and (iii), Parent may elect at its option, exercised prior to the Effective Time, in lieu of the issuance and sale of Excess Shares and the making of the payments herein above contemplated, to pay each former holder of Shares an amount in cash equal to the product obtained by multiplying (A) the average of the last reported sales prices of Parent Ordinary Shares, as reported on NASDAQ, on each of the five Trading Days ending on the third Trading Day immediately preceding the Closing Date by (B) the fractional Parent Ordinary Share to which such holder would otherwise be entitled.

     (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the Company's stockholders for one (1) year after the Effective Time shall be delivered to or as directed by Parent, upon demand, and any holders of Certificates who have not theretofore complied with

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this Article III shall thereafter look only to Parent (subject to abandoned property, escheat and other similar Laws) as a general creditor for payment of their claim for the Merger Consideration, any cash in lieu of fractional Parent Ordinary Shares and any dividends or distributions with respect to Parent Ordinary Shares. Neither Parent nor the Surviving Corporation shall be liable to any holder of any Certificate for Parent Ordinary Shares (or dividends or distributions with respect thereto), or cash payable in respect of fractional Parent Ordinary Shares, delivered to a public official pursuant to any applicable abandoned property, escheat or similar Laws. Any securities or cash amounts remaining unclaimed by holders of Certificates five years after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Authority) shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation free and clear of any claims or interest of any Person previously entitled thereto.

     (g) Lost, Stolen or Destroyed Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such person of a bond in such reasonable amount as Parent may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall deliver in exchange for such lost, stolen or destroyed Certificate the Merger Consideration into which the Shares formerly represented thereby have been converted, any cash in lieu of fractional Parent Ordinary Shares, and unpaid dividends and distributions in respect of or on Parent Ordinary Shares deliverable in respect thereof, pursuant to this Agreement.

     (h) Withholding Rights. Each of the Surviving Corporation and Parent shall be entitled to deduct and withhold from the Parent Ordinary Shares (and any dividends or distributions thereon) and cash in lieu of fractional Parent Ordinary Shares otherwise payable hereunder to any holder of Certificates in respect of the Shares formerly represented thereby such amounts as it is required to deduct and withhold with respect to the making of such payment under any applicable provision of federal, state or local income Tax Law. To the extent that the Surviving Corporation or Parent so withholds those amounts, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Shares in respect of which such deduction and withholding was made by the Surviving Corporation or Parent, as the case may be.

     Section 3.04 Company Stock Options and Stock Rights.

     (a) At the Effective Time and subject to the terms and conditions of any of the agreements or plans set forth in Section 3.04(a) of the Company Disclosure Schedule and except as set forth in Section 3.04(b), each outstanding option to purchase shares of Company Common Stock (each, a "Company Stock Option") under the Company Stock Option Plans, whether or not exercisable, shall be assumed or substituted in a manner consistent with applicable Laws by Parent. Each Company Stock Option so assumed or substituted in a manner consistent with the applicable Laws by Parent under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the applicable Company Stock Option Plan immediately prior to the Effective Time (including any repurchase rights), except that (i) each Company Stock Option shall be exercisable (or shall become exercisable in accordance with its terms) for that number of whole Parent Ordinary Shares equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of such Company Stock Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole number of Parent Ordinary Shares and
(ii) the per share exercise price for the Parent Ordinary Shares issuable upon exercise of such assumed Company Stock Option shall be equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which such Company Stock Option was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest whole cent.

     (b) The Company shall take all actions necessary, including, if appropriate, amending the terms of the Company's 1996 Employee Stock Purchase Plan (the "ESPP") (i) to cause the rights of participants in the ESPP with respect to any offering period underway as of the Effective Time pursuant to the ESPP to be determined by treating the last Business Day prior to the Effective Time as the last day of such

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offering period and to prevent any offering period from commencing or occurring after the termination of such offering period, (ii) to make such other pro-rata adjustments as may be necessary to reflect the reduced offering period but otherwise treating such offering period as a fully effective and completed offering period for all purposes of the ESPP, and (iii) to cause the ESPP and all rights of participants therein and any other employees of the Company and all obligations of the Company thereunder (except for ordinary and necessary administrative obligations) to be terminated at or prior to the Effective Time.

     (c) The Company Stock Options assumed or substituted by Parent pursuant to
Section 3.04(a) shall qualify, to the extent permitted by applicable Laws, following the Effective Time as incentive stock options as defined in Section 422 of the Code to the extent such Company Stock Options qualified as incentive stock options immediately prior to the Effective Time.

     (d) Parent shall reserve a sufficient number of Parent Ordinary Shares for issuance under this Section 3.04.

     (e) Parent agrees to file a registration statement on Form S-8 (or any successor form) for the Parent Ordinary Shares issuable with respect to assumed Company Stock Options as promptly as practicable after the Closing Date, but in no event later than 15 days thereafter, and shall use its best efforts to maintain such registration statement on Form S-8 (or any successor form), including the current status of any related prospectus or prospectuses, for so long as any Company Stock Options remain outstanding.

     (f) Parent and the Company shall take all such steps as may be required to cause the transactions contemplated by this Section 3.04 and any other dispositions of equity securities of the Company (including derivative securities) or acquisitions of Parent equity securities (including derivative securities) in connection with this Agreement by each individual who (i) is a director or officer of Company or (ii) at the Effective Time, shall become a director or officer of Parent, to be exempt under Rule 16b-3 promulgated under the Exchange Act, such steps to be taken in accordance with the No-Action Letter dated January 12, 1999, issued by the SEC to Skadden, Arps, Slate, Meagher & Flom LLP.

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to Parent, HoldCo and Merger Sub (the "Parent Companies") as follows except as (i) set forth with respect to a specifically identified representation and warranty in the disclosure schedule heretofore delivered to the Parent Companies by the Company (the "Company Disclosure Schedule"), provided that to the extent such disclosure contains sufficient information to qualify any other representation and warranty, such disclosure also shall be deemed to qualify such other representation and warranty; or (ii) disclosed in the Company SEC Reports filed prior to the date of this Agreement to the extent that it is reasonably apparent that such disclosure should qualify a specific representation and warranty.

     Section 4.01 Due Organization, Good Standing and Corporate Power. Each of the Company and its Subsidiaries is a corporation or other entity duly organized, validly existing and in good standing or its equivalent, if any (with respect to jurisdictions which recognize the concept of good standing), under the Laws of the jurisdiction of its organization and has the requisite corporate or other power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority could not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect. The Company and each of its Subsidiaries is duly qualified or licensed and in good standing or its equivalent, if any (with respect to jurisdictions which recognize the concept of good standing) to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except in such jurisdictions where the failure to be so qualified or licensed and in good standing could not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect. The respective Organizational Documents of the Company and each of its Subsidiaries do not contain any provision limiting or otherwise restricting the ability of the Company to
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control its Subsidiaries. Section 4.01 of the Company Disclosure Schedule sets forth a list of all Subsidiaries of the Company, including, for each Subsidiary of the Company, the jurisdiction of incorporation or organization, capitalization, the number of issued and outstanding shares of capital stock (or other equity) and the owner(s) of all such issued and outstanding shares of capital stock (or other equity).

     Section 4.02 Authorization and Validity of Agreement. The Board of Directors of the Company has, on or prior to the date of this Agreement, (a) declared the Merger advisable and in the best interest of the Company and its stockholders and approved this Agreement in accordance with applicable Law, (b) resolved to recommend the adoption of this Agreement by the Company's stockholders (the "Recommendation") and (c) directed that this Agreement be submitted to the Company's stockholders for adoption. The Company has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject, with respect to the Merger, to obtaining the Company Stockholder Approval, to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company, and the consummation by it of the transactions contemplated hereby, have been duly authorized and unanimously approved by the Board of Directors of the Company and no other corporate action on the part of the Company is necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, other than, with respect to the Merger, the Company Stockholder Approval. This Agreement has been duly executed and delivered by the Company and each constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except that (a) such enforcement may be subject to any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other Laws, now or hereafter in effect, relating to or limiting creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     Section 4.03 Capitalization.

     (a) The authorized capital stock of the Company consists of 100,000,000 shares of Company Common Stock and 1,000,000 shares of preferred stock, par value $.01 per share (the "Company Preferred Stock"), of which 15,000 shares have been designated as Series 1 Convertible Preferred Stock (the "Company Series 1 Preferred Stock") and 50,000 shares were designated as Series A Participating Preferred Stock. At the close of business on August 31, 2000: (i) 34,077,272 shares of Company Common Stock were issued and outstanding, (ii) options to purchase 5,229,462 shares of Company Common Stock were outstanding under the Company's stock option and stock benefit plans and arrangements ("Company Stock Option Plans"), (iii) no shares of Company Preferred Stock were issued and outstanding, except for 15,000 shares of Company Series 1 Preferred Stock, and (iv) 0 shares of Company Common Stock were held by the Company in its treasury. Since August 31, 2000, the Company has not issued any shares of capital stock of the Company other than upon exercise of options granted prior to August 31, 2000 under the Company Stock Option Plans or pursuant to the ESPP, and has not granted any stock options other than in the ordinary course of business to new employees of the Company. As of the date hereof, the aggregate number of Company Common Stock issuable upon conversion of the issued and outstanding shares of Company Series 1 Preferred Stock is 1,111,111. All issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. Except for the rights ("Rights") issued pursuant to the Rights Agreement, dated as of September 25, 1996, between the Company and ChaseMellon Shareholder Services, L.L.C., as rights agent, as amended (the "Rights Agreement"), the options granted under the Company Stock Option Plans and the Series 1 Preferred Shares, there are no outstanding or authorized options, warrants, rights, subscriptions, claims of any character, agreements, obligations, convertible or exchangeable securities, or other commitments, contingent or otherwise, relating to shares of capital stock or other equity interests of the Company or any of its Subsidiaries, pursuant to which the Company or any of its Subsidiaries is or may become obligated to issue shares of its capital stock or other equity interests or any securities convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of the capital stock or other equity interests of the

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Company or any of its Subsidiaries (each, an "Issuance Obligation"). There are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any outstanding securities of the Company. The Company has no authorized or outstanding bonds, debentures, notes or other indebtedness the holders of which have the right to vote (or convertible or exchangeable into or exercisable for securities the holders of which have the right to vote) with the Company's stockholders on any matter ("Voting Debt"). There are no restrictions of any kind which prevent or restrict the payment of dividends by the Company or any of its Subsidiaries and there are no limitations or restrictions on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests.

     (b) All of the issued and outstanding shares of capital stock of each Subsidiary of the Company are validly issued, fully paid and nonassessable. No Subsidiary of the Company has outstanding Voting Debt and no Subsidiary of the Company is bound by, obligated under, or party to an Issuance Obligation with respect to any security of the Company or any security of any Subsidiary of the Company and there are no obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any outstanding securities of any of the Company's Subsidiaries or any capital stock of, or other ownership interests in, any of the Company's Subsidiaries.

     (c) Except for the Company's interest in its Subsidiaries, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture, limited liability company or other business association or entity.

     Section 4.04 Consents and Approvals; No Violations. The execution and delivery by the Company of this Agreement does not, and the consummation by the Company of the transactions contemplated hereby will not, result in any violation of, default or event of default (with or without notice or lapse of time or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any security interest, lien, claim, pledge, option, right of first refusal, agreement, charge or other encumbrance of any nature or any other limitation or restriction (collectively, "Liens") upon any of the properties or assets of the Company or any of its Subsidiaries under: (a) assuming, in the case of the Merger, that the Company Stockholder Approval is obtained, any provision of the Organizational Documents of the Company or any of its Subsidiaries, (b) any Company Employee Benefit Plan, (c) any Contract applicable to the Company or any of its Subsidiaries or any of their respective properties or assets or (d) assuming that the filings, registrations, authorizations, consents and approvals described in clauses (i), (ii), (iii),
(iv) and (v) of this Section 4.04 are made or obtained, any Law applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clauses (b), (c) and (d), any such Liens, violations, defaults or rights that could not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect. No filing or registration with, or authorization, consent or approval of, any Governmental Authority is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company, or the consummation of the transactions contemplated hereby, except: (i) prior notification, authorization and reporting requirements of other applicable Antitrust Laws, (ii) in compliance with the provisions of the Exchange Act, (iii) for the filing of the Certificate of Merger with the office of the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other countries or states in which the Company or any of its Subsidiaries is qualified to do business, (iv) the Company Stockholder Approval of the Merger, (v) the filing with the United States Committee on Foreign Investments pursuant to the Exon-Florio Amendment to the Defense Protection Act of 1988 ("Exon-Florio") and (vi) for such other consents, orders, authorizations, registrations, declarations and filings the failure of which to obtain or make could not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries is in violation of (i) its Organizational Documents or
(ii) any applicable Law, except, in the case of clause (ii), for any violations that could not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect. There is no existing default, event of default or event that, but for the giving of notice or lapse of time or

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both, would constitute a default or event of default under any Contract which could reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect.

     Section 4.05 Company Reports and Financial Statements.

     (a) Since September 30, 1998, the Company and, to the extent applicable, its Subsidiaries have filed all forms, reports and documents with the SEC required to be filed by it pursuant to the federal securities Laws and the SEC rules and regulations thereunder, and all forms, reports, schedules, registration statements and other documents filed with the SEC by the Company (the "Company SEC Reports") and, to the extent applicable, its Subsidiaries have complied in all material respects with all applicable requirements of the federal securities Laws and the SEC rules and regulations promulgated thereunder, as of the date of such filing, or, if amended prior to the date of this Agreement, as of the date of the last such amendment. As of their respective dates, the Company SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and the unaudited consolidated interim financial statements of the Company included in the Company SEC Reports were prepared in accordance with GAAP applied on a consistent basis (except as may be indicated therein or in the notes or schedules thereto) and present fairly, in all material respects, the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations, stockholders' equity, comprehensive income (loss) and cash flows for the periods then ended, except that the unaudited consolidated interim financial statements were or are subject to normal and recurring adjustments which were not or are not expected to be material to the Company.

     (b) Neither the Company nor any of its Subsidiaries has any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), in each case, that is required by GAAP to be set forth on a consolidated balance sheet of the Company or related financial statement footnotes, except for (i) liabilities and obligations under this Agreement or incurred in connection with the transactions contemplated hereby and (ii) liabilities and obligations incurred in the ordinary course of business consistent with past practice since June 30, 2000 which could not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect.

     Section 4.06 Information to Be Supplied. None of the information supplied or to be supplied by the Company for inclusion in (i) the Registration Statement on Form F-4 to be filed with the SEC under the Securities Act for the purpose of registering the Parent Ordinary Shares to be issued in connection with the Merger (the "Registration Statement") or (ii) the proxy statement/prospectus to be distributed in connection with the Company Stockholder Meeting (the "Proxy Statement") will, in the case of the Registration Statement, at the time it becomes effective or, in the case of the Proxy Statement or any amendments thereof or supplements thereto, at the time of the initial mailing of the Proxy Statement and any amendments or supplements thereto, and at the time of the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement, as of its effective date, will comply (with respect to information relating to the Company) as to form in all material respects with the requirements of the Securities Act, and as of the date of its initial mailing and as of the date of the Company Stockholder Meeting, the Proxy Statement will comply (with respect to information relating to the Company) as to form in all material respects with the applicable requirements of the Exchange Act. Notwithstanding the foregoing, the Company makes no representation with respect to any statement in the foregoing documents based upon information supplied by the Parent Companies for inclusion therein.

     Section 4.07 Absence of Certain Changes. Since June 30, 2000, (a) the businesses of the Company and its Subsidiaries have been conducted in the ordinary course consistent with past practice (other than with respect to the transactions contemplated by this Agreement), (b) there has not been any event, occurrence, development or state of circumstances or facts that has had, or could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect and (c) neither the

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Company nor any of its Subsidiaries has taken any action or omitted to take any action, which act or omission, if taken after the date of this Agreement, would result in a breach or violation of Section 6.01.

     Section 4.08 Litigation. There is no investigation, action, suit or proceeding pending against the Company or its Subsidiaries or, to the knowledge of the Company, threatened against the Company or its Subsidiaries, at law or in equity, or before or by any Governmental Authority which could reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries is subject to any judgment, order or decree entered in any lawsuit or proceeding which could reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect.

     Section 4.09 Title to Properties; Encumbrances. Each of the Company and its Subsidiaries has good, valid and marketable title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, except where the failure to have such good, valid and marketable title could not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect; in each case, subject to no Liens, except for (a) Liens reflected in the consolidated balance sheet as of June 30, 2000, (b) Liens consisting of zoning or planning restrictions, easements, Permits and other restrictions or limitations on the use of real property or irregularities in title thereto or any monetary Liens thereon which do not materially detract from the value of, or impair the use of, such property by the Company or any of its Subsidiaries in the operation of its respective business, (c) Liens for current Taxes, assessments or governmental charges or levies on property not yet due or which are being contested in good faith and
(d) Liens which could not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect. Except as could not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect, the Company and each of its Subsidiaries are in compliance with the terms of all leases of tangible properties to which they are a party and under which they are in occupancy, and all such leases are in full force and effect.

     Section 4.10 Compliance with Laws.

     (a) The businesses of the Company and its Subsidiaries are not being conducted in violation of any applicable Law, except for violations which could not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect.

     (b) The Company and its Subsidiaries hold, to the extent legally required, all permits, approvals, licenses, authorizations, certificates, rights, exemptions and orders from Governmental Authorities (the "Permits") that are required for the operation of the respective businesses of the Company and/or its Subsidiaries as now conducted, except where the failure to hold any such Permit could not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect, and there has not occurred any default under any such Permit, except to the extent that such default could not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect.

     Section 4.11 Company Employee Benefit Plans.

     (a) Section 4.11(a) of the Company Disclosure Schedule contains a true and complete list of each deferred compensation and each bonus or other incentive compensation, stock purchase, stock option and other equity compensation or ownership plan, program, agreement or arrangement; each severance or termination pay, medical, surgical, hospitalization, life insurance and other "welfare" plan, fund or program (other than a statutorily mandated non-U.S. based benefit program) (within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")); each profit-sharing, stock bonus or other "pension" plan, fund or program (other than a statutorily mandated non-U.S. based benefit program) (within the meaning of Section 3(2) of ERISA); each employment, retention, consulting, termination or severance agreement; and each other material employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to by the Company or by any trade or business, whether or not incorporated (an "ERISA Affiliate"), that, together with the Company would be deemed a "single employer" within the meaning of Section 4001(b) of ERISA, or to which the Company or an ERISA Affiliate is party, whether written or oral, for the benefit of any employee or director or former employee or director (or any of their

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respective beneficiaries), of the Company or any Company Subsidiary (the
"Company Employee Benefit Plans").

     (b) (i) Each Company Employee Benefit Plan is in compliance in all material respects with all applicable Laws (including ERISA and the Code) and has been administered and operated materially in accordance with its terms; (ii) each Company Employee Benefit Plan which is intended to be "qualified" within the meaning of Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service to such effect or has a remaining period of time to apply for such a letter and, to the best knowledge of the Company, no material event has occurred and no condition exists which could reasonably be expected to result in the revocation of any such determination;
(iii) no liability under Title IV or Section 302 of ERISA has been incurred by the Company or any ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to the Company or any ERISA Affiliate of incurring any such liability, other than liability for premiums due the Pension Benefit Guaranty Corporation (which premiums have been paid when due); (iv) no Company Employee Benefit Plan has, to the knowledge of the Company, engaged in a "prohibited transaction" (as defined in Section 4975 of the Code or Section 406 of ERISA) which is not otherwise an exempt prohibited transaction; (v) the actuarial present value of the accumulated plan benefits (whether or not vested) under each Company Employee Benefit Plan covered by Title IV of ERISA, or which otherwise is a pension plan (as defined in Section 3(2) of ERISA) or provides for actuarially-determined benefits (other than any Company Employee Benefit Plan which is a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) (a "Company Multiemployer Plan")), as of the close of its most recent plan year did not exceed the market value of the assets allocable thereto; (vi) no Company Employee Benefit Plan covered by Title IV of ERISA has been terminated and no proceedings have been instituted to terminate or appoint a trustee under Title IV of ERISA to administer any such plan; (vii) no Company Employee Benefit Plan (other than any Company Multiemployer Plan) subject to Section 412 of the Code or Section 302 of ERISA has incurred any accumulated funding deficiency within the meaning of Section 412 of the Code or
Section 302 of ERISA, or obtained a waiver of any minimum funding standard or an extension of any amortization period under Section 412 of the Code or Section 303 or 304 of ERISA; (viii) as of the date of this Agreement, neither the Company nor any of its Affiliates has incurred any unsatisfied withdrawal liability under Part 1 of Subtitle E of Title IV of ERISA with respect to any Company Multiemployer Plan, and the aggregate liabilities of the Company and its Affiliates to all Company Multiemployer Plans in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each Company Multiemployer Plan ended prior to the date hereof, could not reasonably be expected to have a Company Material Adverse Effect; (ix) the execution of this Agreement and the consummation of the transactions contemplated hereby do not constitute a triggering event under any Company Employee Benefit Plan, policy, arrangement, statement, commitment or agreement, which (either alone or upon the occurrence of any additional or subsequent event) will result in any "excess parachute payment," as such term is defined in Section 280G of the Code, or will result in any severance, bonus, retirement, job security or similar-type benefit, or increase any benefits or accelerate the payment or vesting of any benefits to any employee or former employee or director of the Company or its Affiliates, or require the immediate funding or financing of any compensation or benefits; (x) no liability, claim, action, litigation, audit (other than the pending audit by the Department of Labor on the Company's 401(k) plan), examination, investigation or administrative proceeding has been made, commenced or, to the best knowledge of the Company, threatened with respect to any Company Employee Benefit Plan (other than routine claims for benefits payable in the ordinary course) which could reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect; (xi) except as required to maintain the tax-qualified status of any Company Employee Benefit Plan intended to qualify under Section 401(a) of the Code, no condition or circumstance exists that would prevent the amendment or termination of any Company Employee Benefit Plan; and (xii) there has been no amendment to, written interpretation or announcement (whether or not written) relating to, or change in employee participation or coverage under, any Company Employee Benefit Plan which would increase materially the expense of maintaining such Company Employee Benefit Plan above the level of such expense incurred for the most recently ended fiscal year.

     (c) The Company has delivered or made available to Parent true and complete copies of each Company Employee Benefit Plan and any related trust agreement, and, to the extent applicable with respect thereto, (i) the current summary plan description; (ii) the most recent annual report on Internal Revenue Service Form 5500, including any attachments thereto; (iii) the most recent financial report;
(iv) the most recent actuarial valuation report; and (v) the most recent determination letter received from the Internal Revenue Service.

     Section 4.12 Employment Relations and Agreement. Except as could not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect, (i) each of the Company and its Subsidiaries is, and at all times has been, in compliance with all federal, state or other applicable Laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and has not and is not engaged in any unfair labor practice; (ii) no unfair labor practice complaint against the Company or any of its Subsidiaries is pending before the National Labor Relations Board;
(iii) during the last three years there has not been any labor strike, dispute, slowdown or stoppage or, to the Company's knowledge, threatened against or involving the Company or any of its Subsidiaries; (iv) no representation question exists respecting the employees of the Company or any of its Subsidiaries; (v) no arbitration proceeding arising out of or under any collective bargaining agreement is pending and no claim therefor has been asserted; and (vi) no collective bargaining agreement has existed, exists or is currently being negotiated by the Company or any of its Subsidiaries.

     Section 4.13 Taxes.

     (a) Each of the Company and its Subsidiaries has timely filed or caused to be timely filed with the appropriate Taxing authorities all income and all other material returns, statements, forms and reports for Taxes (as hereinafter defined) ("Returns") that are required by Governmental Authorities to be filed by, or with respect to, the Company and its Subsidiaries on or prior to the Closing Date. The Returns as filed were correct and complete in all material respects. "Taxes" shall mean all taxes, charges, duties, fees, levies or other like governmental and public charges and assessments, including all Federal, and all material state, local, foreign and other income, franchise, profits, capital gains, capital stock, value added, transfer, sales, use, occupation, property, excise, severance, windfall profits, stamp, license, payroll, premiums, social security withholding and other taxes or other like assessments, charges, duties, fees, levies or other governmental charges of any kind whatsoever (whether payable directly or by withholding and whether or not requiring the filing of a Return), and all estimated taxes, deficiency assessments, additions to tax, penalties and interest and shall include any liability for such amounts as a result either of being a member of a combined, consolidated, unitary or affiliated group or of a contractual obligation to indemnify any person or other entity.

     (b) All material Taxes and Tax liabilities of the Company and its Subsidiaries that have become due and/or payable have been timely paid or fully provided for as a liability on the financial statements of the Company and its Subsidiaries in accordance with GAAP.

     (c) Neither the Company nor any of its Subsidiaries has been since September 30, 1997 or is the subject of an audit, other examination, matter in controversy, proposed adjustment, refund litigation or other proceeding with respect to Taxes by the Tax authorities of any nation, state or locality which could reasonably be expected to result in a material Tax liability, nor has the Company or any of its Subsidiaries received any notices from any Tax authority relating to any issue which could reasonably be expected to result in a material Tax liability.

     (d) No deficiencies for any Taxes have been proposed, asserted or assessed against the Company or any of its Subsidiaries that have not been paid or adequately reserved for in accordance with GAAP.

     (e) There are no liens for Taxes upon the assets or properties of the Company or any of its Subsidiaries except for statutory liens for current Taxes not yet due.

     (f) No power of attorney has been granted by or with respect to the Company or any of its Subsidiaries with respect to any matter relating to Taxes.

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     (g) Neither the Company nor any of its Subsidiaries has been included in any "consolidated," "unitary" or "combined" Return (other than Returns which include only the Company and any of its Subsidiaries) provided for under the Laws of the United States, any foreign jurisdiction or any state or locality with respect to material Taxes.

     (h) All material Taxes which the Company or any of its Subsidiaries is (or was) required by Law to withhold or collect have been duly withheld or collected, and have been timely paid over to the proper authorities to the extent due and/or payable.

     (i) There are no Tax sharing, allocation, indemnification or similar agreements (in writing) in effect as between the Company, any of its Subsidiaries, or any predecessor or Affiliate of any of them and any other party under which the Company (or any of its Subsidiaries) could be liable for any material Taxes of any party other than the Company or any of its Subsidiaries.

     (j) Neither the Company nor any of its Subsidiaries has, as of the Closing Date, entered into an agreement or waiver extending any statute of limitations relating to the payment or collection of United States Federal income Taxes of the Company or any of its Subsidiaries.

     (k) No election under Section 341(f) of the Code has been made or shall be made prior to the Closing Date to treat the Company or any of its Subsidiaries as a consenting corporation, as defined in Section 341 of the Code.

     Section 4.14 Intellectual Property.

     (a) Except as could not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect:

          (i) To the knowledge of the Company, the Company or one of its Subsidiaries owns, or possesses a valid license to use, the rights to all patents, trademarks, trade names, service marks, copyrights together with any registrations and applications therefor, Internet domain names, net lists, schematics, inventories, technology, trade secrets, source codes, know-how, computer software programs or applications, including all object and source codes and tangible or intangible proprietary information or material that are used in the business of the Company and any of its Subsidiaries as currently conducted (the "Company Intellectual Property"). To the knowledge of the Company, neither the Company nor any of its Subsidiaries is, or as a result of the execution, delivery or performance of the Company's obligations hereunder will be, in violation of, or lose any rights pursuant to, any Company Intellectual Property.

          (ii) No claims with respect to the Company Intellectual Property have been asserted in writing or, to the knowledge of the Company, are threatened by any Person nor does the Company or any of its Subsidiaries know of any valid grounds for any bona fide claims against the use by the Company or any of its Subsidiaries of any Company Intellectual Property, or challenging the ownership, validity, enforceability or effectiveness of any of the Company Intellectual Property. All granted and issued patents and all registered trademarks and service marks and all copyrights held by the Company or any of its Subsidiaries are valid, enforceable and subsisting. To the Company's knowledge, there has not been and there is not any unauthorized use, infringement or misappropriation of any of the Company Intellectual Property by any third Person, including any employee or former employee.

          (iii) No owned Company Intellectual Property is subject to any outstanding order, judgment, decree, stipulation or settlement agreement restricting in any manner the licensing or use thereof by the Company or any of its Subsidiaries.

     (b) Neither the Company nor any of its Subsidiaries has granted any Person an exclusive license to any Company Intellectual Property.

     Section 4.15 Material Contracts. Neither the Company nor any of its Subsidiaries is a party to or bound by any "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) (all contracts of the type described in this Section 4.15 being referred to herein as "Company

Material Contracts"). Each Company Material Contract is valid and binding on the Company and is in full force and effect, and the Company and each of its Subsidiaries have performed in all material respects all obligations required to be performed by them to date under each Company Material Contract. Neither the Company nor any of its Subsidiaries knows of, or has received notice of, nor does there exist, any violation, default or event of default under any Company Material Contract, except for such violations or defaults as could not reasonably be expected to, in the aggregate, have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries or Affiliates is a party to or bound by any non-competition agreement or any other agreement or obligation which purports to limit the manner in which, or the localities in which, the Company or any such Subsidiary or Affiliate is entitled to conduct all or any material portion of the business of the Company and its Subsidiaries, taken as a whole. The Company has provided Parent with a copy of all material Contracts between the Company and any of its Subsidiaries, on the one hand, and Intel Corporation and any of its Subsidiaries, on the other hand.

     Section 4.16 Environmental Matters.

     (a) Representations and Warranties.

          (i) Except as specifically disclosed in the reports from the Phase I environmental review conducted by the Parent, the Company and its Subsidiaries are in compliance with all applicable Environmental Laws, except where failure to be in compliance could not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect. The Company and its Subsidiaries have not received any written communication, whether from a Governmental Authority, citizens group, employee or otherwise, alleging that the Company or its Subsidiaries are not in such compliance, and there are no past or present actions, activities, circumstances, conditions, events or incidents that may prevent or interfere with such compliance in the future. The Company will provide a list of all material Permits and other material authorizations of Governmental Authorities currently held by the Company or its Subsidiaries pursuant to applicable Environmental Laws within ten (10) days of the date of this Agreement.

          (ii) Except as specifically disclosed in the reports from the Phase I environmental review conducted by the Parent, there is no Environmental Claim pending or threatened against the Company or its Subsidiaries or, to the best knowledge of the Company, against any person or entity whose liability for any Environmental Claim the Company or its Subsidiaries have or may have retained or assumed either contractually or by operation of law.

          (iii) Except as specifically disclosed in the reports from the Phase I environmental review conducted by the Parent, there are no past or present actions, activities, circumstances, conditions, events or incidents, including the Release or presence of any Hazardous Material which could form the basis of any Environmental Claim against the Company or its Subsidiaries, or to the best knowledge of the Company, against any person or entity whose liability for any Environmental Claim the Company or its Subsidiaries have retained or assumed either contractually or by operation of law which could reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect.

          (iv) Except as specifically disclosed in the reports from the Phase I environmental review conducted by the Parent, there is no Cleanup of Hazardous Materials being conducted or planned at any property currently or formerly owned or operated by the Company or its Subsidiaries.

          (v) The Company has delivered or otherwise made available for inspection to the Parent all Phase I and Phase II studies and all material analyses or tests possessed by the Company or its Subsidiaries pertaining to Hazardous Materials in, on, beneath or adjacent to any Company Property, or regarding the Company's and its Subsidiaries' compliance with applicable Environmental Laws.

          (vi) The Company Property does not contain any underground storage tanks or, to the knowledge of the Company, any: (1) exposed friable asbestos; (2) equipment using PCBs; (3) underground injection wells; or (4) septic tanks in which process wastewater or any Hazardous Substances have been disposed.

     (b) Definitions.

          (i) "Cleanup" means all actions required to: (1) cleanup, remove, treat or remediate Hazardous Materials in the indoor or outdoor environment; (2) prevent the Release of Hazardous Materials so that they do not migrate, endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (3) perform pre-remedial studies and investigations or post-remedial monitoring and care; or (4) respond to any government requests for information or documents in any way relating to cleanup, removal, treatment or remediation or potential cleanup, removal, treatment or remediation of Hazardous Materials in the indoor or outdoor environment.

          (ii) "Company Property" means any real property and improvements currently or formerly owned, leased or operated by the Company or any of its Subsidiaries.

          (iii) "Environmental Claim" means any written claim, action, cause of action, investigation or notice by any person or entity alleging potential liability of the Company or its Subsidiaries (including potential liability for investigatory costs, Cleanup costs, governmental response costs, natural resource damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (1) the presence, or Release of any Hazardous Materials at any location, whether or not owned or operated by the Company or its Subsidiaries or (2) circumstances forming the basis of any violation, or alleged violation, of any Environmental Laws of the Company or its Subsidiaries.

          (iv) "Environmental Laws" means all Laws relating to pollution or protection of human health or the environment, including, without limitation, Laws relating to Releases or threatened Releases of Hazardous Materials or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, Release, disposal, transport or handling of Hazardous Materials and all Laws with regard to recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Materials.

          (v) "Hazardous Materials" means all substances defined as Hazardous Substances, Oils, Pollutants or Contaminants in the National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R. sec. 300.5, or defined as such by, or regulated as such under, any Environmental Law.

          (vi) "Release" means any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, dispersal, leaching or migration into the indoor or outdoor environment (including, without limitation, ambient air, surface water, groundwater and surface or subsurface strata) or into or out of any property, including the movement of Hazardous Materials through or in the air, soil, surface water, groundwater or property.

     Section 4.17 State Takeover Statutes. The Board of Directors of the Company has approved this Agreement and the transactions contemplated hereby and such approval is sufficient to render inapplicable to the Merger, this Agreement and the other transactions contemplated hereby the provisions of Section 203 of the DGCL. To the knowledge of the Company, except for Section 203 of the DGCL (which has been rendered inapplicable), no other anti-takeover Law or anti-takeover provision in the Company's or any of its Subsidiaries' Organizational Documents is applicable to this Agreement or the transactions contemplated hereby.

     Section 4.18 Broker's or Finder's Fee. Except for the fees of Credit Suisse First Boston Corporation ("CSFB") (a true and correct copy of the engagement letter with respect thereto has been previously delivered to Parent by the Company), no agent, broker, Person or firm acting on behalf of the Company is, or shall be, entitled to any fee, commission or broker's or finder's fees from any of the parties, or from any Person controlling, controlled by, or under common control with any of the parties, in connection with this Agreement or any of the transactions contemplated hereby.

     Section 4.19 Voting Requirements; Board Approval.

     (a) To the extent required by the relevant provisions of the DGCL, the affirmative vote of the holders of at least a majority of the outstanding shares of the Company Common Stock is the only vote of the holders of any class or series of the Company's capital stock necessary to adopt this Agreement, and to approve the Merger and the transactions contemplated hereby.

     (b) The Board of Directors of the Company has, as of the date of this Agreement, (i) determined that the Merger is advisable and fair to, and in the best interests of, the Company and its stockholders, (ii) approved this Agreement and the transactions contemplated hereby and (iii) resolved to recommend that the stockholders of the Company approve and adopt this Agreement and the Merger.

     Section 4.20 The Company Rights Agreement. The Company, including its Board of Directors, has irrevocably taken all actions necessary to (i) render the Rights Agreement inapplicable to the Merger and the other transactions contemplated by this Agreement, and (ii) ensure that (x) neither Parent nor any Affiliate or Subsidiary thereof is an Acquiring Person (as defined in the Rights Agreement) pursuant to the Rights Agreement as a result of the execution of this Agreement or the consummation of the transactions contemplated by this Agreement, (y) a Distribution Date, a Triggering Event, a Section 13 Event or a Share Acquisition Date (as such terms are defined in the Rights Agreement) does not occur by reason of the approval, execution or delivery of this Agreement or the consummation of the Merger or any other transaction contemplated by this Agreement and (z) the Rights Agreement is terminated immediately prior to the Effective Time.

     Section 4.21 Opinion of Financial Advisor. The Company has received the opinion of CSFB to the effect that, as of the date of this Agreement, the Exchange Ratio is fair to the holders of Shares from a financial point of view, and a copy of such opinion has been, or promptly upon receipt thereof will be, delivered to Parent.

     Section 4.22 Pooling-of-Interests; Reorganization. To the knowledge of the Company, neither the Company nor any of its directors, officers, Affiliates, Subsidiaries, employees, agents, representatives or stockholders has taken any action or failed to take any action which would jeopardize (i) the treatment of the Merger as a pooling-of-interests business combination for accounting purposes or (ii) the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

                                   ARTICLE V

             REPRESENTATIONS AND WARRANTIES OF THE PARENT COMPANIES

     The Parent Companies represent and warrant to the Company as follows except as (i) set forth with respect to a specifically identified representation and warranty in the disclosure schedule heretofore delivered to the Company by the Parent Companies (the "Parent Disclosure Schedule"), provided that to the extent such disclosure contains sufficient information to qualify any other representation and warranty, such disclosure shall also be deemed to qualify such other representation and warranty; or (ii) disclosed in the Parent SEC Reports filed prior to the date of this Agreement to the extent that it is reasonably apparent that such disclosure should qualify a specific representation and warranty:

     Section 5.01 Due Organization, Good Standing and Corporate Power.

     (a) Each of the Parent Companies is a corporation duly organized, validly existing and in good standing or its equivalent, if any (with respect to jurisdictions which recognize the concept of good standing), under the Laws of the jurisdiction of its organization and has the requisite corporate power and authority to own, lease and operate its assets and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority could not reasonably be expected to, individually or in the aggregate, have a Parent Material Adverse Effect.

     (b) Each of HoldCo and Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement and has undertaken no business or activities other than in connection with establishment of HoldCo and Merger Sub, entering into this Agreement and consummating the transactions contemplated hereby, including, with respect to HoldCo, the agreement to issue the HoldCo Promissory Notes. HoldCo has no Subsidiaries other than Merger Sub. Merger Sub has no Subsidiaries.

     Section 5.02 Authorization and Validity of Agreement. Each of the Parent Companies has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by each of the Parent Companies, and the consummation of the transactions contemplated hereby, have been duly authorized and unanimously approved by the Supervisory Board, the Board of Management and the Priority Shareholder (Stichting Prioriteitsaandelen ASM Lithography Holding N.V.) of Parent, by the Boards of Directors of HoldCo and Merger Sub and by HoldCo as the sole stockholder of Merger Sub, and no other corporate action on the part of the Parent Companies is necessary to authorize the execution, delivery and performance of this Agreement by the Parent Companies and the consummation of the transactions contemplated hereby. Except as otherwise provided herein, no vote of the holders of any class or series of Parent's capital stock is necessary to approve this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of the Parent Companies and is a valid and binding obligation of each of the Parent Companies, enforceable against each of the Parent Companies in accordance with its terms, except that (a) such enforcement may be subject to any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other Laws, now or hereafter in effect, relating to or limiting creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     Section 5.03 Capitalization.

     (a) The authorized capital stock of Parent consists of 900,000,000 Parent Ordinary Shares, 900,000,000 cumulative preferred shares with a par value of EUR
0.02 (the "Parent Preferred Shares") and 23,100 Priority Shares with a par value of EUR 0.02 (the "Parent Priority Shares"). At the close of business on August 31, 2000: (i) 418,848,000 Parent Ordinary Shares were issued and outstanding,
(ii) 10,536,000 Parent Ordinary Shares were reserved for issuance under Parent's stock option and stock benefit plans and arrangements ("Parent Stock Option Plans"), (iii) 13,808,000 Parent Ordinary Shares were issuable upon conversion of Parent's 2.5% Convertible Subordinated Bonds due 2005, (iv) 13,960,000 Parent Ordinary Shares were issuable upon conversion of Parent's 4.25% Convertible Subordinated Notes due 2004, (v) up to 900,000,000 Parent Preferred Shares are available for issuance upon the exercise of an option granted to the preference share foundation (Stichting Preferente Aandelen ASML) (the "Preference Share Option") to acquire a number of Parent Preferred Shares equal to the number of Parent Ordinary Shares outstanding at the time of the exercise of the Preference Share Option, (vi) no Parent Preferred Shares were issued and outstanding, (vii) 23,100 Parent Priority Shares were issued and outstanding, and (viii) 3,372 Parent Ordinary Shares were held by Parent in its treasury. Since August 31, 2000, Parent has not issued any shares of capital stock of Parent other than the issuance of Parent Ordinary Shares upon (i) the exercise of options under the Parent Stock Option Plans and (ii) the conversion of Parent's 2.5% Convertible Subordinated Bonds due 2005 and 4.25% Convertible Subordinated Notes due 2004. All issued and outstanding shares of capital stock of Parent are, and all Parent Ordinary Shares to be issued hereunder shall be, upon issuance, duly authorized, validly issued, fully paid and nonassessable. Except for the Preference Share Option, the rights provided for by the Parent Priority Shares, the options granted under the Parent Stock Option Plans, and the conversion rights associated with Parent's 2.5% Convertible Subordinated Bonds due 2005 and Parent's Convertible Subordinated Notes due 2004, (A) Parent is not bound by, obligated under, or party to an Issuance Obligation with respect to any security of Parent and (B) there is no outstanding Voting Debt of Parent. There are no outstanding obligations of Parent to repurchase, redeem or otherwise acquire any outstanding securities of Parent. There are no restrictions of any kind which prevent or restrict the payment of dividends by Parent on the Parent Ordinary Shares and there are no limitations or restrictions on the right to vote, sell or otherwise dispose of Parent Ordinary Shares.

     (b) The authorized capital stock of HoldCo consists of 100 shares of HoldCo Common Stock, all of which are validly issued and outstanding, fully paid and nonassessable and are owned by Parent free and clear of all Liens. The authorized capital stock of Merger Sub consists of 100 shares of Merger Sub

Common Stock, all of which are validly issued and outstanding, fully paid and nonassessable and are owned by HoldCo free and clear of all Liens.

     Section 5.04 Consents and Approvals; No Violations. The execution and delivery of this Agreement by the Parent Companies does not, and the consummation by the Parent Companies of the transactions contemplated hereby will not, result in any violation of, or default (with or without notice or lapse of time or both) under: (a) any provision of any of the Organizational Documents of the Parent Companies, or (b) assuming that the filings, registrations, authorizations, consents and approvals described in clauses (i),
(ii), (iii) and (iv) of this Section 5.04 are made or obtained, any Law applicable to the Parent Companies or any of their respective properties or assets, other than, in the case of clause (b), any such violations or defaults that could not reasonably be expected to, individually or in the aggregate, have a Parent Material Adverse Effect. No filing or registration with, or authorization, consent or approval of, any Governmental Authority is required by or with respect to the Parent Companies in connection with the execution and delivery of this Agreement by the Parent Companies or the consummation of the transactions contemplated hereby, except: (i) in connection, or in compliance, with the provisions of any applicable Antitrust Laws, (ii) in compliance with the provisions of the Securities Act and Exchange Act, the securities Laws of the Netherlands and the rules and regulations of the NASDAQ, (iii) for the filing of the Certificate of Merger with the office of the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other countries or states in which each of the Parent Companies is qualified to do business, (iv) for the filing with the United States Committee on Foreign Investments pursuant to Exon-Florio and (v) for such other consents, orders, authorizations, registrations, declarations and filings the failure of which to obtain or make could not reasonably be expected to, individually or in the aggregate, have a Parent Material Adverse Effect. None of the Parent Companies is in violation of (i) its Organizational Documents or (ii) any applicable Law, except, in the case of clause (ii), for any violations that could not reasonably be expected to, individually or in the aggregate, have a Parent Material Adverse Effect. There is no existing default, event of default or event that, but for the giving of notice or lapse of time or both, would constitute a default or event of default under any Contract which could reasonably be expected to, individually or in the aggregate, have a Parent Material Adverse Effect.

     Section 5.05 Parent Reports and Financial Statements.

     (a) Since December 31, 1998, Parent and, to the extent applicable, Parent and its Subsidiaries have filed all forms, reports and documents with the SEC required to be filed by it pursuant to the federal securities Laws and the SEC rules and regulations thereunder, and all forms, reports, schedules, registration statements and other documents filed with the SEC by Parent (the "Parent SEC Reports") and, to the extent applicable, its Subsidiaries have complied in all material respects with all applicable requirements of the federal securities Laws and the SEC rules and regulations thereunder, as of the date of such filing, or, if amended prior to the date of this Agreement, as of the date of the last such amendment. As of their respective dates, the Parent SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and the unaudited consolidated interim financial statements of Parent included in the Parent SEC Reports were prepared in accordance with GAAP applied on a consistent basis (except as may be indicated therein or in the notes or schedules thereto) and present fairly, in all material respects, the consolidated financial position of Parent and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations, stockholders' equity, comprehensive income
(loss) and cash flows for the periods then ended, except that the unaudited consolidated interim financial statements were, or are, subject to normal and recurring adjustments which were not or are not expected to be material to Parent.

     (b) Except as disclosed in the Parent SEC Reports, neither Parent nor any of its Subsidiaries has any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), in each case, that is required by GAAP to be set forth on a consolidated balance sheet of Parent or related financial statement footnotes), except for (i) liabilities and obligations under this Agreement or incurred in connection with the transactions contemplated hereby, and (ii) liabilities and obligations incurred in the
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ordinary course of business consistent with past practice since June 30, 2000 which could not reasonably be expected to, individually or in the aggregate, have a Parent Material Adverse Effect.

     Section 5.06 Information to Be Supplied. None of the information supplied or to be supplied by Parent or the Purchaser for inclusion in (i) the Registration Statement or (ii) the Proxy Statement will, in the case of the Registration Statement, at the time it becomes effective or, in the case of the Proxy Statement or any amendments thereof or supplements thereto, at the time of the initial mailing of the Proxy Statement and any amendments or supplements thereto, and at the time of the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement, as of its effective date, will comply (with respect to information relating to the Parent Companies) as to form in all material respects with the requirements of the Securities Act, and as of the date of its initial mailing and as of the date of the Company Stockholder Meeting, the Proxy Statement will comply (with respect to information relating to the Parent Companies) as to form in all material respects with the applicable requirements of the Exchange Act. Notwithstanding the foregoing, the Parent Companies make no representation with respect to any statement in the foregoing documents based upon information supplied by the Company for inclusion therein.

     Section 5.07 Absence of Certain Changes. Except as disclosed in the Parent SEC Reports, since June 30, 2000, (a) the businesses of Parent and its Subsidiaries have been conducted in the ordinary course consistent with past practice and (b) there has not occurred any event, occurrence, development or state of circumstances or facts that has had, or could reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

     Section 5.08 Broker's or Finder's Fee. Except for Merrill Lynch & Co., no agent, broker, Person or firm acting on behalf of the Parent Companies is, or shall be, entitled to any fee, commission or broker's or finder's fees from any of the parties, or from any Person controlling, controlled by, or under common control with any of the parties, in connection with this Agreement or any of the transactions contemplated hereby.

     Section 5.09 Ownership of Capital Stock. Except as contemplated by this Agreement, neither Parent nor any of its Subsidiaries beneficially owns, directly or indirectly, any capital stock of the Company or is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any capital stock of the Company, other than as contemplated by this Agreement.

     Section 5.10 Pooling-of-Interests; Reorganization. To the knowledge of Parent, neither Parent nor any of its directors, officers, Affiliates, Subsidiaries, employees, agents, representatives or stockholders has taken any action or failed to take any action which would jeopardize (i) the treatment of the Merger as a pooling-of-interests business combination for accounting purposes or (ii) the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

     Section 5.11 Litigation. There is no investigation, action, suit or proceeding pending against Parent or its Subsidiaries or, to the knowledge of Parent, threatened against Parent or its Subsidiaries, at law or in equity, or before or by any Governmental Authority which could reasonably be expected to have a Parent Material Adverse Effect. Neither Parent nor any of its Subsidiaries is subject to any judgment, order or decree entered in any lawsuit or proceeding which could reasonably be expected to, individually or in the aggregate, have a Parent Material Adverse Effect.

     Section 5.12 Intellectual Property. Except as could not reasonably be expected to, individually or in the aggregate, have a Parent Material Adverse
Effect:

          (a) Neither Parent nor any of its Subsidiaries will be, as a result of the execution, delivery or performance of Parent's obligations hereunder, in violation of, or lose any rights pursuant to, any patents, trademarks, trade names, service marks, copyrights together with any registrations and applications therefor, Internet domain names, net lists, schematics, inventories, technology, trade secrets, source codes, know-how, computer software programs or applications, including all object and
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     source codes and tangible or intangible proprietary information or material that are used in the business of Parent and any of its Subsidiaries as currently conducted (the "Parent Intellectual Property").

          (b) No claims with respect to the Parent Intellectual Property have been asserted in writing challenging the ownership, validity, enforceability or effectiveness of any of the Parent Intellectual Property.

     Section 5.13 Compliance with Laws.

     (a) The businesses of Parent and its Subsidiaries are not being conducted in violation of any applicable Law, except for violations which could not reasonably be expected to, individually or in the aggregate, have a Parent Material Adverse Effect.

     (b) Parent and its Subsidiaries hold, to the extent legally required, all Permits that are required for the operation of the respective businesses of Parent and/or its Subsidiaries as now conducted, except where the failure to hold any such Permit could not reasonably be expected to, individually or in the aggregate, have a Parent Material Adverse Effect, and there has not occurred any default under any such Permit, except to the extent that such default could not reasonably be expected to, individually or in the aggregate, have a Parent Material Adverse Effect.

                                   ARTICLE VI

                                   COVENANTS

     Section 6.01 Conduct of the Business.

     (a) From and after the date hereof and prior to the Effective Time or the date, if any, on which this Agreement is earlier terminated pursuant to Section
8.01 and except (x) as may be agreed in writing by Parent (which consent shall not be unreasonably withheld), (y) as may be expressly permitted pursuant to this Agreement or (z) as set forth in Section 6.01 of the Company Disclosure Schedule, the Company:

          (i) shall, and shall cause each of its Subsidiaries to, conduct its operations in the ordinary course of business in substantially the same manner as heretofore conducted;

          (ii) shall use its reasonable best efforts, and shall cause each of its Subsidiaries to use its reasonable best efforts, to preserve intact its business organization and goodwill, keep available the services of its current officers and other key employees and preserve its relationships with those persons having business dealings with the Company and its Subsidiaries;

          (iii) shall notify Parent of any emergency or other change in the normal course of its or its Subsidiaries' respective businesses or in the operation of its or its Subsidiaries' respective properties, and of any complaints, investigations or hearings (or communications indicating that the same may be contemplated) of any Governmental Authority, if such emergency, change, complaint, investigation or hearing could reasonably be expected to have a Company Material Adverse Effect;

          (iv) shall not, and shall not permit any of its Subsidiaries to, authorize, declare or pay any dividends on or make any distribution with respect to its outstanding shares of capital stock or other equity interests;

          (v) shall not, and shall not permit any of its Subsidiaries to, split, combine or reclassify any of its capital stock or other equity interests or issue or authorize or propose the issuance of any other securities or other equity interests in respect of, in lieu of or in substitution for, shares of its capital stock or other equity interests other than the issuance of capital stock pursuant to options, warrants and convertible securities outstanding as of the date of this Agreement or permitted pursuant to
     Section 6.01(viii);

          (vi) shall not, and shall not permit any of its Subsidiaries to, enter into or amend any employment, severance or similar agreements or arrangements with any of their respective directors or
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     officers, or enter into, adopt or amend any other Company Employee Benefit
     Plan (other than to address non-material issues or make changes that do not have, individually or in the aggregate, a financial impact on the Company Employee Benefit Plans);

          (vii) shall not, and shall not permit any of its Subsidiaries to, authorize, propose or announce an intention to authorize or propose, or enter into an agreement with respect to, any merger, consolidation or business combination (other than the Merger);

          (viii) shall not, and shall not permit any of its Subsidiaries to, propose or adopt any amendment to its Organizational Documents;

          (ix) shall not, and shall not permit any of its Subsidiaries to, issue or authorize the issuance of, or agree to issue or sell any shares of their capital stock of any class, or any other equity interests (in each case, whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise); provided that the Company shall be permitted to (i) grant options, at an exercise price equal to the fair market value of the Company Common Stock as of the date of such grant, to purchase up to an aggregate of 300,000 shares of Company Common Stock per quarter pursuant to the Company's option plans currently in effect, provided that in no event shall the Company be permitted to grant options to purchase in excess of an aggregate of 20,000 shares of Company Common Stock to any single Person under any of the foregoing plans, taken as a whole and (ii) issue shares of Company Common Stock pursuant to the terms of the ESPP;

          (x) shall not, and shall not permit any of its Subsidiaries to, grant, confer or award any options, warrants, conversion rights or other rights, not existing on the date hereof, to acquire any shares of its capital stock or any other equity interests; provided that the Company shall be permitted to (i) grant options at an exercise price equal to the fair market value of the Company Common Stock as of the date of such grant to purchase up to an aggregate of 300,000 shares of Company Common Stock per quarter pursuant to the Company's option plans currently in effect, provided that in no event shall the Company be permitted to grant options to purchase in excess of an aggregate of 20,000 shares of Company Common Stock to any single Person under any of the foregoing plans, taken as a whole and (ii) issue shares of Company Common Stock pursuant to the terms of the ESPP;

          (xi) shall not, and shall not permit any of its Subsidiaries to, purchase, redeem or otherwise acquire any shares of its capital stock, or any other equity interests or any rights, warrants or options to acquire any such shares or interests, except repurchases of unvested shares at cost in connection with the termination of the employment relationship with any employee pursuant to stock option or purchase agreements in effect on the date hereof or the net exercise of options or warrants currently outstanding or permitted hereunder;

          (xii) shall not, and shall not permit any of its Subsidiaries to, incur, assume or prepay any indebtedness or any other material liabilities, other than in the ordinary course of business consistent with past practice;

          (xiii) shall not, and shall not permit any of its Subsidiaries to, (i) make any loans, advances or capital contributions to, or investments in, any other person, or (ii) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than indebtedness, issuances of debt securities, guarantees, loans, advances, capital contributions, investments, payments, discharges or satisfactions incurred or committed to in the ordinary course of business consistent with past practice;

          (xiv) shall not, and shall not permit any of its Subsidiaries to, sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets (including securitizations), other than in the ordinary course of business consistent with past practice;

          (xv) shall not, and shall not permit any of its Subsidiaries to, (A) make or change any material Tax election or settle or compromise any material Tax liability other than in the ordinary course of business consistent with past practices or (B) change its fiscal year;

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          (xvi) except as described in the Company SEC Reports, or as required by a Governmental Authority, shall not change its methods of accounting (including making any material write-off or reduction in the carrying value of any assets) in effect at June 30, 2000, other than as required by changes in GAAP as agreed by the Company's independent auditors;

          (xvii) except as contemplated by this Agreement, shall not amend or modify the Rights Agreement;

          (xviii) shall not, and shall not permit any of its Subsidiaries to, terminate, amend or otherwise modify any Contract between the Company and any of its Subsidiaries, on the one hand, and Intel Corporation and its Subsidiaries, on the other hand;

          (xix) shall not, and shall not permit any of its Subsidiaries to, enter into, amend or otherwise modify any existing supply Contract or other Contract that obligates the Company or any Subsidiary to make aggregate payments, or incur aggregate liabilities or other obligations, in excess of $10,000,000; and

          (xx) shall not, and shall not permit any of its Subsidiaries to, agree, in writing or otherwise, to take any of the foregoing actions or take any action which would (x) make any representation or warranty in
     Article V untrue or incorrect or (y) result in any of the conditions to the Merger set forth in Article VII not being satisfied.

     (b) From and after the date hereof and prior to the Effective Time or the date, if any, on which this Agreement is earlier terminated pursuant to Section
8.01 and except (x) as may be agreed in writing by the Company (which consent shall not be unreasonably withheld), (y) as may be expressly permitted pursuant to this Agreement or (z) as set forth in Section 6.02 of the Parent Disclosure Schedule, Parent:

          (i) shall not authorize, declare or pay any dividends on or make any distribution with respect to its outstanding shares of capital stock or other equity interests; and

          (ii) shall not agree, in writing or otherwise, to take any action which would result in any of the conditions to the Merger set forth in
     Article VII not being satisfied.

     Section 6.02 Access to Information Concerning Properties and Records.

     (a) During the period commencing on the date hereof and ending on the earlier of (i) the Closing Date and (ii) the date on which this Agreement is terminated pursuant to Section 8.01, the Company shall, and shall cause its Subsidiaries to, upon reasonable notice, afford Parent, and its respective counsel, accountants, consultants and other authorized representatives, access during normal business hours full and complete access to its and its Subsidiaries' employees, properties, books and records (including Tax Returns) in order to make such investigations as they desire of the Company's and its Subsidiaries' affairs; such investigation shall not, however, affect the representations and warranties made by the Company in this Agreement. The Company shall furnish promptly to Parent (x) a copy of each form, report, schedule, statement, registration statement and other document filed by it or its Subsidiaries during such period pursuant to the requirements of federal, state or foreign securities Laws and (y) all other information concerning its or its Subsidiaries' business, properties and personnel as Parent may reasonably request.

     (b) During the period commencing on the date hereof and ending on the earlier of (i) the Effective Time and (ii) the date on which this Agreement is terminated pursuant to Section 8.1, Parent shall, and shall cause its Subsidiaries to, upon reasonable notice, afford the Company, and its respective counsel, accountants, consultants and other authorized representatives, access during normal business hours full and complete access to its and its Subsidiaries' employees, properties, books and records (including Tax Returns) in order to make such investigations as they desire of Parent's and its Subsidiaries' affairs; such investigation shall not, however, affect the representations and warranties made by Parent in this Agreement.

     Section 6.03 Confidentiality. The parties acknowledge that Company and Parent have previously executed Confidentiality Agreements, dated September 24, 1999 and August 10, 2000 (the "Confidentiali-

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ty Agreements"), and that the Confidentiality Agreements shall continue in full force and effect in accordance with their terms.

     Section 6.04 Company Stockholder Meeting; Preparation of Proxy Statement.

     (a) Company Stockholder Meeting. The Company, acting through its Board of Directors, shall, in accordance with applicable Law, promptly call, convene and hold a meeting of the Company's stockholders (the "Company Stockholder Meeting") as soon as practicable after the date upon which the Registration Statement becomes effective for the purpose of acting on this Agreement and the Merger, and the Company agrees that this Agreement and the Merger shall be submitted to a vote of the Company's stockholders at such meeting. Once the Company Stockholder Meeting has been called and noticed, the Company shall not postpone or adjourn the Company Stockholder Meeting (other than for the absence of a quorum) without the consent of Parent. The Company shall take all action necessary to solicit from its stockholders proxies, and shall take all other action necessary and advisable, to secure the vote of stockholders required by applicable Law and the Company's Organizational Documents to obtain the Company Stockholder Approval. Subject to the Company's right, pursuant to Section 6.05, to withdraw or modify the Recommendation prior to the Company Stockholder Approval, (i) the Company's Board of Directors shall include, or permit Parent to include, in the Proxy Statement and the Registration Statement a copy of the Recommendation, and (ii) neither the Company's Board of Directors nor any committee thereof shall amend, modify or withdraw the Recommendation in a manner adverse to Parent or take any action or make any statement inconsistent with the Recommendation. Notwithstanding the foregoing, the Board of Directors of the Company shall submit this Agreement and the Merger to the Company's stockholders for their adoption, whether or not the Board of Directors of the Company determines in accordance with Section 6.05 not to make the Recommendation.

     (b) Preparation of Registration Statement and Proxy Statement. As soon as practicable after the date of this Agreement, Parent and the Company shall prepare, and Parent shall file with the SEC and any other non-U.S. entity, including AEX and the Netherlands Merger Committee, the Registration Statement, in which the Proxy Statement will be included as Parent's prospectus and any other filings required under any Laws or rules relating to the Merger and the transactions contemplated by this Agreement. Each of the Company and Parent shall use its reasonable best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing. The Company shall mail the Proxy Statement to its stockholders as promptly as practicable following the date on which it is cleared by the SEC and the Registration Statement is declared effective. Parent shall take any action required to be taken under any applicable foreign securities Laws or state securities or blue sky Laws in connection with the issuance of Parent Ordinary Shares in the Merger and the Company shall furnish all information concerning the Company and its stockholders as may reasonably be requested in connection with any such action. No amendment or supplement to the Proxy Statement shall be made by the Company or Parent without the approval of the other party, which shall not be unreasonably withheld or delayed. Each party shall advise the other party, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of Parent Ordinary Shares issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information. If at any time prior to the Effective Time, the Company or Parent discovers any information relating to either party, or any of their respective Affiliates, officers or directors, that should be set forth in an amendment or supplement to the Registration Statement or Proxy Statement, so that such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other party and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by Law or regulation, disseminated to the stockholders of the Company.

     (c) As soon as practicable after the date of this Agreement and if and to the extent required under the Laws of the Netherlands, Parent shall file with the AEX a prospectus with respect to the listing of
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Parent Ordinary Shares with the AEX (this prospectus and such documents included therein, together with any supplements or amendments thereto, the "AEX Documents"). Parent and the Company each agrees promptly to correct any information provided by it for use in the AEX Documents if and to the extent that such information shall have become false or misleading in any material respect. Parent agrees to take all steps necessary to cause the AEX Documents as so corrected to be filed with the AEX and as so corrected to be publicly made available in the Netherlands, in each case, as and to the extent required by applicable Laws of the Netherlands. The Company and its counsel shall be given an opportunity to review and comment on the AEX Documents prior to their being filed with the AEX or being publicly made available in the Netherlands. Parent agrees to provide the Company and its counsel with any comments Parent or its counsel may receive from the AEX or its staff with respect to the AEX Documents promptly after the receipt of such comments and shall provide the Company and its counsel an opportunity to review and comment on the response of Parent to such comments.

     Section 6.05 No Solicitation.

     (a) The Company shall, and shall cause its Subsidiaries, officers, directors, employees, financial advisors, attorneys and other advisors, representatives and agents of the Company and its Subsidiaries to, immediately cease and cause to be terminated any solicitation, activity, discussions or negotiations with third parties with respect to any Takeover Proposal. From and after the date hereof, the Company shall not, nor shall it authorize or permit any of its Subsidiaries, nor shall it authorize or permit any officer, director or employee of or any financial advisor, attorney or other advisor, representative or agent of it or any of its Subsidiaries, to (i) directly or indirectly, solicit, facilitate, initiate or encourage, including by way of furnishing information, the making or submission of any Takeover Proposal, (ii) enter into any agreement, arrangement or understanding with respect to any Takeover Proposal or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Merger or any other transaction contemplated by this Agreement, (iii) initiate or participate in any way in any discussions or negotiations regarding, or furnish or disclose to any Person (other than a party to this Agreement) any information with respect to, any Takeover Proposal or (iv) grant any waiver or release under any standstill or similar agreement with respect to any class of the Company's equity securities or any other equity interest; provided that, prior to obtaining the Company Stockholder Approval, in response to an unsolicited Takeover Proposal that did not result from the breach of this Section 6.05 and following delivery to Parent of written notice of the Takeover Proposal in compliance with its obligations under Section 6.05(c), the Company may participate in discussions or negotiations with or furnish information (pursuant to a confidentiality agreement with customary terms) to any third party which makes a bona fide written unsolicited Takeover Proposal if and only to the extent that (A) a majority of the Company's Board of Directors determines in good faith (after consultation with its financial advisors) that such Takeover Proposal constitutes a Superior Proposal and (B) a majority of the Company's Board of Directors determines in good faith (after receiving the advice of outside legal counsel) that the failure to take such action would be inconsistent with its fiduciary duties under applicable Law. Without limiting the foregoing, the Company agrees that any violation of the restrictions set forth in this Section
6.05 by any of its, or any of its Subsidiaries', officers, employees, or directors or any advisor, representative, consultant or agent retained by the Company or any of its Subsidiaries in connection with the transactions contemplated hereby, whether or not such Person is purporting to act on behalf of the Company or any of its Subsidiaries, shall constitute a breach of this
Section 6.05 by the Company.

     For purposes of this Agreement, "Takeover Proposal" means any inquiry, proposal or offer from any Person or group relating to (i) any direct or indirect acquisition or purchase of 15% or more of the assets of the Company or any of its Subsidiaries or 15% or more of any class of equity securities or other equity interest of the Company or any of its Subsidiaries, (ii) any tender offer or exchange offer that, if consummated, would result in any Person beneficially owning 15% or more of any class of equity securities or other equity interest of the Company or any of its Subsidiaries, (iii) any merger, consolidation, business combination, sale of all of the assets, recapitalization, liquidation or a dissolution of, or similar transaction of the Company or any of its Subsidiaries other than the Merger or (iv) any sale, lease, exchange, transfer or other disposition of 15% or more of the assets of the Company and its Subsidiaries, taken as a whole, in

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a single transaction or series of transactions (whether or not related); and
"Superior Proposal" means a bona fide written Takeover Proposal to purchase all or substantially all of the outstanding equity securities of the Company (x) on terms which a majority of the Company's Board of Directors determines in good faith (after consultation with its financial advisors) to be superior to the Company and its stockholders (in their capacity as stockholders) (taking into account, among other things, all legal, financial, regulatory and other aspects of the proposal and identity of the offeror) as compared to the transactions contemplated hereby and any alternative proposed by Parent and (y) which is reasonably capable of being consummated.

     (b) Except as expressly permitted by this Section 6.05, neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Parent, the Recommendation, (ii) approve or recommend, or propose publicly to approve or recommend, any Takeover Proposal or (iii) cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, an "Acquisition Agreement") related to any Takeover Proposal. Notwithstanding the foregoing, in the event that prior to obtaining Company Stockholder Approval, the Board of Directors of the Company receives a Superior Proposal, the Board of Directors of the Company may, if it determines in good faith, by resolution duly adopted after consultation with its outside counsel, that the failure to withdraw or modify the Recommendation would be inconsistent with its fiduciary duties under applicable Law, withdraw or modify the Recommendation, or take a position permitted by Rule 14e-2(a)(2) or
(3) under the Exchange Act in order to comply with Rule 14d-9 or Rule 14e-2 under the Exchange Act (provided that any such withdrawal or modification shall not change the approval of the Board of Directors of the Company for purposes of causing any Takeover Statute or other state Law or the Rights Agreement to be inapplicable to the transactions contemplated by this Agreement), but only at a time that is after the third Business Day following Parent's compliance with its obligations set forth in Section 6.05(c) with the intent of enabling Parent to agree to a modification of the terms and conditions of this Agreement so that the transactions contemplated hereby may be effected.

     (c) The Company agrees that in addition to the obligations of the Company set forth in paragraphs (a) and (b) of this Section 6.05, as promptly as practicable but in any event within one Business Day after receipt thereof, the Company shall advise Parent in writing of any request for information or any Takeover Proposal, or any inquiry, discussions or negotiations with respect to any Takeover Proposal, the terms and conditions of such request, Takeover Proposal, inquiry, discussions or negotiations and the Company shall, as promptly as practicable but in any event within one Business Day after receipt thereof, provide to Parent copies of any written materials received by the Company in connection with any of the foregoing, and the identity of the Person or group making any such request, Takeover Proposal or inquiry or with whom any discussions or negotiations are taking place. The Company agrees that it shall inform Parent of any material changes of any such request, Takeover Proposal or inquiry. The Company agrees that it shall simultaneously provide to Parent any non-public information concerning the Company provided to any other Person or group in connection with any Takeover Proposal which was not previously provided to Parent.

     Section 6.06 Notification of Certain Matters. The Company shall give prompt notice to Parent, and the Parent Companies shall give prompt notice to the Company, of the occurrence, or failure to occur, of any event, which occurrence or failure to occur could be likely to cause any representation or warranty contained in this Agreement to be untrue or any covenant, condition or agreement not to be complied with or satisfied at any time from the date of this Agreement to the Effective Time. Each of the Company and Parent shall give prompt notice to the other party of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement.

     Section 6.07 Reasonable Best Efforts. Subject to the terms and conditions herein provided, the Company and each of the Parent Companies shall use its respective reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable

                                      A-30
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under applicable Laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

     Section 6.08 Consents. The Company and each of the Parent Companies shall cooperate, and use its respective reasonable best efforts, in as timely a manner as is reasonably practicable, to make, or cause to be made, all filings and obtain, or cause to be obtained, all Permits, authorizations, consents and approvals of Governmental Authorities and other third parties necessary to consummate the transactions contemplated by this Agreement, including making a filing with the United States Committee on Foreign Investments pursuant to Exon-Florio. Each of the parties shall furnish, or cause to be furnished, to the other parties such necessary information and reasonable assistance as such other parties may reasonably request in connection with the foregoing and shall provide the other parties with copies of all filings made by such party with any Governmental Authority or other third party or any other information supplied by such party to a Governmental Authority or other third party in connection with this Agreement.

     Section 6.09 Antitrust Filings.

     (a) Without limiting the generality of Section 6.08, the Company and each of the Parent Companies shall (i) promptly take, or cause to be taken, all actions necessary to make the filings required of the Company or Parent or any of their respective Affiliates or Subsidiaries, under any Antitrust Law, including the HSR Act, (ii) comply at the earliest practicable date with any request for additional information or documentary material received by the Company or Parent or any of their Affiliates or Subsidiaries, from any Governmental Authority (including the Federal Trade Commission or the Antitrust Division of the Department of Justice pursuant to the HSR Act) and (iii) cooperate with each other in connection with any such filing and with resolving any investigation or other inquiry concerning the transactions contemplated by this Agreement commenced by any Governmental Authority (including the Federal Trade Commission or the Antitrust Division of the Department of Justice or state attorneys general).

     (b) In furtherance and not in limitation of the covenants of the Company and Parent contained in Section 6.08 and Section 6.09(a), each of the Company and Parent shall use its commercially reasonable efforts to resolve such objections, if any, as may be asserted with respect to the Merger or any other transactions contemplated by this Agreement under any Antitrust Law. If any administrative, judicial or legislative action or proceeding is instituted (or threatened to be instituted) challenging the Merger or any other transaction contemplated by this Agreement as violative of any Antitrust Law, each of the Company and Parent shall cooperate and use its commercially reasonable efforts vigorously to contest and resist any such action or proceeding, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) that is in effect and that restricts, prevents or prohibits consummation of the Merger or any other transaction contemplated by this Agreement. Notwithstanding the foregoing or anything contained in this Agreement to the contrary, in no event shall Parent be required to, or the Company be permitted to, agree to any divestiture of any businesses, assets or product lines of the Company, Parent, or any of their respective Subsidiaries in order to enable any approval under any Antitrust Law that is necessary to consummate the Merger or any other transaction contemplated by this Agreement, in accordance with their respective terms, to be received.

     (c) Each of the Company and Parent shall promptly inform the other of any material communication received by such party or any of its Affiliates from the Federal Trade Commission, the Antitrust Division of the Department of Justice or any other Governmental Authority regarding any of the transactions contemplated by this Agreement. Each of the Company and Parent shall advise the other promptly of any understandings, undertakings or agreements which such party or any of its Affiliates or Subsidiaries proposes to make or enter into with the Federal Trade Commission, the Antitrust Division of the Department of Justice or any other Governmental Authority in connection with the transactions contemplated by this Agreement.

     Section 6.10 Indemnification; Directors' and Officers' Insurance.

     (a) From and after the Effective Time, the Surviving Corporation shall, to the fullest extent permitted under applicable Law, indemnify and hold harmless, each present and former director or officer

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of the Company and of each of its Subsidiaries and each such person who served at the request of the Company or any of its Subsidiaries as a director, officer, trustee, partner, fiduciary, employee or agent of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise (collectively, the "Indemnified Parties") against all costs and expenses (including attorneys' fees and expenses), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement of any claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), whether civil, administrative or investigative, arising out of or relating to any matters occurring on or before the Effective Time.

     (b) Following the Effective Time, Parent and HoldCo shall cause the Surviving Corporation to keep in effect in its Organizational Documents a provision for a period of not less than six years from the Effective Time (or, in the case of matters occurring prior to the Effective Time which have not been resolved prior to the sixth anniversary of the Effective Time, until such matters are finally resolved) which provides for indemnification of the Indemnified Parties to the fullest extent permitted by the DGCL. Parent and HoldCo shall also cause the Surviving Corporation to honor the indemnification agreements between the Company and its directors and officers as set forth in
Section 6.10 of the Company Disclosure Schedule.

     (c) Parent and HoldCo shall cause to be maintained in effect for not less than six years from the Effective Time the current policies of the directors' and officers' liability insurance ("D&O Insurance") maintained by the Company (provided that Parent and HoldCo may substitute therefor policies of at least the same coverage containing terms and conditions which are no less advantageous to the Indemnified Parties and provided there shall be no lapse of coverage) with respect to matters occurring on or prior to the Effective Time; provided, however, that Parent and HoldCo shall not be required to pay an annual premium for D&O Insurance in excess of 150% of the last annual premium paid prior to the date hereof, but in such case shall purchase as much coverage as possible for such amount.

     Section 6.11 Public Announcements. The Parent Companies and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement and shall not issue any such press release or make any such public statement prior to such consultation and review by the other party of such release or statement, except as may be required by Law, court process or by obligations pursuant to any listing agreement with a national securities exchange or the rules and regulations of the Amsterdam Exchange N.V.

     Section 6.12 NASDAQ. Parent shall use its reasonable best efforts to cause the Parent Ordinary Shares to be issued in connection with the Merger to be listed on the NASDAQ, subject to official notice of issuance.

     Section 6.13 Rule 145/Pooling Affiliate Letters. Prior to mailing the Proxy Statement, the Company shall deliver to Parent, and Parent shall deliver to the Company, a list of names and addresses of those Persons who, in the opinion of the Company or Parent, as the case may be, may, at the time of the Company Stockholder Meeting, be deemed to be "affiliates" of the Company within the meaning of Rule 145 under the Securities Act and for the purposes of applicable interpretations regarding the pooling-of-interests business combination method ("Rule 145/Pooling Affiliates"). Each party shall exercise all reasonable best efforts to deliver or cause to be delivered to the other party, not later than 30 days prior to the Effective Time, from each of such Rule 145/Pooling Affiliates of such party identified in the foregoing list, an affiliate letter in the form attached hereto as Exhibit B or C, respectively.

     Section 6.14 Employee Benefits.

     (a) Parent and HoldCo shall cause the Surviving Corporation and its successors to continue to maintain, for a period of no less than one year following the Effective Time for all employees of the Company and its Subsidiaries and their eligible dependents, employee benefits which, in the aggregate, are no less favorable to such employees and their eligible dependents than those presently in effect. Nothing contained herein shall prohibit Parent, HoldCo or the Surviving Corporation or its Subsidiaries from amending or terminating any Company Employee Benefit Plan in accordance with applicable Law.

     (b) Except to the extent necessary to avoid duplication of benefits, Parent and HoldCo shall, or shall cause the Surviving Corporation to, give employees of the Company full credit for purposes of eligibility and vesting under any employee benefit plans or arrangements maintained by Parent, the Surviving Corporation or any Subsidiary of Parent in which such employees are eligible to participate for such employees' service with the Company to the same extent recognized by the Company immediately prior to the Effective Time. Parent and HoldCo shall, or shall cause the Surviving Corporation to, (i) waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to such employees under any welfare plan that such employees may be eligible to participate in after the Effective Time, other than limitations or waiting periods that are already in effect with respect to such employees and that have not been satisfied as of the Effective Time under any welfare plan maintained for such employees immediately prior to the Effective Time and (ii) provide each such employee with credit for any co-payment offsets, out-of-pocket deductibles and similar expenses paid prior to the Effective Time in satisfying any applicable deductible or out-of-pocket and similar expense requirements under any welfare plans that such employees are eligible to participate in after the Effective Time.

     (c) Parent and HoldCo agree that the Company shall honor, in accordance with their respective terms and, on and after the Effective Time, Parent and HoldCo shall cause the Surviving Corporation to honor, all written employment, severance and similar agreements to which the Company is a party as of the Effective Time, except to the extent that any such agreement was established, entered into or amended in contravention of Section 6.01.

     Section 6.15 Takeover Statute. If any "fair price," "moratorium," "control share acquisition" or other antitakeover Law shall become applicable to the transactions contemplated hereby, including any provision of the DGCL, or any antitakeover provision contained in the Organizational Documents of the Company or any of its Subsidiaries, each of the Parent Companies and the Company, and the Supervisory Board and the Board of Management of Parent and the Boards of Directors of the Company, HoldCo and Merger Sub shall grant such approvals and take such actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such Law on the transactions contemplated hereby.

     Section 6.16 Pooling-of-Interests; Tax Treatment.

     (a) Each of the Parent Companies and the Company agrees that it shall not take any action, or fail to take any action, which action or failure to act could be reasonably likely to cause the Merger to fail to qualify (i) as a "reorganization" within the meaning of Section 368(a) of the Code or (ii) for pooling-of-interest business combination accounting treatment under Accounting Principles Board Opinion No. 16.

     (b) The Company shall use its reasonable best efforts to obtain (i) the tax opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel to the Company, referred to in Section 7.02(d) and (ii) the letter from Deloitte & Touche LLP, its independent accountants, referred to in Section 7.03(e)(ii).

     (c) Parent shall use its reasonable best efforts to obtain (i) the tax opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to Parent, referred to in Section 7.03(f); and (ii) the letter from Deloitte & Touche LLP, its independent accountants, referred to in Section 7.03(e)(i).

     (d) The Company, Parent, HoldCo and Merger Sub each agree that if the conditions to Closing set forth in Sections 7.02(d) and 7.03(f) shall not be satisfied because either Wilson Sonsini Goodrich & Rosati, Professional Corporation, or Skadden, Arps, Slate, Meagher & Flom LLP, as applicable, is unable to opine that the Merger shall be treated for Federal income Tax purposes as a reorganization within the meaning of Section 368(a) of the Code as it is currently structured, the parties will use reasonable best efforts to amend this Agreement to restructure the proposed Merger as the merger of a direct, wholly owned subsidiary of Parent with and into the Company in a transaction treated for Federal income Tax purposes as a reorganization within the meaning of
Section 368(a)(1)(A) of the Code.

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

     (e) The parties agree that no amount paid or payable with respect to any statutory appraisal rights will be paid or reimbursed by any of the Parent Companies.

     Section 6.17 Letters of Accountants. Parent and the Company shall use their respective reasonable efforts to cause to be delivered to Parent letters of Deloitte & Touche LLP, in its capacity as the Company's independent accountants and Deloitte & Touche LLP, in its capacity as the Parent's independent accountants, respectively, dated the date on which the Registration Statement becomes effective and as of the date of the Company Stockholder Meeting (and satisfactory in form and substance to Parent), that are customary in form, scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement and the Registration Statement.

     Section 6.18 Series 1 Preferred Stock. As promptly as practicable after the consummation of the Merger, the Surviving Corporation shall notify the holders of outstanding shares of the Company Series 1 Preferred Stock that pursuant to the terms of the Certificate of Designations of the Company Series 1 Preferred Stock (the "Certificate of Designations") (i) the consummation of the Merger was deemed to be a liquidation of the Company and (ii) that each share of Company Series 1 Preferred Stock outstanding immediately prior to the Merger was automatically and without further action canceled, retired and ceased to exist as of the Effective Time and thereafter represented only the right to receive from Parent, upon surrender by the holder thereof to the Surviving Corporation of the certificate representing such share, the number of Parent Ordinary Shares that such holder would have been entitled to receive if such holder had converted the shares represented by the surrendered certificates into shares of Company Common Stock pursuant to the terms of the Certificate of Designations and thereafter such shares had been converted in the Merger as set forth in
Section 3.01(c). Upon the surrender of any certificate representing shares of Company Series 1 Preferred Stock, Parent shall promptly deliver to the holder of such shares of Company Series 1 Preferred Stock the number of Parent Ordinary Shares that such holder would have been entitled to receive if such holder had converted the shares represented by the surrendered certificates into shares of Company Common Stock pursuant to the terms of the Certificate of Designations and thereafter such shares had been converted in the Merger as set forth in
Section 3.01(c).

     Section 6.19 Employment Agreements. The Company agrees to cooperate with Parent in its efforts to negotiate employment or other agreements with key employees identified by Parent between the date hereof and the Effective Time.

     Section 6.20 U.S. Operations. Parent acknowledges and agrees that it intends to maintain a substantial presence in the United States to support research, development, production and customer requirements for the Company's lithography division.

                                  ARTICLE VII

                            CONDITIONS TO THE MERGER

     Section 7.01 Conditions to Each Party's Obligations to Effect the
Merger. The respective obligations of the Company and the Parent Companies to consummate the Merger shall be subject to the fulfillment, at or prior to the Effective Time, of the following conditions (any of which may be waived, to the extent permitted by Law, in writing, in whole or in part, by the Company or the Parent Companies):

          (a) The Company Stockholder Approval shall have been obtained in accordance with applicable Laws and the Organizational Documents of the Company;

          (b) There shall not be pending any action, suit or proceeding brought by any Governmental Authority which challenges or seeks to enjoin the Merger or the other transactions contemplated hereby. No court or other Governmental Authority having jurisdiction over the Company or Parent, or any of their respective Subsidiaries, shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the Merger or any of the transactions contemplated hereby illegal;

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

          (c) Any applicable waiting period under the HSR Act and other applicable Antitrust Laws, if any, shall have expired or been terminated and all consents, approvals, orders or authorizations under Antitrust Laws, if any, shall have been obtained;

          (d) The Registration Statement shall have become effective under the Securities Act and will not be the subject of any stop order or proceedings seeking a stop order; and

          (e) The Parent Ordinary Shares issuable to the Company's stockholders as contemplated by this Agreement shall have been approved for listing on the NASDAQ, subject to official notice of issuance.

     Section 7.02 Conditions to Obligation of the Company to Effect the
Merger. The obligation of the Company to effect the Merger shall be subject to the fulfillment, at or prior to the Effective Time, of the following additional conditions (any of which may be waived, to the extent permitted by Law, in writing, in whole or in part, by the Company):

          (a) The representations and warranties of the Parent Companies contained herein shall be true and correct in all respects (but without regard to any materiality qualifications or references to Parent Material Adverse Effect contained in any specific representation or warranty) as of the Effective Time with the same effect as though made as of the Effective Time, except (i) for changes specifically permitted by the terms of this Agreement, (ii) that the accuracy of representations and warranties that by their terms speak as of the date of this Agreement or some other date will be determined as of such date and (iii) where any such failure of the representations and warranties to be true and correct in the aggregate could not reasonably be expected to have a Parent Material Adverse Effect;

          (b) The Parent Companies shall have performed in all material respects all obligations and shall have complied in all material respects with all covenants required by this Agreement to be performed or complied with by them prior to the Effective Time;

          (c) Parent shall have delivered to the Company a certificate, dated the Effective Time and signed by its Chief Executive Officer or Chief Financial Officer, certifying as to the fulfillment of the conditions set forth in subsections (a) and (b) of this Section 7.02; and

          (d) The Company shall have received an opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel to the Company, in form and substance reasonably satisfactory to the Company, on the basis of customary facts, representations and assumptions set forth in such opinion, to the effect that the Merger shall be treated for Federal income Tax purposes as a reorganization within the meaning of Section 368(a) of the Code and that Parent, HoldCo and the Company will each be a party to the reorganization within the meaning of Section 368(a) of the Code and Parent will be treated as a corporation under Section 367(a) of the Code. In rendering such opinion, Wilson Sonsini Goodrich & Rosati, Professional Corporation, may require and rely upon representations and covenants substantially in the form of those contained in Parent's and the Company's officer's certificates attached hereto as Exhibits D and E, respectively.

     Section 7.03 Conditions to Obligation of the Parent Companies to Effect the Merger. The obligation of the Parent Companies to effect the Merger shall be subject to the fulfillment, at or prior to the Effective Time, of the following additional conditions (any of which may be waived, to the extent permitted by Law, in writing, in whole or in part, by the Company):

          (a) The representations and warranties of the Company contained herein shall be true and correct in all respects (but without regard to any materiality qualifications or references to Company Material Adverse Effect contained in any specific representation or warranty) as of the Effective Time with the same effect as though made as of the Effective Time, except
     (i) for changes specifically permitted by the terms of this Agreement, (ii) that the accuracy of representations and warranties that by their terms speak as of the date of this Agreement or some other date will be determined as of such date and (iii) where any such failure of the representations and warranties to be true and

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

     correct in the aggregate could not reasonably be expected to have a Company Material Adverse Effect;

          (b) The Company shall have performed in all material respects all obligations and shall have complied in all material respects with all covenants required by this Agreement to be performed or complied with by it prior to the Effective Time;

          (c) The Company shall have delivered to Parent a certificate, dated the Effective Time and signed by its Chief Executive Officer or Chief Financial Officer, certifying as to the fulfillment of the conditions set forth in clauses (a) and (b) of this Section 7.03;

          (d) The letters from Rule 145/Pooling Affiliates required by Section
     6.13 to be delivered by the Company's affiliates, shall have been delivered;

          (e) Parent shall have received a letter from (i) Deloitte & Touche LLP, its independent accountants, stating that it is appropriate for Parent to apply pooling-of-interest business combination accounting to the Merger under Accounting Principles Board Opinion No. 16, if the Merger is consummated in accordance with the terms of this Agreement, and (ii) Deloitte & Touche LLP, the Company's independent accountants, stating that it is appropriate for the Company to apply pooling-of-interest business combination accounting to the Merger under Accounting Principles Board Opinion No. 16, if the Merger is consummated in accordance with its terms; and

          (f) Parent shall have received an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to Parent, in form and substance reasonably satisfactory to Parent, on the basis of customary facts, representations and assumptions set forth in such opinion, to the effect that the Merger shall be treated for Federal income Tax purposes as a reorganization within the meaning of Section 368(a) of the Code and that Parent, HoldCo and the Company will each be a party to the reorganization within the meaning of
     Section 368(a) of the Code and Parent will be treated as a corporation under Section 367(a) of the Code. In rendering such opinion, Skadden, Arps, Slate, Meagher & Flom LLP may require and rely upon representations and covenants substantially in the form of those contained in Parent's and the Company's officer's certificates attached hereto as Exhibits D and E, respectively.

                                  ARTICLE VIII

                          TERMINATION AND ABANDONMENT

     Section 8.01 Termination. Notwithstanding anything contained in this Agreement to the contrary, this Agreement may be terminated and abandoned at any time prior to the Effective Time, whether before or after the Company Stockholder Approval:

          (a) by the mutual written consent of the Company and Parent;

          (b) by either the Company or Parent, if (i) the Effective Time shall not have occurred on or before June 30, 2001 and (ii) the party seeking to terminate this Agreement pursuant to this clause 8.01(b) shall not have breached in any material respect its obligations under this Agreement in any manner that shall have contributed to the failure to consummate the Merger on or before such date;

          (c) by either the Company or Parent, if (i) a statute, rule, regulation or executive order shall have been enacted, entered or promulgated prohibiting the consummation of the Merger substantially on the terms contemplated hereby or (ii) (A) an order, decree, ruling or injunction shall have been entered permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger substantially on the terms contemplated hereby and such order, decree, ruling or injunction shall have become final and non-appealable and (B) the party seeking to terminate this Agreement pursuant to this clause 8.01(c)(ii) shall have used its reasonable best efforts to remove such order, decree, ruling or injunction;

          (d) by either the Company or Parent, if the Company Stockholder Approval shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or of any adjournment, postponement or continuation thereof;

          (e) by Parent, if a Triggering Event shall have occurred; or

          (f) by either the Company or Parent, if there shall have been a material breach by the other of any of its representations, warranties, covenants or agreements contained in this Agreement, which, if not cured, would cause the conditions set forth in Section 7.02(a) or 7.03(a), as the case may be, not to be satisfied, and such breach shall not have been cured within 30 days after notice thereof shall have been received by the party alleged to be in breach.

     For purposes of this Agreement, a "Triggering Event" shall be deemed to have occurred if: (i) the Board of Directors of the Company or any committee thereof shall have recommended to the stockholders of the Company any Takeover Proposal other than the transactions contemplated by this Agreement; (ii) the Board of Directors of the Company or any committee thereof shall for any reason have withdrawn or shall have amended or modified in a manner adverse to Parent its Recommendation; (iii) the Company shall have failed to include the Recommendation in the Proxy Statement or Registration Statement; or (iv) a tender or exchange offer relating to 15% or more of the Shares shall have been commenced by a Person unaffiliated with Parent, and Company shall not have sent to its securityholders pursuant to Rule 14e-2 promulgated under the Exchange Act, within 10 Business Days after such tender or exchange offer is first published, sent or given, a statement recommending rejection of such tender or exchange offer.

     Section 8.02 Effect of Termination. In the event of termination of this Agreement by Parent or the Company, as provided in Section 8.01, this Agreement shall forthwith terminate and there shall be no liability hereunder on the part of the Company or the Parent Companies or their respective officers or directors (except as set forth in Section 6.03, this Section 8.02, Section 8.03 and
Article IX, which shall survive the termination); provided, however, that nothing contained in this Section 8.02 or in Section 8.03 shall relieve any party from any liability for any willful breach of this Agreement.

     Section 8.03 Payment of Certain Fees.

     (a) Notwithstanding any provision in this Agreement to the contrary, if this Agreement is terminated by Parent in accordance with Section 8.01(e), then the Company shall pay to Parent a termination fee in an amount equal to $47,000,000 million (the "Termination Fee").

     (b) If this Agreement is terminated by Parent or the Company pursuant to
Section 8.01(b) or 8.01(d) and within twelve (12) months of the date of such termination a Third-Party Acquisition Event occurs, then the Company shall pay to Parent the Termination Fee.

     "Third-Party Acquisition Event" shall mean (i) the consummation of a Takeover Proposal or that had been publicly announced prior to the termination of this Agreement, or (ii) the entering into by the Company or any of its Subsidiaries of a definitive agreement with respect to any such transaction; provided, however, that for purposes of this Section 8.03 only, the percentage thresholds in the definition of "Takeover Proposal" set forth in Section 6.05 of this Agreement shall be changed from 15% to 40% (after giving effect to all outstanding securities convertible into shares of Company Common Stock) in each place such threshold appears.

     (c) Any payment of the Termination Fee pursuant to (i) Section 8.03(a) shall be made within one Business Day after termination of this Agreement (or as otherwise expressly set forth in this Agreement) by wire transfer of immediately available funds and (ii) Section 8.03(b) shall be made by wire transfer of immediately available funds upon the earlier of (A) the consummation of a Takeover Proposal or any transaction that, if it had been proposed prior to the termination of this Agreement would have constituted a Takeover Proposal and (B) the entering into by the Company or any of its Subsidiaries of a definitive agreement with respect to any such transaction. If the Company fails to pay to Parent any fee due hereunder (including the Termination Fee), the Company shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal

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action, taken to collect payment, together with interest on the amount of any unpaid fee and expense at the publicly announced prime rate of Citibank, N.A. from the date such fee was required to be paid to the date it is paid.

                                   ARTICLE IX

                                 MISCELLANEOUS

     Section 9.01 Representations and Warranties. The respective representations and warranties of the Company and the Parent Companies contained herein or in any certificates or other documents delivered prior to or at the Closing shall not be deemed waived or otherwise affected by any investigation made by the other party. Each and every such representation and warranty shall expire with, and be terminated and extinguished by, the consummation of the Merger and from and after the Effective Time neither the Surviving Corporation nor Parent or HoldCo shall be under any liability whatsoever with respect to any such representation or warranty. This Section 9.01 shall have no effect upon any other obligation of the parties, whether to be performed before or after the Effective Time.

     Section 9.02 Extension; Waiver. At any time prior to the Effective Time, the parties, by action taken by or on behalf of the respective Boards of Directors, or Board of Managers, as the case may be, of the Company, Parent, HoldCo and Merger Sub may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained herein by any other applicable party or in any document, certificate or writing delivered pursuant hereto by any other applicable party or (c) waive compliance with any of the agreements or conditions contained herein. Notwithstanding the foregoing, no failure or delay by the Company or the Parent Companies in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

     Section 9.03 Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered in person or by a same-day or overnight commercial delivery service, or sent via facsimile (receipt confirmed) as follows:

        (a) if to the Company, to it at:

          Silicon Valley Group, Inc.
           101 Metro Drive, Suite 400
           San Jose, CA 95110
           Facsimile: (408) 888-1403
                      (408) 221-2155
          Attention: Papken Der Torossian
                     Russell Weinstock

        with a copy (which shall not constitute notice) to:

          Wilson Sonsini Goodrich & Rosati
           650 Page Mill Road
           Palo Alto, CA 94304
           Facsimile: (650) 493-6811
           Attention: Larry W. Sonsini, Esq.
                      Aaron J. Alter, Esq.

        (b) if to the Parent Company, to it at:

          ASM Lithography Holding N.V.
           5503 LA Veldhoven
           Veldhoven, the Netherlands
           Facsimile: 011 31 40 230 3938
                      011 31 40 268 4888
           Attention: Peter Wennink
                      Robert Roelofs

        in each case, with a copy (which shall not constitute notice) to:

          Skadden, Arps, Slate, Meagher & Flom LLP
           One Rodney Square
           Wilmington, Delaware 19801
           Facsimile: (302) 651-3001
           Attention: Robert B. Pincus, Esq.

or to such other Person or address facsimile number as any party shall specify by notice in writing to each of the other parties. All such notices, requests, demands, waivers and communications shall be deemed to have been received on the date of delivery.

     Section 9.04 Entire Agreement. This Agreement, the Confidentiality Agreements and any other document delivered pursuant to the terms thereof constitute the entire understanding of the parties with respect to the subject matter contained herein and supersede all prior agreements and understandings, oral and written, with respect thereto.

     Section 9.05 Binding Effect; Benefit; Assignment. This Agreement shall inure to the benefit of and be binding upon the parties. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned (whether by operation of Law or otherwise) by any of the parties. Except as provided in Section 6.10, nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     Section 9.06 Amendment and Modification. This Agreement may be amended, modified and supplemented in writing by the parties in any and all respects before the Effective Time (notwithstanding the Company Stockholder Approval), by action taken by the Board of Managers of Parent or the Boards of Directors of the Company, HoldCo and Merger Sub or by the respective officers authorized by such Board of Managers or Boards of Directors or otherwise, as the case may be; provided, however, that after the Company Stockholder Approval, no amendment shall be made which by Law requires further approval by the stockholders of the Company without such further approval.

     Section 9.07 Headings. The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

     Section 9.08 Enforcement. The parties agree that money damages or other remedy at law would not be a sufficient or adequate remedy for any breach or violation of, or a default under, this Agreement by them and that in addition to all other remedies available to them, each of them shall be entitled to the fullest extent permitted by Law to an injunction restraining such breach, violation or default or threatened breach, violation or default and to any other equitable relief, including specific performance, without bond or other security being required.

     Section 9.09 Expenses. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses; provided, however, Parent and the Company shall each pay 50% of all (i) filing fees of the SEC and all costs and expenses (other than legal and accounting costs and expenses) relating to the printing and mailing of the Proxy Statement and the Registration Statement, and (ii) the filing fees under any applicable Antitrust Law. The Company shall pay any real property transfer or similar Taxes imposed upon the stockholders of the Company in connection with this Agreement and the transactions contemplated hereby.

     Section 9.10 Counterparts; Effectiveness. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by facsimile or otherwise) to the other parties.

     Section 9.11 Applicable Law. This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the Laws of the State of Delaware, without regard to the conflict of Laws rules thereof.

     Section 9.12 Severability. If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, such term, provision, covenant or restriction shall, as to that jurisdiction, be ineffective only to the extent of such invalidity or unenforceability and the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     Section 9.13 Waiver of Jury Trial. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     Section 9.14 No Strict Construction. Notwithstanding the fact that this Agreement has been drafted or prepared by one of the parties, each of the parties confirms that both it and its counsel have reviewed, negotiated and adopted this Agreement as the joint agreement and understanding of the parties, and the language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any person. Accordingly, any rule of Law or any legal decision that would require interpretation of any claimed ambiguity in this Agreement against the party that drafted it has no application and is expressly waived by each party.

     Section 9.15 Forum Selection; Consent to Jurisdiction. All disputes arising out of or in connection with this Agreement shall be solely and exclusively resolved by a court of competent jurisdiction in the State of Delaware. The parties hereby consent to the jurisdiction of the courts of the State of Delaware and the United States District Court of the District of Delaware and waive any objections or rights as to forum nonconveniens, lack of personal jurisdiction or similar grounds with respect to any dispute relating to this Agreement.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, each of Parent and the Company has caused this Agreement and Plan of Merger to be executed and delivered by its officers thereunto duly authorized, all as of the date first above written.

                                      ASM LITHOGRAPHY HOLDING N.V.

                                      By:           /s/ D.J. DUNN
                                         ---------------------------------------
                                          Name: D.J. Dunn
                                          Title:  Chief Executive Officer

                                      SILICON VALLEY GROUP, INC.

                                      By:    /s/ PAPKEN S. DER TOROSSIAN
                                         ---------------------------------------
                                          Name: Papken S. Der Torossian
                                          Title:  Chief Executive Officer

                                      ALMA HOLDING, INC.

                                      By:        /s/ P.T.F.M. WENNINK
                                         ---------------------------------------
                                          Name: P.T.F.M. Wennink
                                          Title:  Vice President and Chief
                                          Financial Officer

                                      ALMA (MERGER), INC.

                                      By:         /s/ R. F. ROELOFS
                                         ---------------------------------------
                                          Name: R.F. Roelofs
                                          Title:  General Counsel

                                                                         ANNEX B

          ANNEX B -- OPINION OF CREDIT SUISSE FIRST BOSTON CORPORATION

             [LETTERHEAD OF CREDIT SUISSE FIRST BOSTON CORPORATION]

October 1, 2000

Board of Directors
Silicon Valley Group, Inc.
101 Metro Drive
Suite 400
San Jose, California 95110

Members of the Board:

     You have asked us to advise you with respect to the fairness, from a financial point of view, to the holders of Silicon Valley Group Common Stock (as defined below) of the Exchange Ratio (as defined below) set forth in the Agreement and Plan of Merger, dated as of October 1, 2000 (the "Agreement"), by and among ASM Lithography Holding N.V. ("ASM Lithography"), ALMA Holding, Inc., a wholly owned subsidiary of ASM Lithography ("HoldCo"), ALMA (Merger), Inc., a wholly owned subsidiary of HoldCo ("Merger Sub"), and Silicon Valley Group, Inc. ("Silicon Valley Group"). The Agreement provides for, among other things, the merger of Merger Sub with Silicon Valley Group (the "Merger") pursuant to which each outstanding share of the common stock, par value $0.01 per share, of Silicon Valley Group ("Silicon Valley Group Common Stock") will be converted into the right to receive 1.286 (the "Exchange Ratio") ordinary shares, par value EUR 0.02 per share, of ASM Lithography ("ASM Lithography Ordinary Shares").

     In arriving at our opinion, we have reviewed the Merger Agreement, as well as certain publicly available business and financial information relating to Silicon Valley Group and ASM Lithography. We also have reviewed certain other information relating to Silicon Valley Group and ASM Lithography, including financial forecasts, provided to or discussed with us by Silicon Valley Group and ASM Lithography, and have met with the managements of Silicon Valley Group and ASM Lithography to discuss the businesses and prospects of Silicon Valley Group and ASM Lithography. We also have considered certain financial and stock market data of Silicon Valley Group and ASM Lithography, and we have compared those data with similar data for other publicly held companies in businesses we deemed similar to those of Silicon Valley Group and ASM Lithography, and we have considered, to the extent publicly available, the financial terms of certain other business combinations and other transactions which have recently been effected. We also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which we deemed relevant.

     In connection with our review, we have not assumed any responsibility for independent verification of any of the foregoing information and have relied on its being complete and accurate in all material respects.

     With respect to the financial forecasts relating to Silicon Valley Group and ASM Lithography, we have been advised, and have assumed, that such forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of Silicon Valley Group and ASM Lithography as to the future financial performance of Silicon Valley Group and ASM Lithography. In addition, we have relied, without independent verification, upon the assessments of the managements of Silicon Valley Group and ASM Lithography as to (i) the existing and future technology and products of Silicon Valley Group and ASM Lithography and the risks associated with such technology and products and (ii) their ability to integrate the businesses of Silicon Valley Group and ASM Lithography. We also have assumed, with your consent, that the Merger will be treated as a tax-free reorganization for federal income tax purposes and as a pooling of interests in accordance with generally accepted accounting principles. In addition, we have not been requested to make, and have not made, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Silicon Valley Group and ASM Lithography, nor have we been furnished with any such evaluations or appraisals. Our opinion is necessarily based upon financial, economic, market and other conditions as they exist and can be evaluated on the date hereof. We are not expressing any opinion as to what the value of ASM Lithography Ordinary Shares actually will be when issued pursuant to the Merger or the prices at which ASM Lithography Ordinary Shares will trade subsequent to the Merger.

     We have acted as financial advisor to Silicon Valley Group in connection with the Merger and will receive a fee for our services, a significant portion of which is contingent upon the consummation of the Merger. We also will receive a fee for rendering this opinion. We and our affiliates in the past have provided financial services to Silicon Valley Group and ASM Lithography unrelated to the proposed Merger, for which services we have received compensation. In the ordinary course of business, we and our affiliates may actively trade the debt and equity securities of Silicon Valley Group and ASM Lithography for our own and such affiliates' accounts and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

     It is understood that this letter is for the information of the Board of Directors of Silicon Valley Group in connection with its evaluation of the Merger and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act with respect to any matter relating to the Merger.

     Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to the holders of Silicon Valley Group Common Stock.

                                      Very truly yours,

                                      CREDIT SUISSE FIRST BOSTON CORPORATION

                                                                         ANNEX C

         ANNEX C -- SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

     262 APPRAISAL RIGHTS. (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to sec. 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to sec. 251 (other than a merger effected pursuant to sec. 251(g) of this title), sec. 252, sec. 254, sec. 257, sec. 258, sec. 263, or sec.
264 of this title:

          (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of sec. 251 of this title.

          (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to sections 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

             a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

             b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

             c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

             d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under sec. 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

     (d) Appraisal rights shall be perfected as follows:

          (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2) If the merger or consolidation was approved pursuant to sec. 228 or sec. 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either
     (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                   [SVG LOGO]

                           SILICON VALLEY GROUP, INC.

                                SPECIAL MEETING

                            [               , 2000]
                          :     A.M. PACIFIC STANDARD TIME

                                    [PLACE]

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SILICON
VALLEY GROUP, INC. FOR THE SPECIAL MEETING OF STOCKHOLDERS ON [               ],
2000.

     The undersigned appoints Papken S. Der Torossian and Russell G. Weinstock, and either of them, the proxies of the undersigned, with full power of substitution in each, to vote at the Special Meeting of Stockholders to be held
on [               ], 2000 and at any adjournment or postponement thereof all of the undersigned's shares of Silicon Valley Group, Inc. common stock held of
record on [               ], 2000 in the manner indicated on the reverse side
hereof, and with the discretionary authority to vote as to any other matters that may properly come before such meeting.

           IMPORTANT -- THIS PROXY IS CONTINUED ON THE REVERSE SIDE. PLEASE SIGN AND DATE ON THE REVERSE SIDE AND RETURN TODAY.

   - DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET -
 -------------------------------------------------------------------------------

THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSAL.

     - Voting by Mail. If you wish to vote by mailing this proxy, please mark, sign, date and return it in the enclosed postage-paid envelope.

     - Voting by Telephone. If you wish to vote by telephone, please follow the instructions on the reverse side of this card. If you vote by telephone, you do not need to return this card.

     - Voting by Internet. If you wish to vote by Internet, please follow the instructions on the reverse side of this card. If you vote by Internet, you do not need to return this card.

          (Continued, and to be signed and dated on the reverse side)

                           SILICON VALLEY GROUP, INC.
                           101 METRO DRIVE, SUITE 400
                           SAN JOSE, CALIFORNIA 95110

                                  Proxy Card 1

                        TWO NEW WAYS TO VOTE YOUR PROXY

                         VOTE BY TELEPHONE OR INTERNET
                        24 HOURS A DAY -- 7 DAYS A WEEK.

              SAVE YOUR COMPANY MONEY -- IT'S FAST AND CONVENIENT.

          TELEPHONE                           INTERNET                              MAIL
          ---------                           --------                              ----
       1-800-454-8683                 HTTP://WWW.PROXYVOTE.COM
- Use any touch-tone                - Go to the website address         - Mark, sign and date your
  telephone.                          listed above.                       proxy card.
- Have your Proxy Form in           - Have your Proxy Form in           - Detach card from Proxy
  hand.                        OR     hand.                        OR     Form.
- Enter the Control Number          - Enter the Control Number          - Return the card in the
  located in the box below.           located in the box below.           postage-paid envelope
- Follow the simple recorded        - Follow the simple                   provided.
  instructions.                       instructions.

     Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you have marked, signed and returned the proxy card. If you have submitted your proxy by telephone or the Internet, there is no need for you to mail back your proxy.

                     1-800-454-8683 CALL TOLL-FREE TO VOTE
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        [               ] CONTROL NUMBER FOR TELEPHONE / INTERNET VOTING
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   - DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET -
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     [X] PLEASE MARK VOTE IN BOX AS IN THIS EXAMPLE, USING DARK INK ONLY.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE ITEMS BELOW.

1    Approval of the Merger and the Agreement and     FOR [  ]    AGAINST [  ]    WITHHELD [  ]
     Plan of Merger, dated as of October 1, 2000,
     between ASM Lithography Holding N.V., ALMA
     Holding, Inc., ALMA (Merger), Inc. and Silicon
     Valley Group, Inc.

2    To transact such other business as may properly  FOR [  ]    AGAINST [  ]    WITHHELD [  ]
     come before the Special Meeting of Stockholders
     or any adjournment or postponement thereof.

                        In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                        Dated: ________________________, 2000

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                        --------------------------------------------------------
                        SIGNATURE(S)

                        PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS AN EXECUTOR, CORPORATE OFFICER OR IN ANY OTHER REPRESENTATIVE CAPACITY, PLEASE GIVE FULL TITLE AS SUCH.

    (Please sign, date and return this proxy card in the enclosed envelope.)

                                  Proxy Card 2